   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997



                                                    REGISTRATION NO. 333-40261


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                              AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        ENTERPRISE FEDERAL BANCORP, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         OHIO                         6711                     31-1396726
 ----------------------      -------------------------      ------------------
  (STATE OR OTHER JURIS-        (PRIMARY STANDARD            (I.R.S.EMPLOYER
 DICTION OF INCORPORATION     INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     OR ORGANIZATION)                CODE NO.)


                            ------------------------

                           7810 Tylersville Square Drive
                              West Chester, Ohio 45069
                                  (513) 755-4600
      (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                           Otto L. Keeton, President
                         Enterprise Federal Bancorp, Inc.
                           7810 Tylersville Square Drive
                             West Chester, Ohio 45069
                                 (513) 755-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                with a copy to:

  KEVIN M. HOULIHAN, ESQ.         MICHAEL W. KELLEY       TERRI REYERING ABARE, ESQ.
  Elias, Matz, Tiernan &              President         Vorys, Sater, Seymour and Pease
      Herrick L.L.P.          North Cincinnati Savings      Suite 2100, Atrium Two
   734 15th Street, N.W.                Bank                221 East Fourth Street
  Washington, D.C. 20005         9477 Kenwood Road         Cincinnati, Ohio 45201
      (202) 347-0300           Blue Ash, Ohio 45242            (513) 723-4001
                                   (513) 791-4800



    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                           CALCULATION OF REGISTRATION FEE


             TITLE OF EACH CLASS OF
                   SECURITIES                          AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                      TO BE                                BE          OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
                   REGISTERED                        REGISTERED(1)      SHARE OR UNIT(2)        PRICE(2)             FEE(2)(3)
Common Shares, no par value per share               330,355 shares     $25.75              $8,506,641          $2,577.51


(1) This Registration Statement covers the maximum number of common shares of the Registrant issuable upon consummation of the acquisition of North Cincinnati Savings Bank ("NCSB") by the Registrant.

(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market on November 12, 1997 ($25.75), and computed based on the maximum number of shares (330,355) that may be exchanged for the securities being registered.


(3) Previously paid.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             NORTH CINCINNATI SAVINGS BANK
                                 9477 Kenwood Road
                                Blue Ash, Ohio 45242
                                  (513) 791-4800


                                                                         , 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of
North Cincinnati Savings Bank ("NCSB") on       ,             , 1998 at  :00
    .m., Eastern Time, at [      ], Ohio [zip code].

    At the Special Meeting, shareholders will be asked to adopt the Agreement and Plan of Reorganization dated as of July 18, 1997 and a related Plan of Merger (together, the "Merger Agreement"), whereby NCSB will be merged (the "Merger") into Enterprise Federal Savings Bank (the "Bank"), a federally chartered stock savings bank and wholly-owned subsidiary of Enterprise Federal Bancorp, Inc. ("Bancorp"), with the Bank as the surviving corporation and continuing to operate under the name "Enterprise Federal Savings Bank." If the Merger is consummated, each share of common stock of NCSB, par value $1.00 per share ("NCSB Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with applicable law and shares held by Bancorp, NCSB or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive: (i) $18.50 in cash; (ii) a number of Bancorp common shares, par value $.01 per share ("Bancorp Common Shares"), as determined by applying a formula set forth in the Merger Agreement and based on the average market price of Bancorp Common Shares over the 20 trading day period ending at the close of business on the business day immediately preceding the closing date of the Merger, subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement; or (iii) a combination of cash and Bancorp Common Shares. The Merger Agreement provides that no more than 40% of the aggregate consideration will consist of cash and no more than 75% will consist of Bancorp Common Shares, provided, however, that Bancorp may permit the consideration to consist of a greater percentage of Bancorp Common Shares in its sole discretion. Thus, the actual form and value of consideration ultimately received by a shareholder for shares of NCSB Common Stock will depend upon such shareholder's election, the election of other shareholders, as well as the allocation and proration procedure as described in the accompanying materials.

    As a result of the Merger, the separate corporate existence of NCSB shall cease. Approval by NCSB's shareholders of the Merger Agreement is a condition to consummation of the Merger. The terms of the proposed Merger are explained in detail in the accompanying Proxy Statement/Prospectus, which we urge you to read carefully.

    Each shareholder entitled to vote at the Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Ohio law. For a summary of the rights of shareholders of NCSB to dissent, see "The Merger--Dissenters' Rights" in the attached Proxy Statement/Prospectus and Appendix C thereto.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, WHICH THE BOARD BELIEVES IS IN THE BEST INTERESTS OF NCSB'S SHAREHOLDERS.

    Enclosed is a Notice of Special Meeting of Shareholders, the Proxy Statement/Prospectus and a proxy card. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your attention to this important matter.

                                                Very truly yours,



                                                Michael W. Kelley
                                                President

                             NORTH CINCINNATI SAVINGS BANK
                                 9477 Kenwood Road
                                Blue Ash, Ohio 45242
                                  (513) 791-4800

                       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON       , 1998

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of North
Cincinnati Savings Bank ("NCSB") will be held at [      ], Ohio, [zip code] on
      ,             , 1998 at       :00       .m., Eastern Time, for the
following purposes, all of which are more completely set forth in the accompanying Proxy Statement/Prospectus:

1. To consider and vote upon the adoption of the Agreement and Plan of Reorganization dated as of July 18, 1997 by and among Enterprise Federal Bancorp, Inc. ("Bancorp"), Enterprise Federal Savings Bank (the "Bank") and NCSB, and a related Plan of Merger (together, the "Merger Agreement"), pursuant to which (i) NCSB will be merged into the Bank which is a wholly-owned subsidiary of Bancorp (the "Merger"), with the Bank as the surviving corporation of the Merger and continuing to operate under the name "Enterprise Federal Savings Bank" and (ii) each share of common stock of NCSB, par value $1.00 per share ("NCSB Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with applicable law and shares held by Bancorp, NCSB or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive either: (i) $18.50 in cash; (ii) a number of Bancorp common shares, par value $.01 per share
    (the "Bancorp Common Shares"), as determined by applying a formula set forth in the Merger Agreement and based on the average market price of Bancorp Common Shares over the 20 trading day period ending at the close of business on the business day immediately preceding the closing date of the Merger, subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement; or (iii) a combination of cash and Bancorp Common Shares, as described in the Proxy Statement/Prospectus and the Merger Agreement which is attached as Appendix A thereto. The Merger Agreement provides that no more than 40% of the aggregate consideration will consist of cash and no more than 75% will consist of Bancorp Common Shares, provided, however, that Bancorp may permit the consideration to consist of a greater percentage of Bancorp Common Shares in its sole discretion. Thus, the actual form and value of consideration ultimately received by a shareholder for shares of NCSB Common Stock will depend upon such shareholder's election, the election of other shareholders, as well as the allocation and proration procedure as described therein;

2. If necessary, to consider and vote upon a proposal to adjourn the Special Meeting to solicit additional proxies; and

3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Only holders of record of the NCSB Common Stock at the close of business on
            , 1997 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

    Any shareholder entitled to vote at the Special Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Ohio law. For a summary of the rights of shareholders of NCSB to dissent, see "The Merger--Dissenters' Rights" in the attached Proxy Statement/Prospectus and Appendix C thereto.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Eileen M. Davis
                                         Secretary

Blue Ash, Ohio
           , 1997

    YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

                                      for

       Special Meeting of Shareholders of North Cincinnati Savings Bank.
                    to be held on             , 1998


         -------------------------------------------------------------

                        ENTERPRISE FEDERAL BANCORP, INC.

                                   PROSPECTUS

                                      for

                        up to 330,355 Common Shares of
          Enterprise Federal Bancorp, Inc. to be issued in connection with the acquisition  of North Cincinnati Savings Bank by
                          Enterprise Federal Bancorp, Inc.

         -------------------------------------------------------------

    This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of North Cincinnati Savings Bank ("NCSB") to be used at a special meeting of its shareholders to be held
on       ,             , 1998 (the "Special Meeting"). The purpose of the
Special Meeting is to consider and vote upon the adoption of the Agreement and Plan of Reorganization, dated as of July 18, 1997, by and among Enterprise Federal Bancorp, Inc. ("Bancorp"), Enterprise Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of Bancorp, and NCSB, and a related Plan of Merger among Bancorp, the Bank and NCSB, (together, the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. At the Special Meeting, shareholders may also be asked to consider a proposal to adjourn the meeting to solicit additional proxies, if necessary.


    In accordance with the terms of the Merger Agreement, upon adoption of the Merger Agreement by the shareholders of NCSB and receipt of all requisite regulatory approvals and the satisfaction or waiver of all conditions, NCSB shall be merged into the Bank (the "Merger"), with the Bank as the surviving corporation of the Merger operating under the name "Enterprise Federal
Savings Bank." In connection with the Merger, each share of common stock of NCSB, par value $1.00 per share (the "NCSB Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law and shares held by Bancorp, NCSB or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive, at the election of the holder thereof, either: (i) $18.50 in cash (the "Per Share Cash Consideration"), (ii) a number of Bancorp common shares, par value $.01 per share (the "Bancorp Common Shares") (the "Per Share Stock Consideration"), as determined by the Exchange Ratio (defined below) and based on the daily average of the high bid and low asked price per share as reported on Nasdaq as of the close of trading of Bancorp Common Shares over the 20 trading day period ending at the close of business on the business day immediately preceding the closing date of the Merger (the "Closing Date"), subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement (the "Average Share Price") or (iii) a combination of cash and Bancorp Common Shares (the "Merger Consideration"). The Merger Agreement provides that the number of Bancorp Common Shares comprising the Per Share Stock Consideration will be equal to
(A) if the Average Share Price is equal to or less than $22.00 but equal to or greater than $15.00, the quotient, rounded to four decimal places, determined by dividing (x) $18.50 by (y) the Average Share Price, (B) if the Average Share Price is less than $15.00, 1.2333 shares, or (C) if the Average Share Price is greater than $22.00, 0.8409 shares (the "Exchange Ratio"). To the extent that the Average Share Price is greater than $22.00 or less
$15.00, and a NCSB shareholder chooses the Per Share Stock Consideration, the Per Share Stock Consideration would be more or less, respectively, than the Per Share Cash Consideration. For example, if the Average Share Price was $25.00 and a NCSB shareholder chooses the Per Share Stock Consideration, such consideration would amount to $21.02 ($25.00 multiplied by an Exchange Ratio of .8409). In addition, if the Average Share Price was $14.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $17.27 ($14.00 multiplied by an Exchange Ratio of 1.2333). The Merger Agreement provides that no more than 40% of the aggregate consideration will consist of cash and no more than 75% will consist of Bancorp Common Shares, provided, however, that Bancorp may permit a greater percentage in its sole discretion. Assuming that 75% of the Merger Consideration consists of Bancorp Common Shares and the Exchange Ratio equals
 .8409, and based on the 1,985,828 Bancorp Common Shares which were issued and outstanding on December 12, 1997, NCSB shareholders would own, on a pro forma basis, 10.2% of the issued and outstanding Bancorp Common Shares on the Closing Date. Thus, the actual form and value of consideration ultimately received by a shareholder for shares of NCSB Common Stock will depend upon such shareholder's election, the election of other shareholders, as well as the allocation and proration procedure described herein. As a result of the Merger, the separate corporate existence of NCSB shall cease.

   Assuming that 75% of the Merger Consideration consists of Bancorp Common Shares and the Exchange Ratio equals .8409, and based on the 1,985,828 Bancorp Common Shares which were issued and outstanding on December 12, 1997, NCSB shareholders would own, on a pro forma basis, 10.2% of the issued and outstanding Bancorp Common Shares on the Closing Date.




   The outstanding Bancorp Common Shares are, and the Bancorp Common
Shares offered hereby will be, included for quotation on The Nasdaq National Market ("Nasdaq"). The closing price of Bancorp Common Shares on December 15, 1997 was $28.50 per share. Since such price was in excess of $22.00, any shareholder of NCSB who elects to receive the Per Share Stock Consideration would receive .8409 of a Bancorp Common Share for each share of NCSB Common Stock. As stated above, the Exchange Ratio is fixed at .8409 shares if the Average Share Price is greater than $22.00.



    Bancorp has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 330,355 Bancorp Common Shares. In addition to being the Proxy Statement for the Special Meeting, this document constitutes a prospectus of Bancorp with respect to the Bancorp Common Shares to be issued in connection with the Merger.

    NCSB stock certificates should not be returned to NCSB with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal, which will be provided to NCSB shareholders promptly following consummation of the Merger.


    This Proxy Statement/Prospectus does not cover resales of Bancorp
Common Shares following consummation of the Merger, and no person may make use of this Proxy Statement/Prospectus in connection with any such resale. Resales of Bancorp Common Shares by persons who are not deemed affiliates of the Company within the meaning of the Securities Act will be able to sell Bancorp Common Shares without the use of a resale prospectus.



    This Proxy Statement/Prospectus and the accompanying form of proxy are
first being mailed to shareholders of NCSB on or about             , 1997.

    All information contained in this Proxy Statement/Prospectus relating to Bancorp and its subsidiaries has been supplied by Bancorp, and all information contained in this Proxy Statement/Prospectus relating to NCSB and its subsidiaries has been supplied by NCSB.

         -------------------------------------------------------------

THE BANCORP COMMON SHARES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



    THE BANCORP COMMON SHARES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. THE BANCORP COMMON SHARES ARE NOT GUARANTEED BY BANCORP OR THE BANK AND ANY INVESTMENT IN BANCORP COMMON SHARES IS SUBJECT TO RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.


         -------------------------------------------------------------

    The date of this Proxy Statement/Prospectus is             , 1997.

                               TABLE OF CONTENTS

                                                          PAGE
                                                        ---------
AVAILABLE INFORMATION.................................       6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......       6
SUMMARY...............................................       8
  The Parties to the Merger...........................       8
  The Shareholder Meeting.............................       9
  Merger Consideration and Election, Allocation and
    Proration Procedures..............................      11
  Opinion of McDonald & Company.......................      14
  Recommendation of the Board of Directors of NCSB....      14
  Shareholders Agreement..............................      14
  Effective Time of the Merger; Termination of the
    Merger Agreement..................................      15
  Conditions to the Merger............................      15
  Dissenters' Rights..................................      15
  Certain Federal Income Tax Consequences.............      16
  Accounting Treatment of the Merger..................      16
  Interests of Certain Persons in the Merger...........     16
  Unaudited Pro Forma Condensed Combined
    Summary Financial Information.....................      16
COMPARATIVE PER SHARE DATA............................      19
COMPARATIVE MARKET PRICES.............................      21
BANCORP SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS....      23
NCSB SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS.......      24
SHAREHOLDER MEETING...................................      26
  Special Meeting of NCSB Shareholders................      26
  Costs...............................................      27
THE MERGER............................................      28
  General.............................................      28
  Background of and Reasons for the Merger............      28
  Opinion of McDonald & Company.......................      31
  Merger Consideration and Election, Allocation and
    Proration.........................................      36
  Conditions to the Merger............................      39
  Procedures for Exchange of NCSB Stock Certificates..      41
  Regulatory Approvals................................      43
  Business Pending the Merger.........................      44
  Acquisition Proposals...............................      45
  Representations and Warranties......................      45
  Effective Time of the Merger; Termination and
    Amendment.........................................      46
  Interests of Certain Persons in the Merger..........      47
  Resale Considerations With Respect to the Bancorp
    Common Shares.....................................      49
  Certain Federal Income Tax Consequences.............      49
  Accounting Treatment of the Merger..................      51
  Dissenters' Rights..................................      51
  Expenses of the Merger..............................      54
  Shareholders' Agreement..............................     55
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED).........................................      56
ADJOURNMENT OF SPECIAL MEETING........................      60
OWNERSHIP OF NCSB COMMON STOCK BY CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT OF NCSB.......................      61

                                                          PAGE
                                                        ---------
NCSB MANAGEMENT INFORMATION...........................       62
Directors.............................................       62
Meetings of Directors.................................       63
Committees of Directors...............................       63
Executive Officers....................................       63
Executive Compensation................................       64
401-K Plan............................................       64
Employment Agreement..................................       64
NCSB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.................       66
  General.............................................       66
  Financial Condition at September 30, 1997...........       66
  Financial Condition at December 31, 1996............       67
  Comparison of Results of Operations for the Nine
    Months Ended September 30, 1997 and September 30,
    1996..............................................       68
  Comparison of Results of Operations for the Years
    Ended December 31, 1996 and December 31, 1995.....       70
  Yields Earned and Rates Paid........................       72
  Asset and Liability Management......................       75
  Impact of Inflation and Changing Prices.............       77
  Impact of Recent Accounting Pronouncements..........       77
BUSINESS OF NCSB......................................       79
  Lending Activities..................................       80
  Investment Activities...............................       88
  Deposits and Borrowings.............................       93
  Competition.........................................       96
  Employees...........................................       97
  Properties..........................................       97
REGULATION OF NCSB....................................       97
Ohio Regulation.......................................       97
Federal Regulation....................................       98
FDIC Regulations......................................      101
FRB Regulations.......................................      102
Transactions with Affiliates and Insiders.............      102
Federal Home Loan Bank System.........................      103
Federal Taxation......................................      104
Ohio Taxation.........................................      106
DESCRIPTION OF BANCORP COMMON SHARES..................      106
  General.............................................      106
  Voting Rights.......................................      107
  Nomination Procedure; Shareholder Proposals;
    Number of Directors; Classified Board of Directors;
    Removal of Directors..............................      107
  Pre-Emptive Rights..................................      108
  Repurchases.........................................      108
  Dividend Rights.....................................      109
  Liquidation Rights..................................      109
COMPARISON OF RIGHTS OF HOLDERS OF BANCORP COMMON
  SHARES AND HOLDERS OF NCSB COMMON STOCK.............      109
  General.............................................      109
  Authorized Capital Stock............................      109
  Issuance of Capital Stock...........................      110
  Voting Rights.......................................      110
  Board of Directors..................................      111
  Payment of Dividends................................      112
  Special Meetings of Shareholders....................      113
  Shareholder Action Without a Meeting................      113
  Pre-Emptive Rights..................................      113
  Mergers, Consolidations and Sales of Assets.........      113
  Business Combinations and Share Acquisitions........      114
  Amendment of Articles...............................      116
  Antitakeover Statutes...............................      116
  Limitations on Liability............................      118
  Indemnification of Directors Officers, Employees and
    Agents............................................      118
SHAREHOLDER PROPOSALS.................................      121
LEGAL OPINIONS........................................      121
EXPERTS...............................................      121
INDEX TO NCSB CONSOLIDATED FINANCIAL STATEMENTS.......      F-1

                                                          PAGE
                                                        ---------

APPENDIX A:  Agreement and Plan of
             Reorganization, dated as of July
             18, 1997 between Enterprise Federal
             Bancorp, Inc., Enterprise Federal
             Savings Bank and North Cincinnati
             Savings Bank, including a related
             Plan of Merger attached as Appendix
             B thereto.............................         A-1

APPENDIX B:  Opinion of McDonald & Company
             Securities, Inc.......................         B-1

APPENDIX C:  Ohio General Corporation Law
             provisions regarding dissenters'
             rights of appraisal...................         C-1

APPENDIX D: Annual Report to Shareholders of
             Enterprise Federal Bancorp, Inc. for
             the year ended September 30, 1997....          D-1

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Bancorp, the Bank or NCSB or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make such an offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities offered pursuant to this Proxy Statement/ Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Bancorp or NCSB or any of their respective subsidiaries since the date of this Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

    Bancorp and NCSB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission and with the FDIC, respectively. The reports, proxy statements and other information filed by Bancorp with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or from the Web Site maintained by the Commission at "http://www.sec.gov." Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Copies of such reports, proxy statements and other information may also be inspected at the National Association of Securities Dealers, Inc. (the "NASD"), located at 1735 K Street, N.W., Washington, D.C. 20006.


    Copies of NCSB's reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the FDIC at the Registration, Disclosure and Securities Operations Unit of the FDIC at 550 17th Street, N.W., Room F-643, Washington D.C., 20429. For information regarding requests, the FDIC may be contacted by telephone at (202) 898-8911 and (202) 898-8913, and by facsimile at (202) 898-3909.


    Bancorp has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Bancorp Common Shares to be issued pursuant to the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. by either of the means described above for obtaining reports, proxy statements and other information filed pursuant to the Exchange Act. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/ Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference.

                             --------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Bancorp (File No. 0-24694) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    1. Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; the financial and statistical information incorporated therein from its Annual Report to Shareholders for the year ended September 30, 1997, including Statistical Information incorporated into Item 1 to its Form 10-K; Item

6, Selected Financial Data; Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations; and Item 8, Financial Statements and Supplementary Data; and

    2. The description of the Bancorp Common Shares contained in the Registration Statement on Form 8-A filed by Bancorp with the Commission on August 15, 1994.

    All documents subsequently filed by Bancorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof.

    The Merger Agreement is included herewith as Appendix A and is incorporated by reference herein. Discussion of the terms and conditions of the Merger Agreement is summary in nature, and reference is made to the Merger Agreement for a more complete discussion of the terms and conditions of the Merger, the Merger Agreement and related transactions.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus or any supplement hereto.

    Also incorporated herein by reference are the documents attached hereto as Appendices B and C to this Proxy Statement/Prospectus.


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS FILED BY BANCORP WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL OF SUCH DOCUMENTS WITH RESPECT TO BANCORP ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, FROM EDITH P. MAYER, SECRETARY, ENTERPRISE FEDERAL BANCORP, INC., 7810 TYLERSVILLE SQUARE DRIVE, WEST CHESTER, OHIO 45069; TELEPHONE NUMBER (513) 755-4600. COPIES WILL BE FURNISHED (WITHOUT EXHIBITS UNLESS THE EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE) FREE OF CHARGE. A COPY OF THE PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF BANCORP WILL BE PROVIDED TO EACH PERSON WHO REQUESTS A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY             , 1998.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE APPENDICES ATTACHED HERETO. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY.

THE PARTIES TO THE MERGER

    BANCORP. Enterprise Federal Bancorp, Inc. ("Bancorp") was incorporated in April 1994 under Ohio law for the purpose of acquiring all of the capital stock issued by Enterprise Federal Savings and Loan Association in connection with its conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). Bancorp sold 2,268,596 shares of common stock, par value $.01 per share, in an offering to certain depositors, borrowers and members of the general public during the Conversion. The Conversion was consummated on October 14, 1994 and, as a result, Bancorp became a unitary savings and loan holding company for its wholly owned subsidiary, Enterprise Federal Savings Bank (the "Bank"). Bancorp has no significant assets other than the shares of the Bank's common stock acquired in the Conversion, the loan to the Employee Stock Ownership Plan and a minority interest in North Cincinnati Savings Bank ("NCSB"), and has no significant liabilities.

    Bancorp is a savings and loan holding company within the meaning of the Home Owners' Loan Act ("HOLA"), has registered with the Office of Thrift Supervision ("OTS") and is subject to OTS regulations, examinations, supervision and reporting requirements.


    For additional information concerning Bancorp, its business, financial condition and results of operations, see "Available Information,"
"Incorporation Of Certain Documents By Reference," and "Bancorp Selected Consolidated Financial Information."


    THE BANK. The Bank is a federally chartered, stock savings bank conducting business from its executive offices located in West Chester, Ohio and four full-service offices located in Hamilton, Butler and Warren Counties, Ohio. The Bank is a community oriented savings bank which has traditionally offered a wide variety of savings products to its retail customers while concentrating its lending activities on real estate loans secured by one-to-four family residential properties located primarily in Hamilton, Butler and Warren Counties, Ohio. To a lesser extent, the Bank also focuses its lending activities on non-residential real estate loans, residential construction loans and multi-family real estate loans. The Bank also invests in securities which are issued by United States government agencies or government sponsored enterprises.

    The Bank is subject to examination and comprehensive regulation by the OTS, which is the Bank's chartering authority and primary regulator. The Bank is also regulated by the FDIC, the administrator of the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System ("FRB") and is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati, which is one of the 12 regional banks comprising the FHLB system.

    At September 30, 1997, Bancorp had consolidated total assets of $274.9 million, total deposits of $146.3 million and shareholders' equity of $31.4 million. Bancorp's and the Bank's principal executive offices are located at 7810 Tylersville Square Drive, West Chester, Ohio 45069, and their telephone number is (513) 755-4600.

    For additional information concerning Bancorp, its business, financial condition and results of operations, see "Available Information," "Incorporation Of Certain Documents By Reference," and "Bancorp Selected Consolidated Financial Information."

    NCSB. NCSB is a stock savings bank which serves the Hamilton County, Ohio, community. NCSB was incorporated under Ohio law in 1882 as a mutual savings and loan association under the name "The North Cincinnati Loan and Building Company" and in 1993, NCSB converted to a savings bank charter. On April 30, 1996, NCSB converted to a stock savings bank (the "NCSB Conversion") and sold 396,750 shares of common stock, $1.00 par value per share, in connection with the NCSB Conversion. As a state-chartered Ohio savings bank, NCSB is subject to supervision and regulation by the Ohio Department of Commerce, Division of Financial Institutions (the "Division"), and the FDIC. NCSB is a member of the FHLB of Cincinnati, and the deposits of NCSB are insured up to applicable limits by the SAIF administered by the FDIC.

    NCSB is principally engaged in the business of originating real estate loans secured by first mortgages on one- to four-family residential real estate in NCSB's primary market area which consists of Hamilton County, Ohio, although NCSB also makes loans to borrowers in Butler, Clermont and Warren Counties, which border Hamilton County. NCSB also makes loans secured by multifamily real estate (over four units) and, to a lesser extent, nonresidential real estate and consumer loans secured by savings accounts at NCSB. NCSB also invests in mortgage-backed and related securities, U.S. government agency obligations and other investments permitted by applicable law. Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, and loan principal and mortgage-backed security repayments.

    NCSB's executive offices are located at 9477 Kenwood Road, Blue Ash, Ohio 45242 and its telephone number is (513) 791-4800. At September 30, 1997, NCSB had total consolidated assets of $60.6 million, total liabilities of $54.8 million, including deposits of $50.1 million, and shareholders' equity of $5.8 million.

    For additional information concerning NCSB, see "Available Information," "NCSB Selected Consolidated Financial Information," "NCSB Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of NCSB," "Regulation of NCSB" and the NCSB Consolidated Financial Statements contained elsewhere herein.

THE SHAREHOLDER MEETING

    The Special Meeting will be held at [      ], Ohio, on             , 1998
at       0:00  .m., Eastern Time. Only the holders of record of the outstanding
shares of NCSB Common Stock at the close of business on       , 1997 (the
"Record Date") are entitled to notice of and to vote at the Special Meeting.
At the Record Date, 396,750 shares of NCSB Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of NCSB Common Stock must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Each share of NCSB Common Stock entitles the holder thereof to one vote on each matter to be submitted to NCSB's shareholders at the Special Meeting.


    At the Special Meeting, NCSB's shareholders will be asked to consider and vote upon (a) a proposal to adopt the Merger Agreement, (b) a proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, and
(c) the transaction of such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof. The proposals to adopt the Merger Agreement will require the affirmative vote of the holders of a majority of the votes cast by all shareholders of NCSB entitled to vote thereon at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present and such abstentions and broker non-votes will have the same effect as a vote against the Merger. Proxies that are voted against the proposal to adopt the Merger Agreement will not be voted for adjournment of the Special Meeting to allow additional time to solicit votes to adopt the Merger Agreement. See "Shareholder Meeting--Special Meeting of NCSB Shareholders--Note Required."


    The directors of NCSB have agreed and intend to vote or cause to be voted all shares of NCSB Common Stock in which they have the right to vote for adoption of the Merger Agreement. At the Record Date, directors of NCSB and their affiliates in the aggregate beneficially owned 53,800 shares, or 13.6%, of the outstanding NCSB Common Stock. In addition, at the Record Date, Bancorp beneficially owned 39,600 Shares, or 9.9%, of NCSB Common Stock and intends to vote such shares for adoption of the Merger Agreement.


    REVOCABILITY OF PROXIES. Without affecting any vote previously taken, a proxy may be revoked by a shareholder executing a later dated proxy which is received by NCSB before the proxy is exercised or by giving notice of revocation to NCSB in writing or in open meeting before the proxy is exercised. Attendance at the Special Meeting will not, of itself, revoke a proxy. If your shares are not registered in your own name, you will need additional documentation from your recordholder in order to vote personally at the Special Meeting. See "Shareholder Meeting -- Special Meeting of NCSB Shareholders -- Voting; Solicitation and Revocation of Proxies."


    HOLDERS OF NCSB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE SPECIAL MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE SPECIAL MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND, IF APPLICABLE, FOR ADJOURNMENT OF THE SPECIAL MEETING.

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION PROCEDURES

    GENERAL. In accordance with the terms of the Merger Agreement, NCSB will be merged with and into the Bank, a wholly-owned subsidiary of Bancorp, with the Bank as the surviving corporation of the Merger operating under the name "Enterprise Federal Savings Bank."


    MERGER CONSIDERATION. The Merger Agreement provides that at the effective time of the Merger (the "Effective Time"), each share of NCSB Common Stock outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law and shares held by Bancorp, NCSB or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into and represent the right to receive either (i) the "Per Share Cash Consideration";
(ii) the "Per Share Stock Consideration" or (iii) a combination of cash and Bancorp Common Shares. To the extent that the Average Share Price is greater than $22.00 or less than $15.00, and a NCSB shareholder chooses the Per Share Stock Consideration, the Per Share Stock Consideration would be more or less, respectively, than the Per Share Cash Consideration. For example, if the Average Share Price was $25.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $21.02 (25.00 multiplied by an Exchange Ratio of .8409). In addition, if the Average Share Price was $14.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $17.27 ($14.00 multiplied by an Exchange Ratio of 1.2333). The Merger Agreement provides that no more than 40% of the aggregate consideration will consist of cash and no more than 75% will consist of Bancorp Common Shares, provided, however, that Bancorp may permit the consideration to consist of a greater percentage of Bancorp Common Shares in its sole discretion. Thus, the actual form and value of consideration ultimately received by a shareholder for shares of NCSB Common Stock will depend upon such shareholder's election, the election of other shareholders, as well as the allocation and proration procedure described herein. See "The Merger--Merger Consideration and Election, Allocation and Proration--Merger Consideration."




     EXAMPLES OF MERGER CONSIDERATION. The following table sets forth examples of the value for the Merger Consideration to be received based on assumed Average Share Prices for the Bancorp Common Shares.



 Assumed Average    Relevant Exchange      Value of Per Share       Value of Per Share
   Share Price             Ratio         Stock Consideration(1)    Cash Consideration (1)
-----------------   -----------------    ----------------------   ------------------------

       $10                1.2333(2)               $12.33                    $18.50
        15                1.2333(2)                18.50                     18.50
        20                 .9250                   18.50                     18.50
        25                 .8409(2)                21.02                     18.50
        30                 .8409(2)                25.23                     18.50

----------------------
(1) These columns assume that the Merger Consideration is either 100% Bancorp Common Shares or cash.

(2) If the Average Share price is equal to or less than $15.00, the Exchange Ratio is fixed at 1.2333. Similarly, if the Average Share price is equal to or greater than $22.00, the Exchange Ratio is fixed at .8409.


    ELECTIONS. Within three business days after the consummation of the Merger, each record holder of NCSB Common Stock will be sent materials asking such shareholder to make an election (an "Election") as to the consideration to be received for his or her shares of NCSB Common Stock. Such holders of NCSB Common Stock may:

    (i) elect to receive the number of Bancorp Common Shares, based on the Exchange Ratio, for each share of NCSB Common Stock (a "Stock Election");

    (ii) elect to receive $18.50 in cash, without interest, for each share of NCSB Common Stock (a "Cash Election"); or

    (iii) make no election with respect to such holder's shares of NCSB Common Stock ("No-Election Shares").

    A failure to properly make an election as described herein will be treated as a No-Election. Any shares for which dissenters' rights have been perfected will be deemed to have made a Cash Election. See "The Merger--Dissenters' Rights."

    NO OVERSUBSCRIPTION. In the event that the number of shares as to which a Cash Election has been made does not exceed 40% of the shares of NCSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

    (i) each share of NCSB Common Stock as to which a Cash Election has been made shall be converted into the right to receive the Per Share Cash Consideration, without interest;

    (ii) each share of NCSB Common Stock as to which a Stock Election has been made shall be converted into the right to receive the Per Share Stock Consideration, as determined by the Exchange Ratio; and

    (iii) with respect to NCSB shareholders who have No-Election Shares, the exchange agent (the "Exchange Agent") will attempt to provide for Per Share Cash Consideration equal to 100% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and ensure that no greater than 40% of the shares of NCSB Common Stock are exchanged for cash, the Exchange Agent will allocate the Per Share Stock Consideration on a pro rata basis so that such result will be attained.

    OVERSUBSCRIPTION FOR CASH. If the aggregate number of shares of NCSB Common Stock as to which a Cash Election has been made exceeds 40% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

        (i) each share of NCSB Common Stock as to which a Stock Election has been made and each share of NCSB Common Stock deemed to be a No-Election Share will be converted into the right to receive the Per Share Stock Consideration, as determined by the Exchange Ratio; and

        (ii) each share of NCSB Common Stock as to which a Cash Election has been made shall be converted into the right to receive a combination of cash and Bancorp Common Shares. The amount in cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.50 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be a number equal to 40% of the shares of NCSB Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Cash Election has been made. The number of Bancorp Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    OVERSUBSCRIPTION FOR BANCORP COMMON SHARES. If the aggregate number of shares of NCSB Common Stock as to which a Stock Election has been made exceeds 75% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

        (i) each share of NCSB Common Stock as to which a Cash Election has been made and each share of NCSB Common Stock deemed to be a No-Election Share will be converted into the right to receive the Per Share Cash Consideration, without interest; and

        (ii) each share of NCSB Common Stock as to which a Stock Election has been made will be converted into the right to receive a combination of cash and Bancorp Common Shares. The number of Bancorp Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be a number equal to 75% of the shares of NCSB Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Stock Election has been made. The amount of cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.50 and (y) a number equal to one minus the Stock Fraction.


    NO GUARANTEE OF CHOSEN CONSIDERATION OR EQUIVALENT VALUE. Because the Merger Agreement provides that no greater than 40% of the aggregate consideration payable to holders of NCSB Common Stock in the Merger will be comprised of cash and no greater than 75% of the aggregate consideration payable to holders of NCSB Common Stock in the Merger will be comprised of Bancorp Common Shares, no guarantee can be given that the election of any given shareholder of NCSB will be fully honored. Rather, the election by each shareholder will be subject to the election, allocation and proration procedures described herein. Thus, shareholders may not receive their requested form of consideration. See "The Merger - Merger Consideration and Election, Allocation and Proration - No Guarantee of Chosen Consideration or Equivalent Value."



    ELECTION PROCEDURES. All Elections will be required to be made on an election form (the "Election Form"). To make an effective Election with respect to shares of NCSB Common Stock, the holder thereof must, in accordance with notice and letter of transmittal and the Election Form, (i) complete properly and return the Election Form to the Exchange Agent and (ii) deliver therewith his or her certificates representing all shares of NCSB Common Stock (the "NCSB Stock Certificates") prior to 5:00 p.m. on the 15th business day following, but not including, the date of mailing of the notice and letter of transmittal and the Election Form, or such other date as Bancorp and NCSB shall mutually agree upon (the "Election Deadline"). See "The Merger - Merger Consideration and Election, Allocation and Proration - Election Procedures."


    NCSB STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A NCSB SHAREHOLDER HAS RECEIVED THE NOTICE AND LETTER OF TRANSMITTAL AND THE ELECTION FORM.

    A holder of NCSB Common Stock having a preference as to the form of consideration to be received for his or her shares of NCSB Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. NEITHER NCSB NOR THE NCSB BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD ELECT TO RECEIVE THE PER SHARE CASH CONSIDERATION OR THE PER SHARE STOCK CONSIDERATION IN THE MERGER. EACH HOLDER OF NCSB COMMON STOCK MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

    No fractional Bancorp Common Shares will be issued in the Merger to holders of NCSB Common Stock. Each holder of NCSB Common Stock who otherwise would have been entitled to a fraction of a Bancorp Common Share will receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's NCSB Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price.

OPINION OF MCDONALD & COMPANY


    The Board of Directors of NCSB has received a written opinion from McDonald & Company Securities, Inc. ("McDonald & Company"), dated as of the date of this Proxy Statement/Prospectus, to the effect that, as of the date thereof, the financial consideration to be received by NCSB's shareholders pursuant to the Merger Agreement is fair to the shareholders of NCSB from a financial point of view. A copy of the fairness opinion of McDonald & Company is attached hereto as Appendix B and should be read in its entirety. See "Merger - Opinion of McDonald & Company."


RECOMMENDATION OF THE BOARD OF DIRECTORS OF NCSB


    The Board of Directors of NCSB has determined that the Merger is in the best interests of the shareholders and, accordingly, has unanimously approved the Merger. THE BOARD OF DIRECTORS OF NCSB UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF AND REASONS FOR THE MERGER--NCSB."


SHAREHOLDERS AGREEMENT

    In conjunction with the Merger Agreement, Bancorp has entered into a Shareholders Agreement, dated as of July 18, 1997, with certain shareholders of NCSB ("Shareholders Agreement"). Pursuant to such Shareholders Agreement, each such shareholder of NCSB has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of NCSB Common Stock and to vote such shares of NCSB Common Stock in favor of the adoption of the Merger Agreement. The number of shares of NCSB Common Stock subject to the Shareholders Agreement is 53,800, or 13.6%, of the outstanding shares of NCSB Common Stock. See "The Merger--Shareholders Agreement."

Effective Time of the Merger; Termination of the Merger Agreement



      The Merger shall become effective upon the occurrence of the filing of the articles of combination with the OTS (the "Articles of Combination") and the certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the Ohio General Corporation Law ("OGCL"), unless a later date and time is specified as the effective time in such Articles of Combination and Certificate of Merger. Such filings will occur only after the receipt of all requisite regulatory approvals, adoption of the Merger Agreement by the requisite vote of NCSB's shareholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger. Assuming all conditions precedent to the Merger are satisfied, it is currently anticipated that the Merger would become effective within 30 days of adoption of the Merger Agreement by the requisite vote of NCSB's shareholders. See "The Merger--Effective Time of the Merger; Termination and Amendment."


        The Merger Agreement may be terminated prior to the Effective Time
(A) by mutual written consent of Bancorp, the Bank and NCSB; (B) by Bancorp, the Bank or NCSB if either (i) the Merger has not been consummated on or prior to June 30, 1998 or (ii) the shareholders of NCSB do not adopt the Merger Agreement; or (C) by Bancorp or NCSB upon written notice to the other party if (i) any required regulatory applications are denied or withdrawn at the request or recommendation of the applicable regulatory agency or government authority, or are approved contingent upon the satisfaction of any condition or requirement which materially impairs the value of NCSB to Bancorp or (ii) there is a material breach of any representation, warranty, covenant or undertaking by the other party which is not cured within the specified time period. See "The Merger--Effective Time of the Merger; Termination and Amendment."

Conditions to the Merger

        Consummation of the Merger is subject to various conditions, including, without limitation, the adoption of the Merger Agreement by the shareholders of NCSB; receipt of all necessary regulatory approvals pertaining to the Merger; and certain other closing conditions. A holding company application has been filed by Bancorp with the OTS with respect to the Merger. See "The Merger--Conditions to the Merger" and "The Merger -Regulatory Approvals." Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Merger Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Merger Agreement by NCSB's shareholders shall modify either the amount or the form of the Merger Consideration.

Dissenters' Rights



     Holders of shares of NCSB Common Stock who (i) do not vote their shares in favor of adoption of the Merger Agreement and (ii) within 10 days after the date of the vote with respect to the Merger Agreement is taken, deliver written demand in compliance with the provisions of Section 1701.85(A)(2) of the OGCL, are entitled to have the fair value of their shares determined in accordance with Section 1701.85 of the OGCL and paid to them in cash in lieu of the Bancorp Common Shares and/or cash they would otherwise be entitled to receive in the Merger. Written demand must be delivered to Eileen M. Davis, Secretary, North Cincinnati Savings Bank, 9477 Kenwood Road, Blue Ash, Ohio 45242, within 10 days following the NCSB Special Meeting, or any adjournment thereof. A copy of the pertinent statutory provisions of the OGCL is attached to this Proxy Statement/Prospectus as Appendix C. Failure to follow such provisions precisely may result in a loss of dissenters' rights. See "The Merger - Dissenters' Rights."

to this Proxy Statement/Prospectus as Appendix C. Failure to follow such provisions precisely may result in a loss of dissenters' rights. See "The Merger--Dissenters' Rights."

Certain Federal Income Tax Consequences

        Consummation of the Merger is conditioned upon an opinion of counsel delivered to each of Bancorp, the Bank and NCSB to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no taxable gain will be recognized by Bancorp, the Bank or NCSB in connection with the Merger. The opinion of counsel is summarized under "The Merger--Certain Federal Income Tax Consequences" and is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. No gain or loss will be recognized by the shareholders of NCSB upon the exchange of their shares of NCSB Common Stock for Bancorp Common Shares, except for cash received in lieu of fractional shares. A NCSB shareholder who exchanges shares of NCSB Common Stock for cash, either as part of the Merger Consideration or through the exercise of dissenters' rights, will recognize gain or loss, but not in excess of the amount of cash received. See "The Merger--Certain Federal Income Tax Consequences."

Accounting Treatment of the Merger

        It is anticipated that the Merger will be accounted for as a purchase for accounting purposes. See "The Merger--Accounting Treatment of the Merger."

Interests of Certain Persons in the Merger



        The Merger Agreement provides that upon consummation of the Merger, David G. Hendy, a director of NCSB, will be elected to the Board of Directors of Bancorp and the Bank. In addition, the remaining non-employee directors of NCSB as of the Effective Time shall be requested by Bancorp to serve as an advisory board for a term of three years following the Effective Time. Furthermore, Bancorp and the Bank have agreed to honor the terms of NCSB's employment agreement with Michael W. Kelley, NCSB's President. See "NCSB MANAGEMENT INFORMATION--Employment Agreement." The employment agreement provides for a term which expires on December 31, 1999, with an annual salary of not less than $75,000. The employment agreement also provides for severance payments in the event the agreement is terminated prior to the expiration of its term within six months of a change in control of NCSB.
The payment that would have been made to Mr. Kelley, assuming termination of his employment contract at September 30, 1997, following a change in control of NCSB, would have been approximately $168,750.



Unaudited Pro Forma Condensed Combined Summary Financial Information

        The unaudited pro forma condensed combined summary financial information set forth below gives effect to the Merger under the purchase accounting method. The pro forma condensed combined summary statement of earnings treats the Merger as if it had been consummated at the beginning of the period, and the pro forma condensed combined summary balance sheet treats the Merger as if it had been consummated on September 30, 1997. The pro forma combined per share data gives effect to the assumed issuance of 225,246 Bancorp Common Shares based on an Exchange Ratio of 0.8409 assuming the Average Share Price is greater than $22.00 and 75% of the shares of NCSB Common Stock are exchanged for Bancorp Common Shares. For a description of the basis for the pro forma adjustments, including the basis for the number of Bancorp Common Shares which are assumed to be issued in the Merger, see "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

        This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed herein, nor is it necessarily indicative of future operating results or financial position. See "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

               Summary of Unaudited Pro Forma Earnings Information

                                                                           YEAR ENDED SEPTEMBER 30, 1997
                                                           ---------------------------------------------------
                                                                AS REPORTED
                                                           ---------------------
                                                                                     PRO FORMA      PRO FORMA
                                                            BANCORP      NCSB     ADJUSTMENTS(1)    COMBINED
                                                           ----------  ---------  --------------  -----------
                                                            (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
Interest income..........................................  $   19,049  $   4,323   $   160          $ 23,212

Interest expense.........................................      11,919      2,916        --            14,835

Net interest income......................................       7,130      1,407       160             8,377

Earnings before income taxes.............................       3,625        198       261             3,562

Net earnings.............................................       2,369        198       210             2,357

Net earnings per share:..................................  $     1.23  $     .50   $    --          $   1.10

Weighted average shares
  and share equivalents
  outstanding............................................   1,920,482    396,750                   2,145,728


(Footnote on next page)

            SUMMARY OF UNAUDITED PRO FORMA BALANCE SHEET INFORMATION

                                                                      BALANCE SHEET DATA AS OF SEPTEMBER 30, 1997
                                                                     ----------------------------------------------
                                                                         AS REPORTED
                                                                     --------------------
                                                                                            PRO FORMA      PRO FORMA
                                                                      BANCORP     NCSB    ADJUSTMENTS(1)   COMBINED
                                                                     ---------  ---------  -----------    -----------
                                                                                    (IN THOUSANDS)

Mortgage-backed
 securities available for
  sale at market...................................................  $  61,457  $  12,423   $  --           73,880
Loans receivable, net..............................................    191,096     41,757      (650)       232,203

Total assets.......................................................    274,888     60,589     1,853)       333,624

Deposits...........................................................    146,297     50,126      --          196,423

Advances from FHLB.................................................     95,000      4,390      --           99,390

Total liabilities..................................................    243,464     54,794      --          298,258

Retained earnings..................................................     14,581      2,791     2,791         14,581

Total shareholders' equity.........................................     31,424      5,795     1,853         35,366


----------------------

(1) For a description of the basis for the pro forma adjustments, including the basis for the number of Bancorp Common Shares which are assumed to be issued in the Merger, see "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to the Bancorp Common Shares and the NCSB Common Stock at the dates and for the periods presented, giving effect to the Merger using the purchase method of accounting, based on the Exchange Ratio (assuming that 225,246 Bancorp Common Shares are issued in the Merger based upon the assumptions described in the Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited) included elsewhere herein). See "The Merger -Accounting Treatment of the Merger" and "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

    The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Bancorp, including the related notes, incorporated herein by reference and the historical consolidated financial statements of NCSB and the pro forma condensed consolidated financial statements (unaudited) appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference," the historical consolidated financial statements of NCSB included elsewhere herein and "Pro Forma Condensed Consolidated Financial Statements (Unaudited)." The pro forma information gives effect to the Merger as if the transaction had been consummated at the beginning of the period presented using the purchase method of accounting. The data set forth below is not necessarily indicative of the results of the future operations of Bancorp upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods presented.


                                                                   BANCORP COMMON SHARES         NCSB COMMON STOCK
                                                                ----------------------------  ------------------------
                                                                                PRO FORMA                   PRO FORMA
                                                                HISTORICAL   COMBINED(1)(2)   HISTORICAL   EQUIVALENT
                                                                -----------  ---------------  -----------  -----------
Primary earnings per share(2):
Year ended September 30, 1997.................................   $    1.23      $    1.11      $     .50    $   .93
Dividends declared per share:
Year ended September 30, 1997.................................        1.75            --         --           1.47
Book value per share at:
September 30, 1997............................................   $   15.82      $   15.99      $   14.60    $ 18.50(3)


                                                 (Footnotes on next page)

------------------------

(1) Reflects (i) estimated purchase accounting adjustments to be recorded in connection with the Merger, consisting of mark-to-market valuation adjustments for assets acquired and liabilities assumed and establishment of intangible assets for the purchase price in excess of the fair value of the net assets acquired, and the resultant amortization/accretion of all such adjustments over appropriate future periods, (ii) the assumed issuance of 225,246 Bancorp Common Shares in the Merger based upon an Exchange Ratio of 0.8409 assuming the Average Share Price per share is greater than $22.00, and (iii) 75% of the Merger Consideration consists of Bancorp Common Stock.

(2) Represents the Bancorp pro forma combined amounts which assumes an Exchange Ratio of .8409.

(3) Assumes a $22.00 per share market value for Bancorp Common Shares and an Exchange Ratio of .8409. To the extent that the Average Share Price is greater than $22.00 or less than $15.00, and a NCSB shareholder chooses the Per Share Stock Consideration, the Per Share Stock Consideration would be more or less, respectively, than the Per Share Cash Consideration. For example, if the Average Share Price was $25.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $21.02 (25.00 multiplied by an Exchange Ratio of .8409). In addition, if the Average Share Price was $14.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $17.27 ($14.00 multiplied by an Exchange Ratio of 1.2333).

                           COMPARATIVE MARKET PRICES

    The Bancorp Common Shares is included for quotation on Nasdaq under the symbol "EFBI." The NCSB Common Stock is traded under the symbol "NSGB" on the OTC Bulletin Board. The table below sets forth, for the calendar quarters indicated, the reported high and low bid prices of Bancorp Common Shares and NCSB Common Stock based on published financial sources and cash dividends declared per share by Bancorp and NCSB. NCSB converted from a mutual savings bank charter to a stock savings bank charter on April 30, 1996 and, therefore, no information with respect to prices of NCSB Common Stock or dividends on such shares is presented for 1995 or the first quarter of 1996.


                                       BANCORP COMMON SHARES               NCSB COMMON STOCK
                                 ---------------------------------  -----------------------------------
                                                          CASH                                CASH
                                                        DIVIDENDS                           DIVIDENDS
                                                        PAID PER                            PAID PER
    1995                           HIGH        LOW        SHARE       HIGH        LOW         SHARE
-------------                    ---------  ---------  -----------  ---------  ---------  -------------
First Quarter..................  $   14.00  $   12.25   $  --       $  --      $  --        $  --
Second Quarter.................  $   15.00      13.25      --          --         --           --
Third Quarter..................      16.75      14.25      --          --         --           --
Fourth Quarter.................      18.00      13.75        --(1)     --         --           --
   1996
-------------
First Quarter..................      15.75      14.25      --          --         --           --
Second Quarter.................      15.00      14.00      --           11.75     10.375       --
Third Quarter..................      14.75      12.75      --           11.75     10.875       --
Fourth Quarter.................      16.00      13.75        1.00       13.25     10.875       --
   1997
-------------
First Quarter..................      17.00      14.00      --           12.00      11.25       --
Second Quarter.................      19.25      15.25         .25       13.50      13.00       --
Third Quarter..................     25.125      18.25         .25      17.325      13.00       --
Fourth Quarter
(through December, 1997)


------------------------

(1) A $3.00 per share capital distribution was paid on the Bancorp Common Shares during the quarter ended December 31, 1995 of which $2.95 was a return of capital and $.05 was a taxable dividend.

    Since the market price of the Bancorp Common Shares is subject to fluctuation, the market value of the Bancorp Common Shares that holders of shares of NCSB Common Stock may receive in the Merger may increase or decrease prior to and after the Merger.

    On July 17, 1997, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing sales price per share of Bancorp Common Shares as reported in the Wall Street Journal was $18.25. Since such price is greater than $15.00 but less than $22.00, the equivalent market value per share of NCSB Common Stock would have been $18.50. To the extent that the Average Share Price is greater than $22.00 or less than $15.00, and a NCSB shareholder chooses the Per Share Stock Consideration, the Per Share Stock Consideration would be more or less, respectively, than the Per Share Cash Consideration. For example, if the Average Share Price was $25.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $21.02 (25.00 multiplied by an Exchange Ratio of .8409). In addition, if the Average Share Price was $14.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $17.27 ($14.00 multiplied by an Exchange Ratio of 1.2333). On July 15, 1997, the last day that shares of NCSB Common Stock traded prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing sales price per share as reported in the "pink sheets"
was $14.75. On             , 1997, the most recent practicable date prior to
the printing of this Proxy Statement/Prospectus, the closing sales prices per
share of Bancorp Common Shares and NCSB Common Stock were $       and
$         , respectively.

    Shareholders are urged to obtain current market quotations for the Bancorp Common Shares and NCSB Common Stock, to the extent possible, prior to the Special Meeting.

                        ENTERPRISE FEDERAL BANCORP, INC.
                   SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                               AS OF OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------------------------
                                                          1997        1996        1995        1994        1993
                                                       ----------  ----------  ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Selected Financial Data:
Total assets.........................................  $  274,888  $  235,191  $  197,938  $  167,294  $  131,681
Loans receivable, net................................     191,096     149,050     110,830     100,288      90,027
Mortgage-backed securities...........................      61,457      65,482      72,022      25,681      26,518
Cash and cash equivalents............................      11,141      12,938      10,670      36,465      10,510
Deposit accounts.....................................     146,297     139,447     127,687     153,709     119,672
Shareholders' equity(1)..............................      31,424      33,056      38,474      12,458      11,176
Selected Operations Data:
Net interest income..................................  $    7,130  $    6,268  $    5,719  $    4,259  $    3,966
Other operating income...............................         726         994         464          76          79
General, administrative and other expense............       4,066       4,973       3,410       2,356       2,091
Net earnings.........................................       2,369       1,441       1,837       1,282       1,121
Selected Operating Ratios(2):
Average interest rate spread(3)......................        2.21%       2.13%       2.28%       2.85%       2.76%
Net interest margin(3)...............................        2.84        2.98        3.38        3.16        3.12
Ratio of interest-earning assets to interest-bearing
  liabilities........................................      113.44      119.03      128.46      107.81      107.88
General, administrative and other expense as a
  percent of average assets..........................        1.59        2.31        1.99        1.71        1.59
Return on average assets.............................         .93         .67        1.07         .93         .85
Return on average equity.............................        7.35        4.03        4.82       10.85       10.56
Ratio of average equity to average assets............       12.64       16.61       22.27        8.59        8.10
Full-service offices at end of period................           5           5           5           5           5
Asset Quality Ratios(2):
Non-performing assets as a percent of total
  assets(4)..........................................         .07%        .09%        .23%        .37%        .55%
Allowance for loan losses as a percent of non-
  performing loans and troubled debt
  restructurings.....................................      297.93      201.97      659.18       60.83       52.19
Capital Ratios(5):
Tangible capital ratio...............................       10.46       11.68       14.30        7.38        8.39
Core capital ratio...................................       10.46       11.68       14.30        7.38        8.49
Risk-based capital ratio.............................       19.04       22.29       31.00       15.42       16.50


------------------------

(1) Consists solely of retained earnings as of September 30, 1993 and September 30, 1994.

(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods.

(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net margin represents net earnings as a percent of average interest-earning assets.

(4) Non-performing assets consist of non-performing loans, troubled debt restructurings and real estate owned ("REO"). Non-performing loans consist of non-accrual loans, while REO consists of real estate acquired through foreclosure and real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(5) Capital ratios reflect the Bank's capital ratios calculated under regulations of the OTS.

                         NORTH CINCINNATI SAVINGS BANK
                 SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

    The following tables set forth certain information concerning the consolidated financial condition, results of operations and other data regarding NCSB at the dates and for the periods indicated.


                                                                                        AT DECEMBER 31,
          SELECTED CONSOLIDATED FINANCIAL            AT SEPTEMBER 30,   -----------------------------------------------------
                  CONDITION DATA:                         1997            1996       1995       1994       1993       1992
---------------------------------------------------- ---------------    ---------  ---------  ---------  ---------  ---------
                                                                                 (IN THOUSANDS)

Assets..............................................    $  60,585       $  61,383  $  55,776  $  52,838  $  54,462  $  54,257
Cash and cash equivalents...........................        1,428           2,966      1,846      1,120      1,006      3,018
Investment securities--at cost......................          999           1,999      3,004      3,209      3,212      1,100
Investment securities available for sale--at market
  (1)...............................................        2,332           2,318      3,170     --         --         --
Mortgage-backed securities--at cost.................          704             520         17         23         32     26,447
Mortgage-backed and related securities available for
  sale--at market (1)...............................       11,714          13,643      8,417     14,833     26,612     --
Loans receivable--net...............................       41,757          38,356     37,400     31,931     22,053     22,247
Deposits............................................       50,126          49,361     52,713     49,141     50,291     50,033
Advances from the FHLB..............................        4,390           5,998     --          1,100     --         --
Unrealized losses on securities designated as
  available for sale, net...........................          553             591        218      1,230         95     --
Shareholders' equity, net (2).......................        5,791           5,561      2,646      2,165      3,745      3,641


------------------------

(1) NCSB adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting For Certain Investments in Debt and Equity Securities," on December 31, 1993. As of and subsequent to that date, NCSB carries securities designated as available for sale at market.

(2) Consists of retained earnings only at December 31, 1992 through 1995, inclusive.

                                                 NINE MONTHS
                                               ENDED SEPTEMBER
                                                      30,                   FOR THE YEAR ENDED DECEMBER 31,
           SELECTED CONSOLIDATED              ------------------   ------------------------------------------------
              OPERATING DATA:                   1997      1996       1996      1995      1994      1993      1992
--------------------------------------------  --------  --------   --------  --------  --------  --------  --------
                                                                          (IN THOUSANDS)
Interest income.............................  $ 3,269   $ 3,048    $ 4,102   $ 3,807   $ 3,471   $ 3,743   $ 4,397
Interest expense............................    2,205     2,075      2,786     2,725     2,292     2,428     2,963
                                              -------   -------    -------   -------   -------   -------   -------
Net interest income.........................    1,064       973      1,316     1,082     1,179     1,315     1,434
Provision for loan losses...................     --        --         --        --        --        --        --
                                              -------   -------    -------   -------   -------   -------   -------
  Net interest income after
  provision for loan losses.................    1,064       973      1,316     1,082     1,179     1,315     1,434
Other income (loss).........................       54        67         83      (213)     (419)      273       499
General, administrative and other expense...      926     1,311      1,664     1,401     1,394      1,304    1,371
                                              -------   -------    -------   -------   -------   -------   -------
  Earnings (loss) before income taxes
  (credits).................................      192      (271)      (265)     (532)     (634)      284       562
  Federal income taxes (credits)............     --        --         --        --        (190)       85       156
                                              -------   -------    -------   -------   -------   -------   -------
Net earnings (loss).........................  $   192   $  (271)   $  (265)  $  (532)  $  (444)  $   199   $   406
                                              -------   -------    -------   -------   -------   -------   -------
                                              -------   -------    -------   -------   -------   -------   -------



                                             AT OR FOR THE NINE
                                                MONTHS ENDED
                                               SEPTEMBER 30,         AT OR FOR THE YEAR ENDED DECEMBER 31,
    SELECTED CONSOLIDATED FINANCIAL          ------------------  ------------------------------------------------
       RATIOS AND OTHER DATA:                1997 (2)   1996(2)    1996      1995      1994      1993       1992
-------------------------------------------  --------   -------  --------  --------  --------  --------  --------
Return on average assets (1)...............     .41%     (.48)%   (.45)%    (.98)%    (.83)%     .37%      .72%
Average interest rate spread
 during period.............................    1.75      1.96     2.00      1.91      2.03      2.10      2.32
Net interest margin........................    2.31      1.80     2.34      2.02      2.19      2.43      2.61
Return on average equity (1)...............    4.51     (6.58)   (6.46)   (22.12)   (15.03)     5.39     11.81
Equity to total assets at end of period....    9.56      9.22     9.06      4.74      4.10      6.88      6.71
Average interest-earning assets to average
  interest-bearing liabilities (1).........  111.73    104.63   106.81    102.17    103.72    107.44    105.27
Net interest income to general,
  administrative and other expense.........  114.90     74.22    79.09     77.23     84.58    100.84    104.60
General, administrative and other expense
  to average total assets (1)..............    1.99      2.31     2.84      2.58      2.60      2.40      2.42
Number of full-service offices.............    2         2        2         2         3         3         3


------------------------

(1) Based on the arithmetic average of beginning and ending balances.

(2) Annualized where applicable.

                              SHAREHOLDER MEETING

    This Proxy Statement/Prospectus is being furnished to NCSB shareholders in connection with the solicitation of proxies by the Board of Directors of NCSB
for use at the Special Meeting to be held on             , 1998, and at any
adjournment or adjournments thereof. This Proxy Statement/Prospectus also serves as a prospectus of Bancorp in connection with the issuance of Bancorp Common Shares to holders of NCSB Common Stock upon consummation of the Merger.

    NCSB SHAREHOLDERS SHOULD NOT FORWARD ANY NCSB STOCK CERTIFICATES WITH THEIR PROXY CARDS.

    This Proxy Statement/Prospectus, the Notice of Special Meeting of Shareholders of NCSB and the accompanying proxy solicited by the Board of Directors of NCSB, are first being mailed to the shareholders of NCSB on or
about             , 1997.

    The principal executive offices of NCSB are located at 9477 Kenwood Road, Blue Ash, Ohio 45242, and its telephone number is (513) 791-4800.

SPECIAL MEETING OF NCSB SHAREHOLDERS

    The Special Meeting will be held on             , 1998, commencing at
      :00       .m., Eastern Time, at [      ], Ohio.

    PURPOSE OF MEETING. The purposes of the Special Meeting are to consider and vote upon a proposal to adopt the Merger Agreement, to consider and vote upon a proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, and to transact such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof. It is not anticipated that any matter other than the proposal to adopt the Merger Agreement and, if necessary, the adjournment proposal as aforesaid will be brought before the Special Meeting. If any other matter is properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.

    Shares Outstanding and Entitled to Vote; Record Date. The close of business
on             , 1997 has been fixed by the Board of Directors of NCSB as the
Record Date for the determination of holders of NCSB Common Stock entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were 396,750 shares
outstanding and entitled to vote, held by approximately       holders of record.
Each share of NCSB Common Stock entitles the holder thereof to one vote on each matter to be submitted to NCSB shareholders at the Special Meeting.

    Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of NCSB Common Stock is required to approve the Merger Agreement. The affirmative vote of the holders of a majority of the NCSB Common Stock present at the NCSB Special Meeting, whether or not a quorum is present, is required to approve the proposal to adjourn the Special Meeting to solicit additional proxies, if necessary. The votes may be made in person or by proxy. Shares as to which the "ABSTAIN" box has been marked on the proxy and broker non-votes will be counted as present for determining if a quorum is present and an abstention or a broker non-vote will have the effect of a vote against the Merger. Proxies that are voted against the proposal to adopt the Merger Agreement will not be voted for adjournment of the Special Meeting to allow additional time to solicit votes to adopt the Merger Agreement.



    As of the Record Date, the directors and executive officers of NCSB and their affiliates in the aggregate beneficially owned and are entitled to vote 53,800 shares, or 13.6%, of the outstanding NCSB Common Stock. The directors of NCSB have signed a Shareholders Agreement which provides, among other things, that they will vote any shares of NCSB Common Stock over which they have voting power in favor of the Merger Agreement. The directors of NCSB who signed the Shareholders Agreement beneficially owned 53,800 shares, or 13.6%, of the NCSB Common Stock outstanding on the Record Date. In addition, at the Record Date, Bancorp beneficially owned 39,600 shares, or 9.9%, of NCSB Common Stock and intends to note such shares for adoption of the Merger Agreement.

    Voting; Solicitation and Revocation of Proxies. A proxy for use at the Special Meeting is being furnished to each NCSB shareholder together with this Proxy Statement/Prospectus and is solicited by the Board of Directors of NCSB. Without affecting any vote previously taken, a proxy may be revoked by a shareholder executing a later dated proxy which is received by NCSB before the proxy is exercised or by giving notice of revocation to NCSB in writing or in open meeting before the proxy is exercised. Attendance at the Special Meeting will not, in and of itself, revoke a proxy. Each proxy returned to NCSB (and not revoked) will be voted in accordance with the instructions thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

COSTS

    Bancorp and NCSB will share the costs of printing this Proxy Statement/Prospectus and the accompanying proxy. Each party will otherwise bear its own costs in the transaction. Proxies will be solicited by mail and may be further solicited, for no additional compensation by officers, directors or employees of NCSB, by further mailing, by telephone or by personal contact. NCSB will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of NCSB Common Stock, not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of NCSB Common Stock entitled to vote at the Special Meeting.

                                   THE MERGER

    The following description of the material terms of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A. All shareholders of NCSB are urged to read such document carefully.

GENERAL

    The Boards of Directors of Bancorp and NCSB have determined that the acquisition of NCSB by Bancorp is desirable and in the best interests of Bancorp's and NCSB's respective shareholders and have unanimously approved the Merger. The Merger will be accomplished through the Merger of NCSB with and into the Bank, pursuant to the Merger Agreement, with the Bank being the surviving corporation operating under the name "Enterprise Federal Savings Bank." THE BOARD OF DIRECTORS OF NCSB UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Upon consummation of the Merger, each share of NCSB Common Stock outstanding at the Effective Time will be converted into and represent the right to receive Bancorp Common Shares, cash or a combination of both, as described under "The Merger--The Merger Consideration."

BACKGROUND OF AND REASONS FOR THE MERGER

     Bancorp. The terms of the Merger Agreement, including the Merger Consideration to be paid to NCSB's shareholders, were the result of arm's-length negotiations between the representatives of Bancorp and NCSB. Among the factors considered by the Board of Directors of Bancorp in deciding to approve and recommend the terms of the Merger were (i) the Merger Consideration to be paid to NCSB's shareholders in relation to the market value, book value, earnings per share and dividend rates of the Bancorp Common Shares and the NCSB Common Stock; (ii) the ability to expand Bancorp's presence in Butler, Hamilton and Warren Counties, Ohio; (iii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of NCSB; (iv) the short-term and long-term impact the Merger will have on Bancorp's consolidated results of operations, including anticipated cost savings resulting from consolidations in certain areas and expanded lending and retail banking products and services; (v) the improvement of the franchise value of Bancorp to its shareholders as a result of the enhanced network and products and services; (vi) the likelihood of receiving the requisite regulatory approvals in a timely manner; (vii) the ability of the combined enterprise to compete in relevant banking and non-banking markets; (viii) industry and economic conditions; and (ix) the impact of the Merger on the depositors, employees, customers and communities served by Bancorp through expanded lending and retail banking products and services.

In making their determination, the Board of Directors of Bancorp did not ascribe relative weights to the factors which they considered. Based upon all of the foregoing factors, and after thorough discussion and consideration at a meeting of the Board held on July 17, 1997, the directors of Bancorp unanimously approved the Merger Agreement and the transactions contemplated thereby.

    NCSB. In April 1996, NCSB converted from a mutual savings bank to a stock savings bank and sold 396,750 common shares at $10.00 per share (the "Conversion"). Although the proceeds of the Conversion helped NCSB to address its capital needs, NCSB was unable to effectively increase its return on average assets or return on average equity in 1996 due partly to its large investments in mortgage-backed securities ("MBSs"). In conjunction with its asset and liability management objectives in the early 1990s, NCSB had purchased a significant amount of MBSs consisting of adjustable-rate participation certificates and collateralized mortgage obligations ("CMOs") issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the Government National Mortgage Association ("GNMA"). During 1994, NCSB began to liquidate these securities because a significant amount of the mortgage-backed securities had yields lower than prevailing market rates. As a result of the sales, NCSB reported net losses in 1995 and 1994 of $532,000, and $444,000, respectively.

    Despite having significantly reduced its investment in mortgage-backed securities from its 1994 levels, NCSB reported a net loss of $265,000 for the year ended December 31, 1996. Although this loss was primarily the result of the payment of a one-time SAIF assessment of $304,000 and $54,000 in other one-time charges, the earnings of NCSB continued to be adversely affected by NCSB's remaining MBS investments. NCSB's earnings in 1996 were also adversely impacted by the inability of NCSB to utilize the Conversion proceeds to generate increased loan production. Loans receivable at December 31, 1996, increased only $1.0 million, or 2.6%, over the total at December 31, 1995. As a result, although NCSB's return on average equity and return on average assets increased in 1996 over the two prior years, its 1996 levels continued to remain significantly lower than those of its peer financial institutions. For the years ended December 30, 1996, 1995 and 1994, NCSB's return on average assets equaled (.45%), (.98%) and (.83%), respectively, and its return on average equity was (6.46%), (22.12%) and (15.03%), respectively.

    During the first quarter of 1997, the Board of Directors began to consider strategic alternatives that would enhance NCSB's shareholder value. The Board met with representatives of several financial institutions who had expressed unsolicited interests in NCSB. In April 1997, NCSB engaged McDonald & Company to advise the Board concerning a possible sale of NCSB. The Board of Directors determined that the best strategy for increasing the value of shareholders' investment in NCSB would be a sale of NCSB to a larger financial institution.

    In conjunction with McDonald & Company, the Board compiled a list of selected financial institutions as prospective merger partners. Based on discussions with the Board, in April 1997 McDonald & Company contacted 26 thrift and bank holding companies which were considered potentially appropriate acquirers. Of the parties which were contacted, eight, including Bancorp, chose to submit a non-binding indication of interest outlining the general terms and conditions of their offer, including a proposed price or range of proposed prices, the form of consideration, and any significant terms and conditions for an acquisition of NCSB.

    The Board, with the assistance of McDonald & Company, evaluated the different characteristics of the institutions which had submitted indications of interest to determine their suitability as merger partners and the value of the consideration to be received under the various proposals. The Board of NCSB considered a number of factors, including, but not limited to, the amount and nature of the proposed consideration, the characteristics of the markets served by the potential acquirors, the products and services offered by the potential acquirors and the prospects for NCSB's employees. For those companies which offered their stock as a component of the consideration to be received by NCSB shareholders, the Board reviewed the market performance of each company's stock with respect to the price and volume of trading. Based on their overview of such factors, the Board decided to invite six companies, including Bancorp, to conduct a due diligence review of NCSB.



    After completing the due diligence process, five of the six companies submitted a final proposal to acquire NCSB. Three companies offered cash as the form of consideration and one company offered stock. The three cash offers amounted to $18.125, $18.55 and $19.00. Bancorp's proposal allowed shareholders to choose to receive either Bancorp Common Shares, cash, or a mixture of Bancorp Common Shares and cash, in exchange for their NCSB common shares, subject to the limitation that only 40% of the NCSB common shares may be exchanged for cash consideration.


    With extensive information provided by McDonald & Company, the Board of Directors analyzed the value of the consideration to be received under the five proposals. With respect to Bancorp and the other company offering stock, the Board of Directors reviewed historical and prospective earnings of the companies, the pro forma financial impact and earnings per share dilution, if any, of a merger with NCSB, the pro forma impact on the NCSB shareholders with respect to earnings, book value and dividends per share, the ability of the combined entity to realize cost savings through economies of scale and consolidation of operations, comparable merger transactions and the liquidity of such companies' stocks. Although the value of the Bancorp proposal was slightly lower than the cash proposals at that time, the Board considered the fact that the receipt of cash in exchange for NCSB shares would result in a recognition of taxable income by the NCSB shareholders. The exchange of shares proposed by Bancorp would enable a majority of the NCSB shareholders to defer the recognition of the gain on their investment in NCSB.

    The asset size of Bancorp was another important consideration to the Board. Bancorp is large enough to support the staff and the technology necessary to offer products and services that NCSB does not currently offer, but it is not too large to be incompatible with NCSB. Like NCSB, Bancorp has served the financial needs of residents of Southern Ohio suburban communities. Moreover, because of its size relative to NCSB, Bancorp can offer NCSB's employees more diverse opportunities for career advancement.



    The Board recognized that these features would provide the foundation for a combination that would benefit NCSB's shareholders, its employees, its customers and the communities it serves. After carefully considering the relevant factors, the Board concluded that Bancorp was the most suitable acquiror and decided to proceed with the negotiation of a definitive agreement with Bancorp. As a result of the above mentioned factors, the directors of NCSB decided that the Bancorp offer was the most suitable offer and determined not to negotiate further with the other companies. On July 18, 1997, at the conclusion of arm's length negotiations between NCSB and Bancorp, the Board of NCSB met to consider approval of the terms of the Merger Agreement. At that meeting, representatives of McDonald & Company met with the Board to review the financial components of the Merger and advised the Board that, in the opinion of McDonald & Company, the financial consideration to be received by the NCSB shareholders in the Merger was fair as of that date, to the NCSB shareholders from a financial point of view.



    Based on all of the foregoing, the directors of NCSB concluded that the terms of the Merger, as set forth in the Merger Agreement, were in the best interests of NCSB and its shareholders.

    The directors of NCSB believe that the Merger is in the best interests of their organization and shareholders. THE NCSB DIRECTORS UNANIMOUSLY RECOMMEND THAT NCSB SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of McDonald & Company

    NCSB has retained McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, of the financial consideration to the holders of NCSB Common Stock. McDonald & Company rendered its oral opinion to the NCSB Board of Directors on July 18, 1997, which it subsequently confirmed in writing, that, as of the date of such opinion, the financial consideration pursuant to the Merger was fair, from a financial point of view, to the holders of NCSB Common Stock.

    The full text of the opinion of McDonald & Company, updated as of the date of this Proxy Statement/ Prospectus, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix B to this Proxy Statement/Prospectus, and should be read in its entirety. The summary of the opinion of McDonald & Company set forth in this Proxy Statement/ Prospectus is qualified in its entirety by reference to the opinion. McDonald & Company's opinion is directed to the NCSB Board of Directors and addresses only the financial consideration to be received by NCSB shareholders.

    In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of NCSB and Bancorp as well as certain other non-public information, primarily financial in nature, furnished to it by NCSB and Bancorp relating to the respective businesses, earnings, assets and prospects of NCSB and Bancorp. McDonald & Company also held discussions with members of senior management of NCSB and Bancorp concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, NCSB Common Stock and Bancorp Common Shares and certain publicly available information concerning comparable companies and transactions, all as set forth in McDonald & Company's opinion.

    McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties, or facilities of either NCSB or Bancorp and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties, or facilities or any of the liabilities of NCSB or Bancorp. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of NCSB and Bancorp contained in the Merger Agreement, and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by NCSB upon McDonald & Company with respect to the scope of McDonald & Company's investigation, nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

    In connection with rendering its opinion dated July 18, 1997, and as updated
to       , 1997, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.



    The following is a summary all material selected analyses considered by McDonald & Company and discussed with the NCSB Board of Directors, in connection with McDonald & Company's opinion dated July 18, 1997:



    COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of Bancorp with corresponding data for the following selected companies: First Midwest Financial, Inc., Charter Financial, Inc., First Bancshares, Inc., FFW Corporation, Wood Bancorp, Inc., FFY Financial Corp, HMN Financial, Inc., Landmark Bancshares, Inc., Mid Continent Bancshares Inc. and Southwest Bancshares, Inc. In addition, McDonald & Company compared the same data of NCSB with corresponding data for the following selected companies: Capital Savings Bancorp, Inc., 1st Bancorp, First Financial Bancorp, Inc., First Federal Bancorp, Inc., First Franklin Corporation, Glenway Financial Corp., LSB Financial Corp., Mid-Iowa Financial Corp., Midwest Bancshares, Inc., Potters Financial Corporation, and Winton Financial Corporation. At the time, none of the companies listed above had announced a merger transaction or disclosed an interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

    PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five year period from 1998 through 2002. This analysis, based upon the financial forecasts of management of NCSB and Bancorp and including estimates of cost savings provided by the management of NCSB and Bancorp, showed approximately 3.0% dilution for Bancorp in pro forma earnings per share in 1998 and approximately 5.1% dilution in pro forma earnings per share in 1999.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending bank acquisition transactions involving (i) selling thrifts headquartered in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, Pennsylvania,
South Dakota, West Virginia and Wisconsin (ii) selling thrifts with total assets less than $250 million, (iii) selling thrifts with an equity to assets ratio of between 8% and 12%, (iv) selling thrifts with a return on average assets ratio of less than 0.70%, and (v) selling thrifts with a ratio of non-performing assets to total assets of less than 0.50%. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months earnings of the acquired company (adjusted for the one-time SAIF assessment), and the ratio of offer value to assets in each such transaction, and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 152% to 174%. Median multiples of earnings among the five groups ranged from l9.6x to 23.3x; and median ratios of offer value to assets ranged from 15.2% to 20.4%. This analysis showed an imputed reference range of $15.53 to $18.98 per share of NCSB Common Stock.

    No company or transaction used in the above analysis as a comparison is identical to NCSB, Bancorp or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable company or comparable transaction data.

    DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that NCSB could produce over a five year period from 1998 through 2002, under various assumptions, based upon NCSB's management forecasts. McDonald & Company then estimated the terminal value of NCSB after the five year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value multiples ranging from 8.1x to l0.lx. The five year cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of NCSB. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $15.74 to $19.75 per share of NCSB Common Stock. This analysis was based upon NCSB and Bancorp management's forecasts including variations and assumptions made by McDonald & Company, which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by NCSB and Bancorp. Management's forecasts are based upon many factors and assumptions, many of which are beyond the control of NCSB or Bancorp. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

    OTHER ANALYSIS. In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for bank and thrift mergers, NCSB's relative share of the deposit market that it serves and the general economic conditions and prospects of those markets.

    In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion.

    The term "fair from a financial point of view," is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the financial consideration is addressed solely to the financial attributes of the financial consideration. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and related presentation to the NCSB Board of Directors were one of many factors taken into consideration by the NCSB Board in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the NCSB Board's conclusions with respect to the value of NCSB or of the decision of the NCSB Board to agree to the financial consideration.

    McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address the underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of NCSB Common Stock or Bancorp Common Shares may be at the Effective Time.

    In connection with its opinion dated as of the date of this Proxy Statement/Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered herewith.

    McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. NCSB's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either NCSB or Bancorp.

    In the ordinary course of business, McDonald & Company makes a market in Bancorp Common Shares and NCSB Common Stock and may actively trade securities of Bancorp or NCSB for its own account and for the accounts of its customers. At any time and from time to time, McDonald & Company may hold a short or long position in such securities.

    For its services as financial advisor, NCSB has paid McDonald & Company a retainer of $15,000 and a fee of $25,000 upon rendering of the oral opinion. Assuming the consummation of the Merger and based upon the value of the Merger assuming a per share merger consideration equal to $________,
additional fees equal to approximately $         would be payable to McDonald
& Company upon consummation of the Merger. NCSB has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

MERGER CONSIDERATION AND ELECTION, ALLOCATION AND PRORATION



    MERGER CONSIDERATION. The Merger Agreement provides that at the Effective Time of the Merger, each share of NCSB Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law and shares held by Bancorp, NCSB or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into and represent the right to receive: (i) the Per Share Cash Consideration; (ii) the Per Share Stock Consideration or (iii) a combination of cash and Bancorp Common Shares. The Merger Agreement provides that the number of Bancorp Common Shares comprising the Per Share Stock Consideration will be equal to
(A) if the Average Share Price is equal to or less than $22.00 but equal to or greater than $15.00, the quotient, rounded to four decimal places, determined by dividing (x) $18.50 by (y) the Average Share Price; (B) if the Average Share Price is less than $15.00, 1.2333 shares; or (C) if the Average Share Price is greater than $22.00, 0.8409 shares. The Merger Agreement provides that no greater than 40% of the shares of NCSB Common Stock may be exchanged for the Per Share Cash Consideration. To the extent that the Average Share Price is greater than $22.00 or less than $15.00, and a NCSB shareholder chooses the Per Share Stock Consideration, the Per Share Stock Consideration would be more or less, respectively, than the Per Share Cash Consideration. For example, if the Average Share Price was $25.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $21.02 ($25.00 multiplied by an Exchange Ratio of .8409). In addition, if the Average Share Price was $14.00 and a NCSB shareholder chose the Per Share Stock Consideration, such consideration would amount to $17.27 ($14.00 multiplied by an Exchange Ratio of 1.2333). Further, the Merger Agreement provides that no greater than 75% of the shares of NCSB Common Stock may be exchanged for the Per Share Stock Consideration, provided, however, that Bancorp may permit a greater percentage of Bancorp Common Shares in its sole discretion depending upon, among other factors, the Average Share Price, the Company's liquidity and its current and future operational requirements. Accordingly, the actual form and value of consideration ultimately received by a shareholder for shares of NCSB Common Stock will depend upon such shareholder's election, the election of other shareholders, as well as the allocation and proration procedure described herein.



    If, between the date of this Proxy Statement/Prospectus and the Effective Time, Bancorp Common Shares are changed into a different number or class of shares by reason of any reorganization, reclassification, recapitalization, or a stock dividend, stock split or reverse stock split thereon is declared with a record date within said period, the Merger Consideration as specified above shall be adjusted accordingly.

    ELECTIONS. Within three business days after the consummation of the Merger, each record holder of NCSB Common Stock will be sent materials asking such shareholder to make an Election as to the form of consideration to be received for his or her shares of NCSB Common Stock. Such holder of NCSB Common Stock may:

        (i) make a Stock Election;

        (ii) make a Cash Election; or

       (iii) indicate that such holder makes no such election with respect to such holder's shares of NCSB Common Stock.

    The failure to properly make an Election as described below will be treated as a No-Election. Any shares for which dissenters' rights have been perfected will be deemed to have made a Cash Election. See "Dissenters' Rights".

    No gain or loss will be recognized by the holders of NCSB Common Stock who receive Bancorp Common Shares as a result of the Merger, except to the extent of any cash received in lieu of a fractional share interest in NCSB Common Stock. Holders of NCSB Common Stock who receive the Per Share Cash Consideration will recognize gain in an amount per share equal to the difference between $18.50 and the basis for their shares of NCSB Common Stock. See--"Certain Federal Income Tax Consequences."

    NO OVERSUBSCRIPTION. In the event that the number of shares as to which a Cash Election has been made does not exceed 40% of the shares of NCSB Common Stock outstanding at the Effective Time and the number of shares as to which a Stock Election has been made does not exceed 75% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

        (i) each share of NCSB Common Stock to which a Cash Election has been made will be converted into the right to receive the Per Share Cash Consideration, without interest;

        (ii) each share of NCSB Common Stock as to which a Stock Election has been made will be converted into the right to receive the Per Share Stock Consideration; and

       (iii) with respect to NCSB shareholders who have No-Election Shares, the Exchange Agent will attempt to provide for Per Share Cash Consideration equal to 100% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and to ensure that no greater than 40% of the shares of NCSB Common Stock are exchanged for the Per Share Cash Consideration, the Exchange Agent will allocate on a pro rata basis so that such result will be attained.

    OVERSUBSCRIPTION FOR CASH. If the aggregate number of shares of NCSB Common Stock as to which a Cash Election has been made exceeds 40% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

        (i) each share of NCSB Common Stock as to which a Stock Election has been made and each share of NCSB Common Stock deemed to be a No-Election Share will be converted into the right to receive the Per Share Stock Consideration; and

        (ii) each share of NCSB Common Stock as to which a Cash Election has been made will be converted into the right to receive a combination of cash and Bancorp Common Shares. The amount in cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.50 and (y) the Cash Fraction, the numerator of which will be a number equal to 40% of the shares of NCSB Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Cash Election has been made. The number of Bancorp Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    OVERSUBSCRIPTION FOR BANCORP COMMON SHARES. If the aggregate number of shares of NCSB Common Stock as to which a Stock Election has been made exceeds 75% of the shares of NCSB Common Stock outstanding at the Effective Time, then:

        (i) each share of NCSB Common Stock as to which a Cash Election has been made and each share deemed to be a No-Election Share will be converted into the right to receive the Per Share Cash Consideration, without interest; and

        (ii) each share of NCSB Common Stock as to which a Stock Election has been made will be converted into the right to receive a combination of cash and Bancorp Common Shares. The number of Bancorp Common Shares will be equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) the Stock Fraction, the numerator of which will be a number equal to 75% of the shares of NCSB Common Stock outstanding at the Effective Time and the denominator of which will be the total number of shares as to which a Stock Election has been made. The amount of cash, without interest, will be equal to the product, rounded to the nearest $0.01, of (x) $18.50 and (y) a number equal to one minus the Stock Fraction.

    No Guarantee of Chosen Consideration or Equivalent Value. Because the Merger Agreement provides that no greater than 40% of the aggregate Merger Consideration payable to holders of NCSB Common Stock in the Merger will be comprised of cash and no greater than 75% of the aggregate Merger Consideration payable to holders of NCSB Common Stock in the Merger will be comprised of Bancorp

Common Shares, no guarantee can be given that the election of any given shareholder of NCSB will be fully honored. Rather, the election by each shareholder will be subject to the election, allocation and proration procedures described herein. Thus shareholders may not receive their requested form of consideration or combination thereof.

    ELECTION PROCEDURES. All Elections will be required to be made on the Election Form. To make an effective Election with respect to shares of NCSB Common Stock, the holder thereof must, in accordance with the notice and letter of transmittal and the Election Form, (i) complete properly and return the Election Form to the Exchange Agent and (ii) deliver therewith his or her certificates representing all shares of NCSB Common Stock covered thereby, prior to 5:00 p.m. on the 15th business day following but not including the date of mailing of the notice and letter of transmittal and the Election Form, or such other date as Bancorp and NCSB shall mutually agree upon.

    NCSB Stock Certificates should not be returned with the enclosed proxy and should not be forwarded to the Exchange Agent until a NCSB shareholder has received the notice and letter of transmittal and the Election Form.

    A holder of NCSB Common Stock having a preference as to the form of consideration to be received for his or her NCSB Common Stock should make an Election because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which an Election is not received. Neither NCSB nor the NCSB Board of Directors makes any recommendation as to whether shareholders should elect to receive the Per Share Cash Consideration or the Per Share Stock Consideration in the Merger. Each holder of NCSB Common Stock must make his or her own decision with respect to such election.

    NO FRACTIONAL BANCORP COMMON SHARES TO BE ISSUED. No fractional Bancorp Common Shares will be issued in the Merger to holders of NCSB Common Stock. Each holder of NCSB Common Stock who otherwise would have been entitled to a fraction of a share of Bancorp Common Shares will receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's NCSB Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price.

CONDITIONS TO THE MERGER

    The Merger Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions, among others: (a) all necessary approvals and consents for the transactions contemplated by the Merger Agreement from the OTS and any other governmental entity and the other transactions contemplated hereby have been received without any term or condition which would materially impair the value of NCSB to Bancorp and the Bank; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired; (b) all corporate action necessary to authorize the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby have been duly and validly taken by Bancorp, the Bank and NCSB, including the adoption by the requisite vote of the shareholders of NCSB of the Merger Agreement; (c) none of Bancorp, NCSB, their respective subsidiaries or a third party is (i) subject to any outstanding order, judgment or decree that would have the effect of preventing completion of the Merger, (ii) subject to a pending or threatened suit, action or other proceeding by any governmental body in which it is sought to restrain or prohibit the Merger, or (iii) subject to a suit, action or other proceeding before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties to the Merger Agreement and which Bancorp, the Bank or NCSB determines in good faith, based upon the advice of their respective counsel, would make it inadvisable to proceed with the Merger because any such pending suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger; (d) the Form S-4 has become effective under the Securities Act, and Bancorp shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Bancorp Common Shares in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority; (e) Bancorp, the Bank and NCSB have received, in form and substance reasonably satisfactory to them, an opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code and that no taxable gain will be recognized by Bancorp, the Bank or NCSB (i) upon the transfer of NCSB's assets to the Bank in exchange for Bancorp Common Shares, cash and the assumption of NCSB's liabilities or (ii) upon the distribution of such Bancorp Common Shares and cash to NCSB shareholders.

    In addition to the foregoing conditions, Bancorp's and the Bank's obligations under the Merger Agreement are conditioned upon, among other things: (a) NCSB shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to the Merger Agreement on or prior to the Effective Time, and the representations and warranties of NCSB contained in the Merger Agreement are true and correct as of July 18, 1997 and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of NCSB, and Bancorp and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of NCSB, or (iii) with respect to changes in the financial condition of NCSB attributable to actual or unrealized losses on securities held for sale as of the date of the Merger Agreement; (b) the Dissenter's Shares constitute not more than 10% of the outstanding shares of NCSB Common Stock immediately prior to the Effective Time; (c) NCSB Affiliates have executed and delivered a commitment and undertaking with respect to certain matters related to Rule 145 promulgated under the Securities Act; (d) NCSB shall have furnished Bancorp and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as Bancorp and the Bank may reasonably request; and (e) Bancorp and the Bank shall have received the written opinion of Vorys, Sater, Seymour and Pease, dated the date of the Closing, that addresses certain legal matters.

    In addition to the conditions set forth above as applicable to all parties, NCSB's obligations under the Merger Agreement are conditioned upon, among others: (a) Bancorp and the Bank shall have performed in all material respects all obligations and covenants required to be performed by them pursuant to the Merger Agreement on or prior to the Closing, and the representations and warranties of Bancorp and the Bank contained in the Merger Agreement are true and correct as of July 18, 1997 and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Bancorp and the Bank, taken as a whole, and NCSB shall have received a certificate to that effect signed by the President and Chief Executive Officers of Bancorp and the Bank; (b) Bancorp and the Bank shall have furnished NCSB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as NCSB may reasonably request and (c) NCSB shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the date of the Closing, that addresses certain legal matters.

PROCEDURES FOR EXCHANGE OF NCSB STOCK CERTIFICATES

    At the Effective Time, Bancorp shall deliver to the Exchange Agent the number of Bancorp Common Shares issuable and the amount of cash payable in the Merger. Within five business days after the Election Deadline, the Exchange Agent shall distribute Bancorp Common Shares and cash as provided in the Merger Agreement. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Bancorp Common Shares held by it from time to time pursuant to the Merger Agreement, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

    After the completion of the foregoing allocation, each holder of an outstanding NCSB Stock Certificate(s) who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full Bancorp Common Shares and/or the amount of cash into which the aggregate number of shares of NCSB Common Stock represented by the NCSB Stock Certificate(s) surrendered shall have been converted pursuant to the Merger Agreement and, if such holder's shares of NCSB Common Stock have been converted into Bancorp Common Shares, any other distribution theretofore paid with respect to Bancorp Common Shares issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding NCSB Stock Certificate (other than shares of NCSB Common Stock the holder of which objects to the Merger) which is not surrendered to the Exchange Agent in accordance with the procedures provided for in the Merger Agreement will, except as otherwise provided in the Merger Agreement, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Bancorp Common Shares and/or the right to receive the amount of cash into which such NCSB Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of NCSB of NCSB Stock Certificates and if such certificates are presented to NCSB for transfer, they shall be cancelled against delivery of certificates for Bancorp Common Shares or cash as provided in the Merger Agreement. No dividends which have been declared will be remitted to any person entitled to receive Bancorp Common Shares pursuant to the Merger Agreement until such person surrenders the NCSB Stock Certificate(s) at which time such dividends shall be remitted to such person, without interest.

    Bancorp shall not be obligated to deliver cash and/or a certificate or certificates representing Bancorp Common Shares to which a holder of NCSB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the NCSB Stock Certificate(s) for exchange as provided in the Merger Agreement, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Bancorp. If any certificates evidencing Bancorp Common Shares are to be issued in a name other than that in which the NCSB Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for Bancorp Common Shares in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    Any portion of the Bancorp Common Shares and cash delivered to the Exchange Agent by Bancorp pursuant to the Merger Agreement that remains unclaimed by the shareholders of NCSB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any shareholders of NCSB who have not theretofore complied with the Merger Agreement shall thereafter look only to Bancorp for the consideration deliverable in respect of each share of NCSB Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding NCSB Stock Certificates are not surrendered or the payment for them is not claimed prior to the date on which such Bancorp Common Shares or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to the Merger Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of NCSB to establish the identity of those persons entitled to receive consideration specified in the Merger Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement to any holder of shares of NCSB Common Stock such amounts as Bancorp is required under the Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of the Merger Agreement as having been paid to the holder of NCSB Common Stock in respect of which such deduction and withholding was made by Bancorp.

    In the event any NCSB Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such NCSB Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such NCSB Stock Certificate, the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement will be paid to the shareholder.

REGULATORY APPROVALS

    Consummation of the Merger is subject to, among other things, prior receipt of all requisite approvals from the OTS and any other regulatory agency of competent jurisdiction necessary to consummate the Merger and expiration of all regulatory waiting periods applicable to the Merger. Bancorp has applied to the OTS pursuant to the HOLA to acquire NCSB. No other regulatory approval is necessary in connection with the transactions contemplated by the Merger Agreement.

BUSINESS PENDING THE MERGER

    Under the terms of the Merger Agreement, NCSB has agreed not to take certain actions, prior to consummation of the Merger without the prior written consent of Bancorp, including, among other things, the following: (i) change any provision of the Articles of Incorporation, Constitution or Bylaws of NCSB; (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of NCSB, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock; (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of NCSB; (iv) grant any severance or termination pay (other than pursuant to binding contracts of NCSB currently in effect and disclosed to Bancorp pursuant to the Merger Agreement), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies; (v) subject to certain exceptions, enter into or modify any employee benefit plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;
(vi) sell or dispose of any material assets other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (vii) enter into any new capital commitments or make any capital expenditures other than pursuant to binding commitments existing on July 18, 1997, other than expenditures necessary to maintain existing assets in good repair and other than as disclosed pursuant to the Merger Agreement; (viii) file any applications or make any contract with respect to branching or site location or relocation; (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations; (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;
(xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in the Merger Agreement; (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; (xiii) incur any liability for borrowed money except extensions of credit from the FHLB of Cincinnati (in which no single transaction shall exceed $2,000,000) in the ordinary course of business, or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted pursuant to the Merger Agreement; (xiv) take any action that would result in any of its representations and warranties contained in the Merger Agreement not being true and correct in any material respect at the Effective Time; or (xv) agree to do any of the foregoing.

    Furthermore, each party has agreed to provide the other party and its representatives with such financial data and other information with respect to its business and properties as such party from time to time reasonably requests. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will either return to the other all non-public financial statements, documents and other materials previously furnished by such party or destroy such information.

ACQUISITION PROPOSALS

    Until the Effective Time or the earlier termination of the Merger Agreement, NCSB will not and NCSB will not authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NCSB to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Bancorp and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NCSB (an "Acquisition Transaction"); provided, however, that NCSB may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of NCSB, after reviewing the written legal advice of its counsel, determines in good faith that the failure to furnish information is likely to constitute a breach of their fiduciary duties under applicable Ohio law. Under the Merger Agreement, NCSB is required to promptly communicate to Bancorp the terms of any proposal which it may receive in respect of any such Acquisition Transaction and to provide Bancorp with copies of (i) any written legal advice provided to the Board of Directors of NCSB, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains representations and warranties of Bancorp and NCSB which are customary in transactions of this type, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of Bancorp and its subsidiaries and NCSB; (b) the due authorization, execution, delivery and enforceability of the Merger Agreement; (c) consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) the documents to be filed by Bancorp and NCSB with the Commission and other regulatory agencies; (e) the conduct of business in the ordinary course and absence of certain changes; (f) financial statements; (g) compliance with laws; and (h) the allowance for loan losses and real estate owned.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

    The Effective Time will occur upon the filing of the Articles of Combination with the OTS and a Certificate of Merger with the Secretary of State of the State of Ohio pursuant to the OGCL, unless a later date and time is specified as the Effective Time in such Articles of Combination and Certificate of Merger. Such filings will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of NCSB's shareholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger.

    A closing (the "Closing") will take place immediately prior to the Effective Time at 10:00 a.m. on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver (to the extent permitted) of the conditions to consummation of the Merger, or on such other date as the parties may mutually agree upon.

    The Merger Agreement may be terminated, either before or after approval by the shareholders of NCSB, as follows: (a) by mutual written consent of the parties; (b) by Bancorp, the Bank or NCSB (i) if the Effective Time has not occurred on or prior to June 30, 1998 or (ii) if a vote of the shareholders of NCSB is taken and such shareholders fail to approve the Merger Agreement at the meeting of shareholders (or any adjournment thereof); unless the failure of such occurrence is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth therein to be performed or observed by such party at or before the Effective Time; (c) by Bancorp or NCSB upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement has been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied; (d) by Bancorp in writing if NCSB has, or by NCSB in writing if Bancorp has, breached (i) any covenant or undertaking contained in the Merger Agreement, or (ii) any representation or warranty contained in the Merger Agreement, which breach would have a material adverse effect on the business, operations, assets or financial condition of NCSB and its subsidiaries or Bancorp and its subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated by the Merger Agreement, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that either party may terminate the Merger Agreement on the basis of any such material breach of any representation or warranty, notwithstanding any qualification therein relating to the knowledge of the other party; (e) by Bancorp or NCSB, in writing, if any of the applications for prior approval referred to in the Merger Agreement are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Bancorp, would materially impair the value of NCSB to Bancorp, and the time period for appeals and requests for reconsideration has run.

    To the extent permitted under applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the shareholders of NCSB, the parties may by written agreement (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (c) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or (d) waive compliance with any of the agreements or conditions contained therein. However, after any approval of the Merger Agreement by the shareholders of NCSB, there may not be, without further approval of such shareholders, any amendment or waiver of the Merger Agreement which modifies either the amount or the form of the Merger Consideration to be delivered to the shareholders of NCSB.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the NCSB Board of Directors, shareholders should be aware that members of NCSB's management and the NCSB Board of Directors have interests in the Merger that are in addition to the interests of shareholders generally. The NCSB Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    BOARD OF DIRECTORS OF BANCORP AND THE BANK. Pursuant to the Merger, effective as of the Effective Time, the number of directors of both Bancorp and the Bank will be increased by one, and Bancorp and the Bank will appoint David G. Hendy, who is presently a director of NCSB, as a director of each of Bancorp and the Bank to serve until the next annual meeting of shareholders of Bancorp, at which time Mr. Hendy will be nominated for election as a director for a two-year term. If Mr. Hendy is elected by Bancorp's shareholders as a director of Bancorp for a two-year term, then Bancorp as the sole shareholder of the Bank shall also elect Mr. Hendy as a director of the Bank for a term of two years.

    ADVISORY BOARD OF DIRECTORS. The remaining non-employee directors of NCSB, will be requested by Bancorp as of the Effective Time to serve as an Advisory Board for a term of three years following the Effective Time, and each of such persons shall be paid an Advisory Board fee of $3,105 per quarterly meeting.

    OFFICERS AND EMPLOYEES OF NCSB. Bancorp and the Bank have agreed to honor the terms of NCSB's Employment Agreement with Michael W. Kelley, the President of NCSB, as set forth in the Merger Agreement. In addition, the Bank anticipates retaining all full-time persons who are officers and employees of NCSB as of both the date of this Agreement and the Effective Time for a period of not less than size (6) months subsequent to the Effective Time, except in the event of termination for cause. Any full-time employee who is terminated within six months from the Effective Time, except for those individuals terminated for cause, will be entitled to severance pay equal to one week of salary for each full year employed by NCSB with a minimum of four weeks severance pay and a maximum of 26 weeks of severance pay.

    EMPLOYEE BENEFIT PLANS. Subject to the provisions of the Merger Agreement, all employees of NCSB immediately prior to the Effective Time who are employed by Bancorp or the Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by the Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Bancorp and the Bank may determine to continue any of the NCSB benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of NCSB's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Service to NCSB by a Transferred Employee prior to the Effective Time shall be recognized as service to the Employers for purposes of eligibility to participate under the Employers' sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans. In addition, for purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under Bancorp's Employee Stock Ownership Plan and defined benefit plan, Bancorp shall recognize years of service with NCSB. Bancorp and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans will not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by NCSB on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

    If the Effective Time occurs after November 30, 1997, NCSB may, prior to the Effective Time (i) conduct employee reviews in December 1997 and implement salary increases effective January 1, 1998 in an amount not to exceed on a percentage basis the increase in the Consumer Price Index for the then most recently available 12-month period, and (ii) make a contribution to the NCSB defined contribution plan in an amount not to exceed 4% of total compensation.

    INDEMNIFICATION. The Merger Agreement provides that from and after the Effective Time through the third anniversary of the Effective Time, Bancorp shall indemnify and hold harmless each present and former director, officer and employee of NCSB determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Amended Articles of Incorporation, Constitution or other governing instrument and Bylaws of NCSB as in effect on the date thereof.



    Such indemnification provisions may discourage Bancorp shareholders and management from filing an action against the Indemnified Parties even though such action may have been to the benefit of Bancorp.



    INSURANCE. Bancorp and the Bank will maintain a directors' and officers' liability insurance policy covering the Indemnified Parties for a period of three (3) years after the Effective Time on terms generally no less favorable than the NCSB policy in effect on the date of this Agreement.

    Resale Considerations With Respect to the Bancorp Common Shares

    The Bancorp Common Shares that will be issued if the Merger is consummated have been registered under the Securities Act and listed on Nasdaq and will be freely transferable, except for Bancorp Common Shares received by persons, including directors and executive officers of NCSB, who may be deemed to be "affiliates" of NCSB under Rule 145 promulgated under the Securities Act. Affiliates may not sell their Bancorp Common Shares acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering such Bancorp Common Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of NCSB generally include individuals or entities that control, are controlled by, or are under common control with, NCSB and may include certain officers and directors of NCSB as well as any shareholders who own more than 10% of the NCSB Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Bancorp and the Bank, has rendered an opinion to Bancorp, the Bank and NCSB as to the principal federal income tax consequences expected to result from the Merger. Such opinion is included as an exhibit to the Registration Statement. Neither the opinion nor this summary addresses any tax considerations under foreign, state or local laws, or the tax considerations to certain shareholders in light of their particular circumstances, including persons who are not United States citizens, or who are resident aliens, life insurance companies, dealers in securities, tax exempt entities, shareholders who received their shares through the exercise of employee stock options or through other compensation arrangements, and shareholders who do not hold their shares as "capital assets" within the meaning of Section 1221 of the Code.

    No rulings have been requested from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the Merger. Shareholders should be aware that the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is not binding on the IRS. Shareholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

    The federal income tax consequences discussed below are conditioned upon, and the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon, the accuracy as of the date hereof and at, as of and after the Effective Time of the Merger of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all of the events which are contemplated under the Merger Agreement): (A) that, pursuant to the Merger, the holders of NCSB Common Stock receive Bancorp Common Shares having a value as of the Effective Time of the Merger of not less than fifty percent (50%) of the value of the NCSB Common Stock as of the same date; (B) that following the Merger, Bancorp will continue the historic business of NCSB or use a significant portion of NCSB's historic business assets in a business; and (C) that a bona fide corporate business purpose exists for the Merger.

    Bancorp, the Bank and NCSB believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the Effective Time. If either Bancorp, the Bank or NCSB learns before the Effective Time that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the Merger.

    Bancorp, the Bank and NCSB intend for the Merger to qualify as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code. Pursuant to Section 368(a)(2)(D) of the Code, the acquisition of NCSB by the Bank, in exchange for stock of Bancorp, will qualify as a reorganization under Section 368(a)(1)(A) of the Code if (1) substantially all of the properties of NCSB are acquired by the Bank; (2) NCSB is merged into the Bank; (3) the merger would have qualified under Section 368(a)(1)(A) of the Code had it been effected directly into Bancorp; and (4) no stock of the Bank is used in the transaction.

    Elias, Matz, Tiernan & Herrick L.L.P. has rendered an opinion to Bancorp, the Bank and NCSB, based upon the assumptions set forth herein, that the Merger will be treated as a reorganization within the meaning of Section 368
(a)(1)(A) and Section 368 (a)(2)(D) of the Code and will have the following federal income tax consequences: (i) no gain or loss will be recognized by Bancorp, the Bank or NCSB as a result of the

Merger; (ii) no gain or loss will be recognized by the shareholders of NCSB who exchange their NCSB Common Stock solely for Bancorp Common Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Bancorp Common Shares); (iii) the tax basis of the Bancorp Common Shares received by shareholders who exchange all of their NCSB Common Stock solely for Bancorp Common Shares in the Merger will be the same as the tax basis of the NCSB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) any shareholders of NCSB who receive cash in exchange for their shares of NCSB Common Stock will recognize gain, if any, equal to the lesser of (a) the excess of the amount of cash plus the fair market value of any Bancorp Common Shares received in the Merger over the shareholder's adjusted tax basis in the NCSB Common Stock, or (b) the amount of cash received.

    Unless an exception is available under applicable law or regulations, 31% of the cash portion of the Merger Consideration payable to a shareholder will be withheld unless that payee provides a tax identification number (social security number or employer number) and certifies that such number is correct on a Form W-9 which will be provided with the notice and letter of transmittal and the Election Form that will be used to exchange shares of NCSB Common Stock for the Merger Consideration.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, Bancorp will record the acquisition of NCSB at its cost at the Effective Time, which cost would include the cash paid in the Merger, the fair value of the Bancorp Common Shares issued in the Merger and all direct acquisition costs. The purchase price will be allocated to the acquired assets and assumed liabilities of NCSB based upon their estimated fair values at the Effective Time in accordance with generally accepted accounting principles. The purchase price in excess of the fair values of the identifiable net assets acquired will be recorded as an intangible asset and amortized over a period of 15 years for financial accounting purposes. The reported income of Bancorp will include the operations of NCSB after the Effective Time of the Merger. See "Pro Forma Condensed Consolidated Financial Statements (Unaudited)."

DISSENTERS' RIGHTS

    Pursuant to Section 1701.85 of the OGCL, in the event that the Merger is consummated, any holder of shares of NCSB Common Stock who objects to the Merger ("Dissenting Shareholder") is entitled to dissent from the Merger and to have the fair value of such shares as determined by Bancorp, NCSB, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Section 1701.85 of the OGCL. Failure to take any steps set forth in Section 1701.85 in connection with the exercise of such rights may result in termination or waiver thereof. One of the conditions to the consummation of the Merger is that the Dissenters' Shares constitute not more than 10% of the outstanding shares of NCSB Common Stock immediately prior to the Effective Time.



    The following is a summary of the statutory procedures required to be followed by Dissenting Shareholder in order to exercise his or her rights under the OGCL. This summary is qualified in its entirety by reference to
Section 1701.85 of the OGCL, the text of which is attached as Appendix C to this Prospectus/Proxy Statement.

    Shareholders of NCSB who (i) are shareholders of record on the Record Date, (ii) do not vote in favor of adoption of the Merger Agreement, and
(iii) within 10 days after the date of the vote on the Merger Agreement is taken, deliver written demand in compliance with the provisions of Section 1701.85(A)(2) of the OGCL, shall be entitled to receive the fair cash value of the shares that were not voted in favor of the Merger. The demand must set forth the dissenting shareholder's address, the number and class (the "Dissenting Stock") of such shares and the amount claimed by him as the fair cash value of the shares. Any such shareholder who wishes to exercise such appraisal rights should review carefully the following discussion and Appendix C to this Prospectus/Proxy Statement because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under Section 1701.85.

    A demand for appraisal rights must be in addition to and separate from any proxy or vote against the Merger. A vote against the Merger does not, by itself, constitute a demand for appraisal rights. Also, voting in favor of the Merger will result in the loss of appraisal rights with respect to such shares.

    A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If the shares of NCSB Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of NCSB Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of NCSB Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of NCSB Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of NCSB Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of NCSB Common Stock as to which appraisal is sought and where no number of shares of NCSB Common Stock is expressly mentioned the demand will be presumed to cover all shares of NCSB Common Stock held in the name of the record owner. Shareholders who hold their shares of NCSB Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder and for surrendering the certificates for such shares for notation of appraisal rights as set forth below.

    All written demands for appraisal with respect to NCSB Common Stock should be sent or delivered to Eileen M. Davis, Secretary, North Cincinnati Savings Bank, 4947 Kenwood Road, Blue Ash, Ohio 45242, within ten days following the NCSB Special Meeting.

    If NCSB receives a written demand from a shareholder seeking the fair value of his Dissenting Stock, it may request the surrender of the certificates that represent the Dissenting Stock. The Dissenting Shareholder, within fifteen days from the date of the sending of such request, must deliver to NCSB the certificates requested so that such institution may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. NCSB must promptly return such endorsed certificates to the Dissenting Shareholder. Failure to deliver such certificates to NCSB terminates, at the option of NCSB, the Dissenting Shareholder's appraisal rights if NCSB exercises such option by providing written notice to the Dissenting Shareholder within twenty days after the lapse of fifteen-day period unless a court for good cause shown otherwise directs.

    If NCSB and any Dissenting Shareholder who has complied with the foregoing procedures have not agreed on the fair cash value of the Dissenting Stock within three months after the service of the demand by the Dissenting Shareholder, NCSB, Bancorp or the Dissenting Shareholder may file a complaint with the court of common pleas in the county in which the principal office of NCSB is located. Other Dissenting Shareholders, within the three-month period, may join as plaintiffs.

    If a complaint requesting an appraisal is timely filed, after a hearing on such petition, the court may determine that the Dissenting Shareholders are entitled to appraisal rights and, in such a case, may order an appraisal of the "fair value" of the shares of such NCSB Common Stock, as of the day prior to the day on which the vote by the shareholders was taken. Such appraisal may be conducted by an appraiser appointed by the court. The fair cash value for purposes of appraisal rights is the amount that a willing seller who is under no compulsion to sell would be willing to accept and what a willing buyer under no compulsion to purchase would be willing to pay. Holders of shares of NCSB Common Stock considering seeking appraisal rights should be aware that the fair value of their shares of NCSB Common Stock as determined under Section 1701.85 could be more than, the same as, or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of NCSB Common Stock.

    The costs of any appraisal proceeding may be apportioned and assessed by the court as it deems equitable against all or some of the parties. The final order of the court may be appealed as set forth in Section 1701.85.

    Any Dissenting Shareholder who has duly demanded an appraisal in compliance with Section 1701.85 will not, after the Effective Time, be entitled to vote the shares of NCSB Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of Bancorp Common Shares shall be paid to the holder of record as a credit upon the fair cash value of the shares).

    A shareholder's right to receive the fair cash value for the Dissenting Stock terminates if (i) the Dissenting Shareholder does not strictly comply with the requirements of Section 1701.85, (ii) the Merger is abandoned, (ii) the Dissenting Shareholder withdraws the demand for fair cash value, or (iv) NCSB and the Dissenting Shareholder have not come to an agreement regarding the fair cash value of the Dissenting Stock and neither has filed a complaint with the Hamilton County Court of Common Pleas within the time period prescribed by Section 1701.85(B).

    If any holder of NCSB Common Stock who demands appraisal of his shares under Section 1701.85 fails to perfect, or effectively withdraws or loses his right to appraisal as provided in Section 1701.85, the shares of such shareholder will be converted into the right to receive the Merger Consideration in accordance with the terms of the Agreement. A Dissenting Shareholder may withdraw his demand for appraisal by delivering to NCSB a written withdrawal of his demand for appraisal.

    Failure to follow the steps required by Section 1701.85 for perfecting appraisal rights may result in the loss of such rights.

EXPENSES OF THE MERGER

    The Merger Agreement provides that Bancorp, the Bank and NCSB will each bear and pay their own costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting, investment banking and printing expenses, provided, however, that Bancorp and NCSB will share equally in the costs of printing the Registration Statement and this Proxy Statement/Prospectus.

    In order to increase the likelihood that the transactions contemplated by the Merger Agreement will be consummated, the Merger Agreement provides that if an Acquisition Transaction has occurred and the NCSB Board of Directors is excused from recommending approval of the Merger to the NCSB shareholders and the NCSB shareholders do not approve the Merger Agreement, then in consideration of Bancorp's costs and expenses in connection with the Merger Agreement and the transactions contemplated thereunder, NCSB will pay $250,000 to Bancorp as an agreed-upon termination fee. In the event that the Merger Agreement is terminated on account of an intentional breach of any of the representations and warranties or of any of the covenants or agreements set forth therein, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and will be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation, legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection therewith or in the enforcement of its rights under the Merger Agreement if such non-defaulting party prevails, provided, however, that such damages, costs and expenses will in no event be less than $150,000.

SHAREHOLDERS' AGREEMENT


    In conjunction with the Merger Agreement, Bancorp has also entered into a Shareholders' Agreement with each of the directors of NCSB. Pursuant to such Shareholders' Agreement, each of the directors of NCSB has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of NCSB Common Stock prior to the Special Meeting and to vote such shares of NCSB Common Stock in favor of the Merger Agreement. The directors of NCSB who signed the Shareholders' Agreement beneficially owned 53,800 NCSB Common Shares, or 13.6%, of the NCSB Common Stock outstanding on the Record Date.

                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

    The pro forma condensed consolidated balance sheet as of September 30, 1997, and the related pro forma condensed consolidated statement of earnings for the year ended September 30, 1997, gives effect to the acquisition of 100% of the outstanding Common Stock of NCSB by Bancorp. The pro forma information is based on the historical consolidated financial statements, including the notes thereto, of Bancorp that are incorporated by reference into this Proxy Statement/Prospectus (see "Incorporation of Certain Documents by Reference" and "Bancorp Selected Consolidated Financial Information") and the historical consolidated financial statements of NCSB, including the notes thereto, included elsewhere herein (see "Index to NCSB Consolidated Financial Statements" and "NCSB Selected Consolidated Financial Information and Other Data").



    The pro forma information set forth below gives effect to the Merger using the purchase method of accounting. The pro forma condensed statement of earnings gives effect to the Merger as if it had occurred at the beginning of the period presented, while the pro forma condensed consolidated balance sheet assumes the Merger had occurred as of September 30, 1997. The pro forma consolidated per share data gives effect to the assumed issuance of 225,246 Bancorp Common Shares at an Exchange Ratio of .8409, which results in a pro forma 2,145,728 weighted average shares of Bancorp Common Shares outstanding following the Merger.



    This pro forma information may not necessarily be indicative of the operating results or financial position that would have actually occurred if the Merger had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

    Pro Forma Condensed Consolidated Balance Sheet (Unaudited)


                                                                                    AS OF SEPTEMBER 30, 1997
                                                                         -----------------------------------------------
                                                                              AS REPORTED
                                                                         ---------------------   PRO FORMA    PRO FORMA
                                                                          BANCORP      NCSB     ADJUSTMENTS   COMBINED
                                                                         ----------  ---------  -----------  -----------
                                                                                                  DR(CR)

                                                                                     (DOLLARS IN THOUSANDS)
Assets:
Cash and due from banks................................................  $      811  $     455      --        $   1,266
Federal funds sold.....................................................       8,000     --          (2,572)(a)    5,428
Interest-bearing deposits in other financial institutions..............       2,330        973      --            3,303
                                                                         ----------  ---------   ----------   ---------
  Total cash and cash equivalents......................................      11,141      1,428      (2,572)       9,997
Investment securities available for sale at market.....................         698      3,331        (698)(a)    3,331
Mortgage-backed securities available for sale-at market................      61,457     12,418      --           73,875
Loans, receivable--net.................................................     191,096     41,757         200 (b)  232,653
Office premises and equipment--at depreciated cost.....................       3,544        523        (100)(b)    3,967
Federal Home Loan Bank stock--at cost..................................       5,500        499      --            5,999
Accrued interest receivable............................................       1,113        371      --            1,484
Goodwill and other intangible assets...................................          20     --           1,367        1,387
Prepaid expenses and other assets......................................         290        157      --              447
Prepaid federal income taxes...........................................          29         71         136 (b)      236
Deferred federal income tax asset......................................      --             30         214 (b)      244
                                                                         ----------  ---------   ----------   ---------
  Total assets.........................................................  $  274,888  $  60,585   $  (1,853)   $ 333,620
                                                                         ----------  ---------   ----------   ---------
                                                                         ----------  ---------   ----------   ---------
Liabilities:
Deposits...............................................................  $  146,297  $  50,126      --        $ 196,423
Advances from the Federal Home Loan Bank...............................      95,000      4,390      --           99,390
Escrow deposits........................................................      --            130      --              130
Accrued interest payable...............................................         636     --          --              636
Other liabilities......................................................       1,365        148      --            1,513
Deferred federal income taxes..........................................         166     --          --              166
                                                                         ----------  ---------  -----------  -----------
  Total liabilities....................................................     243,464     54,794      --          298,258

Shareholders' equity:
Common stock...........................................................          23        397       397(a)          23
Additional paid-in capital.............................................      23,082      3,156     3,156(a)      23,530
Less shares of treasury stock--at cost.................................      (4,386)    --            (448)(a)     (892)
Less shares acquired by employee stock benefit plans...................      (1,927)    --          (3,494)(a)   (1,927)
Retained earnings--restricted..........................................      14,581      2,791     2,791(a)      14,581
Unrealized gain (loss) on securities designated as available for
  sale, net of related tax effects.....................................          51       (553)       (549)(a)       51
                                                                         ----------  ---------  -----------  -----------
  Total shareholders' equity...........................................      31,424      5,795       1,853       35,366
                                                                         ----------  ---------  -----------  -----------
    Total liabilities and shareholders' equity.........................  $  274,888  $  60,585   $   1,853    $ 333,620
                                                                         ----------  ---------  -----------  -----------
                                                                         ----------  ---------  -----------  -----------


    Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)



                                                                          YEAR ENDED SEPTEMBER 30, 1997
                                                                ----------------------------------------------------
                                                                     AS REPORTED
                                                                ----------------------   PRO FORMA        PRO FORMA
                                                                  BANCORP      NCSB      ADJUSTMENTS       COMBINED
                                                                -----------  ---------  -------------    -----------
                                                                                           DR(CR)

                                                                              (DOLLARS IN THOUSANDS)
Interest Income:
Loans.........................................................  $    14,067  $   3,056    $     (20)(c1) $   17,143
Mortgage-backed securities....................................        4,147        860          --            5,007
Investment securities.........................................            3        252          --              255
Interest-bearing deposits and other...........................          832        155       180(c2)            807
                                                                -----------  ---------        -----      ----------
  Total interest income.......................................       19,049      4,323          160          23,212
Interest expense:
  Deposits....................................................        7,299      2,653          --            9,952
  Borrowings..................................................        4,620        263          --            4,883
                                                                -----------  ---------        -----      ----------
    Total interest expense....................................       11,919      2,916          --           25,835
                                                                -----------  ---------        -----      ----------
    Net interest income.......................................        7,130      1,407          160           8,377
  Provision for losses on loans...............................          165     --              --              165
                                                                -----------  ---------        -----      ----------
    Net interest income after provision for losses on loans...        6,965      1,407          160           8,212

Other income:
  Gain on sale of investment and mortgage-backed securities...          597          8          --              605
  Other operating.............................................          129         62          --              191
                                                                -----------  ---------        -----      ----------
    Total other income........................................          726         70          --              796

General, administrative and other expense:
  Employee compensation and benefits..........................        2,548        590          --            3,138
  Occupancy and equipment.....................................          385        287          (10)(c3)        662
  Federal deposit insurance premiums..........................          122         38          --              160
  Franchise taxes.............................................          447         66          --              513
  Data processing.............................................          140         90          --              230
  Amortization of goodwill and other intangible assets........           30     --               92(c4,5)       131
  Other operating.............................................          394        208          --              602
                                                                -----------  ---------        -----      ----------
    Total general, administrative and other expense...........        4,066      1,279           82           5,427
                                                                -----------  ---------        -----      ----------
    Earnings before income taxes..............................        3,625        198          242           3,581
  Federal income taxes
  Current.....................................................          959     --              (51)(c5)        908
  Deferred....................................................          297     --              --              297
                                                                -----------  ---------        -----      ----------
    Total federal income taxes................................        1,256     --              (51)          1,205
                                                                -----------  ---------        -----      ----------
    Net Earnings..............................................  $     2,369  $     198    $     191      $    2,376
                                                                -----------  ---------        -----      ----------
                                                                -----------  ---------        -----      ----------
  Earnings per share..........................................  $      1.23  $     .50                   $     1.11
                                                                -----------  ---------        -----      ----------
                                                                -----------  ---------        -----      ----------
  Weighted average number of shares outstanding...............    1,920,482    396,750                    2,145,728
                                                                -----------  ---------        -----      ----------
                                                                -----------  ---------        -----      ----------


                    ENTERPRISE FEDERAL BANCORP, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1997

    The accompanying pro forma consolidated financial statements reflect the Merger based on assumed cash consideration equal to 25% of NCSB's remaining outstanding shares, coupled with the assumed issuance of 225,246 of Bancorp's treasury shares at fair value. The pro forma cost of the acquisition also reflects assumed transaction expenses of $784,000. Detailed explanations of the Notes to Pro Forma Condensed Consolidated Financial Statements follows:

(a) Reflects the elimination of NCSB's historic equity using the purchase method of accounting coupled with (i) the issuance of 225,246 common shares from treasury at fair value; (ii) payment of $1.7 millon in cash consideration for 25% of NCSB's remaining outstanding shares; (iii) cancellation of 39,600 NCSB common shares presently owned by Bancorp; and
    (iv) payment of expenses related to the Merger. The foregoing assumptions result in 2,145,728 pro forma weighted average shares outstanding as of and for the year ended September 30, 1997. Fully-diluted earnings per share is not presented as the dilutive effect of Bancorp's stock option plan is not material.

(b) Under purchase accounting, NCSB' assets and liabilities are adjusted to their estimated fair values at the Effective Time. The estimated fair value adjustments have been determined by Bancorp based upon information set forth in the notes to NCSB consolidated financial statements included elsewhere in this Proxy Statement/Prospectus and other information available to Bancorp's management. No assurance can be given that such estimated fair values represent fair values that would ultimately be determined at the Effective Time. Following are the pro forma adjustments made to reflect NCSB's estimated fair values at September 30, 1997:




                                                                   (In thousands)
                                                                   --------------

Total consideration of cash and Bancorp Common
  Shares paid for NCSB Common Stock at fair value........              $ 7,212
Less: NCSB shareholders' equity..........................               (5,795)
                                                                       -------
Cost in excess of fair value before consideration
  of purchase price adjustments..........................                1,417
Purchase price adjustments (Dr)Cr:
  Loans..................................................                  200
  Equipment charge related to signage, etc...............                  100
  Prepaid income tax related to above....................                 (136)
  Deferred income tax asset related to above.............                 (214)
                                                                       -------
  Costs in excess of fair value of net assets acquired...              $ 1,367
                                                                       -------
                                                                       -------





(c) For purposes of determining the pro forma effect of the Merger on the Bancorp's consolidated statements of earnings for the year ended September 30, 1997, the following pro forma adjustments have been made"

                                                                                 Year Ended
                                                                                September 30,
                                                                                    1997
                                                                              -----------------
                                                                               (In thousands)
1. Accretion adjustment to loans using the interest method..................      $   20
2. Decrease in interest income resulting from the use of federal funds sold
   for cash component of Merger..............................................       (180)
3. Reduced depreciation due to adjustments to fixed assets over an estimated
  average remaining life of 10 years........................................          10
4. Amortization of purchase price in excess of fair value of net assets
   acquired over 15 years....................................................       (111)
5. Decrease in income tax provision associated with adjustments 1-3.........          51

                         ADJOURNMENT OF SPECIAL MEETING

    Each proxy solicited hereby requests authority to vote for an adjournment of the Special Meeting, if an adjournment is deemed to be necessary. NCSB may seek an adjournment of the Special Meeting for not more than 30 days in order to enable NCSB to solicit additional votes in favor of the proposal to adopt the Merger Agreement in the event that such proposal has not received the requisite vote of shareholders at the Special Meeting and such proposal has not received the negative votes of the holders of a majority of the NCSB Common Stock. If NCSB desires to adjourn the meeting with respect to foregoing proposal, it will request a motion that the meeting be adjourned for up to 30 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Special Meeting), and no vote will be taken on such proposal at the originally scheduled Special Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjournment of the Special Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

    Any adjournment will permit NCSB to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to such proposal. Such an adjournment would be disadvantageous to shareholders who are against the proposal, because an adjournment will give NCSB additional time to solicit favorable votes and thus increase the chances of passing such proposal.

    If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Board of Directors of NCSB will adjourn the Special Meeting to a later date in order to solicit additional proxies on the proposal being submitted to shareholders.

    An adjournment for up to 30 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. NCSB has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

    Because the NCSB Board of Directors recommends that shareholders vote FOR the proposal to adopt the Merger Agreement, as discussed above, the NCSB Board of Directors recommends that shareholders vote FOR the possible adjournment of the Special Meeting. The holders of a majority of the NCSB Common Stock present, in person or by proxy, at the Special Meeting will be required to approve a motion to adjourn the Special Meeting.

                         OWNERSHIP OF NCSB COMMON STOCK
              BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NCSB

    The following table sets forth certain information with respect to the only person or entity known to NCSB to own beneficially more than five percent of the outstanding common shares of NCSB as of the Record Date:

                                                                         AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS                                                         BENEFICIAL OWNERSHIP    SHARES OUTSTANDING
-----------------                                                         ---------------------  ---------------------
Enterprise Federal Bancorp, Inc                                                 39,600                   9.98%
7810 Tylersville Square Drive
West Chester, Ohio 45067

    The following table sets forth certain information with respect to the number of common shares of NCSB beneficially owned by each director of NCSB and by all directors and executive officers of NCSB as a group as of the Record Date:

                                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                      -----------------------------------------------
                                                                                          SHARED VOTING   PERCENT OF
                                                                       SOLE VOTING AND   AND INVESTMENT     SHARES
NAME AND ADDRESS(1)                                                   INVESTMENT POWER        POWER       OUTSTANDING
-------------------                                                   -----------------  ---------------  -----------


David G. Hendy......................................................          5,000             5,000           2.52%
John L. Mason.......................................................         10,000            --               2.52
Robert J. Novak.....................................................         10,000            --               2.52
Arthur J. Schuh.....................................................          9,000             1,000           2.52
Robert H. Sendelbeck................................................          6,000            --               1.51
Michael W. Kelley...................................................          8,800             1,800           2.67
                                                                             ------             -----          -----
All directors and executive officers of NCSB as a group
  (7  persons).......................................................        53,800             7,800          15.53%
                                                                             ------             -----          -----
                                                                             ------             -----          -----

------------------------

(1) Each of the persons listed in this table may be contacted at the address of NCSB.

                          NCSB MANAGEMENT INFORMATION

DIRECTORS

                                                                                                DIRECTOR
                                                                                                 OF NCSB
NAME                                       AGE(1)                POSITION(S) HELD                 SINCE      TERM EXPIRES
---------------------------------------  -----------  ---------------------------------------  -----------  ---------------
David G. Hendy.........................          53   Director                                       1983           1998
Michael W. Kelley......................          54   Director and President                         1997           2000
John L. Mason..........................          75   Director                                       1985           1999
Robert J. Novak........................          76   Director and Chairman of the Board             1975           2000
Arthur J. Schuh........................          71   Director                                       1990           1999
Robert H. Sendelbeck...................          71   Director and Interim Treasurer                 1971           1998

------------------------

(1) As of February 28, 1997.

    David G. Hendy is the President and co-owner of Stern-Hendy Properties, Inc. a real estate development and management firm, and has been employed by the company since 1980.

    Michael W. Kelley has served as the President of NCSB since February 24, 1997. Mr. Kelley served NCSB as Treasurer and Chief Financial Officer from November 1994 to February 1997, and as Executive Vice President from February 1995 to February 1997. From 1984 to 1994, Mr. Kelley was employed by Brentwood Savings Association.

    John L. Mason is the Chairman and retired President of Anderson Publishing Co., a publisher of legal texts, located in Cincinnati, Ohio.

    Robert J. Novak served as the President and Chief Executive Officer of NCSB from 1974 until his retirement from NCSB in 1995.

    Arthur J. Schuh is a partner in the law firm Schuh and Goldberg, located in Cincinnati, Ohio, and has practiced law since 1955.

    Robert H. Sendelbeck served NCSB as a loan officer and vice president from 1960 until his retirement in 1988. In February 1997 the Board of Directors appointed Mr. Sendelbeck as Interim Treasurer.

MEETINGS OF DIRECTORS

    The Board of Directors of NCSB met 12 times for regularly scheduled and special meetings during the year ended December 31, 1996. Each director attended at least 75% of the aggregate of such meetings and all committee meetings of which such director was a member.

COMMITTEES OF DIRECTORS

    The Board of Directors of NCSB has an Audit Committee and a Compensation Committee. The Board of Directors of NCSB does not have a Nominating Committee.

    The Audit Committee recommends audit firms to the full Board of Directors and reviews and approves the annual independent audit report. The members of the Audit Committee are Messrs. Hendy, Mason and Schuh. The Audit Committee met once during the year ended December 31, 1996.

    The Compensation Committee is comprised of Messrs. Novak, Hendy, Mason, Schuh and Sendelbeck. The function of the Compensation Committee is to determine compensation for NCSB's employees and to make recommendations regarding employee benefit and related matters. The Compensation Committee met twice in 1996.



DIRECTOR COMPENSATION

     Each non-employee director currently receives a fee of $900 per month for service as a director of NCSB and $150 per committee meeting attended. In addition, the director who prepares the minutes of the Board of Directors' meetings receives $250 per regular board meeting and $200 per committee meeting. During the year ended December 31, 1996, a total of $67,950 was paid in directors' fees



EXECUTIVE OFFICERS

    In addition to Mr. Kelley, the President of NCSB, the following person is an executive officer of NCSB and holds the designated positions:

NAME                                         AGE (1)                POSITION(S) HELD
-----------------------------------------  -----------  -----------------------------------------
Eileen M. Davis..........................          60   Vice President and Secretary

------------------------

(1) As of February 28, 1997.

    Eileen M. Davis has served as the Vice President and Secretary of NCSB since January 1996 and was the Assistant Vice President of NCSB from 1987 to January 1996.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid to Michael W. Kelley, who was named President of NCSB on February 24, 1997. No executive officer of NCSB earned salary and bonus in excess of $100,000 during 1997.

                             SUMMARY COMPENSATION TABLE

                                                                                    ANNUAL COMPENSATION
                                                                                   ---------------------
NAME AND PRINCIPAL POSITION                                                          YEAR     SALARY ($)
---------------------------                                                        ---------  ----------

Michael W. Kelley................................................................       1997   $ 75,000
  President

------------------------





401-K PLAN

    Effective January 1, 1995, NCSB established a profit sharing/401(k) plan (the "401(k) Plan") for all of its employees who are at least 21 years of age and have completed one year of service with NCSB.

    Participants in the 401(k) Plan are permitted to contribute up to 15% of their annual compensation on a tax-deferred basis. In addition, in its sole discretion, NCSB may make annual profit sharing contributions to the 401(k) Plan for the benefit of employee participants in an amount not exceeding 15% of the total compensation paid to such employee participants for the year in question.

    The NCSB Common Stock is not an investment alternative under the 401(k)
Plan.

EMPLOYMENT AGREEMENT

    In May 1997, NCSB entered into an employment agreement with Mr. Kelley which provides for an annual base salary of $75,000 and a term which expires on December 31, 1999. The agreement also provides for termination upon Mr. Kelley's death, disability, for cause or upon mutual agreement between the parties.

    The employment agreement contains provisions with respect to the occurrence of a change in control as defined in the employment agreement and
(i) the termination of Mr. Kelley's employment without cause, and (ii) Mr. Kelley's resignation for good reason (as defined in the employment agreement) within six months of a change in control of NCSB, which provides that Mr. Kelley will be entitled to receive payment of an amount equal to the greater of the aggregate amount Mr. Kelley would have been paid if he had continued to be employed until the later of December 31, 1999, or twelve months after he was terminated. A "change in control," as defined in the employment agreement generally refers to the acquisition by any person or entity of the ownership or power to vote 20% or more of the voting stock of NCSB, the approval of a merger or consolidation agreement or the sale of substantially all of the assets of NCSB and any change in control that would be required to be reported in response to Item 1 of Form 8-K promulgated by the Commission. The payment that would have been made to Mr. Kelley, assuming termination of his employment agreement at September 30, 1997, following a change in control of NCSB, would have been approximately $168,750.

                  NCSB MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

    NCSB is primarily engaged in the business of attracting savings deposits from the general public and investing such funds in mortgage loans secured by one- to four-family residential real estate located primarily in Hamilton County, Ohio. Real estate loans secured by multifamily real estate (over four units) and nonresidential real estate and consumer loans secured by passbook accounts are also originated by NCSB. In recent years, NCSB has made significant investments in mortgage-backed and related securities as an alternative to originating loans. NCSB also invests in U.S. Government agency obligations, interest-bearing deposits in other financial institutions and other investments permitted by applicable law.

    NCSB's profitability is primarily dependent upon its net interest income, which is the difference between interest income on NCSB's loan, investment and mortgage-backed and related securities portfolios and interest paid on deposits and borrowed funds. Net interest income is directly affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on such amounts. NCSB's profitability is also affected by the provision for loan losses and the level of other income or losses and general and administrative expenses. Other income consists primarily of service charges and gains on the sale of assets. Other losses consist of losses on the sale of mortgage-backed securities. General, administrative and other expense includes salaries and employee benefits, occupancy of premises, federal deposit insurance premiums, state franchise taxes and other operating expenses.

    The operating results of NCSB are also affected by general economic conditions, the monetary and fiscal policies of federal agencies and the regulatory policies of agencies that regulate financial institutions. NCSB's cost of funds is influenced by interest rates on competing investments and general market rates of interest. Lending activities are influenced by the demand for real estate loans and other types of loans, which is in turn affected by the interest rates at which such loans are made, general economic conditions and the availability of funds for lending activities.

Financial Condition at September 30, 1997

    At September 30, 1997, NCSB's consolidated assets totaled $60.6 million, a decrease of $798,000, or 1.3%, from the December 31, 1996, total of $61.4 million. The decrease resulted primarily from a decrease in advances from the FHLB of $1.6 million, which was partially offset by an increase in deposits of $765,000, coupled with net earnings of $192,000.

    Cash and interest-bearing deposits in other financial institutions totaled $1.4 million at September 30, 1997, a decrease of $1.5 million, or 51.9%, from December 31, 1996 levels. Investment securities totaled $3.3 million at September 30, 1997, a decline of $986,000, or

22.8%, from December 31, 1996 levels. Maturities of investment securities during the 1997 period totaled $1.0 million.

    Mortgage-backed securities totaled $12.4 million at September 30, 1997, a decrease of $1.7 million, or 12.3%, from December 31, 1996, due to sales during the period of $6.5 million and principal repayments received of $691,000, which were partially offset by purchases totaling $5.4 million. Proceeds from the decline in mortgage-backed and investment securities, as well as excess liquidity, were generally utilized to fund growth in the loan portfolio and to repay advances from the Federal Home Loan Bank.

    Loans receivable totaled $41.8 million at September 30, 1997, an increase of $3.4 million, or 8.9%, over December 31, 1996. The increase was primarily attributable to loan disbursements of $6.5 million, which were partially offset by principal repayments of $3.1 million.

    As of September 30, 1997 and December 31, 1996, NCSB's allowance for loan losses totaled $51,000. NCSB had one nonperforming loan account totaling $151,000 at September 30, 1997, as compared to no nonperforming loans at December 31, 1996. This loan account was secured by a single-family residence and was in foreclosure at September 30, 1997. Management anticipates no loss on this account. On September 30, 1997, NCSB's allowance for loan losses was comprised solely of a general loan loss allowance which is includable as a component of regulatory risk-based capital. Although management believes that its allowance for loan losses was adequate as of September 30, 1997, based on the available facts and circumstances, there can be no assurance that the allowance will be adequate to absorb actual loan losses or that additions to such allowance will not be necessary in future periods, which could adversely affect NCSB's results of operations.

    Deposits totaled $50.1 million at September 30, 1997, an increase of $765,000, or 1.5%, over December 31, 1996 levels. The increase resulted primarily from management's continuing efforts to increase the deposit portfolio through marketing and pricing strategies.

    Advances from the FHLB totaled $4.4 million at September 30, 1997, a decline of $1.6 million, or 26.8%, from the total at December 31, 1996. Management elected to redeploy excess liquidity to repay such advances during the nine month period.

    NCSB is required to maintain minimum regulatory capital pursuant to federal regulations. At September 30, 1997, NCSB's regulatory capital exceeded all regulatory capital requirements.

Financial Condition at December 31, 1996

    NCSB's consolidated total assets amounted to $61.4 million as of December 31, 1996, an increase of $5.6 million, or 10.1%, over the $55.8 million total at December 31, 1995. The increase was funded primarily through an increase in borrowings of $6.0 million and an increase in shareholders' equity of approximately $2.9 million, which were partially offset by a decrease in deposits of $3.4 million.

    Cash and due from banks, interest-bearing deposits in other financial institutions, and investment securities decreased by $737,000, or 9.2%, to a total of $7.3 million at December 31, 1996, compared to $8.0 million at December 31, 1995. Investment securities decreased by $1.9 million, as maturities of $2.6 million and sales of $491,000 exceeded purchases of $1.2 million.

    Mortgage-backed securities increased by $5.7 million as NCSB utilized FHLB borrowings to purchase adjustable-rate participation certificates issued by the GNMA. Through the purchase of the treasury-indexed GNMA participations, management sought to offset the decline in deposits and its impact on earnings by utilizing the 110 basis point spread between the rates paid by NCSB on the FHLB advances and the rates earned on the mortgage-backed securities.

    Loans receivable totaled $38.4 million at December 31, 1996, an increase of $1.0 million, or 2.6%, over the $37.4 million total at December 31, 1995. Loan disbursements totaled $9.2 million during 1996, which were partially offset by loan sales of $1.7 million and principal repayments of $6.6 million. Loan origination volume during 1996 exceeded that of 1995 by $824,000 and sales volume increased by $1.7 million.

    NCSB's allowance for loan losses amounted to $51,000 at December 31, 1996 and 1995. The allowance for loan losses represented 0.13% of the total loan portfolio at December 31, 1996, as compared to 0.14% at December 31, 1995. There were no nonperforming loans at December 31, 1996 and 1995.

    Deposits totaled $49.4 million at December 31, 1996, a decrease of $3.4 million, or 6.4%, from the $52.7 million total at December 31, 1995. The decline in deposits can be primarily attributed to customers utilizing funds from deposit accounts to purchase NCSB's common shares in connection with the Conversion in April 1996.

    NCSB's shareholders' equity amounted to $5.6 million at December 31, 1996, an increase of $2.9 million, or 110.2%, over the total at December 31, 1995. The increase resulted from $3.6 million of net cash proceeds from NCSB's initial public offering, which was partially offset by NCSB's $265,000 operating loss during the year, and a $373,000 increase in unrealized losses on securities designated as available for sale.

Comparison of Results of Operations for the Nine Months Ended September 30, 1997 and September 30, 1996

    General. NCSB's profitability depends primarily on the level of net interest income, which is the difference between interest income on interest-earning assets, principally loans, mortgage-backed securities and investment securities, and interest expense on deposit accounts and borrowings. NCSB's operations are also influenced by the level of general, administrative and other expenses, including employee compensation and benefits, occupancy, federal deposit insurance premiums and franchise taxes, as well as various other operating expense categories, including federal income tax expense.

    NCSB's net earnings for the nine months ended September 30, 1997 totaled $192,000 compared to the $271,000 net loss reported in the comparable 1996 period. The increase in net earnings resulted primarily from a $91,000 increase in net interest income and a $385,000 decrease in general, administrative and other expense, which were partially offset by a $13,000 decline in other income.

    Net Interest Income. Total interest income for the nine months ended September 30, 1997, amounted to $3.3 million, an increase of $221,000, or 7.3%, over the comparable period in 1996, reflecting the effects of growth in weighted-average interest-earning assets outstanding year to year of approximately $6.1 million. Interest income on loans and mortgage-backed securities totaled $3.0 million for the nine months ended September 30, 1997, an increase of $324,000, or 12.2%, over the comparable 1996 period. The increase resulted primarily from a $7.4 million increase in the weighted-average balance outstanding, which was partially offset by a 22 basis point decline in the average yield to 7.26% in 1997. Interest income on investments and interest-bearing deposits decreased by $103,000, or 26.0%, due to a $1.3 million decline in the weighted-average balance outstanding, coupled with a 73 basis point decline in the average yield, to 5.82% in 1997. Interest expense on deposits decreased by $62,000, or 3.0%, to a total of $2.0 million for the nine months ended September 30, 1997, due to a $1.4 million decline in the weighted-average balance of deposits outstanding. Interest expense on borrowings increased by $192,000 for the nine months ended September 30, 1997, due to a $4.3 million increase in the average balance outstanding in 1997 as compared to 1996, coupled with an increase in the average cost of borrowings year to year.

    As a result of the foregoing changes in interest income and interest expense, net interest income increased by $91,000, or 9.4%, for the nine months ended September 30, 1997 as compared to the comparable period in 1996. The interest rate spread amounted to 1.75% in 1997 and 2.03% in 1996, while the net interest margin was 2.31% in 1997 and 2.35% in 1996.

    Provision for Losses on Loans. A provision for losses on loans is charged to operations to bring the total allowance for loan losses to a level considered appropriate by management based on historical experience, the volume and type of lending conducted by NCSB, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to NCSB's market area, and other factors related to the collectibility of NCSB's loan portfolio. As a result of such analysis, management concluded that the allowance for loan losses was adequate and therefore, an addition to the provision for losses on loans was not necessary during the nine month periods ended September 30, 1997 and 1996. There can be no assurance that the loan loss allowance of NCSB will be adequate to cover losses on nonperforming assets in the future.

    Other Income. Other income decreased for the nine months ended September 30, 1997 by $13,000 from the comparable 1996 period. The decrease in other income was primarily attributable to the fact that the nine month period ended September 30, 1996, included a $21,000 gain on sale of loans. Additionally, NCSB realized a decrease of $9,000 in miscellaneous income and a $17,000 increase in gain on sale of securities.

    General, Administrative and Other Expense. General, administrative and other expense totaled $926,000 for the nine months ended September 30, 1997, a decrease of $385,000 from the 1996 nine month period, due primarily to a one-time assessment by the FDIC to recapitalize the SAIF, totaling $304,000, recorded during the 1996 period. Additionally, the decrease resulted from a $68,000 decline in deposit insurance premiums due to a reduction in premium rates and a $54,000, or 12.0%, decline in employee compensation and benefits, due to a reduction in staffing levels. These decreases were partially offset by a $34,000, or 141.7%, increase in franchise taxes due to the increase in equity following the common stock offering.

    Comparison of Results of Operations for the Years ended December 31, 1996 and December 31, 1995

    General. Net losses for the years ended December 31, 1996 and 1995, totaled $265,000 and $532,000, respectively. The $267,000, or 50.2%, decline in net losses during 1996 resulted primarily from a $234,000 increase in net interest income and a $296,000 increase in other income, which were partially offset by a $263,000 increase in general, administrative and other expense. The increase in general, administrative and other expense resulted primarily from an increase of $283,000, or 222.8%, in FDIC premiums due to a special assessment by the FDIC pursuant to legislation enacted to recapitalize the SAIF.

    Net Interest Income. Net interest income is determined by NCSB's interest rate spread, which is the difference between the yields earned on its interest-earning assets and the rates paid on its interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Total interest income for the year ended December 31, 1996, amounted to $4.1 million, an increase of $295,000, or 7.7%, over the $3.8 million recorded in 1995. Interest income on loans totaled $3.0 million, an increase of $300,000, or 11.3%, over the 1995 period. This increase resulted primarily from a $3.5 million, or 10.1%, increase in the average portfolio balance outstanding from year to year, coupled with an eight basis point increase in the average yield, from 7.67% in 1995, to 7.75% in 1996. Interest income on mortgage-backed securities declined by $183,000, or 22.3%, as a result of a $2.6 million, or 19.9%, decline in the average portfolio balance outstanding from year to year, combined with a 19 basis point decrease in the average yield, from 6.29% in 1995, to 6.10% in 1996. Interest income on investment securities and other interest-earning assets increased by $178,000, or 53.6%, to a total of $510,000 in 1996, as compared to $332,000 in 1995. This increase resulted primarily from a $2.0 million increase in the average portfolio balance outstanding from year to year, combined with a 84 basis point increase in the average yield, from 5.70% in 1995, to 6.54% in 1996. The increase in interest-earning assets generally reflects management's deployment of the net proceeds of the offering.

    Total interest expense amounted to $2.8 million for the year ended December 31, 1996, an increase of $61,000, or 2.2%, over the $2.7 million recorded in 1995. Interest expense on deposits increased by $142,000, or 5.5%, to a total of $2.7 million in 1996. The increase resulted primarily from a $1.3 million, or 2.6%, increase in the average deposit portfolio balance outstanding from year to year, combined with a 15 basis point increase in the average cost of deposits, from 5.15% in 1995, to 5.30% in 1996. Interest expense on borrowings decreased by

$81,000, or 53.3%, during 1996. This decrease was due to a $898,000 decrease in average borrowings outstanding, combined with a 162 basis point decrease in the average cost of borrowings, from 6.29% in 1995 to 4.67% in 1996.

    As a result of the foregoing changes in interest income and interest expense, net interest income increased by $234,000, or 21.6%, for the year ended December 31, 1996, as compared to 1995. The interest rate spread increased by nine basis points to 2.00% in 1996, from 1.91% in 1995, while the net interest margin increased by 32 basis points to 2.34% in 1996, from 2.02% in 1995.

    Provision for Losses on Loans. NCSB establishes a provision for loan losses, which is charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate by management based upon an assessment of prior loss experience, known and inherent risks in the loan portfolio, adverse situations that may affect the ability of individual borrowers to repay their loans, the estimated value of any underlying collateral, economic conditions in NCSB's market area generally and other factors related to the collectibility of NCSB's loan portfolio. Based on such analysis, management concluded that the allowance for loan losses was adequate, and as a result did not record any additions to the allowance for loan losses. At December 31, 1996 and 1995, NCSB had no nonperforming loans.

    Although management believes that it uses the best information available in providing for possible loan losses and believes that the allowance was adequate at December 31, 1996, future adjustments to the allowance could be necessary and results of operations could be adversely affected if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations.

    Other Income. Other income totaled $83,000 for the year ended December 31, 1996, an increase of $296,000, or 139.0%, over the $213,000 loss recorded in 1995. The increase resulted primarily from the absence of any loss on sale of mortgage-backed and related securities during the year ended December 31, 1996, compared to a $270,000 loss on the sale of such securities during the 1995 period, gains on sale of mortgage loans of $21,000 during the year ended December 31, 1996, and an increase in other operating income of $14,000, or 24.6%, resulting primarily from interest received on an Internal Revenue Service refund relating to prior tax years.

    General, Administrative and Other Expense. General, administrative, and other expense totaled $1.7 million for the year ended December 31, 1996, an increase of $263,000, or 18.8%, over the $1.4 million recorded in 1995. The increase resulted primarily from an increase of $283,000, or 222.8%, in FDIC premiums, which was partially offset by a $37,000, or 11.1%, decrease in occupancy and equipment expense, which resulted from a decrease in rental expenses of $24,000 from year to year, which were partially offset by increased data processing costs. The increase in deposit insurance premiums was due primarily to a special assessment by the FDIC pursuant to legislation enacted to recapitalize the SAIF. The legislation required a one-time assessment of $.657 per $100 of SAIF-insured deposits held as of March 31, 1995, resulting in a $304,000 charge recorded by NCSB during 1996. Effective January 1, 1997, the deposit insurance premium rate for NCSB was set at approximately $.945 per $100 of deposits.

    Income Tax Credits. NCSB's operating losses during the years ended December 31, 1996 and 1995 did not give rise to a credit tax provision due to the existence of operating tax loss carryforwards. NCSB will recognize the benefits of these loss carryforwards under SFAS No. 109 upon a return to profitable operations.

Yields Earned and Rates Paid

    The following table sets forth certain information relating to NCSB's average balance sheet information and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods presented. Average balances are derived from month-end balances, which include nonaccruing loans in the loan portfolio, if any, net of the allowance for loan losses. Management does not believe that the use of month-end balances instead of daily balances has caused any material differences in the information presented.

                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                               1997
                                               -------------------------------------
                                                 AVERAGE     INTEREST
                                               OUTSTANDING    EARNED/      YIELD/
                                                 BALANCE       PAID        RATE(2)
                                               -----------  -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans receivable...........................   $  40,632    $   2,320         7.61%
  Mortgage-backed securities.................      14,034          656         6.23
  Investment securities......................       3,921          173         5.88
  Interest-bearing deposits and other........       2,796          120         5.72
                                                ---------    ---------   ----------
  Total interest-earning assets..............      61,383        3,269         7.10
Non-interest earning assets..................         560
                                                ---------
  Total assets...............................   $  61,943
                                                ---------
                                                ---------

Interest-bearing liabilities:
  Deposits...................................   $  50,530        2,009         5.30
  Borrowings.................................       4,410          196         5.93
                                                ---------  -----------  -----------
  Total interest-bearing liabilities.........      54,940        2,205         5.35
                                                           -----------  -----------
Non-interest-bearing liabilities.............       1,327
                                                ---------
  Total liabilities..........................      56,267
Shareholders' equity (1).....................       5,676
                                                ---------

  Total liabilities and shareholders'
    equity...................................   $  61,943
                                                ---------
                                                ---------
Net interest income and interest rate
  spread.....................................                $   1,064         1.75%
                                                             ---------  ------------
                                                             ---------  ------------
Net interest margin (net interest income as a
  percent of average interest-earning
  assets)....................................                                  2.31%
                                                                         -----------
                                                                         -----------
Average interest-earning assets to
  interest-bearing liabilities...............                                111.73%
                                                                         -----------
                                                                        ------------


                                                                        YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                                 1996                             1995
                                                 ---------------------------------  -------------------------------
                                                 AVERAGE     INTEREST                 AVERAGE     INTEREST
                                               OUTSTANDING    EARNED/      YIELD/   OUTSTANDING    EARNED/    YIELD/
                                                 BALANCE       PAID        RATE       BALANCE       PAID       RATE
                                               -----------  ----------   ---------  -----------  ---------  --------
 Interest-earning assets:
  Loans receivable...........................    $38,111    $   2,955      7.75%    $  34,618  $   2,655      7.67%
  Mortgage-backed securities.................     10,438          637      6.10        13,030        820      6.29
  Investment securities......................      5,346          350      6.55         4,203        229      5.45
  Interest-bearing deposits and other........      2,449          160      6.53         1,621        103      6.35
                                               ---------    ---------    -------    ---------  ---------     -----
  Total interest-earning assets..............     56,344        4,102      7.28        53,472      3,807      7.12
Non-interest earning assets..................      1,888                                1,979
                                               ---------                            ---------
  Total assets...............................    $58,232                            $  55,451
                                               ---------                            ---------
Interest-bearing liabilities:
  Deposits...................................    $51,235        2,715      5.30     $  49,919      2,573      5.15
  Borrowings.................................      1,519           71      4.67         2,417        152      6.29
                                               ---------    ----------   ---------  ---------  -----------  ------
  Total interest-bearing liabilities.........     52,754        2,786      5.28        52,336      2,725      5.21
                                                            ----------   ---------             -----------  ------
Non-interest-bearing liabilities.............        639                                  520
                                               ---------                            ---------
  Total liabilities..........................     53,393                               52,856
Shareholders' equity (1).....................      4,839                                2,595
                                               ---------                            ---------
  Total liabilities and shareholders'
    equity...................................    $58,232                            $  55,451
                                               ---------                            ---------
Net interest income and interest rate
  spread.....................................               $   1,316      2.00%               $  1,082     1.91%
                                                            ----------    --------             -----------  -----
                                                            ----------    --------             -----------  -----
Net interest margin (net interest income as a
  percent of average interest-earning
  assets)....................................                               2.34%                           2.02%
                                                                          --------                          -----
                                                                          --------                          -----
Average interest-earning assets to
  interest-bearing liabilities...............                             106.81%                         102.17%
                                                                          --------                        -------
                                                                          --------                        -------


                                                              1994
                                                 -------------------------------
                                                   AVERAGE     INTEREST
                                                 OUTSTANDING    EARNED/   YIELD/
                                                   BALANCE        PAID     RATE
                                                 -----------  ----------  ------
Interest-earning assets:
  Loans receivable...........................      $27,484    $  2,098      7.63%
  Mortgage-backed securities.................       21,876       1,148      5.25
  Investment securities......................        3,211         160      4.98
  Interest-bearing deposits and other........        1,211          65      5.37
                                                 -----------  ----------  ------
  Total interest-earning assets..............       53,782       3,471      6.45
Non-interest earning assets..................        1,826
                                                 -----------
  Total assets...............................      $55,608
                                                 -----------
                                                 -----------
Interest-bearing liabilities:
  Deposits...................................      $49,770       2,187      4.39
  Borrowings.................................        2,083         105      5.04
                                                 -----------  ----------  ------
  Total interest-bearing liabilities.........       51,853       2,292      4.42
Non-interest-bearing liabilities.............          524
  Total liabilities..........................       52,377
Shareholders' equity (1).....................        3,231
                                                 -----------
  Total liabilities and shareholders'
    equity...................................      $55,608    $  1,179
                                                 -----------  ----------
                                                 -----------  ----------
Net interest income and interest rate
  spread.....................................                               2.03%
Net interest margin (net interest income as a
  percent of average interest-earning
  assets)....................................                               2.19%
                                                                         --------
                                                                         --------
Average interest-earning assets to
  interest-bearing liabilities...............                             103.72%
                                                                         --------
                                                                         --------



------------------------

(1) Consisted of retained earnings only for the years ended December 31, 1995 and 1994.

(2) Annualized.

    The following table sets forth the weighted average yields earned on NCSB's interest-earning assets, the weighted average interest rates paid on NCSB's interest-bearing liabilities and the interest rate spread between the weighted average yields and rates at the dates indicated:

                                                                                   AT DECEMBER 31,
                                                       AT SEPTEMBER 30,    -------------------------------
                                                             1997            1996       1995       1994
                                                      -------------------  ---------  ---------  ---------
Weighted-average yield on:
  Loans receivable..................................         7.63%           7.57%      7.57%      7.59%
  Mortgage-backed securities........................         6.18            6.25       6.22       4.99
  Investment securities.............................         6.39            6.78       6.45       5.04
  Interest-bearing deposits and other...............         7.28            5.88       6.00       5.53
Combined weighted-average yield on
  interest-earning assets...........................         7.43            7.12       7.21       6.58
Weighted-average rate paid on:
Deposits............................................         5.33            5.21       5.39       4.62
FHLB advances.......................................         5.88            5.66     --           6.09
Combined weighted-average rate paid on
  interest-bearing liabilities......................         5.38            5.26       5.39       4.66
Interest rate spread................................         2.05            1.86       1.82       1.92


    The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to changes in volume (i.e., changes in volume multiplied by the old rate) and changes in rate (i.e., changes in rate multiplied by the old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to volume and the change due to rate.

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                         1997 VS. 1996
                                                               --------------------------------
                                                                     INCREASE
                                                                 (DECREASE) DUE TO
                                                               ----------------------
                                                                 VOLUME       RATE       TOTAL
                                                               -----------  ---------  ---------
                                                                        (IN THOUSANDS)
Interest-earning assets:
  Loans receivable........................................   $     152   $     (51)    $   101
  Mortgage-backed securities..............................         223          --         223
  Investment securities...................................         (74)        (24)        (98)
  Interest-bearing deposits and other.....................          14         (19)         (5)
                                                             ----------  ----------    --------
  Total interest income...................................         315         (94)        221

Interest-bearing liabilities:
  Deposits................................................         (54)         (8)        (62)
  FHLB advances...........................................         190           2         192
  Total interest expense..................................         136          (6)        130
                                                             ----------  ----------    --------
Increase (decrease) in net interest income................   $     179   $     (88)    $    91
                                                             ----------  ----------    --------
                                                             ----------  ----------    --------

Asset and Liability Management

    NCSB's interest rate spread is the principal determinant of NCSB's income. The interest rate spread, and therefore, net interest income, can vary considerably over time because asset and liability repricing do not coincide. Moreover, the long-term and cumulative effect of interest rate changes can be substantial. Interest rate risk is defined as the sensitivity of an institution's earnings and net asset values to changes in interest rates.

    One of the methods utilized by NCSB to monitor its interest rate risk has been the interest rate sensitivity gap, which is the difference between interest-bearing liabilities and interest-earning assets maturing or subject to repricing within a given time frame. A positive gap occurs when interest-earning assets exceed interest-bearing liabilities maturing or repricing during a designated time frame. Conversely, a negative gap occurs when interest-bearing liabilities exceed interest-earning assets maturing or repricing within a designated time frame. A positive gap may leave NCSB's earnings vulnerable to declining interest rates because when interest rates are declining, the interest income earned on assets may decline more rapidly than the interest expense paid on NCSB's liabilities as interest-earning assets reprice at a faster pace than interest-bearing liabilities. An increase in interest rates would be expected to cause interest income to increase more rapidly than interest expense. It is possible, however, that an increase in interest rates could adversely affect income due to other economic effects of rising interest rates. A negative gap will generally result in reduced net interest income during a period of rising interest rates. Conversely, during a period of falling interest rates, a negative gap position would tend to enhance net interest income.

    The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1997, which are scheduled to reprice or mature in each of the time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature in a given period were determined in accordance with the contractual terms of the asset or liability. This table does not necessarily indicate the impact of general interest rate movements on NCSB's net interest income because the repricing of certain categories of assets and liabilities is subject to the interest rate environment, competition and other factors beyond NCSB's control. As a result, certain assets and liabilities may in fact mature or reprice at different times and in different volumes than indicated.

                                                                   WITHIN ONE   OVER 1-3   OVER 3-5    OVER 5
                                                                     YEARS       YEARS       YEARS      YEARS      TOTAL
                                                                   ----------  ----------  ---------  ---------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Fixed-rate real estate loans: (1)..............................  $    2,488  $    4,559  $   4,155  $  22,997  $  34,199
  Adjustable-rate real estate loans..............................       2,464       4,542     --         --          7,006
  Consumer and other loans.......................................         338         199         35         76        648
  Mortgage-backed securities (1).................................      13,072      --             10     --         13,082
  Investment securities..........................................       1,100      --         --          2,245      3,345
  FHLB stock.....................................................         499      --         --         --            499
  Interest-bearing deposits......................................         973      --         --         --            973
                                                                   ----------  ----------  ---------  ---------  ---------
    Total interest-earning assets................................      20,934       9,300      4,200     25,318     59,752
Interest-bearing liabilities:
  Passbook accounts (2)..........................................         776       1,307         95      1,529      3,707
  Demand, NOW and Super NOW (2)..................................         222         288        349        106        965
  Money market demand accounts (2)...............................         325         583         72      2,603      3,583
  Certificates of deposit........................................      29,949      10,835      1,087     --         41,871
  Advances from the FHLB.........................................       2,890       1,500     --         --          4,390
                                                                   ----------  ----------  ---------  ---------  ---------
    Total interest-bearing liabilities...........................      34,162      14,513      1,603      4,238     54,516
                                                                   ----------  ----------  ---------  ---------  ---------
Interest rate sensitivity gap....................................     (13,228)     (5,213)     2,597     21,082      5,237
Cumulative interest rate sensitivity gap.........................  $  (13,228) $  (18,441)   (15,844) $   5,237  $   5,237
                                                                   ----------  ----------  ---------  ---------  ---------
                                                                   ----------  ----------  ---------  ---------  ---------
Cumulative interest rate sensitivity gap as a percentage of total
  interest-earning assets........................................      (22.14%     (30.86%    (26.52%      8.76%      8.76%
                                                                   ----------  ----------  ---------  ---------  ---------
                                                                   ----------  ----------  ---------  ---------  ---------

------------------------

(1) Fixed-rate mortgage loans and mortgage-backed securities are assumed to prepay at an approximate 8% annual rate. NCSB's historic rate of prepayments in recent years has generally exceeded the assumed rate of prepayments. There can be no assurance, however, that such rate of prepayments will continue. A decrease in the prepayment rate would be expected to adversely impact NCSB's interest rate sensitivity. Adjustable-rate loans and mortgage-backed securities are categorized in the period of repricing.

(2) Passbook accounts, demand, negotiable order of withdrawal ("NOW") and Super NOW accounts are shown as decaying over a 20 year period. NCSB's actual rate of account decay has generally been as favorable as the rate assumed. There can be no assurance, however, that such decay rate will continue in the future.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements of NCSB and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of NCSB's operations. Unlike most industrial companies, nearly all the assets and liabilities of NCSB are monetary. As a result, interest rates have a greater impact on NCSB's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1996, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 125, "Accounting for Transfers of Financial Assets, Servicing Rights, and Extinguishment of Liabilities", that provides accounting guidance on transfers of financial assets, servicing of financial assets, and extinguishment of liabilities. SFAS No. 125 introduces an approach to accounting for transfers of financial assets that provides a means of dealing with more complex transactions in which the seller disposes of only a partial interest in the assets, retains rights or obligations, makes use of special purpose entities in the transaction, or otherwise has continuing involvement with the transferred assets. The new accounting method, the financial components approach, provides that the carrying amount of the financial assets transferred be allocated to components of the transaction based on their relative fair values. SFAS No. 125 provides criteria for determining whether control of assets has been relinquished and whether a sale has occurred. If the transfer does not qualify as a sale, it is accounted for as a secured borrowing. Transactions subject to the provisions of SFAS No. 125 include, among others, transfers involving repurchase agreements, securitizations of financial assets, loan participations, factoring arrangements, and transfers of receivables with recourse.

    An entity that undertakes an obligation to service financial assets recognizes either a servicing asset or liability for the servicing contract (unless related to a securitization of assets, and all the securitized assets are retained and classified as held-to-maturity). A servicing asset or liability that is purchased or assumed is initially recognized at its fair value. Servicing assets and liabilities are amortized in proportion to and over the period of estimated net servicing income or net servicing loss and are subject to subsequent assessments for impairment based on fair value.

    SFAS No. 125 provides that a liability is removed from the balance sheet only if the debtor either pays the creditor and is relieved of its obligation for the liability or is legally released from being the primary obligor.

    SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1997, and is to be applied prospectively. Earlier or retroactive application is not permitted. Management does not believe that adoption of SFAS No. 125 will have a material adverse effect on NCSB's consolidated financial position or results of operations.

    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which requires companies to present basic earnings per share and, if applicable, diluted earnings per share, instead of primary and fully diluted earnings per share, respectively. Basic earnings per share is computed without including potential common shares, i.e., no dilutive effect. Diluted earnings per share is computed taking into consideration common shares outstanding and dilutive potential common shares, including options, warrants, convertible securities and contingent stock agreements. SFAS No. 128 is effective for periods ending after December 15, 1997. Early adoption is not permitted. Based upon the provisions of SFAS No. 128, NCSB's basic and diluted earnings per share for the nine months ended September 30, 1997, would each have been $.48.

    In February, 1997, the FASB issued SFAS No. 129, "Disclosures of Information about Capital Structure." SFAS No. 129 consolidated existing accounting guidance relating to disclosure about a company's capital structure. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 is not expected to have a material impact on NCSB's financial statements.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and loses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

    SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on NCSB's financial statements.

    In June, 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 significantly changes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 uses a "management approach" to disclose financial and descriptive information about the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. For many enterprises, the management approach will likely result in more segments being reported. In addition, SFAS No. 131 requires significantly more information to be disclosed for each reportable segment than is presently being reported in annual financial statements and also requires that selected information be reported in interim financial statements. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 is not expected to have a material impact on NCSB's financial statements.

                                BUSINESS OF NCSB

    NCSB is a stock savings bank which serves the Hamilton County, Ohio, community. NCSB was incorporated under Ohio law in 1882 as a mutual savings and loan association under the name "The North Cincinnati Loan and Building Company" and in 1993, NCSB converted to a savings bank charter. On April 30, 1996, NCSB converted to a stock savings bank and sold 396,750 shares of common stock, $1.00 par value per share. As a state-chartered Ohio savings bank, NCSB is subject to supervision and regulation by the Division and the FDIC. NCSB is a member of the FHLB of Cincinnati, and the deposits of NCSB are insured up to applicable limits by the SAIF administered by the FDIC.

    NCSB is principally engaged in the business of originating real estate loans secured by first mortgages on one- to four-family residential real estate in NCSB's primary market area which consists of Hamilton County, Ohio, although NCSB also makes loans to borrowers in Butler, Clermont and Warren Counties, which border Hamilton County. NCSB also makes loans secured by multifamily real estate (over four units) and, to a lesser extent, nonresidential real estate and consumer loans secured by savings accounts at NCSB. NCSB also invests in mortgage-backed and related securities, U.S. government agency obligations and other investments permitted by applicable law. Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, and loan principal and mortgage-backed security repayments.

    Interest on loans and investments is NCSB's primary source of income. NCSB's principal expense is interest paid on deposit accounts. Operating results are dependent to a significant degree on the "net interest income" of NCSB, which is the difference between interest income earned on loans, mortgage-backed and related securities and other investments and interest paid on deposits and borrowings. Like most thrift institutions, NCSB's interest income and interest expense are significantly affected by general economic conditions and by the policies of various regulatory authorities.

LENDING ACTIVITIES

    GENERAL. NCSB's principal lending activity is the origination of conventional real estate loans secured by one- to four-family homes located in NCSB's primary market area and adjacent counties. Loans secured by multifamily properties containing five units or more and nonresidential properties are also occasionally originated by NCSB. NCSB currently does not originate mortgage loans insured by the Federal Housing Authority or guaranteed by the Veterans Administration. In addition to real estate lending, NCSB originates loans secured by deposit accounts.

    LOAN PORTFOLIO COMPOSITION. The following table presents certain information in respect of the composition of NCSB's loan portfolio at the dates indicated:

                                                     AT SEPTEMBER 30,
                                       ----------------------------------------------
                                                1997                    1996
                                       ----------------------  ----------------------
                                                    PERCENT                 PERCENT
                                                   OF TOTAL                OF TOTAL
                                        AMOUNT       LOANS      AMOUNT       LOANS
                                       ---------  -----------  ---------  -----------
                                                    (DOLLARS IN THOUSANDS)
Type of loan:
  Secured by real estate:
  One- to four-family residences.....  $  37,793        90.5%  $  35,561        92.7%
  Multifamily........................        920         2.2         469         1.2
  Nonresidential.....................      3,055         7.3       2,911         7.6
                                       ---------       -----   ---------       -----
  Total real estate loans............     41,768       100.0      38,941       101.5
Consumer and other loans:
  Passbook...........................        221          .5          63          .2
  Line of credit.....................        427         1.0         212          .5
                                       ---------       -----   ---------       -----
Total loans..........................     42,416       101.5      39,216       102.2
Less:
  Undisbursed portion of loans in
    process..........................       (512)       (1.2)       (696)       (1.8)
  Net deferred loan origination fees.        (96)        (.2)       (113)        (.3)
  Allowance for loan losses..........        (51)        (.1)        (51)        (.1)
                                       ---------       -----   ---------       -----
    Total loans, net.................  $  41,757       100.0%  $  38,356       100.0%
                                       ---------       -----   ---------       -----
                                       ---------       -----   ---------       -----


                                                     AT DECEMBER 31,
                                       ---------------------------------------------
                                                 1995                  1994
                                       --------------------  -----------------------
                                                   PERCENT                 PERCENT
                                                   OF TOTAL               OF TOTAL
                                        AMOUNT      LOANS     AMOUNT        LOANS
                                       ---------  ---------  ---------   -----------

Type of loan:
  Secured by real estate:
  One- to four-family residences.....  $  36,406      97.4%    $30,851         96.6%
  Multifamily........................        233        .6         250           .8
  Nonresidential.....................        864       2.3         965          3.0
                                       ---------     -----   ---------        -----
  Total real estate loans............     37,503     100.3      32,066        100.4
Consumer and other loans:
  Passbook...........................         83        .2          78           .3
  Line of credit.....................     --          --        --              --
                                       ---------     -----   ---------        -----
Total loans..........................     37,586     100.5      32,144        100.7
Less:
  Undisbursed portion of loans in
    process..........................     --          --        --              --
  Net deferred loan origination fees.       (135)      (.4)       (162)         (.5)
  Allowance for loan losses..........        (51)      (.1)        (51)         (.2)
                                       ---------     -----   ---------        -----
    Total loans, net.................  $  37,400     100.0%  $  31,931        100.0%
                                       ---------     -----   ---------        -----
                                       ---------     -----   ---------        -----

    LOAN MATURITY. The following table sets forth the contractual maturity of NCSB's loans at September 30, 1997, before consideration of net items:

   DUE DURING YEARS       ONE-TO
 ENDING SEPTEMBER 30,   FOUR-FAMILY   MULTIFAMILY   NONRESIDENTIAL  CONSUMER      TOTAL
----------------------  -----------  -------------  -------------  -----------  ---------
                                                 (IN THOUSANDS)
1998                     $   1,597     $  --          $     975     $     338   $   2,910
1999                         2,540        --             --                10       2,550
2000                           932           630          1,345           190       3,097
2001 to 2002                   522        --             --                35         557
2003 to 2007                 1,584        --                297            75       1,956
2008 and thereafter         30,618           290            438        --          31,346
                         ---------     ---------      ---------     ---------   ---------
                         $  37,793     $     920      $   3,055     $     648   $  42,416
                         =========     =========      =========     =========   =========

    The following table sets forth the dollar amount of all loans due after one year from September 30, 1997, which have predetermined interest rates and have floating or adjustable interest rates:

                                                           DUE MORE THAN
                                                           ONE YEAR AFTER
                                                         SEPTEMBER 30, 1997
                                                         ------------------
                                                           (IN THOUSANDS)
Fixed rate of interest.................................      $   34,964
Adjustable rate of interest............................           4,542
                                                             ----------
                                                             $   39,506
                                                             ==========

    ONE- TO FOUR-FAMILY REAL ESTATE LOANS. The principal lending activity of NCSB is the origination of permanent conventional loans secured by one- to four-family residences, primarily single-family residences, located within NCSB's primary market area and adjacent counties. Each of such loans is secured by a mortgage on the underlying real estate and improvements thereon, if any. At September 30, 1997, NCSB's one- to four-family residential real estate loan portfolio was approximately $37.8 million, or 90.5% of total loans.

    Ohio law limits the amount which NCSB may lend in relationship to the appraised value of the real estate and improvements at the time of loan origination. In accordance with such laws, NCSB makes loans on one- to four-family residences for up to 90% of the value of the real estate and improvements (the "Loan-to-Value Ratio" or "LTV"). The principal amount of any loan which exceeds an 80% LTV at the time of origination is usually covered by private mortgage insurance at the expense of the borrower. In prior years, NCSB typically did not make one- to four-family real estate loans for more than $250,000. In response to increasing housing values in NCSB's market area, particularly in the neighborhoods surrounding NCSB's main office, NCSB has begun originating single-family loans for more than $250,000.

    NCSB offers fixed-rate loans and adjustable-rate mortgage loans ("ARMs") secured by one- to four-family real estate for terms of up to 30 years. The interest rate adjustment periods on the ARMs are either one year or three years. The interest rate adjustments on one-year and three-year loans secured by one- to four-family real estate presently originated by NCSB are tied to changes in the respective weekly average yield on one-year and three-year U.S. Treasury securities, adjusted to a constant maturity. The maximum allowable adjustment at each adjustment date is 2% with a maximum adjustment of 4% over the term of the loan. The initial rate on a three-year ARM secured by one- to four-family real estate is typically higher than the initial rate on a one-year ARM to compensate for the reduced interest rate sensitivity.

    Adjustable-rate loans decrease NCSB's interest rate risk but may involve other risks, primarily credit risk. As interest rates rise, the payment by the borrower rises to the extent permitted by the terms of the loan, thereby increasing the potential for default. At the same time, the marketability of the underlying property may be adversely affected by higher interest rates. From time to time, NCSB originates ARMs that have initial interest rates lower than the sum of the index plus the margin. Such loans are subject to increased risk of delinquency or default due to increasing monthly payments as the interest rates on such loans increase to the fully-indexed level. Such increased risk is considered in NCSB's underwriting of such loans. These risks have not had a material adverse effect on NCSB to date, as evidenced by the historically low level of delinquent loans and nonperforming assets in recent years and the absence of classified assets. See "Delinquent Loans, Nonperforming Assets and Classified Assets."

    NCSB makes construction loans to individuals for the construction and permanent financing of their primary residences. Such loans are offered for terms of up to 30 years. During the first four months, while the residence is being constructed, the borrower is required to pay interest only.

    Construction loans generally involve greater underwriting and default risks than do loans secured by mortgages on existing properties. Loan funds are advanced upon the security of the project under construction, which is more difficult to value before the completion of construction. Moreover, because of the uncertainties inherent in estimating construction costs, it is relatively difficult to evaluate accurately the LTV and the total loan funds required to complete a project. In the event a default on a construction loan occurs and foreclosure follows, NCSB would have to take control of the project and attempt either to arrange for completion of construction or dispose of the unfinished project. The increased risks inherent in construction lending are not significant to NCSB because of the small number of construction loans originated by NCSB. NCSB had no construction loans outstanding at September 30, 1997.

    MULTIFAMILY REAL ESTATE LOANS. NCSB occasionally originates loans secured by multifamily properties containing over four units. Multifamily loans are offered for terms of up to 30 years and a maximum LTV of 80%.

    Multifamily lending is generally considered to involve a higher degree of risk than one- to four-family residential lending because the borrower typically depends upon income generated by the real estate to cover operating expenses and debt service. The profitability of a property can be affected by economic conditions, government policies and other factors beyond the control of the borrower. NCSB attempts to reduce the risk associated with multifamily lending by evaluating the creditworthiness of the borrower and the projected income from the project. NCSB requires that borrowers submit rent rolls and financial statements annually to enable NCSB to monitor the loan.

    At September 30, 1997, loans secured by multifamily properties totaled approximately $920,000, or 2.2%, of total loans.

    NONRESIDENTIAL REAL ESTATE LOANS. At September 30, 1997, approximately $3.1 million, or 7.3%, of NCSB's total loans, were secured by nonresidential real estate. NCSB's nonresidential real estate portfolio consists of 10 loans. The largest nonresidential real estate loan outstanding at September 30, 1997, had a principal balance of $750,000 and was secured by a building containing retail and office facilities. Among the other properties securing NCSB's nonresidential real estate loans are professional office buildings and mixed use buildings. NCSB's nonresidential real estate loans have fixed or adjustable interest rates and terms of up to 30 years.

    Although the loans secured by nonresidential real estate typically have higher interest rates and shorter terms to maturity than one- to four-family residential real estate loans, nonresidential real estate lending is generally considered to involve a higher degree of risk than residential lending due to the relatively larger loan amounts and the effects of general economic conditions on the successful operation of income-producing properties. NCSB has endeavored to reduce such risk by evaluating the credit history and past performance of the borrower, the location of the real estate, the financial condition of the borrower, the quality and characteristics of the income stream generated by the property and appraisals supporting the property's valuation and by obtaining personal guarantees on loans made to corporations and partnerships.

    CONSUMER LOANS. NCSB makes loans to depositors on the security of their deposit accounts at NCSB. At September 30, 1997, NCSB had approximately $221,000, or 0.5%, of total loans, invested in passbook loans.

    In 1996, NCSB introduced a home equity line of credit program. NCSB makes home equity lines of credit in an amount which, when added to any prior indebtedness secured by the real estate, does not exceed 90% of the estimated value of the real estate and improvements thereon. NCSB's home equity loans have terms of 10 years. Currently however, NCSB will make home equity loans in cases where another lender holds the first mortgage. The interest rates charged by NCSB on home equity loans adjust monthly and are tied to the base rate on corporate loans, posted by at least 75% of the nation's 30 largest banks , as reported in THE WALL STREET JOURNAL. As of September 30, 1997, NCSB had authorized lines of credit with an aggregate principal amount of $427,000.

    LOAN SOLICITATION AND PROCESSING. Loan originations are developed from a number of sources, including continuing business with depositors, other borrowers and real estate developers, solicitations by NCSB's lending staff and walk-in customers.

    Loan applications for permanent real estate loans are taken by loan personnel. NCSB obtains a credit report, verification of employment and other documentation concerning the creditworthiness of the borrower. An appraisal of the fair market value of the real estate which will be given as security for the loan is prepared by a fee appraiser approved by the Board of Directors. Upon the completion of the appraisal and the receipt of information on the credit history of the borrower, the application for a loan is submitted for review in accordance with NCSB's underwriting guidelines to NCSB's Loan Committee, which consists of NCSB's three executive officers.

    If a real estate loan application is approved, either an attorney's opinion or title insurance is obtained on the real estate which will secure the mortgage loan. Borrowers are required to carry satisfactory fire and casualty insurance and flood insurance, if applicable, and to name NCSB as an insured mortgagee.

    The procedure for approval of construction loans is the same as for permanent real estate loans, except that the appraiser evaluates the building plans, construction specifications and estimates of construction costs. NCSB also evaluates the feasibility of the proposed construction project and the experience and record of the builder.



    LOAN ORIGINATIONS, PURCHASES AND SALES. Currently, NCSB is originating both fixed-rate and adjustable-rate loans for its portfolio and not with the intention of selling such loans in the secondary market, although the documentation for most of the loans in NCSB's portfolio conforms to the secondary market standards of the FHLMC. At September 30, 1997, $4.8 million or 11.9% of NCSB's loans did not conform to the secondary market standards of the FHLMC. NCSB has sold loans to the FHLMC in prior years, and at September 30, 1997, NCSB serviced $6.8 million in loans sold to the FHLMC and other investors. NCSB generally does not purchase whole loans or participation interests in loans.

    The following table presents NCSB's loan origination and sale activity for the periods indicated:

                                                                   NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                                     SEPTEMBER 30,     -------------------------------
                                                                         1997            1996       1995       1994
                                                                  -------------------  ---------  ---------  ---------
                                                                                     (IN THOUSANDS)
Loans originated:
  Adjustable-rate:
    One- to four-family residential.............................       $     552       $   1,596  $     942  $   1,147
    Multifamily residential.....................................             465           1,169     --         --
    Nonresidential..............................................          --               2,845     --         --
                                                                          ------       ---------  ---------  ---------
      Total adjustable-rate loans...............................           1,017           5,610        942      1,147
                                                                          ------       ---------  ---------  ---------
  Fixed-rate:
    One- to four-family residential.............................           4,903           2,821      7,188     11,449
    Multifamily residential.....................................          --                 300     --         --
    Nonresidential..............................................             200          --         --         --
    Consumer and other..........................................             361             482        259        125
                                                                          ------       ---------  ---------  ---------
      Total fixed-rate loans....................................           5,464           3,603      7,447     11,574
                                                                          ------       ---------  ---------  ---------
Total loans originated..........................................           6,481           9,213      8,389     12,721
Loans sold in the secondary market..............................          --              (1,749)    --         --
Principal repayments............................................          (3,095)         (6,561)    (2,940)    (2,855)
Increase in other items, net (1)................................              15              53         20         12
                                                                          ------       ---------  ---------  ---------
Net increase....................................................       $   3,401       $     956  $   5,469  $   9,878
                                                                          ------       ---------  ---------  ---------
                                                                          ------       ---------  ---------  ---------

------------------------

(1) Consists of deferred loan origination fees and allowance for loan losses.

    LOAN ORIGINATION AND OTHER FEES. NCSB realizes loan origination fee and other fee income from its lending activities and also realizes income from late payment charges, application fees and fees for other miscellaneous services.

    Loan origination fees and other fees are a volatile source of income, varying with the volume of lending, loan repayments and general economic conditions. All nonrefundable loan origination fees and certain direct loan origination costs are deferred and recognized in accordance with SFAS No. 91 as an adjustment to yield over the life of the related loan.

    DELINQUENT LOANS, NONPERFORMING ASSETS AND CLASSIFIED ASSETS. Delinquent loans are loans for which payment has not been received within 30 days of the payment due date. Loan payments are due on the first day of the month with the interest portion of the payment applicable to interest accrued during the previous month. Each of NCSB's loans bears a late payment penalty which is assessed as soon as such loan is more than 15 days delinquent. The late penalty for real estate loans is 5% of the payment due. When loan payments have not been made by the 15th of the month, late notices are sent. If payment is not received by the 20th day, a second notice is sent and telephone calls are made to the borrower.

    The following table reflects the amount of loans in a delinquent status at the dates indicated:

                                                    AT SEPTEMBER 30,
                       --------------------------------------------------------------------------------
                                  1997                                           1996
                       ---------------------------------------  ---------------------------------------
                                                     PERCENT                                  PERCENT
                                                    OF TOTAL                                 OF TOTAL
                          NUMBER        AMOUNT        LOANS        NUMBER        AMOUNT        LOANS
                       -------------  -----------  -----------  -------------  -----------  -----------
                                                                  (DOLLARS IN THOUSANDS)
Loans delinquent for:
  30-59 days.........            4     $     130         0.31%            2     $     113         0.29%
  60-89 days.........            1            99         0.24            --            --           --
  90 days and over...            1           151         0.36            --            --           --
                                ---        -----         ----           ---         -----         ----
    Total delinquent
      loans..........            6     $     380         0.91%            2     $     113         0.29%
                                ---        -----         ----           ---         -----         ----
                                ---        -----         ----           ---         -----         ----

                                                          AT DECEMBER 31,
                         ------------------------------------------------------------------------------
                                         1995                                     1994
                         -------------------------------------  ---------------------------------------
                                                     PERCENT                                  PERCENT
                                                    OF TOTAL                                 OF TOTAL
                            NUMBER        AMOUNT      LOANS        NUMBER        AMOUNT        LOANS
                         -------------  ----------------------  -------------  -----------  -----------

Loans delinquent for:
  30-59 days.........             --         $  --     --                 1     $      17         0.05%
  60-89 days.........             --            --     --            --                --           --
  90 days and over...             --            --     --            --                --           --
                                 ---           ---    ---           ---              ----         ----
    Total delinquent
      loans..........             --         $  --     --                 1     $      17         0.05%
                                 ---           ---    ---           ---              ----         ----
                                 ---           ---    ---           ---              ----         ----





    When a loan secured by real estate becomes delinquent more than 90 days, the Board of Directors reviews the loan and foreclosure proceedings are normally instituted and an appraisal of the security is performed. If the appraisal indicates that the value of the collateral is less than the book value of the loan, a valuation allowance is established for such loan.

    Real estate acquired by NCSB as a result of foreclosure proceedings is classified as "other real estate owned" ("OREO") until it is sold. When property is so acquired it is recorded by NCSB at the estimated fair value of the real estate, less estimated selling expenses, at the date of acquisition and any write-down resulting therefrom is charged to the book balance of the property. Interest accrual, if any, ceases no later than the date of acquisition of the real estate, and all costs incurred from such date in maintaining the property are expensed. Costs relating to the development and improvement of the property are capitalized to the extent of fair value. NCSB had no real estate owned at September 30, 1997.

    NCSB classifies its own assets on a regular basis in accordance with federal regulations. Problem assets are classified as "substandard," "doubtful" or "loss." "Substandard" assets have one or more defined weaknesses and are characterized by the distinct possibility that NCSB will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the same weaknesses as "substandard" assets, with the additional characteristics that (i) the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable and (ii) there is a high possibility of loss. An asset classified "loss" is considered uncollectible and of such little value that its continuance as an asset of NCSB is not warranted.

    NCSB had no classified assets at September 30, 1997, and December 31, 1996, 1995 and 1994.

    NCSB analyzes its assets on a quarterly basis to determine whether classifications are appropriate under the circumstances. Such analysis focuses on a variety of factors, including the amount of any delinquency and the reasons for the delinquency, if any, the use of the real estate securing the loan, the status of the borrower and the appraised value of the real estate. As such factors change, the classification of the asset will change accordingly.

    At September 30, 1997, NCSB had one nonperforming loan account totaling $151,000, which is secured by a single-family residence and is in foreclosure. At December 31, 1996, 1995 and 1994, NCSB had no nonaccruing loans and no other nonperforming assets.

    ALLOWANCE FOR LOAN LOSSES. Senior management, with oversight by the Board, reviews on a monthly basis the allowance for loan losses as it relates to a number of relevant factors, including but not limited to, trends in the level of delinquent and nonperforming assets and classified loans, current and anticipated economic conditions in the primary lending area, past loss experience and possible losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. NCSB establishes general allowances for loan losses for any loan classified as substandard or doubtful. If an asset, or portion thereof, is classified as loss, NCSB establishes a specific allowance in the amount of 100% of the portion of the asset classified loss. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments, and earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination.

    The following table sets forth an analysis of NCSB's allowance for loan losses for the periods indicated:


                                                                            NINE MONTHS ENDED        YEAR ENDED DECEMBER 31,
                                                                              SEPTEMBER 30,      -------------------------------
                                                                                  1997             1996       1995       1994
                                                                          ---------------------  ---------  ---------  ---------
                                                                                          (DOLLARS IN THOUSANDS)
Balance at beginning of period..........................................        $      51        $      51  $      51  $      51
Charge-offs.............................................................           --               --         --         --
Recoveries..............................................................           --               --         --         --
                                                                                ---------        ---------  ---------  ---------
Net charge-offs.........................................................           --               --         --         --
Provision for loan losses...............................................           --               --         --         --
                                                                                ---------        ---------  ---------  ---------
Balance at end of period................................................        $      51        $      51  $      51  $      51
                                                                                ---------        ---------  ---------  ---------
                                                                                ---------        ---------  ---------  ---------
Ratio of net charge-offs to average loans outstanding during the
  period................................................................             0.00%            0.00%      0.00%      0.00%
                                                                                ---------        ---------  ---------  ---------
                                                                                ---------        ---------  ---------  ---------
Ratio of allowance for loan losses to total loans.......................             0.12%            0.13%      0.14%      0.16%
                                                                                ---------        ---------  ---------  ---------
                                                                                ---------        ---------  ---------  ---------

    The following table sets forth the allocation of NCSB's allowance for loan losses by type of loan at the dates indicated:

                                   AT SEPTEMBER 30,                             AT DECEMBER 31,
                                         1997                         1996                          1995
                              --------------------------  ----------------------------  ----------------------------
                                            PERCENT OF                   PERCENT OF                    PERCENT OF
                                           LOANS IN EACH                LOANS IN EACH                 LOANS IN EACH
                                            CATEGORY TO                  CATEGORY TO                   CATEGORY TO
                                AMOUNT      TOTAL LOANS     AMOUNT       TOTAL LOANS      AMOUNT       TOTAL LOANS
                              -----------  -------------  -----------  ---------------  -----------  ---------------
                                                                    (DOLLARS IN THOUSANDS)
Balance at year end
  applicable to:
  Real estate loans.........   $      25          98.5%    $      25           99.3%     $      22           99.8%
  Consumer loans............          15           1.5            15            0.7             15            0.2
  Unallocated...............          11        --                11         --                 14         --
                                     ---        ------           ---          -----            ---          -----
    Total...................   $      51        100.00%    $      51          100.0%     $      51          100.0%
                                     ---        ------           ---          -----            ---          -----
                                     ---        ------           ---          -----            ---          -----

                                    AT DECEMBER 31,
                              --------------------------
                                         1994
                              --------------------------
                                           PERCENT OF
                                          LOANS IN EACH
                                           CATEGORY TO
                                AMOUNT     TOTAL LOANS
                              --------------------------

Balance at year end
  applicable to:
  Real estate loans.........   $      20         99.8%
  Consumer loans............          12          0.2
  Unallocated...............          19       --
                                     ---        -----
    Total...................   $      51        100.0%
                                     ---        -----
                                     ---        -----

    Because the allowance for loan losses is based on estimates, it is monitored monthly and adjusted as necessary to provide an adequate allowance.

INVESTMENT ACTIVITIES

    Ohio law permits NCSB to invest in various types of investments. In recent years, NCSB has had significant investments in mortgage-backed and related securities, consisting primarily of collateralized mortgage obligations ("CMOs") and FHLMC, FNMA and GNMA participation certificates ("PCs"). NCSB has also invested in interest-bearing deposits in other financial institutions and U.S. Government agency obligations, primarily bonds issued by the FNMA, FHLMC and the Student Loan Marketing Association (the "SLMA").

    The following table sets forth the composition of NCSB's investments at amortized cost, excluding mortgage-backed securities, at the dates indicated:

                                             AT SEPTEMBER 30,                         AT DECEMBER 31,
                                         ------------------------  ----------------------------------------------------
                                                   1997                       1996                       1995
                                         ------------------------  --------------------------  ------------------------
                                          CARRYING      PERCENT     CARRYING       PERCENT      CARRYING      PERCENT
                                            VALUE      OF TOTAL       VALUE       OF TOTAL        VALUE      OF TOTAL
                                         -----------  -----------  -----------  -------------  -----------  -----------
Held to maturity:
  Interest-bearing deposits in other
    financial institutions.............   $     973         20.3%   $   2,488            34.2%     $1,305         16.5%
  U.S. Government agency obligations
    (1)................................         999         20.8        1,999            27.5       3,004         37.9
  FHLB stock...........................         499         10.3          473             6.5         442          5.6
                                         -----------       -----   -----------  -------------  -----------       -----
  Total held to maturity...............       2,471         51.4        4,960            68.2       4,751         60.0
Available for sale:
  U.S. Government agency obligations
    (1)................................       2,332         48.6        2,318            31.8       3,170         40.0
                                         -----------       -----   -----------  -------------  -----------       -----
  Total investments....................   $   4,803        100.0%   $   7,278           100.0%  $   7,921        100.0%
                                         -----------       -----   -----------  -------------  -----------       -----
                                         -----------       -----   -----------  -------------  -----------       -----


                                              AT DECEMBER 31,
                                         -----------------------
                                                   1994
                                         -----------------------
                                          CARRYING     PERCENT
                                            VALUE     OF TOTAL
                                         ----------- -----------
Held to maturity:
Interest-bearing deposits in other
  financial institutions...............  $     572         13.6%
U.S. Government agency obligations
  (1)..................................       3,209        76.5
FHLB stock.............................         413         9.9
                                         -----------      -----
Total held to maturity.................       4,194       100.0
Available for sale:
U.S. Government agency obligations
  (1)..................................      --          --
                                         -----------      -----
Total investments......................   $   4,194       100.0%
                                         -----------      -----
                                         -----------      -----

------------------------

(1) Consists primarily of investments in FNMA, FHLMC and SLMA notes.

    The maturities of NCSB's investment securities, excluding mortgage-backed securities, are indicated in the following table:

                                                                    AT SEPTEMBER 30, 1997
                            ------------------------------------------------------------------------------------------------------
                                  1 TO 3 YEARS               3 TO 5 YEARS             5 TO 10 YEARS            10 TO 20 YEARS
                            ------------------------  --------------------------  ----------------------  ------------------------
                             AMORTIZED     MARKET       AMORTIZED      MARKET      AMORTIZED    MARKET      AMORTIZED     MARKET
                               COST         VALUE         COST          VALUE        COST        VALUE        COST         VALUE
                            -----------  -----------  -------------  -----------  -----------  ---------  -------------  ---------
Held to maturity:
U.S. Government agency
  obligations(1)..........   $  --        $  --         $  --         $  --        $     999   $   1,000    $  --        $  --
Available for sale:
U.S. Government agency
  obligations(2)..........       1,100        1,100        --            --              747         741          499          491
                                 -----        -----           ---           ---        -----   ---------          ---    ---------


                               TOTAL INVESTMENT
                                  SECURITIES
                            ----------------------
                             AMORTIZED    MARKET
                               COST        VALUE
                            -----------  ---------
Held to maturity:
U.S. Government agency
  obligations(1)..........   $     999   $   1,000
Available for sale:
U.S. Government agency
  obligations(2)..........       2,346       2,332
                            -----------  ---------
                             $   3,345   $   3,332
                            -----------  ---------
                            -----------  ---------

------------------------

(1) Consists primarily of investments in FNMA, FHLMC and SLMA notes.

(2) Consists primarily of investments in FNMA and FHLMC notes.

    NCSB has been an active purchaser of mortgage-backed securities, including PCs and CMOs. In 1991, NCSB implemented an investment strategy that called for substantial investments in PCs and CMOs, and in 1991 and 1992 NCSB diverted funds from loan originations and purchased a significant amount of PCs and CMOs. Due to declining yields of the PCs, however, NCSB decided in 1994 to sell $7.7 million of mortgage-backed and related securities and in 1995 it continued its strategy of seeking a higher yield from other investment alternatives by selling $7.0 million in FHLMC, FNMA and GNMA PCs and investing the proceeds in higher-yielding loans and mortgage-backed securities. In 1996, NCSB utilized borrowings from the FHLB of Cincinnati to purchase adjustable-rate GNMA participation certificates. Through the purchase of the GNMA participations, management sought to offset the decline in deposits and its impact on earnings by utilizing the 110 basis point spread between the rates paid by NCSB on the FHLB advances and the rates earned on the mortgage-backed securities. At September 30, 1997, most of NCSB's mortgage-backed securities were adjustable-rate securities and were available for sale. Although adjustable-rate securities generally have a lower yield at the time of origination than fixed-rate securities, the interest rate risk associated with adjustable-rate securities is lower. See "Asset and Liability Management."

    The following table sets forth certain information regarding NCSB's investment in mortgage-backed and related securities at the dates indicated:

                              AT SEPTEMBER 30, 1997                                    AT DECEMBER 31, 1996
              ------------------------------------------------------  ------------------------------------------------------
                               GROSS          GROSS                                    GROSS          GROSS
               AMORTIZED    UNREALIZED     UNREALIZED     ESTIMATED    AMORTIZED    UNREALIZED     UNREALIZED     ESTIMATED
                 COST          GAINS         LOSSES      FAIR VALUE      COST          GAINS         LOSSES      FAIR VALUE
              -----------  -------------  -------------  -----------  -----------  -------------  -------------  -----------
                                                              (IN THOUSANDS)
Mortgage-
  backed
  securities
  available
  for sale:
FHLMC
  participation
  certificates.. $    --         $--          $  --        $    --       $    --           $--           $ --       $    --
FNMA
  participation
  certificates..      --          --             --             --           540            --              6           534
GNMA
  participation
  certificates..   3,683           5             --          3,688         5,096            15              5         5,106
Collateralized
  mortgage
  obligations..    8,694          --            668          8,026         8,694            --            691         8,003
                 -------         ---           ----        -------       -------           ---           ----       -------
                  12,377           5            668         11,714        14,330            15            702        13,643
Mortgage-
  backed
  securities
  held to
  maturity:
GNMA
  participation
  certificates..     459          --              1            458           520             4             --           524
FNMA
  participation
  certificates..     245           6             --            251            --            --             --            --
                 -------         ---           ----        -------       -------           ---           ----       -------
                     704           6              1            709           520             4             --           524
                 -------         ---           ----        -------       -------           ---           ----       -------
Total.......     $13,081         $11           $669        $12,423       $14,850           $19           $702       $14,167
                 -------         ---           ----        -------       -------           ---           ----       -------
                 -------         ---           ----        -------       -------           ---           ----       -------


                               AT DECEMBER 31, 1995                                   AT DECEMBER 31, 1994
               ------------------------------------------------------  ----------------------------------------------------
                               GROSS          GROSS                                    GROSS         GROSS
               AMORTIZED    UNREALIZED     UNREALIZED     ESTIMATED    AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                  COST          GAINS         LOSSES      FAIR VALUE      COST          GAINS        LOSSES     FAIR VALUE
               -----------  -------------  -------------  -----------  -----------  -------------  -----------  -----------
Mortgage-
  backed
  securities
  available
  for sale:
FHLMC
  participation
  certificates..   $  --         $  --          $  --         $  --        $   1,215     $  --         $      72    $   1,143

FNMA
  participation
  certificates..      --            --             --            --            5,531        --               309        5,222

GNMA
  participation
  certificates..      --            --             --            --              716        --                68          648
Collateralized
  mortgage
  obligations..        8,695        --            278         8,417            8,696        --               876        7,820

                  -----------      ---          -----     ---------        ---------       ---         ---------    ---------
                       8,695        --            278         8,417           16,158        --             1,325       14,833

Mortgage-
  backed
  securities
  held to
  maturity:
GNMA
  participation
  certificates..          17        --             --            17               23        --                --           23

FNMA
  participation
  certificates..          --        --             --            --               --        --                --           --
                  -----------      ---          -----     ---------        ---------       ---         ---------    ---------
                          17        --             --            17               23        --                --           23
                  -----------      ---          -----     ---------        ---------       ---         ---------    ---------

Total.......      $    8,712     $  --          $ 278     $   8,434        $  16,181       $--         $   1,325    $  14,856
                  -----------      ---          -----     ---------        ---------       ---         ---------    ---------
                  -----------      ---          -----     ---------        ---------       ---         ---------    ---------


    In 1993, when NCSB adopted SFAS No. 115, NCSB elected to classify substantially all of its MBS portfolio as available for sale to maximize flexibility in the management of the portfolio. In 1994 and 1995, the Board of Governors of the Federal Reserve (the "FRB") implemented a series of interest rate increases. Due to the nature of NCSB's MBS portfolio, where adjustments in yield are limited due to established repricing intervals and rate change caps as well as slower repayments of the underlying loans securing the MBSs, the yield on NCSB's MBS portfolio did not keep pace with interest rate increases generally. As a result, the market values of the MBSs have been lower than NCSB's amortized cost. As of September 30, 1997, the market value of NCSB's MBS portfolio was $658,000 below NCSB's amortized cost. A portion of the deficiency is recorded as a net unrealized loss of $553,000 on securities available for sale in the equity section of NCSB's balance sheet.

    NCSB currently intends to hold the CMOs in its portfolio, although it may reduce its remaining CMOs as necessary for liquidity purposes and as market conditions or NCSB's financial condition favor a sale. Proceeds from any sales of mortgage-backed securities would be used for loan originations, if adequate loan demand exists, or used to purchase U.S. Government agency obligations.

    The combined amortized cost of mortgage-backed and related securities designated as held to maturity or available for sale at September 30, 1997, by contractual terms to maturity are shown below. Actual maturities will differ from contractual maturities because borrowers generally may prepay obligations without prepayment penalties. Also, the timing of cash flows will be affected by management's intent to sell securities designated as available for sale under certain economic conditions.

                                                                                                   AMORTIZED COST
                                                                                                         AT
                                                                                                   SEPTEMBER 30,
                                                                                                        1997
                                                                                                  ----------------
                                                                                                   (IN THOUSANDS)
Due within one year.............................................................................     $      210
Due after one through three years...............................................................            460
Due after three years through five years........................................................            522
Due after five years through ten years..........................................................          1,620
Due after ten years through twenty years........................................................          5,207
Due after twenty years..........................................................................          5,062
                                                                                                        -------
        Total...................................................................................     $   13,081
                                                                                                        -------
                                                                                                        -------

    During the nine months ended September 30, 1997, NCSB sold $6.4 million of mortgage-backed and related securities. NCSB realized a gain of $8,000 on such sale. There were no sales of mortgage-backed and related securities during the year ended December 31, 1996.

DEPOSITS AND BORROWINGS

    DEPOSITS. Deposits have traditionally been the primary source of NCSB's funds for use in lending and other investment activities. Deposits are attracted principally from within NCSB's primary market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market deposit accounts, regular passbook savings accounts, term certificate accounts and Individual Retirement Accounts ("IRAs"). Interest rates paid, maturity terms, service fees and withdrawal penalties for the various types of accounts are established periodically by management of NCSB based on NCSB's liquidity requirements, growth goals and interest rates paid by competitors. NCSB does not use brokers to attract deposits. The amount of deposits from outside NCSB's primary market area is not significant.

    At September 30, 1997, NCSB's certificates of deposit totaled $41.9 million, or 83.5% of total deposits. Of such amount, approximately $29.9 million in certificates of deposit mature within one year. Based on past experience and NCSB's prevailing pricing strategies, management believes that a substantial percentage of such certificates will renew with NCSB at maturity. If there is a significant deviation from historical experience, NCSB can utilize borrowings from the FHLB as an alternative source of funds.

    The following table sets forth the dollar amount of deposits in the various types of accounts offered by NCSB at the dates indicated:

                                                  AT SEPTEMBER 30,
                                                        1997                    1996
                                               ----------------------  ----------------------
                                                            PERCENT                 PERCENT
                                                           OF TOTAL                OF TOTAL
                                                AMOUNT     DEPOSITS     AMOUNT     DEPOSITS
                                               ---------  -----------  ---------  -----------
                                                                            (DOLLARS IN THOUSAN
Transaction accounts:
  Passbook accounts(1).......................  $   3,707         7.4%  $   3,926         7.9%
  Demand, NOW and Super NOW accounts (2).....        965         1.9         778         1.6
  Money market deposit accounts (3)..........      3,583         7.2       4,145         8.4
                                               ---------       -----   ---------       -----
    Total transaction accounts...............      8,255        16.5       8,849        17.9
Certificates of deposit (4):
  2.00--3.99%................................     --          --          --          --
  4.00--5.99%................................     25,775        51.4      30,131        61.1
  6.00--7.99%................................     16,096        32.1      10,381        21.0
  8.00--9.99%................................     --          --          --          --
                                               ---------       -----   ---------       -----
Total certificates of deposit (5)............     41,871        83.5      40,512        82.1
                                               ---------       -----   ---------       -----
    Total deposits...........................  $  50,126       100.0%  $  49,361       100.0%
                                               ---------       -----   ---------       -----
                                               ---------       -----   ---------       -----


                                                               AT DECEMBER 31,
                                                        1995                     1994
                                               ----------------------  --------------------
                                                            PERCENT                PERCENT
                                                           OF TOTAL               OF TOTAL
                                                AMOUNT     DEPOSITS     AMOUNT    DEPOSITS
                                               ---------  -----------  --------- -----------
                                               DS)
Transaction accounts:
  Passbook accounts(1).......................  $   3,861         7.3%  $   4,302        8.8%
  Demand, NOW and Super NOW accounts (2).....        865         1.6         565        1.1
  Money market deposit accounts (3)..........      4,877         9.3       6,312       12.8
                                               ---------       -----   ---------      -----
    Total transaction accounts...............      9,603        18.2      11,179       22.7
Certificates of deposit (4):
  2.00--3.99%................................         57          .1       2,249        4.6
  4.00--5.99%................................     26,050        49.4      32,688       66.5
  6.00--7.99%................................     17,003        32.3       2,957        6.0
  8.00--9.99%................................     --          --              68         .2
                                               ---------       -----   ---------      -----
Total certificates of deposit (5)............     43,110        81.8      37,962       77.3
                                               ---------       -----   ---------      -----
    Total deposits...........................  $  52,713       100.0%  $  49,141      100.0%
                                               ---------       -----   ---------      -----
                                               ---------       -----   ---------      -----

------------------------

(1) The weighted average interest rate on passbook accounts was 3.08% at September 30, 1997.

(2) The weighted average interest rate on demand, NOW and Super NOW accounts was 2.45% at September 30, 1997.

(3) The weighted average interest rate on money market deposit accounts was 3.24% at September 30, 1997.

(4) Includes adjustable-rate certificates of deposit and IRAs.

(5) The weighted average rate on all certificates of deposit at September 30, 1997 was 5.79%.

    The following table shows rate and maturity information for NCSB's certificates of deposit at September 30, 1997:

                                      AMOUNT DUE
              -----------------------------------------------------------
                                          OVER 2
               UP TO ONE   OVER 1 YEAR  YEARS TO 3    OVER 3
                 YEAR      TO 2 YEARS      YEARS       YEARS      TOTAL
              -----------  -----------  -----------  ---------  ---------
                                    (IN THOUSANDS)
  4.01--6.99%  $  23,104    $   3,155    $   1,249   $     844  $  28,352
  6.01--8.00%      6,845        5,880          551         243     13,519
              -----------  -----------  -----------  ---------  ---------
       Total   $  29,949    $   9,035    $   1,800   $   1,087  $  41,871
              -----------  -----------  -----------  ---------  ---------
              -----------  -----------  -----------  ---------  ---------

    The following table presents the amount of NCSB's certificates of deposit of $100,000 or more by the time remaining until maturity at September 30, 1997:

MATURITY                                                                                                AMOUNT
--------------------------------------------------------------------------------------------------  ---------------
                                                                                                     (IN THOUSANDS)
Three months or less..............................................................................     $     672
Over 3 months to 6 months.........................................................................           665
Over 6 months to 12 months........................................................................         1,509
Over 12 months....................................................................................         1,621
                                                                                                          ------
  Total...........................................................................................     $   4,467
                                                                                                          ------
                                                                                                          ------

    The following table sets forth NCSB's deposit account balance activity for the periods indicated:

                                                               NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                                 SEPTEMBER 30,     -------------------------------
                                                                      1997           1996       1995       1994
                                                               ------------------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Beginning balance............................................      $   49,361      $  52,713  $  49,141  $  50,291
Deposits.....................................................          24,113         38,016     37,295     24,981
Withdrawals..................................................         (25,366)       (44,083)   (36,296)   (28,318)
                                                                      -------      ---------  ---------  ---------
Net decrease in deposits before interest credited............          (1,253)        (6,067)      (999)    (3,337)
Interest credited............................................           2,018          2,715      2,573      2,187
                                                                      -------      ---------  ---------  ---------
Ending balance...............................................      $   50,126      $  49,361  $  52,713  $  49,141
                                                                      -------      ---------  ---------  ---------
                                                                      -------      ---------  ---------  ---------
Net increase (decrease)......................................      $      765      $  (3,352) $   3,572  $  (1,150)
                                                                      -------      ---------  ---------  ---------
                                                                      -------      ---------  ---------  ---------
Percent increase (decrease)..................................            1.55%          (6.4)%      7.3%      (2.3)%
                                                                      -------      ---------  ---------  ---------
                                                                      -------      ---------  ---------  ---------

    BORROWINGS. The FHLB System functions as a central reserve bank providing credit for its member institutions and certain other financial institutions. As a member in good standing of the FHLB of Cincinnati, NCSB is authorized to apply for advances from the FHLB of Cincinnati, provided certain standards of creditworthiness have been met. Under current regulations, a FHLB member must meet certain qualifications to be eligible for FHLB advances. The extent to which a FHLB member is eligible for such advances will depend upon whether it meets the Qualified Thrift Lender Test (the "QTL Test"). If a FHLB member meets the QTL Test, it will be eligible for 100% of the advances it would otherwise be eligible to receive. If a FHLB member does not meet the QTL Test, it will be eligible for such advances only to the extent it holds specified QTL Test assets. At September 30, 1997, NCSB was in compliance with the QTL Test.

    The following table sets forth certain information as to NCSB's FHLB advances at the dates indicated:

                                                                                                    AT DECEMBER 31,
                                                                        AT SEPTEMBER 30,   ---------------------------------
                                                                              1997           1996        1995        1994
                                                                        -----------------  ---------     -----     ---------
                                                                                       (DOLLARS IN THOUSANDS)
FHLB advances.........................................................      $   4,390      $   5,998   $     --    $   1,100
                                                                               ------      ---------       -----   ---------
                                                                               ------      ---------       -----   ---------
Weighted average interest rate of FHLB advances.......................           5.88%          5.66%         --%       7.00%
                                                                               ------      ---------       -----   ---------
                                                                               ------      ---------       -----   ---------

    The following table sets forth the maximum balance, the average balance and the weighted average interest rate of NCSB's FHLB advances during the periods indicated:

                                                                    NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                                      SEPTEMBER 30,     -------------------------------
                                                                          1997            1996       1995       1994
                                                                   -------------------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Maximum balance..................................................       $   5,748       $   6,248  $   4,400  $   4,500
Average balance..................................................           4,410           1,519      2,417      2,083
Weighted average interest rate...................................            5.77%           4.67%      6.29%      5.04%

    NCSB had no other borrowings during the nine months ended September 30, 1997, or the years ended December 31, 1996, 1995 or 1994.

COMPETITION


     NCSB conducts business from its main office in Blue Ash, Ohio, and its branch office in the North College Hill suburb of Cincinnati. NCSB's primary lending market area consists of Hamilton County, Ohio, although NCSB also makes loans to borrowers in Butler, Clermont and Warren counties, which border Hamilton County.

    NCSB competes for deposits with other savings banks, savings associations, commercial banks and credit unions and with the issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location. In making loans, NCSB competes with other savings banks, savings associations, commercial banks, consumer finance companies, credit unions, leasing companies and other lenders. NCSB competes for loan originations primarily through the interest rates and loan fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is intense and is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels and other factors which are not readily predictable. Of the financial institutions which had offices in Hamilton County, Ohio at September 30, 1997, NCSB had less than 1.0% of the aggregate Hamilton County deposits held by such institutions.



    The size of financial institutions competing with NCSB is likely to increase as a result of changes in statutes and regulations eliminating various restrictions on interstate and inter-industry branching and acquisitions. Such increased competition may have an adverse effect upon NCSB.

EMPLOYEES



    As of September 30, 1997, NCSB had approximately 10 full-time employees and 1 part-time employee. NCSB believes that relations with its employees are excellent. None of the employees of NCSB are represented by a collective bargaining unit.



PROPERTIES

    The property on which the main office of NCSB is located is leased by NCSB. The lease is for a term of 12 years, expiring in 2003, with two four-year renewal options. NCSB holds the second mortgage in the nonresidential real estate loan made to the owner of the property. At September 30, 1997, the loan had a book value of $438,000. NCSB also has an option to purchase the property for approximately $1.2 million at the expiration of the original lease term in 2003. NCSB's lease includes approximately 5,700 square feet of space which is not used by NCSB. In 1993, NCSB entered into two sublease agreements for the excess space. See Note E of Notes to Consolidated Financial Statements.

    The premises for the North College Hill branch are owned.

    At September 30, 1997, NCSB's office premises and equipment had a total net book value of $523,000. For additional information regarding NCSB's office premises and equipment, see Note E of Notes to Consolidated Financial Statements.


                               REGULATION OF NCSB

OHIO REGULATION

    NCSB converted to a state savings bank charter in January 1993. As a savings bank incorporated under Ohio law, NCSB is subject to regulation by the Division. Such regulation affects the internal organization of NCSB, as well as its savings, mortgage lending and other investment activities. Ohio law requires that NCSB maintain federal deposit insurance as a condition of doing business. As an insured depository institution, NCSB is subject to regulation by the FDIC and the ability of NCSB to engage in certain state-authorized investments is subject to oversight and approval by the FDIC. See "Federal Regulation--State-Chartered Bank Activities."

    Ohio law requires that NCSB maintain at least 60% of its assets in housing-related and other specified investments. At September 30, 1997, NCSB had more than 60% of its assets in such investments.

    Ohio law generally limits the aggregate amount that a savings bank can lend to one borrower to an amount equal to 15% of the institution's unimpaired capital and surplus. Based on such limit, NCSB was able to lend approximately $875,000 to one borrower at September 30, 1997. A savings bank may lend to one borrower an additional amount not to exceed 10% of the institution's unimpaired capital and surplus, if the additional amount is fully secured by certain forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral."

    The Division conducts periodic examinations of NCSB, usually on a joint basis with the FDIC examiners. The Division may initiate certain supervisory measures or formal enforcement actions against an Ohio savings bank. Ultimately, if the grounds provided by law exist, the Division may place an Ohio savings bank in conservatorship or receivership. Any mergers or acquisitions of control involving an Ohio savings bank must be approved by the Division.

    In addition to being governed by the laws of Ohio specifically governing savings banks, NCSB is also governed by Ohio corporate law, to the extent such law does not conflict with the laws specifically governing savings banks.

FEDERAL REGULATION

    SUPERVISION AND EXAMINATION. The FDIC is responsible for the regulation and supervision of all commercial banks and state savings banks that are not members of the Federal Reserve System ("Non-member Banks"), including NCSB. The FDIC issues regulations governing the operations of Non-member Banks, examines such institutions and may initiate enforcement actions against such institutions and certain persons affiliated with them for violations of laws and regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the FDIC may appoint a conservator or a receiver for a Non-member Bank.

    Non-member Banks are also subject to regulatory oversight by the FDIC under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Community reinvestment regulations evaluate how well and to what extent an institution lends and invests within its designated service area, with particular emphasis on low-to-moderate income areas and borrowers. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of an institution to open a new branch or engage in a merger transaction.

    STATE-CHARTERED BANK ACTIVITIES. The ability of state-chartered banks to engage in any state-authorized activities or make any state-authorized investments as principal, is limited if such activity is conducted or investment is made in a manner different than that permitted for, or subject to different terms and conditions than those imposed on, national banks. Engaging as a principal in any such activity or investment not permissible for a national bank is subject to approval by the FDIC. Such approval will not be granted unless certain capital requirements are met and there is not a significant risk to the FDIC insurance fund. Most equity investments and real estate investments (excluding office space and other real estate owned) authorized by state law are not permitted for national banks.

Certain exceptions are granted for activities deemed by the FRB to be closely related to banking and for FDIC-approved subsidiary activities. All of NCSB's activities and investments at September 30, 1997, were permissible for a national bank.

    REGULATORY CAPITAL REQUIREMENTS. Savings banks generally are required by FDIC regulations to meet certain minimum capital requirements, which include a leverage capital requirement and a risk-based capital requirement. The leverage capital requirement is a minimum level of Tier I capital to average total consolidated assets of 3% for a bank that has the highest regulatory examination rating, well diversified risk and minimal anticipated growth or expansion. The required amount increases to between 4% and 5% of average total consolidated assets if a bank does not meet those criteria. Tier 1 capital includes common shareholders' equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less all intangibles, other than includable purchased mortgage servicing rights and credit card relationships. Pursuant to the risk-based capital requirement, savings banks must maintain total capital, which consists of Tier 1 capital and certain general valuation reserves, of 8% of risk-weighted assets. For purposes of computing risk-based capital, each asset and certain off-balance sheet items are weighted at percentage levels ranging from 0% to 100%, depending on the relative risk. NCSB was in compliance with its regulatory capital requirements at September 30, 1997.

    The FDIC has adopted an interest rate risk component to the capital requirements applicable to Non-member Banks. It includes a final rule to allow for an increase in a Non-member Bank's risk-based capital requirements on an individualized basis to address NCSB's exposure to a decline in the economic value of its capital due to a change in interest rates. It also includes a proposed policy to provide for measurement of such decline in economic value by determining the amount of change in the present value of an institution's assets, liabilities and off-balance sheet items as a result of a 200 basis point change in interest rates, and taking into account an institution's management of its interest rate risk and the overall risk exposure of the institution. There is a proposed exemption from the policy for small, well-managed institutions with moderate interest rate risk exposure based on asset maturities or repricing schedules. Such institutions must still measure and assess interest rate risk.

    The FDIC has an outstanding proposal to add a market risk component to the capital requirements of Non-member Banks. Such component would require additional capital for general or specific market risk of trading portfolios of debt and equity securities and other investments or assets. The policy will apply to an institution with less than $5 billion in assets only if its trading portfolio constitutes at least 10% of the institution's assets. NCSB cannot predict in what form this market risk component will be adopted, if at all. At September 30, 1997, NCSB did not have a trading portfolio. The FDIC may also require additional capital to address concentrations of credit and non-traditional activities on a case-by-case basis.

    The FDIC has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled Non-member Banks. At each successively lower defined capital category, an institution is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the FDIC has less flexibility in determining how to resolve the problems of the institution. The FDIC has defined these capital levels as follows: (1) well-capitalized institutions must have total risk-based capital of at least 10%, Tier 1 risk-based capital (consisting only of items that qualify for inclusion in Tier 1 capital) of at least 6% and Tier 1 capital of at least 5%; (2) adequately capitalized institutions are those that meet the regulatory minimum of total risk-based capital of at least 8%, Tier 1 risk-based capital (consisting only of items that qualify for inclusion in Tier 1 capital) of at least 4% and Tier 1 capital of at least 4% (except for institutions receiving the highest examination rating and with an acceptable level of risk, in which case the Tier 1 capital level is at least 3%); (3) undercapitalized institutions are those that do not meet regulatory limits, but that are not significantly undercapitalized; (4) significantly undercapitalized institutions have total risk-based capital of less than 6%, Tier 1 risk-based capital (consisting only of items that qualify for inclusion in Tier 1 capital) of less than 3% and Tier 1 capital of less than 3%; and (5) critically undercapitalized institutions are those with Tier 1 capital of less than 2% of total assets. The FDIC generally can downgrade an institution's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the institution is deemed to be engaging in an unsafe or unsound practice because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition.



    An undercapitalized institution must submit a capital restoration plan to the FDIC within 45 days after it becomes undercapitalized. Such institution will be subject to increased monitoring and asset growth restrictions and will be required to obtain prior approval for acquisitions, branching and engaging in new lines of business. Furthermore, critically undercapitalized institutions must be placed in conservatorship or receivership within 90 days of reaching that capitalization level, except under limited circumstances. NCSB's capital levels at September 30, 1997, met the standards for a well capitalized institution.



    Federal law prohibits a financial institution from making a capital distribution to anyone or paying management fees to any person having control of the institution if, after such distribution or payment, the institution would be undercapitalized. In addition, each company controlling an undercapitalized institution must guarantee that the institution will comply with its capital restoration plan until the institution has been adequately capitalized on an average during each of the four preceding calendar quarters and must provide adequate assurances of performance. The aggregate liability pursuant to such guarantee is limited to the lesser of (a) an amount equal to 5% of the institution's total assets at the time it became undercapitalized or (b) the amount necessary to bring the institution into compliance with all capital standards applicable to such institution at the time the institution fails to comply with its capital restoration plan.

FDIC REGULATIONS

    DEPOSIT INSURANCE. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of NCSBing and thrift industries. The FDIC administers two separate insurance funds, NCSB Insurance Fund (the "BIF") for commercial banks and certain state savings banks and the SAIF for savings associations and other financial institutions which hold deposits that were previously insured by the Federal Savings and Loan Insurance Corporation. NCSB is a member of the SAIF and its deposit accounts are insured by the FDIC up to the prescribed limits. The FDIC has examination authority over all insured depository institutions, including NCSB, and has authority to initiate enforcement actions against federally insured savings associations if the FDIC does not believe the OTS has taken appropriate action to safeguard safety and soundness and the deposit insurance fund.

    The FDIC is required to maintain designated levels of reserves in each fund and is authorized to establish separate annual assessment rates for deposit insurance each for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

    Prior to October 1, 1996, the reserves of the SAIF were below the level required by law, because a significant portion of the assessments paid into the fund have been and are being used to pay the cost of prior thrift failures, while the reserves of the BIF met the level required by law in May 1995. Because of the differing reserve levels of the funds, deposit insurance assessments paid by healthy savings associations were reduced significantly below the level paid by healthy savings associations effective in mid-1995. Assessments paid by healthy savings associations exceeded those paid by healthy commercial banks by approximately $.19 per $100 in deposits in late 1995. Such excess equaled approximately $.23 per $100 in deposits beginning in 1996.

    Federal legislation, which was effective September 30, 1996, provided for the recapitalization of the SAIF by means of a special assessment of $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. Certain banks holding SAIF deposits are required to pay the same special assessment on 80% of deposits at March 31, 1995. In addition, part of the cost of prior thrift failures, which had previously been paid only by SAIF members, will be paid by BIF members. As a result, BIF assessments for healthy banks in 1997 will be $.013 per $100 in deposits and SAIF assessments for healthy institutions in 1997 will be $.064 per $100 in deposits.

    NCSB had $46.8 million in deposits at March 31, 1995. NCSB paid a special pre-tax assessment of $304,000 in November 1996, which was accounted for and recorded as of September 30, 1996. This assessment was tax-deductible but reduced earnings for the year ended December 31, 1996. Effective January 1, 1997, the FDIC premium rate for NCSB has been approximately $.0945 per $100 of deposits

FRB REGULATIONS

    RESERVE REQUIREMENTS. FRB regulations require savings associations to maintain reserves against their transaction accounts (primarily NOW accounts) up to $49.3 million (subject to an exemption of up to $4.4 million), and 10% of net transaction accounts in excess of $49.3 million. At September 30, 1997, NCSB was in compliance with its reserve requirements.

TRANSACTIONS WITH AFFILIATES AND INSIDERS

    Loans to executive officers, directors and principal shareholders and their related interests must conform to the lending limit on loans to one borrower, and the total of such loans to executive officers, directors, principal shareholders and their related interests cannot exceed the association's Lending Limit Capital (or 200% of Lending Limit Capital for qualifying institutions with less than $100 million in assets). Most loans to directors, executive officers and principal shareholders must be approved in advance by a majority of the "disinterested" members of the board of directors of the association with any "interested" director not participating. All loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions with the general public or as offered to all employees in a company-wide benefit program, and loans to executive officers are subject to additional limitations. NCSBs were in compliance with such restrictions at September 30, 1997.

    All transactions between savings associations and their affiliates must comply with Sections 23A and 23B of the Federal Reserve Act (the "FRA"). An affiliate is any company or entity which controls, is controlled by or is under common control with the financial institution. In a holding company context, the parent holding company of a savings association and any companies that are controlled by such parent holding company are affiliates of the institution. Generally, Sections 23A and 23B of the FRA (i) limit the extent to which a financial institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus for any one affiliate and 20% of such capital stock and surplus for the aggregate of such transactions with all affiliates, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or the subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar types of transactions. Exemptions from Sections 23A or 23B of the FRA may be granted only by the FRB. NCSB was in compliance with these requirements at September 30, 1997.

FEDERAL HOME LOAN BANK SYSTEM

    The FHLBs provide credit to their members in the form of advances. As a member of the FHLB of Cincinnati, NCSB is required to maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its advances from the FHLB of Cincinnati. NCSB is in compliance with this requirement with an aggregate investment by NCSB in FHLB of Cincinnati stock of $499,000 at September 30, 1997.

    Upon the origination or renewal of a loan or advance, the FHLB of Cincinnati is required to obtain and to maintain a security interest in collateral in one or more of the following categories: fully disbursed, whole first mortgage loans on improved residential property or securities representing a whole interest in such loans; securities issued, insured or guaranteed by the United States Government or an agency thereof; deposits in any FHLB; or other real estate related collateral (up to 30% of the member's capital) acceptable to the applicable FHLB, if such collateral has a readily ascertainable value and the FHLB can perfect its security interest in the collateral.

    Each FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLBs. The standards take into account a member's performance under the Community Reinvestment Act and its record of lending to first-time home buyers. All long-term advances by each FHLB must be made only to provide funds for residential housing finance. The FHLBs have established the "Affordable Housing Program" to subsidize the interest rate on advances to member associations engaged in lending for long-term, low- and moderate-income, owner-occupied and affordable rental housing at subsidized rates. The FHLB of Cincinnati reviews and accepts proposals for subsidies under that program twice a year. NCSB has not participated in this program.

    QUALIFIED THRIFT LENDER TEST. Savings associations are required to meet the QTL test. Prior to September 30, 1996, the QTL test required savings associations to maintain a specified level of investments in assets that are designated as qualifying thrift investments ("QTI"), which are generally related to domestic residential real estate and manufactured housing and include credit card, student and small business loans, and stock issued by any FHLB, the FHLMC or the FNMA. Under this test 65% of an institution's "portfolio assets" (total assets less goodwill and other intangibles, property used to conduct business and 20% of liquid assets) must consist of QTI on a monthly average basis in 9 out of every 12 months. Congress created a second QTL test, effective September 30, 1996, pursuant to which a savings association will qualify as a QTL thrift if at least 60% of the institution's assets (on a tax basis) consist of specified assets (generally loans secured by residential real estate or deposits, educational loans, cash and certain governmental obligations). The OTS may grant exceptions to the QTL test under certain circumstances. If a savings association fails to meet the QTL test, the association and its holding company become subject to certain operating and regulatory restrictions. A savings association that fails to meet the QTL test will not be eligible for new FHLB advances. At September 30, 1997, NCSB met the QTL test.

FEDERAL TAXATION

    NCSB is subject to the federal tax laws and regulations which apply to corporations generally. In addition to the regular income tax, NCSB may be subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on "alternative minimum taxable income" (which is the sum of a corporation's regular taxable income, with certain adjustments, and tax preference items), less any available exemption. Such tax preference items include interest on certain tax-exempt bonds issued after August 7, 1986. In addition, 75% of the amount by which a corporation's "adjusted current earnings" exceeds its alternative minimum taxable income computed without regard to this preference item and prior to reduction by net operating losses, is included in alternative minimum taxable income. Net operating losses can offset no more than 90% of alternative minimum taxable income. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax. Payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. However, the Taxpayer Relief Act of 197 repealed the alternative minimum tax for certain "small corporations" for tax years beginning after December 31, 1997. A corporation initially qualifies as a small corporation if it had average gross receipts of $5,000,000 or less for the three years ending with its first tax year beginning after December 31, 1996. Once a corporation is recognized as a small corporation, it will continue to be exempt from the alternative minimum tax for as long as its average gross receipts for the prior three-year period does not exceed $7,500,000. In determining if a corporation meets this requirement, the first year that it achieved small corporation status is not taken into consideration.

    Prior to the enactment of the Small Business Jobs Protection Act (the "Act"), which was signed into law on August 21, 1996, certain thrift institutions, including NCSB, were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. Qualified thrift institutions could compute deductions for bad debts using either the specific charge off method of Section 166 of the Code, or one of the two reserve methods of Section 593 of the Code. The reserve methods under Section 593 of the Code permitted a thrift institution annually to elect to deduct bad debts under either (i) the "percentage of taxable income" method applicable only to thrift institutions, or (ii) the "experience" method that also was available to small banks. Under the "percentage of taxable income" method, a thrift institution generally was allowed a deduction for an addition to its bad debt reserve equal to 8% of its taxable income (determined without regard to this deduction and with additional adjustments). Under the experience method, a thrift institution was generally allowed a deduction for an addition to its bad debt reserve equal to the greater of (i) an amount based on its actual average experience for losses in the current and five preceding taxable years, or (ii) an amount necessary to restore the reserve to its balance as of the close of the base year. A thrift institution could elect annually to compute its allowable addition to bad debt reserves for qualifying loans either under the experience method or the percentage of taxable income method. For tax years 1996, 1995 and 1994 NCSB used the percentage of taxable income method because such method provided a higher bad debt deduction than the experience method.

    The Act eliminated the percentage of taxable income reserve method of accounting for bad debts by thrift institutions, effective for taxable years beginning after 1995. Thrift institutions that would be treated as small banks are allowed to utilize the experience method applicable to such institutions, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

    A thrift institution required to change its method of computing reserves for bad debt will treat such change as a change in the method of accounting, initiated by the taxpayer, and having been made with the consent of the Secretary of the Treasury. Section 481(a) of the Code requires certain amounts to be recaptured with respect to such change. Generally, the amounts to be recaptured will be determined solely with respect to the "applicable excess reserves" of the taxpayer. The amount of the applicable excess reserves will be taken into account ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to the residential loan requirement described below. In the case of a thrift institution that becomes a large bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans (generally loans secured by improved real estate) and its reserve for losses on nonqualifying loans (all other types of loans) as of the close of its last taxable year beginning before January 1, 1996, over (ii) the balances of such reserves as of the close of its last taxable year beginning before January 1, 1988 (i.e., the "pre-1988 reserves"). In the case of a thrift institution that becomes a small bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over (ii) the greater of the balance of (a) its pre-1988 reserves or
(b) what the thrift's reserves would have been at the close of its last year beginning before January 1, 1996, had the thrift always used the experience method.

    For taxable years that begin after December 31, 1995, and before January 1, 1998, if a thrift meets the residential loan requirement for a tax year, the recapture of the applicable excess reserves otherwise required to be taken into account as a Code Section 481(a) adjustment for the year will be suspended. A thrift meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the thrift during the year is not less then its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the thrift during the six most recent tax years beginning before January 1, 1996. A residential loan is a loan as described in Section 7701(a)(19)(C)(v) (generally a loan secured by residential real and church property and certain mobile homes), but only to the extent that the loan is made to the owner of the property.

    The balance of the pre-1988 reserves is subject to the provisions of
Section 593(e) as modified by the Act which require recapture in the case of certain excessive distributions to shareholders. The pre-1988 reserves may not be utilized for payment of cash dividends or other distributions to a shareholder (including distributions in dissolution or liquidation) or for any other purpose (excess to absorb bad debt losses). Distribution of a cash dividend by a thrift institution to a shareholder is treated as made: first, out of the institution's post-1951 accumulated earnings and profits; second, out of the pre-1988 reserves; and third, out of such other accounts as may be proper. To the extent a distribution by NCSB to its shareholders is deemed paid out of its pre-1988 reserves under these rules, the pre-1988 reserves would be reduced and NCSB's gross income for tax purposes would be increased by the amount which, when reduced by the income tax, if any, attributable to the inclusion of such amount in its gross income, equals the amount deemed paid out of the pre-1988 reserves. As of September 30, 1997, NCSB's pre-1988 reserves for tax purposes totaled approximately $575,000. NCSB believes it had approximately $2.2 million of accumulated earnings and profits for tax purposes as of September 30, 1997, which would be available for dividend distributions, provided regulatory restrictions applicable to the payment of dividends are met. No representation can be made as to whether NCSB will have current or accumulated earnings and profits in subsequent years.

    The tax returns of NCSB have been audited or closed without audit through 1993. In the opinion of management, any examination of open returns would not result in a deficiency which could have a material adverse effect on the financial condition of NCSB.

OHIO TAXATION

    NCSB is a "financial institution" for State of Ohio tax purposes. As such, it is subject to the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.5% of NCSB's book net worth determined in accordance with GAAP. For tax year 1999, however, the franchise tax on financial institutions will be 1.4% of the book net worth and for tax year 2000 and years thereafter the tax will be 1.3% of book net worth. As a "financial institution," NCSB is not subject to any tax based upon net income or net profits imposed by the State of Ohio.

                      DESCRIPTION OF BANCORP COMMON SHARES

    The following is a summary of the material attributes of the Bancorp Common Shares.

GENERAL



    The Amended Articles of Incorporation of Bancorp (as amended, the "Bancorp Articles") authorize 4,000,000 common shares, par value $0.01 per share. As of December 9, 1997, 1,985,828 Bancorp Common Shares were issued and outstanding. The Bancorp

Common Shares are quoted on The Nasdaq National Market. The Bancorp Common Shares are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary and are not insured by the FDIC or any other government agency.

VOTING RIGHTS

    Each Bancorp Common Share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of Bancorp for their consideration. Bancorp shareholders are not entitled to exercise cumulative voting in the election of directors.

    The Code of Regulations of Bancorp (the "Bancorp Regulations") provides that all matters, other than the election of directors, submitted to the shareholders of Bancorp for their vote will be decided by the vote of such proportion of the Bancorp Common Shares as is required by law, the Bancorp Articles or the Bancorp Regulations.

    Section 10 of Article II of the Bancorp Regulations provides that unless otherwise provided in the Bancorp Articles, Bancorp Regulations or by applicable law, a majority of the voting power of Bancorp may approve any transaction or matter. Article XV of the Bancorp Articles provides that certain business combinations (as defined in the Bancorp Articles) must be approved by (i) at least 80% of the voting power of Bancorp and (ii) a majority of the outstanding shares entitled to vote thereon not including shares owned by a Related Person (as defined in the Bancorp Articles), provided, however, such combination may be approved as otherwise provided in the Bancorp Articles or other governing authority if such combination has been approved by at least two-thirds of the Continuing Directors (as defined in the Bancorp Articles). Article XVI of the Bancorp Articles provides that not less than two-thirds of the voting power of Bancorp is necessary to amend the Bancorp Regulations. Article XVII of the Bancorp Articles provides that 80 percent of the voting power of Bancorp is necessary to approve amendments to certain provisions of the Bancorp Articles regarding (1) the number, removal and duties of directors, (2) indemnification, (3) shareholder meetings, (4) the Bancorp Board, (5) prohibition on purchases of Bancorp Common Shares, (6) certain business combinations and (7) amendments to the Bancorp Regulations and the Bancorp Articles; except that such amendment of the foregoing provisions may be made by the affirmative vote of a majority of the voting power of Bancorp if the same is first approved by a majority of the Continuing Directors, as defined.

NOMINATION PROCEDURE; SHAREHOLDER PROPOSALS; NUMBER OF DIRECTORS;
CLASSIFIED BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

    The Bancorp Articles provide that shareholder nominations for election to the Bancorp Board of Directors and proposals for any new business to be taken up at any annual or special meeting of shareholders must be made in writing and must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Bancorp not less than thirty days nor more than sixty days prior to any such meeting of shareholders;

provided, however, that if less than forty days' notice of the meeting is given to the shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of Bancorp not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed. Notification given by a shareholder with respect to nominations for the election of directors must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of Bancorp Common Shares beneficially owned by each proposed nominee; and (d) any other information reasonably requested by Bancorp.

    Pursuant to the Bancorp Articles, the number of Bancorp directors is currently six, but may be changed to a number between six and twelve by approval of two-thirds of the directors then in office or by approval of 80 percent of the voting power of Bancorp.

    The Bancorp Board of Directors is divided into two classes, each containing three directors; and the election of each class of directors constitutes a separate election. However, should the Bancorp Board consist of nine or more members, the Board shall be divided into three classes, nearly equal in number as such total number of members shall permit. Directors serve for terms of three years and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. As a result of the classification of the Bancorp Board, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the Bancorp Board to stand for election.

    A director or directors of Bancorp may be removed from office, only for cause, by the affirmative vote of the holders of at least 50% of the voting power of Bancorp entitled to vote generally in the election of directors (considered for such purpose as one class) cast at a meeting of the shareholders for that purpose.

PRE-EMPTIVE RIGHTS

    Holders of Bancorp Common Shares do not have pre-emptive rights.

REPURCHASES

    Bancorp has the right to repurchase, from time to time, pursuant to authorization by the Bancorp Board and without action by the shareholders, shares of any class, or other securities of Bancorp in such manner, upon such terms, and in such amounts as the Bancorp Board shall determine.

DIVIDEND RIGHTS

    Holders of outstanding Bancorp Common Shares are entitled to receive dividends when and as declared by the Board of Directors of Bancorp from funds legally available therefor. An Ohio corporation, such as Bancorp, may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus. The principal source of income of Bancorp will be dividends periodically declared and paid by the Board of Directors of the Bank on the common shares of the Bank held by Bancorp. The declaration and payment of dividends by the Bank to Bancorp is subject to the discretion of the Board of Directors of the Bank, to the earnings and financial condition of the Bank, to general economic conditions and to regulation of the OTS.

LIQUIDATION RIGHTS

    In the event of liquidation, dissolution or winding up of Bancorp, after payment in full of all amounts required to be paid to creditors or provision for such payment, each holder of Bancorp Common Shares will be entitled to share ratably, according to the number of Bancorp Common Shares held by such shareholder, in all remaining assets of Bancorp legally available for distribution to its shareholders.

          COMPARISON OF RIGHTS OF HOLDERS OF BANCORP COMMON SHARES AND
                          HOLDERS OF NCSB COMMON STOCK

GENERAL

    The rights of holders of Bancorp Common Shares are governed by the OGCL and the Bancorp Articles and Bancorp Regulations, while the rights of holders of NCSB Common Stock are governed by NCSB's Articles of Incorporation, as amended ("Articles"), and Constitution, as amended ("Constitution"), and the OGCL. Upon consummation of the Merger, shareholders of NCSB will become shareholders of Bancorp and their rights as shareholders of Bancorp will be governed by the Bancorp Articles, the Bancorp Regulations and will continue to be governed by the OGCL.

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF NCSB'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MATERIAL DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE BANCORP ARTICLES AND BANCORP REGULATIONS, THE ARTICLES AND CONSTITUTION OF NCSB AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

    Bancorp's authorized capital stock consists of 4,000,000 Bancorp Common
Shares, of which 1,985,828 shares were outstanding on December       , 1997.
The Bancorp Common Shares are quoted on Nasdaq.

    NCSB's authorized capital stock consists of 5,000,000 shares of NCSB
Common Stock, of which 396,750 shares were outstanding on November       ,
1997, and 1,000,000 shares of
preferred stock, par value $1.00 per share ("NCSB Preferred Stock"), of which no shares were issued and outstanding. The NCSB Preferred Stock is issuable in series, each series having such rights and preferences as NCSB's Board may fix and determine. The shares of NCSB Common Stock are traded through participating brokers on the National Daily Quotation Service.

ISSUANCE OF CAPITAL STOCK

    Under the OGCL, Bancorp and NCSB may issue shares of their common stock and rights or options for the purchase of shares of their common stock on such terms and for such consideration as may be determined by the respective Boards. Neither the OGCL nor the Bancorp Articles and Bancorp Regulations, nor the NCSB Articles and Constitution require shareholder approval of any such issuance unless such issuance (i) results in a control share acquisition, (ii) is in connection with a merger, combination or majority share acquisition and involves shares entitling the holders thereof to exercise at least one-sixth of the voting power of Bancorp following the consummation of the transaction or (iii) necessitates an increase in the authorized number of Bancorp Common Shares or NCSB Common Stock. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and/or securities law treatment under current laws and regulations. In addition, the Rules of Nasdaq generally require corporations, such as Bancorp, with securities which are quoted on Nasdaq to obtain shareholder approval of issuances resulting in a change in control of Bancorp or in connection with certain transactions involving issuances of shares representing at least 20% of the voting power of Bancorp and most stock compensation plans for directors and officers of Bancorp.

    The NCSB Board of Directors has the authority to establish series of unissued or treasury shares of any class of capital stock and thereby fix or change the designation and authorized number of each series, the dividend rate, the dates of payment of dividends and the dates from which they are cumulative, the liquidation price, the redemption rights and price, the sinking fund requirements, the conversion rights, and the restrictions on the issuance of shares at any class or series. The Bancorp Board is authorized to provide, by resolution or resolutions, out of the unissued shares of preferred stock, for series of preferred stock. The Bancorp Board also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences.

VOTING RIGHTS

    Except as set forth in Bancorp's and NCSB's respective Articles, holders of both Bancorp Common Shares and NCSB Common Stock are entitled to one vote per share on all matters properly presented at meetings of shareholders. Neither Bancorp's Articles nor NCSB's Articles permit shareholders to cumulate their votes in an election of directors.

BOARD OF DIRECTORS

GENERAL

    The Bancorp Articles provide for a classified Board of Directors consisting of not less than six nor more than twelve members (exclusive of directors, if any, to be elected by holders of preferred stock of Bancorp, voting separately as a class), divided into either two classes (if six to eight directors) or three classes (if nine to twelve directors) and elected for three-year terms. The number of directors may be fixed or changed at a meeting of the shareholders upon the approval of 80 percent of the voting power of Bancorp. The number of directors may also be fixed or changed by the Bancorp Board of Directors by the affirmative vote of two-thirds of the authorized number of directors; however, the Bancorp Board may not increase the number of directors to more than twelve or reduce the number to fewer than six.

    The Constitution of NCSB provides for a classified Board of Directors which currently consists of six directors, divided into three classes as nearly equal in number as possible, with one class to be elected annually. The number of directors may be determined by resolution of the Board of Directors as provided in NCSB's Constitution, as may be amended from time to time, provided, however, that the Board of Directors may not increase the number to more than ten nor decrease the number to fewer than five. The number of directors may also be fixed or changed at a meeting of the shareholders of NCSB, called for the purpose of electing directors, by the majority of the voting power of NCSB; provided, however, that 75 percent of the voting power of NCSB would be necessary if NCSB's Board of Directors recommended against approval of the change in number.

NOMINATIONS

    The Bancorp Articles provide that nominations for the election of directors may be made by the Bancorp Board or any shareholder of Bancorp. Shareholder nominations for election to the Bancorp Board of Directors must be made in writing and must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Bancorp not less than thirty days nor more than sixty days prior to any such meeting of shareholders; provided, however, that if less than forty days' notice of the meeting is given to the shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of Bancorp not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed. Notification given by a shareholder must contain the following information to the extent known by the notifying shareholder; (a) the name, age, business address and, if known, residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of Bancorp Common Shares beneficially owned by each proposed nominee; and (d) any other information reasonably requested by Bancorp.

    Section 3 of Article Five of the NCSB Constitution governs nominations for election to the Board, and provides that nominations for election to the Board of Directors may be made by, or at the direction of, a majority of the NCSB Board or by a shareholder eligible to vote at an annual meeting of shareholders who has complied with the notice provisions in that section. In the case of a nominee proposed for election at an annual meeting of shareholders, written notice of a shareholder nomination must be delivered to, or mailed by first class United States mail, postage prepaid, to the Secretary of NCSB at the principal offices of NCSB not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. In the case of a nominee proposed for election at a special meeting of shareholders at which directors are to be elected, such written notice shall be received by the Secretary of NCSB not later than the close of business 60 days prior to such meeting. Each such notice shall set forth as to each person whom the shareholder proposes to nominate as a director (i) the name, age, business or residence address of such person; (ii) the principal occupation or employment of such person; and (iii) the number of shares of the NCSB Common Stock beneficially owned by such person and the length of time such shares have been so owned.

REMOVAL AND FILLING OF VACANCIES

    A director or directors of Bancorp may be removed from office, only for cause, by the affirmative vote of the holders of at least 50% of the voting power of Bancorp entitled to vote generally in the election of directors cast at a meeting of the shareholders for that purpose. Vacancies in the Board of Directors of Bancorp and any newly-created directorships resulting from an increase in the number of Bancorp directors may be filled by the Bancorp Board, acting by the vote of two-thirds of the directors then in office, even if less than a quorum. A director elected to the Bancorp Board to fill a vacancy or a newly created directorship will hold office until the next election of the class for which the director was elected.

    Directors of NCSB may be removed from office, with or without assigning any cause, only by the vote of the holders of 75 percent of the voting power of NCSB entitled to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the NCSB Board. The directors of NCSB have the right to fill all vacancies occurring in the NCSB Board.

PAYMENT OF DIVIDENDS

    Both Bancorp and NCSB can pay dividends on their outstanding common shares in accordance with the terms of the OGCL. The OGCL generally provides that, subject to any restrictions in the corporation's articles of incorporation, a corporation may make distributions to its shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation (defined generally as the excess of a corporation's assets plus stated capital over its liabilities); and provided further that no dividend or distribution shall be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable grounds to believe that by such payment the corporation would be rendered insolvent.

SPECIAL MEETINGS OF SHAREHOLDERS

    The Bancorp Regulations contain a provision pursuant to which special meetings of shareholders may only be called by the chairman of the board, the president, the directors by action in a meeting, a majority of the directors acting without a meeting or upon the written request of the holders of 50 percent of all shares outstanding and entitled to vote at the meeting.

    Article Four of the NCSB Constitution provides that special meetings of the NCSB shareholders may only be called by the chairman of the board, the president, a majority of the members of the board of directors or by persons who hold at least twenty-five percent of all NSCB Common Stock outstanding and entitled to vote thereat.

SHAREHOLDER ACTION WITHOUT A MEETING

    The Bancorp Articles specifically deny the power of shareholders to approve action, which otherwise is required or may be taken at any annual or special meeting of shareholders, by written consent in lieu of such meeting.

    The NCSB Constitution provides that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with or entered upon the records of NCSB.

PRE-EMPTIVE RIGHTS

    Neither the shareholders of Bancorp nor the shareholders of NCSB have pre-emptive rights.

ANTI-TAKEOVER PROVISIONS

    Certain provisions of the OGCL and of Bancorp's Articles and NCSB's Articles could deter or prohibit changes in majority control of the Boards of Directors or non-negotiated acquisitions of control of Bancorp or NCSB.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

    Under the OGCL, an agreement of merger or consolidation must be approved by the directors of each constituent corporation and adopted by the shareholders of each constituent Ohio corporation (other than the surviving corporation) holding at least two-thirds of the corporation's voting power, or a different proportion but not less than a majority of the voting power, as provided in the articles of the constituent corporations. In the case of a merger, the agreement must also be adopted by the shareholders of the surviving corporation by similar vote, if one or more of the following conditions exist: (a) the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation; (b) the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation; (c) the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of such number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors; or (d) the agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

    Bancorp's Articles do not provide for a lesser vote in the case of mergers, consolidations or sales of assets. NCSB's Articles, however, do provide that mergers, consolidations and sales of assets may be approved by a majority of the voting power of NCSB; provided, however, that if the NCSB Board recommends against approval of such action, the affirmative vote of not less than 75 percent of the voting power of NCSB shall be required.

BUSINESS COMBINATIONS AND SHARE ACQUISITIONS

    Subject to certain exceptions, under the OGCL, the approval or two-thirds of the voting power of the corporation, or a different proportion (not less than a majority of the corporation's voting power) as provided in the articles, is required for (i) the consummation of combinations and majority share acquisitions involving the transfer or issuance of such number of shares as would entitle the holders thereof to exercise at least one-sixth of the voting power of such corporation in the election of directors immediately after the consummation of such transaction, (ii) the disposition of all or substantially all of the corporation's assets other than in the regular course of business and (iii) voluntary dissolutions. The Bancorp Articles provide for different shareholder approvals for certain business combinations and certain acquisitions of Bancorp Common Shares as described below.

    Articles XIV of the Bancorp Articles provides that for a period of five years from the effective date of the completion of the conversion of the Bank from the mutual to stock form, October 14, 1994, no person may directly or indirectly acquire the beneficial ownership of more than 10% of any class of equity security of Bancorp. This provision does not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of Bancorp or a subsidiary of Bancorp, (ii) any proxy granted to one or more of Bancorp's "Continuing Directors," as defined, by a shareholder of Bancorp, or (iii) any employee benefit plans of Bancorp of a subsidiary thereof. In addition, for a period of five years following October 14, 1994, each share beneficially owned in violation of the foregoing percentage limitation, as determined by Bancorp's Board of Directors, shall not be entitled to vote in connection with any matter submitted to shareholders for a vote. Additionally, Article XIV provides for further restrictions on voting rights of shares owned in excess of 10% of any class of equity security of Bancorp beyond five years after October 14, 1994. Specifically, Article XIV provides that if, at any time after five years from October 14, 1994, any person acquires the beneficial ownership of more than 10% of any class of equity security of Bancorp without the prior approval by two-thirds of the Continuing Directors, then, with respect to each vote in excess of 10%, the record holders of voting stock of Bancorp beneficially owned by such person shall be entitled to cast only one-hundredth of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of Bancorp with such record holders would otherwise be entitled to cast without giving effect to the provision, and the aggregate voting power of such record holders shall be allocated proportionately among such record holder. Article XIV would not affect the ability of any holder of less than 10% of Bancorp's Common Stock to merely solicit revocable proxies and to vote the shares represented by such proxies.

    Article XV of Bancorp's Articles requires the approval of the holders of at least 80% of Bancorp's outstanding shares of voting stock, and a majority of such shares not including shares deemed beneficially owned by a "Related Person," as defined therein, to approve certain "Business Combinations," as defined therein. Under Ohio law, absent this provision, mergers, share exchanges and sales of substantially all of the assets of Bancorp generally would require approval by the vote of the holders of two-thirds of the outstanding shares of common stock of Bancorp, except that under the Ohio Business Combination Statute an "interested shareholder" (generally defined to include any shareholder owning 10% or more of Bancorp's outstanding voting stock) may not engage in a business combination (as broadly defined in the statute) with Bancorp for a period of three years following the date he became an interested shareholder unless the business combination or the transaction by which the interested shareholder became an interested shareholder was approved prior to such date by Bancorp's Board of Directors.
Article XV requires approval of the shareholders in accordance with the increased voting requirements in connection with any such transactions except in cases where the proposed transaction has been approved in advance by at least two-thirds of Bancorp's Continuing Directors (generally, those members of Bancorp's Board of Directors who are not affiliated with the Related Person and were directors before the Related Person became a Related Person). The provisions of Articles XV apply to any "Business Combination" which is defined to include (i) any merger or consolidation of Bancorp with or into a Related Person; (ii) any sale, lease, exchange, mortgage, transfer or other disposition of all or a substantial part of the assets of Bancorp or of a subsidiary of a Related Person (the term "substantial part" is defined to include more than 25% of Bancorp's total assets); (iii) any merger or consolidation of a Related Person with or into Bancorp or a subsidiary; (iv) any sale, lease, exchange, mortgage, transfer or other disposition of all or any substantial part of the assets of a Related Person to Bancorp or a subsidiary; (v) the issuance of any securities of Bancorp or a subsidiary to a Related Person; (vi) the acquisition by Bancorp or a subsidiary of any securities of a Related Person;

(vii) any reclassification of Bancorp Common Shares, or any recapitalization involving the Bancorp Common Shares; and (viii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

    The Articles of NCSB provide that proposed combinations or majority share acquisitions involving the issuance of shares of NCSB and requiring shareholder approval, may be approved by a majority of the voting power of NCSB; provided, however, that if the NCSB Board of Directors recommends against approval of such action, the affirmative vote of not less than 75 percent of the voting power of NCSB shall be required.

AMENDMENT OF ARTICLES

    Under the OGCL, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion, but not less than a majority of the voting power, as provided in the articles. The Bancorp Articles provide that a majority of the voting power of Bancorp may approve a proposal to amend the Bancorp Articles. Notwithstanding the foregoing, 80 percent of the voting power of Bancorp is necessary to approve amendments to certain provisions of the Bancorp Articles regarding (1) the number, removal and duties of directors, (2) indemnification, (3) shareholder meetings, (4) the Bancorp Board, (5) prohibition on purchases of Bancorp Common Shares, (6) certain business combinations and (7) amendments to the Bancorp Regulations and the Bancorp Articles; except that such amendment of the foregoing provisions may be made by the affirmative vote of a majority of the voting power of Bancorp if the same is first approved by a majority of the Continuing Directors, as defined.

    NCSB's Articles provide that the Articles may be amended by a majority of the voting power of NCSB; provided, however, that if the Board of Directors of NCSB recommends against approval of the amendment not less than 75 percent of the voting power of NCSB is required.

ANTITAKEOVER STATUTES

    The statutes described below apply to both Bancorp and NCSB.

OHIO CONTROL SHARE ACQUISITION ACT

    Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Act") provides that certain notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. An "issuing public corporation" is defined as an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuing public corporation in the election of directors represented at the meeting and a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the issuing public corporation and by directors who are also employees of the issuing public corporation. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the date of the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares.

    The Ohio Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or regulations so provide. The Ohio Control Share Acquisition Act applies to Bancorp and NCSB since neither have taken any corporate action to opt out of it.

OHIO BUSINESS COMBINATION STATUTE

    Chapter 1704 of the Ohio Revised Code (the "Ohio Business Combinations Statute") prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the board of directors of the issuing public corporation approves either (i) the transaction or (ii) the acquisition of the corporation's shares that resulted in the person becoming an Interested Shareholder, in each case before the Interested Shareholder became such. Examples of transactions regulated by the Ohio Business Combination Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Interested Shareholder, or (c) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.

    A corporation may elect not to be covered by the Ohio Business Combination Statute by the adoption of an appropriate amendment to its articles of incorporation. The Ohio Business Combination Statute applies to Bancorp and NCSB since neither have taken any corporate action to opt out of it.

LIMITATIONS ON LIABILITY

    Article XIII of the Bancorp Articles provide that a director shall not be found to have violated his or her duties to Bancorp unless it is shown by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of Bancorp, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director. Article XIII further provides that a director, in determining what he or she believes to be in the best interests of Bancorp, shall consider the Bancorp's shareholders and in his or her discretion, may consider the following: (a) the interests of Bancorp's employees, suppliers, creditors, and customers; (b) the economy of the state and nation; (c) community and societal considerations; and (d) the long term as well as the short term interests of Bancorp and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

    The Articles and Constitution of NCSB do not contain provisions limiting the personal liability of NCSB directors. Section 1701.59 of the OGCL currently provides that directors generally will not be liable for any action taken as a director, or any failure to take any action, unless (i) the director has failed to perform the duties of the director's office in compliance with said section (i.e., in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interest of the corporation) and (ii) the breach or failure to act is undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interest of the corporation. The foregoing limitation on the liability of directors does not apply to certain actions set forth in Section 1701.60 and 1701.95 of the OGCL.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

    Article VII of the Bancorp Articles provide that Bancorp will indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of Bancorp, by reason of the fact that he is or was a director, officer, employee, or agent of Bancorp, or is or was serving at the request of Bancorp as a director, trustee, officer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Bancorp, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Bancorp and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    Article VII of the Bancorp Articles further provide that Bancorp will indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of Bancorp to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Bancorp, or is or was serving at the request of Bancorp as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Bancorp, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to Bancorp unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to
Section 1701.95 of the Revised Code of Ohio.

    Article VII also provides that to the extent that a Bancorp director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Any indemnification pursuant to subsections (1) and (2) of
Article VII, unless ordered by a court, shall be made by Bancorp only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of Article VII. Such determination shall be made by the directors of Bancorp in the manner set forth in division (E) of
Section 1701.13 of the Revised Code of Ohio.

    Article Eight of the NCSB Constitution provides that NCSB shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of NCSB, by reason of the fact that he is or was a director or officer of NCSB, or is or was serving at the request of NCSB as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NCSB and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NCSB and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    Article Eight further provides that NCSB shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of NCSB to procure a judgment in its favor by reason of the fact that he is or was a director or officer of NCSB or is or was serving at the request of NCSB, as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NCSB, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to NCSB unless, and only to the extent that, the court of Common Pleas of Hamilton County, Ohio, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas of Hamilton County, Ohio, or such other court shall deem proper, or (ii) any action or suit in which the only liability asserted against a director is pursuant to 1701.95 of the Ohio Revised Code.

    Any indemnification not precluded by the NCSB Constitution will be made by NCSB only upon a determination that the indemnified person has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum consisting of directors of NCSB who were not and are not parties to or threatened with any such action, suit or proceeding,
(b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the shareholders, or (d) by the court, if any, in which such action was brought. Expenses incurred in defending any action, suit or proceeding will be paid by NCSB in advance upon receipt of an undertaking by or on behalf of the director to (i) repay such amount if it is proved by clear and convincing evidence in court that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to NCSB or undertaken with reckless disregard for the best interests of NCSB and (ii) reasonably cooperate with NCSB concerning the action, suit or proceeding.

    The NCSB Constitution states that the indemnification provided thereby is not exclusive, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled. Additionally, the NCSB Constitution provides that NCSB may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of NCSB, or who is or was serving another entity at the request of NCSB, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not Bancorp would have the obligation or power to indemnify him or her under the NCSB Constitution.

                             SHAREHOLDER PROPOSALS

    Any proposal which a shareholder wishes to have included in the proxy materials of NCSB relating to the next annual meeting of shareholders if the Merger is not consummated, should be sent to NCSB by certified mail and must be received by NCSB not later than January 5, 1998.

                                 LEGAL OPINIONS

    The legality of the Bancorp Common Shares to be issued in the Merger, certain federal income tax consequences of the Merger and certain other legal matters relating to the Merger are being passed upon by Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Bancorp.

                                    EXPERTS

    The consolidated financial statements of Bancorp at September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, incorporated by reference in the Proxy Statement which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The consolidated financial statements of NCSB as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 have been included in this Proxy Statement/Prospectus in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. Management of NCSB expects that a representative of Grant Thornton LLP will be present at the NCSB Special Meeting, and will be available to respond to appropriate questions.

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................................................      F-2

FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (As of September 30, 1997 (unaudited) and December 31, 1996
  and 1995)..............................................................................................      F-3

  CONSOLIDATED STATEMENTS OF OPERATIONS (For the nine months ended September 30, 1997 and 1996 (unaudited)
  and the years ended December 31, 1996, 1995 and 1994)..................................................      F-4

  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (For the nine months ended September 30, 1997 (unaudited)
  and the years ended December 31, 1996, 1995 and 1994)..................................................      F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS (For the nine months ended September 30, 1997 and 1996 (unaudited)
  and the years ended December 31, 1996, 1995 and 1994)..................................................      F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (For the nine months ended September 30, 1997 (unaudited) and
  the years ended December 31, 1996, 1995 and 1994)......................................................      F-8


  SCHEDULES: All schedules are omitted as the required information is either not applicable or is included in the accompanying financial statements.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
North Cincinnati Savings Bank

We have audited the accompanying consolidated statements of financial condition of the North Cincinnati Savings Bank as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of North Cincinnati Savings Bank as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.


/s/ Grant Thornton L.L.P.


Cincinnati, Ohio
February 11, 1997

                         NORTH CINCINNATI SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                      DECEMBER 31,
                                                                                   SEPTEMBER 30,  --------------------
        ASSETS                                                                         1997         1996       1995
---------------------------------------------------------------------------------  -------------  ---------  ---------
                                                                                    (UNAUDITED)
Cash and due from banks..........................................................    $     455    $     478  $     541
Interest-bearing deposits in other financial institutions........................          973        2,488      1,305
                                                                                   -------------  ---------  ---------
Total cash and cash equivalents..................................................        1,428        2,966      1,846
Investment securities--at amortized cost, approximate market value of $1,000
  (unaudited), $2,000 and $3,012 at September 30, 1997 and December 31, 1996 and
  1995...........................................................................          999        1,999      3,004
Investment securities available for sale--at market..............................        2,332        2,318      3,170
Mortgage-backed securities--at cost, approximate market value of $709
  (unaudited), $524 and $17 at September 30, 1997 and December 31, 1996 and 1995           704          520         17
Mortgage-backed and related securities available for sale -at market.............       11,714       13,643      8,417
Loans receivable--net............................................................       41,757       38,356     37,400
Office premises and equipment--net...............................................          523          559        624
Federal Home Loan Bank stock--at cost............................................          499          473        442
Accrued interest receivable......................................................          371          367        353
Prepaid expenses and other assets................................................          258          182        503
                                                                                   -------------  ---------  ---------
Total assets.....................................................................    $  60,585    $  61,383  $  55,776
                                                                                   -------------  ---------  ---------
                                                                                   -------------  ---------  ---------
        LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits.........................................................................    $  50,126    $  49,361  $  52,713
Advances from the Federal Home Loan Bank.........................................        4,390        5,998     --
Accounts payable on mortgage loans serviced for others...........................           39           44         94
Advances by borrowers for taxes and insurance....................................          130          233        259
Other liabilities................................................................          109          186         64
                                                                                   -------------  ---------  ---------
Total liabilities................................................................       54,794       55,822     53,130
Commitments......................................................................       --           --         --
Shareholders' equity
Preferred stock--$1.00 par value; authorized 1,000,000 shares, none issued.......       --           --         --
Common stock--$1.00 par value; authorized 5,000,000 shares, 396,750 shares issued
  and outstanding at September 30, 1997 and December 31, 1996....................          397          397     --
Additional paid-in capital.......................................................        3,156        3,156     --
Unrealized losses on securities designated as available for sale, net of related
  tax effects....................................................................         (553)        (591)      (218)
Retained earnings................................................................        2,791        2,599      2,864
                                                                                   -------------  ---------  ---------
Total shareholders' equity.......................................................        5,791        5,561      2,646
                                                                                   -------------  ---------  ---------
Total liabilities and shareholders' equity.......................................    $  60,585    $  61,383  $  55,776
                                                                                   -------------  ---------  ---------
                                                                                   -------------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                         NORTH CINCINNATI SAVINGS BANK
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    NINE MONTHS ENDED              YEAR ENDED
                                                                      SEPTEMBER 30,               DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                       (UNAUDITED)
Interest income
Loans............................................................  $   2,320  $   2,219  $   2,955  $   2,655  $   2,098
Mortgage-backed and related securities...........................        656        433        637        820      1,148
Investment securities............................................        173        271        350        229        160
Interest-bearing deposits and other..............................        120        125        160        103         65
                                                                   ---------  ---------  ---------  ---------  ---------
Total interest income............................................      3,269      3,048      4,102      3,807      3,471
Interest expense
Deposits.........................................................      2,009      2,071      2,715      2,573      2,187
Borrowings.......................................................        196          4         71        152        105
                                                                   ---------  ---------  ---------  ---------  ---------
Total interest expense...........................................      2,205      2,075      2,786      2,725      2,292
                                                                   ---------  ---------  ---------  ---------  ---------
Net interest income..............................................      1,064        973      1,316      1,082      1,179
Other income (loss)
Gain (loss) on sale of mortgage-backed and related securities....          8     --         --           (270)      (470)
Loss on sale of investment securities............................     --             (9)        (9)    --         --
Gain on sale of mortgage loans...................................     --             21         21     --         --
Other operating..................................................         46         55         71         57         51
                                                                   ---------  ---------  ---------  ---------  ---------
Total other income (loss)........................................         54         67         83       (213)      (419)
General, administrative and other expense
Employee compensation and benefits...............................        396        450        644        638        661
Occupancy and equipment..........................................        216        224        295        332        335
Federal deposit insurance premiums...............................         35        407        410        127        115
Franchise taxes..................................................         58         24         32         32         44
Data processing..................................................         69         65         86         72         55
Other operating..................................................        152        141        197        200        184
                                                                   ---------  ---------  ---------  ---------  ---------
Total general, administrative and other expense..................        926      1,311      1,664      1,401      1,394
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings (loss) before income tax credits........................        192       (271)      (265)      (532)      (634)
Federal income tax credits
Current..........................................................     --         --         --            (18)      (188)
Deferred.........................................................     --         --         --             18         (2)
                                                                   ---------  ---------  ---------  ---------  ---------
Total federal income tax credits.................................     --         --         --         --           (190)
                                                                   ---------  ---------  ---------  ---------  ---------
NET EARNINGS (LOSS)..............................................  $     192  $    (271) $    (265) $    (532) $    (444)
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
EARNINGS (LOSS) PER SHARE........................................  $     .48  $     N/A  $     N/A  $     N/A  $     N/A
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                         NORTH CINCINNATI SAVINGS BANK

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
           For the nine months ended September 30, 1997 (unaudited)
             and the years ended December 31, 1996, 1995 and 1994
                            (In thousands)

                                                                             UNREALIZED
                                                                                GAINS
                                                                               (LOSSES)
                                                                            ON SECURITIES
                                                               ADDITIONAL   DESIGNATED AS
                                                     COMMON     PAID-IN      AVAILABLE     RETAINED
                                                     STOCK      CAPITAL      FOR SALE      EARNINGS      TOTAL
                                                   ---------  -----------  -------------  -----------  ---------
Balance at January 1, 1994.......................  $ --       $  --         $     (95)    $   3,840    $  3,745

Net loss for the year ended December 31, 1994....    --          --            --              (444)       (444)
Unrealized loss on securities designated as
  available for sale.............................    --          --            (1,135)       --          (1,135)
                                                   --------  -----------       ------    -----------  ---------
Balance at December 31, 1994.....................    --          --            (1,230)        3,396       2,166
Net loss for the year ended December 31, 1995....    --          --            --              (532)       (532)
Recovery of unrealized losses on securities
  designated as available for sale...............    --          --             1,012        --           1,012
                                                   --------  -----------       ------    -----------  ---------
Balance at December 31, 1995.....................    --          --              (218)        2,864       2,646
Net loss for the year ended December 31, 1996....    --          --            --              (265)       (265)
Net proceeds from issuance of common stock.......    397          3,156        --            --           3,553
Unrealized loss on securities designated as
  available for sale.............................    --          --              (373)       --            (373)
                                                   --------  -----------       ------    -----------  ---------
Balance at December 31, 1996.....................    397           3,156          (591)        2,599       5,561
Net earnings for the nine months ended September
  30, 1997 (unaudited)...........................    --          --            --                192         192
Recovery of unrealized losses on securities
  designated as available for sale (unaudited)...    --          --                38        --              38
                                                   --------  -----------       ------    -----------  ---------
Balance at September 30, 1997, (unaudited).......   $397      $   3,156     $    (553)    $   2,791   $   5,791
                                                   --------  -----------       ------    -----------  ---------
                                                   --------  -----------       ------    -----------  ---------


        The accompanying notes are an integral part of these statements.

                         NORTH CINCINNATI SAVINGS BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        NINE MONTHS ENDED               YEAR ENDED
                                                                          SEPTEMBER 30,                DECEMBER 31,
                                                                       --------------------  --------------------------------
                                                                         1997       1996       1996       1995        1994
                                                                       ---------  ---------  ---------  ---------  ----------
                                                                           (UNAUDITED)
Cash flows from operating activities:
Net earnings (loss) for the period...................................  $     192  $    (271) $    (265) $    (532) $     (444)
Adjustments to reconcile net earnings (loss) to net cash provided by
  (used in) operating activities:
Amortization of premiums on investments and mortgage-backed and
  related securities.................................................          8         16         26         10          94
Amortization of deferred loan origination fees.......................        (15)       (21)       (25)       (23)        (23)
Depreciation and amortization........................................         58         61         80         90          80
Gain on sale of mortgage loans.......................................     --            (21)        (4)    --          --
(Gain) loss on sale of mortgage-backed and related securities........         (8)    --         --            270         470
Loss on sale of investment securities................................     --              9          9     --          --
Loans originated for sale in the secondary market....................     --         (1,732)    (1,749)    --          --
Proceeds from sale of mortgage loans in the secondary market.........     --          1,753      1,753     --          --
Federal Home Loan Bank stock dividends...............................        (26)       (23)       (32)       (29)        (23)
Amortization of deferred premiums on loans sold......................     --         --              2          2          12
Increase (decrease) in cash due to changes in:
Accrued interest receivable..........................................         (4)         6        (15)       (81)         41
Prepaid expenses and other assets....................................        (76)      (417)       321       (151)       (144)
Accounts payable on mortgage loans serviced for others...............         (5)     1,023        (50)        34         (17)
Other liabilities....................................................        (77)        20        122        (58)         18
                                                                       ---------  ---------  ---------  ---------  ----------
Net cash provided by (used in) operating activities..................         47        403        173       (466)         64
Cash flows provided by (used in) investing activities:
Purchase of mortgage-backed and related securities designated as
  available for sale.................................................     (5,117)    (1,030)    (6,247)    --          (2,484)
Purchase of mortgage-backed and related securities designated as held
  to maturity........................................................       (261)      (575)      (575)    --          --
Principal repayments on mortgage-backed and related securities
  designated as available for sale...................................        614        316        596        502       5,286
Principal repayments on mortgage-backed and related securities
  designated as held to maturity.....................................         77         47         72          6          9
Proceeds from sale of mortgage-backed and related securities
  designated as available for sale...................................      6,456     --         --          6,684       7,211
Purchase of investment securities designated as available for sale...     --         (1,245)    (1,245)    --          --
Proceeds from sale of investment securities designated as available
  for sale...........................................................     --            491        491     --          --
Proceeds from maturity of investment securities designated as
  available for sale.................................................     --          1,600      1,600     --          --
Purchase of investment securities designated as held to maturity.....     --         --         --         (3,504)     --
Proceeds from maturity of investment securities designated as held to
  maturity...........................................................      1,000        500      1,000        500      --


                                                                        NINE MONTHS ENDED               YEAR ENDED
                                                                          SEPTEMBER 30,                DECEMBER 31,
                                                                       --------------------  --------------------------------
                                                                         1997       1996       1996       1995        1994
                                                                       ---------  ---------  ---------  ---------  ----------
                                                                           (UNAUDITED)
Loan principal repayments............................................      3,095      4,218      6,561      2,940       2,855
Loan disbursements...................................................     (6,481)    (5,738)    (7,464)    (8,389)    (12,721)
Purchase of office premises and equipment............................        (22)       (12)       (15)       (28)        (99)
                                                                       ---------  ---------  ---------  ---------  ----------
Net cash provided by (used in) investing activities..................       (639)    (1,428)    (5,226)    (1,289)         57
                                                                       ---------  ---------  ---------  ---------  ----------
Net cash provided by (used in) operating and investing activities
  (subtotal carried forward).........................................       (592)    (1,025)    (5,053)    (1,755)        121
                                                                       ---------  ---------  ---------  ---------  ----------

                         NORTH CINCINNATI SAVINGS BANK
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED               YEAR ENDED
                                                                SEPTEMBER 30,                DECEMBER 31,
                                                             --------------------  --------------------------------
                                                               1997       1996       1996       1995        1994
                                                             ---------  ---------  ---------  ---------  ----------
                                                                 (UNAUDITED)
Net cash provided by (used in) operating and investing
  activities (subtotal brought forward)....................  $    (592) $  (1,025) $  (5,053) $  (1,755) $      121
Cash flows provided by (used in) financing activities:
Net increase (decrease) in deposits........................        765     (3,002)    (3,352)     3,572      (1,150)
Proceeds from Federal Home Loan Bank advances..............      3,490      1,007      6,498     10,400      13,600
Repayment of Federal Home Loan Bank advances...............     (5,098)    --           (500)   (11,500)    (12,500)
Advances by borrowers for taxes and insurance..............       (103)      (121)       (26)         9          43
Net proceeds from issuance of common stock.................     --          3,553      3,553     --          --
                                                             ---------  ---------  ---------  ---------  ----------
Net cash provided by (used in) financing activities........       (946)     1,437      6,173      2,481          (7)
                                                             ---------  ---------  ---------  ---------  ----------
Net increase (decrease) in cash and cash equivalents.......     (1,538)       412      1,120        726         114
Cash and cash equivalents at beginning of period...........      2,966      1,846      1,846      1,120       1,006
                                                             ---------  ---------  ---------  ---------  ----------
Cash and cash equivalents at end of period.................  $   1,428  $   2,258  $   2,966  $   1,846  $    1,120
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Federal income taxes.......................................  $  --      $  --      $  --      $      11  $   --
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------
Interest on deposits and borrowings........................  $   2,217  $   2,087  $   2,769  $   2,744  $    2,283
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------
Supplemental disclosure of noncash investing activities:
Transfer of investment and mortgage-backed and related
  securities to an available for sale classification.......  $  --      $  --      $  --      $   3,170  $   --
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------
Unrealized (losses) recoveries on securities designated as
  available for sale.......................................  $     (38) $    (561) $    (373) $   1,012  $   (1,135)
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------
Recognition of mortgage servicing rights in accordance with
  SFAS No. 122.............................................  $  --      $      17  $      17  $  --      $   --
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------

        The accompanying notes are an integral part of these statements.

                         NORTH CINCINNATI SAVINGS BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    In April 1995, the Savings Bank's Board of Directors adopted a plan of conversion (the Plan) whereby the Savings Bank would convert to the stock form of ownership. Pursuant to the Plan, as amended, the Savings Bank offered for sale up to 396,750 common shares to its depositors and members of the community. The offering was completed in April 1996, whereby the Savings Bank issued 396,750 common shares which, after consideration of expenses totaling approximately $400,000, resulted in net capital proceeds of $3.6 million.

    North Cincinnati Savings Bank (the "Savings Bank") conducts a general banking business in southwestern Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for primarily residential and consumer purposes. The Savings Bank's profitability is significantly dependent on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Savings Bank can be significantly influenced by a number of competitive factors, such as governmental monetary policy, that are outside of management's control.

    The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles ("GAAP") and general accounting practices within the financial services industry. In preparing financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The following is a summary of significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

    1. PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Savings Bank and its wholly-owned subsidiary, North Cincinnati Service Corporation (the "Service Corporation"). During 1989, the Service Corporation sold its remaining interest in real estate held for development and, subsequent to the sale, the preponderance of the Service Corporation's remaining assets were distributed to the Savings Bank. The Service Corporation continues to retain its corporate charter, however, it was inactive during the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 and, at September 30, 1997 and December 31, 1996, was capitalized on a nominal basis. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    2. INVESTMENT SECURITIES AND MORTGAGE-BACKED AND RELATED SECURITIES HELD TO MATURITY

    The Savings Bank accounts for investment and mortgage-backed and related securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115.

    Pursuant to the provisions of SFAS No. 115, investment securities and mortgage-backed and related securities which the Savings Bank has the positive intent and ability to hold to maturity, are designated as held-to-maturity securities. Such securities may be sold or transferred to the available-for-sale classification only as a result of isolated, nonrecurring, or unusual changes in circumstances which the Savings Bank could not have reasonably anticipated, such as a change in statutory or regulatory requirements regarding investment limitations, or a significant deterioration in a security issuer's credit-worthiness. Investment securities and mortgage-backed and related securities held to maturity are carried at amortized cost.

    3. INVESTMENT SECURITIES AND MORTGAGE-BACKED AND RELATED SECURITIES AVAILABLE FOR SALE

    In accordance with SFAS No. 115, investment securities and mortgage-backed and related securities available for sale are carried at fair value (market value), inclusive of unrealized gains and/or losses, and net of discount accretion and premium amortization computed using the level yield method. Aggregated unrealized gains and losses are reflected as a separate component of shareholders' equity, net of applicable tax effects. Realized gains and losses on sale of securities are recognized using the specific identification method.

    Subsequent to the adoption of SFAS No. 115, investment securities and mortgage-backed and related securities portfolios are designated as available for sale at the time of purchase. During 1995, management decided to sell the preponderance of U.S. Government agency guaranteed mortgage-backed securities. Accordingly, the $270,000 loss with respect to such securities was charged to operations in the year ended December 31, 1995.

    In December 1995, pursuant to the Financial Accounting Standards Board (the "FASB") Implementation Guide on SFAS No. 115, the Savings Bank elected to transfer $3.2 million of investment securities previously identified as held to maturity, to an available for sale classification. The Savings Bank recorded an unrealized loss of $34,000 at the date of transfer which, after consideration of applicable tax effects, reduced retained earnings by $22,000 at that date.

    At September 30, 1997 and December 31, 1996 and 1995, the Savings Bank's shareholders' equity reflected net unrealized losses on securities designated as available for sale totaling $553,000, $591,000 and $218,000, respectively.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    4. LOANS RECEIVABLE

    Loans held in portfolio are stated at the principal amount outstanding, adjusted for deferred loan origination fees, the allowance for loan losses, and premiums and discounts on loans purchased and sold. Premiums and discounts on loans purchased and sold are amortized and accreted to operations using the interest method over the average life of the underlying loans. Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

    The Savings Bank accounts for loan origination fees in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". Pursuant to the provisions of SFAS No. 91, all origination fees received from loans, net of certain direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs.

    5. MORTGAGE-BANKING ACTIVITIES

    From time to time, the Savings Bank conducts mortgage banking operations via the sale of certain loans or participating interests in loans in order to generate servicing income and to provide additional funds for lending. Loans held for sale are identified at the point of origination and carried at the lower of cost or market, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans. The Savings Bank had not identified any loans as being held for sale at September 30, 1997 or at December 31, 1996 or 1995.

    The Savings Bank retains the servicing on loans sold and agrees to remit to the investor loan principal and interest at agreed-upon rates. These rates can differ from the loan's contractual interest rate resulting in a "yield differential". In addition to previously deferred loan origination fees and cash gains, gains on sale of loans can represent the present value of the future yield differential less a normal servicing fee, capitalized over the estimated life of the loans sold. Normal servicing fees are determined by reference to the stipulated minimum servicing fee set forth by the government agency loan sale agreement. The resulting capitalized excess servicing fee is amortized to operations over the life of the loans using the interest method. If prepayments are higher than expected, an immediate charge to operations is made. If prepayments are lower, the related adjustments are made prospectively.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    5. MORTGAGE-BANKING ACTIVITIES (CONTINUED)

    In May 1995, the FASB issued SFAS No. 122 "Accounting for Mortgage Servicing Rights," which requires that the Savings Bank recognize as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained would allocate some of the cost of the loans to the mortgage servicing rights.

    SFAS No. 122 requires that securitization of mortgage loans be accounted for as sales of mortgage loans and acquisitions of mortgage-backed securities. Additionally, SFAS No. 122 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value.

    SFAS No. 122 is effective for fiscal years beginning after December 15, 1995, (January 1, 1996, as to the Savings Bank) to transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights and capitalized excess servicing receivables whenever acquired. Management adopted SFAS No. 122 as of January 1, 1996, as required, without material effect on the Savings Bank's consolidated financial condition or results of operations.

    At September 30, 1997 and December 31, 1996 and 1995, unamortized deferred excess servicing fees totaled approximately $23,000, $26,000 and $13,000, respectively. Amortization of mortgage servicing rights totaled $3,000 and $1,000 for the nine months ended September 30, 1997 and 1996, and $5,000, $2,000 and $12,000 during the years ended December 31, 1996, 1995, and 1994, respectively.

    6. ALLOWANCE FOR LOAN LOSSES

    It is the Savings Bank's policy to provide valuation allowances for estimated losses on loans based on past loss experience, current trends in the level of delinquent and problem loans, loan concentrations to single borrowers, changes in the composition of the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in the primary lending area. When the collection of a loan becomes doubtful, or otherwise troubled, the Savings Bank records a loan loss provision equal to the difference between the fair value of the property securing the loan and the loan's carrying value. In providing valuation allowances, costs of holding real estate, including the cost of capital, are considered. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

    In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loans observable market price or fair value of the collateral. The Savings Bank adopted the Statement effective January 1, 1995, without material effect on consolidated financial condition or results of operations.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    6. ALLOWANCE FOR LOAN LOSSES (CONTINUED)

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Savings Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Savings Bank's investment in multi-family and nonresidential loans, and its evaluation of impairment thereof, such loans are collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

    It is the Savings Bank's policy to charge off unsecured credits that are more than ninety days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

    At September 30, 1997 and December 31, 1996 and 1995, the Savings Bank had no loans that would be defined as impaired under SFAS No. 114.

    7. REAL ESTATE ACQUIRED THROUGH FORECLOSURE

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. A loan charge-off is recorded for any writedown in the loan's carrying value to fair value at the date of acquisition. Loss provisions are recorded if the properties' fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are considered. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

    8. OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line method over the useful lives of the assets, estimated to be thirty-five to fifty years for buildings, five to forty-four years for building and leasehold improvements, and three to fifteen years for furniture and equipment. An accelerated depreciation method is used for tax reporting purposes.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    9. FEDERAL INCOME TAXES

    The Savings Bank accounts for federal income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Savings Bank's activities within the current and previous years. Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the expected statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

    Deferral of federal income taxes results primarily from different methods of accounting for deferred loan origination fees, Federal Home Loan Bank stock dividends and the general loan loss allowance. Additionally, a temporary difference is recognized for depreciation utilizing accelerated methods for federal income tax purposes.

    10. PENSION PLAN

    The Savings Bank provided retirement benefits through a defined benefit pension plan to all employees who have attained the age of 21 and completed one year of service. This plan was terminated in 1995 upon receipt of all required regulatory approvals. It was the Savings Bank's policy to fund pension costs accrued up through the date of termination.

    The provision for pension expense totaled $3,000 and $42,000 for the years ended December 31, 1995 and 1994, respectively. These amounts reflect the expense computed by the Savings Bank's actuaries utilizing the entry age normal method and implicitly assuming a 6% rate of return on plan assets. The Savings Bank has not provided the disclosure relative to SFAS No. 87 based on materiality.

    The Savings Bank implemented a 401(k)/Profit Sharing Plan in January 1995 to provide retirement benefits to employees who have attained the age of 21 and completed one year of service. Expense recognized under the 401(k) plan totaled approximately $5,000 and $12,000 for the nine month periods ended September 30, 1997 and 1996, and $16,000 and $14,000 for the years ended December 31, 1996 and 1995, respectively.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    11. CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents includes cash and due from banks and interest-bearing deposits due from other financial institutions with original terms to maturity of less than ninety days.

    12. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

    The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

    The following methods and assumptions were used by the Savings Bank in estimating its fair value disclosures for financial instruments at December 31, 1996 and 1995:

         CASH AND CASH EQUIVALENTS: The carrying amounts presented in the consolidated statement of financial condition for cash and cash equivalents are deemed to approximate fair value.

         INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES: For investment and mortgage-backed and related securities, fair value is deemed to equal the quoted market price.

         LOANS RECEIVABLE: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts, and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    12. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

         FEDERAL HOME LOAN BANK STOCK: The carrying amount presented in the consolidated statement of financial condition is deemed to approximate fair value.

         DEPOSITS: The fair value of demand deposits, passbook and money market accounts, and advances by borrowers for taxes and insurance are deemed to approximate the amount payable on demand at December 31, 1996 and 1995. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

         ADVANCES FROM THE FEDERAL HOME LOAN BANK: The fair value of advances from the Federal Home Loan Bank is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

         COMMITMENTS TO EXTEND CREDIT: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At December 31, 1996 and 1995, the difference between the fair value and notional amount of outstanding loan commitments was not material.

    Based on the foregoing methods and assumptions, the carrying value and fair value of the Savings Bank's financial instruments are as follows:

                                                                           DECEMBER 31,
                                                     -----------------------------------------------------
                                                                1996                         1995
                                                       ---------------------       ----------------------
                                                       CARRYING        FAIR        CARRYING         FAIR
                                                        VALUE          VALUE        VALUE           VALUE
                                                        -----          -----        -----           -----
                                                                            (IN THOUSANDS)
Financial assets
 Cash and cash equivalents.........................     $2,966         $2,966       $1,846          $1,846
 Investment securities--at cost....................      1,999          2,000        3,004           3,012
 Investment securities designated as available for
   sale............................................      2,318          2,318        3,170           3,170
 Mortgage-backed securities--at cost...............        520            524           17              17
 Mortgage-backed securities designated as available
   for sale........................................     13,643         13,643        8,417           8,417
 Loans receivable--net.............................     38,356         37,269       37,400          37,646
 Federal Home Loan Bank stock......................        473            473          442             442
                                                       -------        -------      -------         -------
                                                       $60,275        $59,193      $54,296         $54,550
                                                       -------        -------      -------         -------
                                                       -------        -------      -------         -------
Financial liabilities
 Deposits..........................................    $49,361        $49,416       $52,713        $52,868
 Advances from the Federal Home Loan Bank..........      5,998          5,994            --             --
 Advances by borrowers for taxes and insurance.....        277            277           353            353
                                                       -------        -------      -------         -------
                                                       $55,636        $55,687      $53,066         $53,221
                                                       -------        -------      -------         -------
                                                       -------        -------      -------         -------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    13. EARNINGS PER SHARE

    Earnings per share for the nine month period ended September 30, 1997 is computed based upon 396,750 weighted-average shares outstanding.

    The provisions of Accounting Principles Board Opinion No. 15, "Earnings Per Share" are not applicable to the nine month period ended September 30, 1996, and the years ended December 31, 1996, 1995 and 1994, as the Savings Bank completed its conversion from mutual to stock form in April 1996.

    14. BASIS OF PRESENTATION

    The financial statements as of September 30, 1997, and for the nine months ended September 30, 1997 and 1996, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been made. The results of operations for the nine months ended September 30, 1997 and 1996, are not necessarily indicative of annualized results which may be expected for an entire fiscal year.

    15. RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the 1997 consolidated financial statement presentation.

NOTE B--INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES

    Amortized cost and approximate market values of investment securities are summarized as follows:

                                              SEPTEMBER 30,                  DECEMBER 31,
                                         ----------------------  -------------------------------------------------
                                                   1997                   1996                     1995
                                         ----------------------  ---------------------  --------------------------
                                          AMORTIZED    MARKET     AMORTIZED    MARKET     AMORTIZED      MARKET
                                            COST        VALUE       COST        VALUE       COST          VALUE
                                         -----------  ---------  -----------  ---------  -----------   -----------
                                            (UNAUDITED)
                                                                         (IN THOUSANDS)
Held to maturity:
 U.S. Government agency obligations
  Due in three to five years...........  $  --       $  --       $  --         $  --       $   500  $     501
  Due in five to ten years.............        999       1,000         999         996       1,498      1,501
  Due in ten to twenty years...........     --          --           1,000       1,004       1,006      1,010
                                        -----------  ---------  -----------  ---------  -----------  --------
                                               999       1,000       1,999       2,000       3,004      3,012
Available for sale:
 U.S. Government agency obligations
  Due in one to three years...........       1,100       1,100       1,100       1,092       3,205      3,170
  Due in five to ten years............         747         741         747         739      --           --
  Due in ten to twenty years..........         499         491         499         487      --           --
                                        -----------  ---------  -----------  ---------  -----------  --------
                                             2,346       2,332       2,346       2,318       3,205      3,170
                                        -----------  ---------  -----------  ---------  -----------  --------
                                         $   3,345   $   3,332   $   4,345   $   4,318   $   6,209   $  6,182
                                        -----------  ---------  -----------  ---------  -----------  --------
                                        -----------  ---------  -----------  ---------  -----------  --------


                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE B--INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES (CONTINUED)

    At September 30, 1997, the amortized cost of the Savings Bank's investment securities in excess of fair value, totaling $13,000, was comprised of unrealized losses totaling $15,000 and unrealized gains totaling $2,000.

    At December 31, 1996, the amortized cost of the Savings Bank's investment securities in excess of fair value, totaling $27,000, was comprised of unrealized losses totaling $31,000 and unrealized gains totaling $4,000.

    At December 31, 1995, the amortized cost of the Savings Bank's investment securities in excess of fair value, totaling $27,000, was comprised of unrealized losses totaling $35,000 and unrealized gains totaling $8,000.

    Proceeds from sales of investment securities designated as available for sale during December 31, 1996 totaled $491,000, resulting in realized losses totaling $9,000 during 1996.

    The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed and related securities available for sale at September 30, 1997 and December 31, 1996 and 1995 are shown below.



                                                                                        SEPTEMBER 30, 1997
                                                                     -----------------------------------------------------
                                                                                       GROSS         GROSS       ESTIMATED
                                                                     AMORTIZED      UNREALIZED     UNREALIZED      FAIR
                                                                       COST            GAINS         LOSSES       VALUE
                                                                     ---------      ---------      ----------   ---------
                                                                                     (IN THOUSANDS)
                                                                                       (UNAUDITED)
Collateralized mortgage obligations.............................     $    8,694     $  --          $      668   $    8,026
Government National Mortgage Association
  participation certificates....................................          3,683              5         --            3,688
                                                                     ----------     ----------     ----------   ----------
                                                                     $   12,377     $        5     $      668   $   11,714
                                                                     ----------     ----------     ----------   ----------
                                                                     ----------     ----------     ----------   ----------


                                                                                       DECEMBER 31, 1996
                                                                     ------------------------------------------------------
                                                                                      GROSS          GROSS       ESTIMATED
                                                                      AMORTIZED    UNREALIZED     UNREALIZED       FAIR
                                                                        COST          GAINS         LOSSES         VALUE
                                                                     -----------  -------------  -------------  -----------
                                                                                         (IN THOUSANDS)
Collateralized mortgage obligations................................   $   8,694     $  --          $     691     $   8,003
Government National Mortgage
  Association participation certificates...........................       5,096            15              5         5,106
Federal National Mortgage Association
  participation certificates.......................................         540         --                 6           534
                                                                     ----------     ----------     ----------   ----------
                                                                      $  14,330     $      15      $     702     $  13,643
                                                                     ----------     ----------     ----------   ----------
                                                                     ----------     ----------     ----------   ----------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE B--INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES (CONTINUED)

                                                                                       DECEMBER 31, 1996
                                                                     ------------------------------------------------------
                                                                                      GROSS          GROSS       ESTIMATED
                                                                      AMORTIZED    UNREALIZED     UNREALIZED       FAIR
                                                                        COST          GAINS         LOSSES         VALUE
                                                                     -----------  -------------  -------------  -----------
Collateralized mortgage obligations................................   $   8,695     $  --          $     278     $   8,417
                                                                     -----------    -----------    -----------   -----------
                                                                     -----------    -----------    -----------   -----------

    The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed securities held to maturity at September 30, 1997 and December 31, 1996 and 1995 are shown below.

                                                                                  SEPTEMBER 30, 1997 (UNAUDITED)
                                                                     --------------------------------------------------------
                                                                                      GROSS           GROSS        ESTIMATED
                                                                      AMORTIZED    UNREALIZED      UNREALIZED        FAIR
                                                                        COST          GAINS          LOSSES          VALUE
                                                                     -----------  -------------  ---------------  -----------
                                                                                          (IN THOUSANDS)
Government National
Mortgage Association participation certificates....................   $     459     $  --           $       1      $     458
Federal National Mortgage
Association participation certificates.............................         245             6          --                251
                                                                      ---------     ---------       ---------      ---------
                                                                      $     704     $       6       $       1      $     709
                                                                      ---------     ---------       ---------      ---------
                                                                      ---------     ---------       ---------      ---------

                                                                                        DECEMBER 31, 1996
                                                                     --------------------------------------------------------
                                                                                       GROSS           GROSS       ESTIMATED
                                                                      AMORTIZED     UNREALIZED      UNREALIZED       FAIR
                                                                        COST           GAINS          LOSSES         VALUE
                                                                     -----------  ---------------  -------------  -----------
                                                                                          (IN THOUSANDS)
Government National
Mortgage Association participation certificates....................   $     520      $       4       $  --         $     524
                                                                      ---------     ---------       ---------      ---------
                                                                      ---------     ---------       ---------      ---------

                                                                                         DECEMBER 31, 1995
                                                                     ----------------------------------------------------------
                                                                                        GROSS          GROSS        ESTIMATED
                                                                       AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                                         COST           GAINS         LOSSES          VALUE
                                                                     -------------  -------------  -------------  -------------
                                                                                           (IN THOUSANDS)
Government National Mortgage Association participation
  certificates.....................................................    $      17      $  --          $  --          $      17
                                                                      ---------     ---------       ---------      ----------
                                                                      ---------     ---------       ---------      ----------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE B--INVESTMENTS AND MORTGAGE-BACKED AND RELATED SECURITIES (CONTINUED)

    The amortized cost of mortgage-backed and related securities, including those designated as held to maturity at December 31, 1996, by contractual terms to maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties. Also, the timing of cash flows will be affected by management's intent to sell securities designated as available for sale under certain economic conditions.

                                                                                               AMORTIZED COST
                                                                                         ---------------------------
                                                                                         SEPTEMBER 30,  DECEMBER 31,
                                                                                             1997           1996
                                                                                         -------------  ------------
                                                                                          (UNAUDITED)
                                                                                               (IN THOUSANDS)
    Due within five years..............................................................    $   1,192     $    1,277
    Due from five to twenty years......................................................        6,827          7,154
    Due after twenty years.............................................................        5,062          6,419
                                                                                         -------------  ------------
                                                                                           $  13,081     $   14,850
                                                                                         -------------  ------------
                                                                                         -------------  ------------

    Proceeds from sales of mortgage-backed and related securities designated as available for sale during the nine months ended September 30, 1997 and the years ended December 31, 1995 and 1994 totaled $6.5 million, $6.7 million and $7.2 million, respectively. The sale of mortgage-backed and related securities resulted in a net realized gain of $8,000 and net realized losses of $270,000 and $470,000 during the respective periods.

NOTE C--LOANS RECEIVABLE

    The composition of the loan portfolio is as follows:

                                                                                                 DECEMBER 31,
                                                                           SEPTEMBER 30,  -----------------------
                                                                               1997           1996        1995
                                                                           -------------  ------------  ---------
                                                                            (UNAUDITED)
                                                                                       (IN THOUSANDS)
    Residential real estate--one-to-four family........................    $  37,793     $   35,561   $  36,406
    Residential real estate--multi-family..............................          920            469         233
    Nonresidential real estate.........................................        3,055          2,911         864
    Consumer and other.................................................          648            275          83
                                                                           -------------  ------------  ---------
                                                                              42,416         39,216      37,586
    Less:
      Undisbursed portion of loans in process..........................          512            696      --
      Deferred loan origination fees...................................           96            113         135
      Allowance for loan losses........................................           51             51          51
                                                                           -------------  ------------  ---------
                                                                           $  41,757     $   38,356   $  37,400
                                                                           -------------  ------------  ---------
                                                                           -------------  ------------  ---------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE C--LOANS RECEIVABLE (CONTINUED)

    The Savings Bank's lending efforts have historically focused on one-to-four family residential real estate loans, which comprise approximately $37.1 million, or 91%, of the total loan portfolio at September 30, 1997, $34.7 million, or 90%, of the total loan portfolio at December 31, 1996, and $36.2 million, or 97%, of the total loan portfolio at December 31, 1995. Historically, such loans have been underwritten with cash down payments sufficient to provide the Savings Bank with adequate collateral coverage in the event of default. Nevertheless, the Savings Bank, as with any lending institution, is subject to the risk that residential real estate values could deteriorate in its primary lending area of southwestern
    Ohio, thereby impairing collateral values. However, management is of the belief that real estate values in the Savings Bank's primary lending area are presently stable.

    As stated previously, the Savings Bank has sold whole loans and participating interests in loans in the secondary market, retaining servicing on the loans sold. Loans sold and serviced for others totaled approximately $6.8 million, $7.7 million and $7.0 million at September 30, 1997, December 31, 1996 and 1995.

    In the ordinary course of business, the Savings Bank has granted loans to some of the officers, directors, employees and their related interests. Related party loans are made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans was approximately $355,000, $402,000 and $335,000 at September 30, 1997
    and December 31, 1996 and 1995, respectively.

NOTE D--ALLOWANCE FOR LOAN LOSSES

    The activity in the allowance for loan losses is summarized as follows:

                                                   NINE MONTHS ENDED                    YEAR ENDED
                                                     SEPTEMBER 30,                     DECEMBER 31,
                                                     -------------           -------------------------------
                                                   1997         1996         1996          1995        1994
                                                   -----        -----        -----         -----       -----
                                                      (UNAUDITED)
                                                                       (IN THOUSANDS)
Balance at beginning of year..................   $      51    $      51    $      51    $      51     $      51
Provision for losses on loans.................      --           --           --           --            --
                                                       ---          ---          ---          ---           ---
Balance at end of year........................   $      51    $      51    $      51    $      51     $      51
                                                       ---          ---          ---          ---           ---
                                                       ---          ---          ---          ---           ---

    At September 30, 1997 and December 31, 1996, the Savings Bank's allowance for loan losses was considered general in nature, which is includible as a component of regulatory risk-based capital.

    The Savings Bank had nonperforming loans totaling $151,000 at September 30, 1997, and had no nonperforming loans at December 31, 1996, 1995 and 1994. The Savings Bank realized no loss of interest income on nonperforming loans during the nine months ended September 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE E--OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment is comprised of the following:

                                                                    SEPTEMBER 30,       DECEMBER 30,
                                                                        1997          1996       1995
                                                                   ---------------  ---------  ---------
                                                                     (Unaudited)
                                                                               (In thousands)
Land and buildings...............................................     $     181     $     178  $     178
Leasehold improvements...........................................           570           560        552
Furniture and equipment..........................................           446           437        430
                                                                          -----     ---------  ---------
                                                                          1,197         1,175      1,160
  Less accumulated depreciation and amortization.................           674           616        536
                                                                          -----     ---------  ---------
                                                                      $     523     $     559  $     624
                                                                          -----     ---------  ---------
                                                                          -----     ---------  ---------

    The Savings Bank leases its main office facility from a local builder following a transaction whereby the Savings Bank constructed the building and, upon the builder obtaining permanent financing, the Savings Bank sold the building at cost of construction. The Savings Bank retained title to constructed assets that constituted personalty under federal tax laws.

    The Savings Bank elected to participate in $500,000 of the builder's total $1.0 million permanent loan. Such loan is included in the Savings Bank's nonresidential loans at September 30, 1997, December 31, 1996 and 1995.

    The Savings Bank accounts for the lease agreement on the land and building as an operating lease. The lease provides for minimum annual payments of approximately $124,000 per annum over the original 12 year term, which commenced in 1991, with two four year renewal options at cost adjusted market rates thereafter. Total rental expense under such operating lease was approximately $93,000 for each of the nine month periods ended September 30, 1997 and 1996, and $124,000 for each of the years ended December 31, 1996, 1995 and 1994.

    The Savings Bank has the right to purchase the land and building at a cost of approximately $1.23 million at the expiration of the original lease term, $1.28 million at the end of the first renewal period and $1.3 million at the end of the second renewal period.

    During 1993, the Savings Bank entered into two sublease agreements which provided for annual rental income of $47,000 for each of the next three years. Thereafter, one of the sublease agreements provides for a renewal option, while the other sublease remains in effect through 1999. Total sublease income was approximately $38,000 and $37,000 for the nine month periods ended September 30, 1997 and 1996, and $50,000, $49,000 and $46,000 during the years ended December 31, 1996, 1995 and 1994, respectively.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE F--DEPOSITS

    Deposits consist of the following major classifications:

            DEPOSITS BY TYPE                    1997               1996               1995
          AND WEIGHTED-AVERAGE            ----------------   ----------------   ----------------
             INTEREST RATE                AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
----------------------------------------  -------  -------   -------  -------   -------  -------
                                            (UNAUDITED)
                                                              (IN THOUSANDS)
Demand deposits
  1997--2.45%...........................  $  965        1.9
  1996--2.48%...........................                     $  778        1.6
  1995--2.49%...........................                                        $  865        1.6
Passbook
  1997--3.08%...........................   3,707        7.4
  1996--3.08%...........................                      3,926        7.9
  1995--3.08%...........................                                         3,861        7.3
Daily money market deposit
  1997--3.24%...........................   3,583        7.2
  1996--3.24%...........................                      4,145        8.4
  1995--3.68%...........................                                         4,877        9.3
                                          -------  -------   -------  -------   -------  -------
Total demand, passbook and transaction
  accounts..............................   8,255       16.5   8,849       17.9   9,603       18.2

Certificates of deposit
Original maturities of:
  6--11 month certificates
    1997--5.67%.........................   6,265       12.5
    1996--5.20%.........................                      2,274        4.7
    1995--5.31%.........................                                         3,694        7.0
  91-day certificates
    1997--5.03%.........................     552        1.1
    1996--4.90%.........................                        824        1.7
    1995--5.07%.........................                                           369          .7
  12--18 month certificates
    1997--5.71%.........................  11,313       22.6
    1996--5.51%.........................                     11,786       23.9
    1995--5.98%.........................                                         7,715       14.6
  18--20 month certificates
    1997--6.00%.........................   3,929        7.8
    1996--6.07%.........................                      9,345       18.9
    1995--6.46%.........................                                        10,442       19.8
  24--30 month certificates
    1997--5.86%.........................  12,329       24.6
    1996--5.76%.........................                      8,871       18.0
    1995--5.52%.........................                                        12,851       24.4
  3--5 year certificates
    1997--5.75%.........................   1,353        2.7
    1996--5.27%.........................                      1,342        2.7
    1995--5.24%.........................                                         1,790        3.4
  Individual retirement
    1997--5.81%.........................   6,130       12.2
    1996--5.65%.........................                      6,070       12.2
    1995--5.88%.........................                                         6,249       11.9
                                          -------  -------   -------  -------   -------  -------
  Total certificates of deposit.........  41,871       83.5  40,512       82.1  43,110       81.8
                                          -------  -------   -------  -------   -------  -------
  Total deposits........................  $50,126     100.0  $49,361     100.0  $52,713     100.0
                                          -------  -------   -------  -------   -------  -------
                                          -------  -------   -------  -------   -------  -------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    At September 30, 1997, December 31, 1996 and 1995, the Savings Bank had deposit accounts with balances greater than $100,000 totaling $4.5 million, $3.9 million and $4.4 million, respectively.

    Interest expense on deposits is summarized as follows:

                                               SEPTEMBER 30,               DECEMBER 31,
                                           --------------------  -------------------------------
                                              1997       1996       1996       1995       1994
                                           ---------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
                                                              (IN THOUSANDS)
Passbook.................................  $      90  $     102  $     131  $     120  $     129
Demand deposits and money
  market deposit accounts................        112        130        167        220        207
Certificates of deposit..................      1,807      1,839      2,417      2,233      1,851
                                           ---------  ---------  ---------  ---------  ---------
                                           $   2,009  $   2,071  $   2,715  $   2,573  $   2,187
                                           ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------

    Maturities of outstanding certificates of deposit are summarized as follows:


                                            SEPTEMBER 30,      DECEMBER 31,
                                                1997          1996       1995
                                            -------------  ---------  ---------
                                             (UNAUDITED)
                                                         (IN THOUSANDS)
Less than one year.......................   $   29,949    $  26,894  $  30,630
One year to three years..................       10,835       11,994     10,911
More than three years....................        1,087        1,624      1,569
                                           -------------  ---------  ---------
                                             $  41,871    $  40,512  $  43,110
                                           -------------  ---------  ---------
                                           -------------  ---------  ---------

NOTE G--ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at September 30, 1997 and December 31, 1996, by pledges of certain residential mortgage loans totaling $6.6 million and $9.0 million, and the Savings Bank's investment in Federal Home Loan Bank stock, are summarized as follows:

                   MATURING YEAR      SEPTEMBER 30,       DECEMBER 31,
INTEREST RATE   ENDING DECEMBER 31,       1997          1996       1997
--------------  -------------------  ---------------  ---------  ---------
                                       (UNAUDITED)
                                 (IN THOUSANDS)
5.65%--5.90%          1997            $     750       $   758     $  --
5.66%--5.91%          1998                3,640          5,240       --
                                       --------       --------    -------
                                      $   4,390       $  5,998    $  --
                                       --------       --------    -------
                                       --------       --------    -------

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE H--FEDERAL INCOME TAXES

    The provision for federal income taxes (credits) differs from that computed at the statutory corporate tax rate as follows:

                                                                            NINE MONTHS ENDED              YEAR ENDED
                                                                              SEPTEMBER 30,               DECEMBER 31,
                                                                          ----------------------  -------------------------------
                                                                             1997        1996       1996       1995       1994
                                                                             -----     ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
                                                                                              (IN THOUSANDS)
Federal income taxes (credits) at statutory rate........................   $      65   $     (92) $     (90) $    (181) $    (215)
Valuation allowance relative to deferred tax assets.....................         (65)         92         90        181         25
                                                                                 ---         ---  ---------  ---------  ---------
Federal income tax provision (credits) per consolidated financial
  statements............................................................   $     --    $     --   $     --   $     --   $   (190)
                                                                                 ---         ---  ---------  ---------  ---------
                                                                                 ---         ---  ---------  ---------  ---------

    The composition of the Savings Bank's net deferred tax asset (liability) is as follows:

                                                                                                      DECEMBER 31,
                   TAXES (PAYABLE) REFUNDABLE ON TEMPORARY                       SEPTEMBER 30,    --------------------
                 DIFFERENCES AT ESTIMATED CORPORATE TAX RATE:                         1997          1996       1995
------------------------------------------------------------------------------  ----------------  ---------  ---------
                                                                                   (UNAUDITED)
                                                                                            (IN THOUSANDS)
Deferred tax liabilities:
  Federal Home Loan Bank stock dividends........................................  $     (93)       $   (84)   $    (73)
  Percentage of earnings bad debt deduction.....................................        (29)           (29)        (29)
  Book/tax depreciation.........................................................        (21)           (21)        (22)
  Installment sale..............................................................        (51)           (51)        (52)
                                                                                  ----------     ----------   ----------
    Total deferred tax liabilities..............................................       (194)          (185)       (176)

Deferred tax assets:
  Unrealized losses on securities designated as available for sale (net of
    valuation allowance of $106,000, $119,000 and $12,000, respectively)......          124            124          94
  Deferred loan origination fees..............................................           33             40          46
  General loan loss allowance.................................................           17             17          17
  Other.......................................................................           50             34          19
                                                                                  ----------     ----------   ----------
    Total deferred tax assets.................................................          224            215         176
                                                                                  ----------     ----------   ----------
Net deferred tax asset........................................................    $      30       $     30    $    --
                                                                                  ----------     ----------   ----------
                                                                                  ----------     ----------   ----------

  At September 30, 1997, the Savings Bank had approximately $10,000 of financial statement operating loss carryforwards.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE H--FEDERAL INCOME TAXES (continued)

    The Savings Bank was allowed a special bad debt deduction based on a percentage of earnings, generally limited to 8% of otherwise taxable income, or the amount of qualifying and nonqualifying loans outstanding and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. This percentage of earnings bad debt deduction had accumulated to approximately $660,000 as of September 30, 1997. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. The amount of the unrecognized deferred tax liability relating to the cumulative bad debt deduction was approximately $195,000 at September 30, 1997 and December 31, 1996. See Note J for additional information regarding future percentage of earnings bad debt deductions.

NOTE I--COMMITMENTS

    The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Savings Bank's involvement in such financial instruments.

    The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

    At September 30, 1997 and December 31, 1996, the Savings Bank had no outstanding commitments to originate loans. The Savings Bank had commitments under unused lines of credit totaling $454,000 and $487,000 at those respective dates. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in conjunction with these commitments have not been recognized in earnings.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE J--REGULATORY CAPITAL REQUIREMENTS

    The Savings Bank is subject to minimum regulatory capital standards promulgated by The Federal Deposit Insurance Corporation (FDIC). Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    The FDIC has adopted risk-based capital ratio guidelines to which the Savings Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Risk-based capital ratios are determined by allocating assets and specified off-balance sheet commitments to four risk-weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

    These guidelines divide the capital into two tiers. The first tier ("Tier 1") includes common equity, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets (except mortgage servicing rights and purchased credit card relationships, subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which 4% must be Tier 1 capital. The FDIC may, however, set higher capital requirements when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

    In addition, the FDIC established guidelines prescribing a minimum Tier 1 leverage ratio (Tier 1 capital to adjusted total assets as specified in the guidelines). These guidelines provide for a minimum Tier 1 leverage ratio of 3% for savings banks that meet certain specified criteria, including that they have the highest regulatory rating and are not experiencing or anticipating significant growth. All other savings banks are required to maintain a Tier 1 leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE J--REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

    As of September 30, 1997 and December 31, 1996, management believes that the Savings Bank met all regulatory capital requirements to which it is subject:

                                                                           SEPTEMBER 30, 1997
                                                                               (UNAUDITED)
                                            ---------------------------------------------------------------------------------------


                                                                                                 FOR CAPITAL
                                                    ACTUAL                                     ADEQUACY PURPOSES
                                            ----------------------  ---------------------------------------------------------------
                                              AMOUNT       RATIO                 AMOUNT                            RATIO
                                            -----------  ---------  --------------------------------  -----------------------------
                                                                       (IN THOUSANDS)
Total capital (to risk-weighted assets)...   $   6.395       22.7%   greater than or equal to $2,251  greater than or equal to 8.0%
Tier I Capital (to risk-weighted assets)..   $   6,344       22.6%   greater than or equal to $1,125  greater than or equal to 4.0%
Tier I Leverage...........................   $   6,344       10.4%   greater than or equal to $2,401  greater than or equal to 4.0%


                                                                     SEPTEMBER 30, 1997
                                                                         (UNAUDITED)
                                               --------------------------------------------------------------------
                                                                            TO BE "WELL-
                                                                         CAPITALIZED" UNDER
                                                                         PROMPT CORRECTIVE
                                                                         ACTION PROVISIONS
                                               --------------------------------------------------------------------
                                                           AMOUNT                                   RATIO
                                               ---------------------------------     ------------------------------

Total capital (to risk-weighted assets)...     greater than or equal to $  2,813     greater than or equal to 10.0%
Tier I Capital (to risk-weighted assets)..     greater than or equal to $  1,688      greater than or equal to 6.0%
Tier I Leverage...........................     greater than or equal to $  3,002      greater than or equal to 5.0%


                                                                              DECEMBER 31, 1996
                                            --------------------------------------------------------------------------------------


                                                                                               FOR CAPITAL
                                                    ACTUAL                                   ADEQUACY PURPOSES
                                            ----------------------  --------------------------------------------------------------
                                              AMOUNT       RATIO                  AMOUNT                          RATIO
                                            -----------  ---------  -------------------------------  -----------------------------
                                                                       (IN THOUSANDS)
Total capital (to risk-weighted assets)..   $  6,203       23.3%    greater than or equal to $2,130  greater than or equal to 8.0%
Tier I Capital (to risk-weighted assets).   $  6,152       23.1%    greater than or equal to $1,065  greater than or equal to 4.0%
Tier I Leverage..........................   $  6,152        9.9%    greater than or equal to $3,099  greater than or equal to 4.0%



                                                                      DECEMBER 31, 1996
                                             --------------------------------------------------------------------
                                                                        TO BE "WELL-
                                                                     CAPITALIZED" UNDER
                                                                     PROMPT CORRECTIVE
                                                                     ACTION PROVISIONS
                                             --------------------------------------------------------------------
                                                        AMOUNT                                   RATIO
                                             ---------------------------------     ------------------------------

Total capital (to risk-weighted assets)..    greater than or equal to $  2,663     greater than or equal to 10.0%
Tier I Capital (to risk-weighted assets).    greater than or equal to $  1,598      greater than or equal to 6.0%
Tier I Leverage..........................    greater than or equal to $  3,107      greater than or equal to 5.0%


    At September 30, 1997 the Savings Bank met all regulatory requirements for classification as a "well-capitalized" institution. A "well-capitalized" institution must have risk-based capital of 10.0% and Tier 1 capital of 5.0%. The Savings Bank's capital exceeded the minimum required amounts for classifications as a "well-capitalized" institution by $3.1 million and $4.1 million, respectively.

    The deposit accounts of the Savings Bank and of other savings associations are insured up to certain defined limits by the FDIC through the Savings Association Insurance Fund ("SAIF"). The reserves of the SAIF were below the level required by law, because a significant portion of the assessments paid into the fund were used to pay the cost of prior thrift failures. The deposit accounts of commercial banks are insured by the FDIC through the Bank Insurance Fund ("BIF"), except to the extent such banks have acquired SAIF deposits. The reserves of the BIF met the level required by law in May 1995. As a result of the respective reserve levels of the funds, deposit insurance assessments paid by healthy savings associations exceeded those paid by healthy commercial banks by approximately $.19 per $100 in deposits in 1995. In 1996, no BIF assessments were required for healthy commercial banks except for a $2,000 minimum fee.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE J--REGULATORY CAPITAL REQUIREMENTS (CONTINUED)

    Legislation was enacted to recapitalize the SAIF that provided for a special assessment totaling $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. The Savings Bank had $46.8 million in deposits at March 31, 1995, resulting in a charge to operations of $304,000 in 1996. The recapitalization legislation will reduce federal deposit insurance premiums from $.23 per $100 in deposits to $.065 per $100 in deposits, effective January 1, 1997.

    Under other proposed legislation, the Savings Bank would be regulated as a bank under federal laws which would subject it to the more restrictive activity limits imposed on national banks. Under separate legislation related to the recapitalization plan, the Savings Bank is required to recapture approximately $85,000 of its bad debt reserve as taxable income, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute its reserve in the future. The Savings Bank has provided deferred taxes for this amount and will be permitted to amortize the recapture of its bad debt reserve over six years.

NOTE K--CORPORATE REORGANIZATION TO STOCK FORM

    In April 1995, the Savings Bank's Board of Directors adopted a plan of conversion (the Plan) whereby the Savings Bank would convert to the stock form of ownership. Pursuant to the Plan, as amended, the Savings Bank offered for sale up to 396,750 common shares to its depositors and members of the community. The offering was completed in April 1996, whereby the Savings Bank issued 396,750 common shares which, after consideration of expenses totaling approximately $400,000, resulted in net capital proceeds of $3.6 million.

    At the completion of the conversion to stock form, the Savings Bank established a liquidation account in the amount of retained earnings contained in the final offering circular. The liquidation account will be maintained for the benefit of eligible savings account holders who maintain deposit accounts in the Savings Bank after conversion.

    In the event of a complete liquidation (and only in such event), each eligible member will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted balance of deposit accounts held, before any liquidation distribution may be made with respect to common stock. Except for the repurchase of stock and payment of dividends by the Savings Bank, the existence of the liquidation account will not restrict the use or application of such retained earnings.

    The Savings Bank may not declare, pay a cash dividend on, or repurchase any of its common stock, if the effect thereof would cause retained earnings to be reduced below either the amount required for the liquidation account or the regulatory capital requirements for SAIF insured institutions.

                         NORTH CINCINNATI SAVINGS BANK

           NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE L--PENDING ACQUISITION

    In July 1997, the Savings Bank entered into a definitive agreement with Enterprise Federal Bancorp, Inc., whereby Enterprise has agreed to acquire all of the outstanding shares of the Savings Bank in a transaction that will be accounted for using the purchase method of accounting. Consummation of the pending combination is anticipated in January 1998 following the receipt of requisite regulatory and stockholder approval.

                                                                      APPENDIX A

                         AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 18, 1997 ("Agreement"), between Enterprise Federal Bancorp, Inc. ("Bancorp"), an Ohio corporation and Enterprise Federal Savings Bank (the "Bank), a federally chartered savings bank and a wholly-owned subsidiary of Bancorp, and North Cincinnati Savings Bank ("NCSB"), an Ohio chartered savings bank.


                                     WITNESSETH:

    WHEREAS, the Boards of Directors of Bancorp, the Bank and NCSB have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of NCSB with and into the Bank subject to the terms and conditions set forth herein; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

    WHEREAS, as a condition and inducement to the willingness of Bancorp and the Bank to enter into this Agreement, certain directors and stockholders of NCSB are concurrently entering into a Stockholder Agreement with Bancorp and the Bank (the "Stockholder Agreement"), in substantially the form attached hereto as Appendix A, pursuant to which, among other things, such stockholders agree to vote their shares of NCSB Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER

    1.01. The Merger. Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between the Bank and NCSB, a copy of which is attached hereto as Appendix B, at the Effective Time (as defined in Section 1.02 hereof), NCSB shall be merged with and into the Bank in accordance with Title 11, Chapter 1161 and Title 17, Chapter 1701 of the Ohio Revised Code ("ORC") and 12 C.F.R. Section 563.22 (the "Merger"), with the Bank as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share of common stock, par value $1.00 per share, of NCSB ("NCSB Common Stock") outstanding immediately prior to the Effective

Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law (the "NCSB Dissenting Shares") and shares held by NCSB (including treasury shares) or Bancorp or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive either shares of common stock, par value $.01 per share, of Bancorp ("Bancorp Common Stock"), $18.50 in cash or a combination thereof ("Merger Consideration"), as provided in Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger.

    1.02. Effective Time. The Merger shall become effective upon the occurrence of the filing of Articles of Combination with the Office of Thrift Supervision ("OTS") and a Certificate of Merger with the Secretary of State of Ohio, unless a later date and time is specified as the effective time in such Articles of Combination and Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Bancorp in West Chester, Ohio or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Bancorp, the Bank and NCSB the opinions, certificates and other documents required to be delivered under Article V hereof.

    1.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of NCSB Common Stock:

    (a) Each share of Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

    (b) All shares of NCSB Common Stock owned by NCSB (including treasury shares) or Bancorp or any of their respective wholly-owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Bancorp Common Stock, cash or other consideration.

    (c) (1) Subject to Sections 1.05, 1.07 and 1.08 hereof each share of NCSB Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 1.03(b) or NCSB Dissenting Shares) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof:

         (i) the number of shares of Bancorp Common Stock which is equal to (the "Exchange Ratio") (A) if the Average Share Price (as defined below) is equal to or less than $22.00 but equal to or greater than $15.00, the quotient, rounded to four decimal places, determined by dividing (x) $18.50 by (y) the Average Share Price, (B) if the Average Share Price is less than $15.00, 1.2333 shares or (C) if the Average Share Price is greater than $22.00, 0.8409 shares (the "Per Share Stock Consideration"), or

         (ii) a cash amount equal to $18.50 per share of NCSB Common Stock (the "Per Share Cash Consideration").

         (2) For purposes of this Agreement the "Average Share Price" shall mean the daily average of the high bid and low asked price per share of Bancorp Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), as of the close of trading for each of the 20 trading days ending at the close of business on the business day immediately preceding the Effective Time.

    1.04       Election and Exchange Procedures

    (a) Bancorp shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this section and Section 1.05. No later than three business days following the Effective Time, Bancorp shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of NCSB Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of NCSB Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of NCSB Common Stock in exchange for the consideration set forth in Section 1.03(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Bancorp and NCSB shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive the Per Share Stock Consideration (a "Stock Election") with respect to all such holder's NCSB Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive the Per Share Cash Consideration (a "Cash Election") with respect to all such holder's NCSB Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of NCSB Common Stock (the "No-Election Shares"). Any shares of NCSB Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as hereinafter defined), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any NCSB Dissenting Shares shall be deemed to be Cash Election Shares.

    (b) The term "Election Deadline," as used below, shall mean 5:00 p.m., Eastern Time, on the 15th business day following but not including the date of mailing of the Election Form or such other date as Bancorp and NCSB shall mutually agree upon.

    (c) Any election to receive the Per Share Stock Consideration or the Per Share Cash Consideration shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of NCSB Common Stock covered thereby, subject to the provisions of subsection (h) below of this
Section 1.04. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing NCSB Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

    (d) Notwithstanding any other provision contained herein or in any Election Form, the effectiveness of elections to receive the Per Share Stock Consideration or the Per Share Cash Consideration by holders of NCSB Common Stock herein provided for shall be subject to the following:

         (i) the aggregate number of Cash Election Shares may not exceed the number of shares of NCSB Common Stock equal to 40% of the shares of NCSB Common Stock outstanding at the Effective Time (the "Maximum Cash Election Number"); and

         (ii) the aggregate number of Stock Election Shares may not exceed the number of shares of NCSB Common Stock equal to 75% of the shares of NCSB Common Stock outstanding at the Effective Time, provided, however, that Bancorp may permit a greater percentage in its sole discretion (the "Maximum Stock Election Number").

    (e) If the aggregate number of Cash Election Shares exceeds the Maximum Cash Election Number, all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Per Share Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration in the following manner:

         each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest $.01, of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Bancorp Common Stock equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a number equal to one minus the Cash Fraction.

    (f) If the aggregate number of Stock Election Shares exceeds the Maximum Stock Election Number, all Cash Election Shares and all No-Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration in the following manner:

         each Stock Election Share shall be converted into the right to receive (i) a number of shares of Bancorp Common Stock equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Maximum Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest $.01 of (x) the Per Share Cash Consideration and (y) a number equal to one minus the Stock Fraction.

    (g) In the event that the number of Cash Election Shares does not exceed the Maximum Cash Election Number and the number of Stock Election Shares does not exceed the Maximum Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration. The Exchange Agent shall consider the allocation with respect to No-Election Shares only following consideration of those NCSB stockholders who have made Stock Elections and Cash Elections. With respect to NCSB stockholders who have No-Election Shares, the Exchange Agent will attempt to provide for Per Share Cash Consideration equal to 100% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and still stay within the parameters in Section 1.04(d), the Exchange Agent will allocate on a pro rata basis so that the result provided in Section 1.04(d) will be attained.

    (h) At the Effective Time, Bancorp shall deliver to the Exchange Agent the number of shares of Bancorp Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of NCSB Common Stock and invested only in FDIC-insured deposit accounts issued by the Exchange Agent (or an FDIC-insured affiliate of the Exchange Agent), direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). Within five business days after the Election Deadline, the Exchange Agent shall distribute Bancorp Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Bancorp Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

    (i) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of NCSB Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Bancorp Common Stock and/or the amount of cash into which the aggregate number of shares of NCSB Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of NCSB Common Stock have been converted into Bancorp Common Stock, any other distribution theretofore paid with respect to Bancorp Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented NCSB Common Stock (other than NCSB Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Bancorp Common Stock and/or the right to receive the amount of cash into which such NCSB Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of NCSB of certificates representing shares of NCSB Common Stock and if such certificates are presented to NCSB for transfer, they shall be cancelled against delivery of certificates for Bancorp Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Bancorp Common Stock under this Section 1.04 until such person surrenders the certificate or certificates representing NCSB Common Stock, at which time such dividends shall be remitted to such person, without interest.

    (j) Bancorp shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Bancorp Common Stock to which a holder of NCSB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of NCSB Common Stock for exchange as provided in this Section 1.04, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Bancorp. If any certificates evidencing shares of Bancorp Common Stock are to be issued in a name other than that in which the certificate evidencing NCSB Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (k) Any portion of the shares of Bancorp Common Stock and cash delivered to the Exchange Agent by Bancorp pursuant to Section 1.04(h) that remains unclaimed by the shareholders of NCSB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any shareholders of NCSB who have not theretofore complied with Section 1.04(i) shall thereafter look only to Bancorp for the consideration deliverable in respect of each share of NCSB Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of NCSB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Bancorp Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of NCSB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    1.05 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Bancorp Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Bancorp Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

    1.06 Withholding Rights. Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of NCSB Common Stock such amounts as Bancorp is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of NCSB Common Stock in respect of which such deduction and withholding was made by Bancorp.

    1.07      Dissenting Shares.

         (a) Each outstanding share of NCSB Common Stock the holder of which has perfected his right to dissent under the Ohio General Corporation Law ("OGCL") and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. NCSB shall give Bancorp prompt notice upon receipt by NCSB of any such written demands for payment of the fair value of such shares of NCSB Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting NCSB Shareholder"). Any payments made in respect of NCSB Dissenting Shares shall be made by the Surviving Corporation or Bancorp. If any NCSB Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of NCSB Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement and shall be treated as No-Election Shares. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Bancorp Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration as Bancorp shall determine.

    (b) No holder of Bancorp Common Stock shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

    1.08 Anti-Dilution Provisions. The Exchange Ratio shall be subject to appropriate proportionate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Bancorp Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Bancorp's capitalization.

    1.09 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the

Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of NCSB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, NCSB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of NCSB or otherwise to take any and all such action.


                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF NCSB

    References to "NCSB Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by NCSB to Bancorp and the Bank. NCSB hereby represents and warrants to Bancorp as follows as of the date hereof:

    2.01.     Corporate Organization.

    (a) NCSB is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of Ohio. NCSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB Disclosure
Schedule 2.01(a) sets forth true and complete copies of the Amended Articles of Incorporation, Constitution and Bylaws of NCSB as in effect on the date hereof.

    (b) The only direct or indirect subsidiary of NCSB is North Cincinnati Service Corporation (the "NCSB Subsidiary"). The NCSB Subsidiary (i) is duly organized, validly existing and in good standing under the laws of Ohio (ii) has the corporate power and authority to own or lease all of its properties and assets, and (ii) since January 1, 1992, has not conducted any business and has had only nominal assets. Except as set forth in NCSB Disclosure
Schedule 2.01(b), NCSB does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    2.02. Capitalization. The authorized capital stock of NCSB consists of 5,000,000 shares of NCSB Common Stock, of which 396,750 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of NCSB have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. NCSB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of NCSB or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    2.03.     Authority; No Violation.

    (a) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of NCSB, NCSB has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of NCSB. Except for the adoption by NCSB's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of NCSB are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by NCSB and constitute valid and binding obligations of NCSB, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) Neither the execution and delivery of this Agreement and the Agreement of Merger by NCSB, nor the consummation by NCSB of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by NCSB with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended Articles of Incorporation, Constitution or Bylaws of NCSB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NCSB or any of its properties or assets, or (iii) except as disclosed in NCSB Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NCSB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NCSB is a party, or by which any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of NCSB and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in NCSB Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Ohio Superintendent of Savings Banks (the "Superintendent"), the Federal Deposit Insurance Corporation ("FDIC"), the Secretary of State of the State of Ohio and the stockholders of NCSB, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of NCSB in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by NCSB and (b) the consummation by NCSB of the Merger and the other transactions contemplated hereby and by the Agreement of Merger.

    2.04.     Financial Statements.

    (a) NCSB has previously delivered to Bancorp copies of the consolidated statements of financial condition of NCSB as of December 31, 1996, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, in each case accompanied by the audit reports of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of NCSB as of March 31, 1997 and the related unaudited consolidated statement of operations, shareholders' equity and cash flows for the three months ended March 31, 1997 and 1996.
The consolidated statements of financial condition of NCSB referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of NCSB to be delivered by NCSB pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of NCSB as of the respective dates set forth therein, and the related consolidated statements of operations, shareholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, shareholders' equity and cash flows of NCSB for the respective periods or as of the respective dates set forth therein (it being understood that NCSB's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of NCSB, necessary for a fair presentation of such financial statements).

    (b)       Each of the financial statements referred to in this Section
2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of NCSB are being maintained in material compliance with applicable legal and accounting requirements.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, NCSB does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of NCSB.

    2.05.     Absence of Certain Changes or Events.

    (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of NCSB since March 31, 1997 and to the best knowledge of NCSB, no fact or condition exists which NCSB believes will cause such a material adverse change in the future.

    (b) Except as set forth in NCSB Disclosure Schedule 2.05(a), NCSB has not taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1997 and the date hereof.

    2.06.     Legal Proceedings.  Except as disclosed in NCSB Disclosure
Schedule 2.06, NCSB is not a party to any, and there are no pending or, to the best knowledge of NCSB, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against NCSB, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of NCSB will not have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB is not a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of NCSB.

    2.07.     Taxes and Tax Returns.

    (a) NCSB has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Bancorp) and (ii) have not finally been determined. NCSB has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in NCSB Disclosure Schedule 2.07(a), (i) the federal income tax returns of NCSB have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Ohio income tax returns of NCSB have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon NCSB, nor has NCSB given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

    (b)       Except as set forth in NCSB Disclosure Schedule 2.07(b), NCSB
(i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by NCSB (nor does NCSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon NCSB.

    2.08.     Employee Benefit Plans.

    (a) Each employee benefit plan currently maintained by NCSB or arrangement of NCSB which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in NCSB Disclosure Schedule 2.08(a) ("NCSB Plans"). NCSB has previously furnished to Bancorp true and complete copies of each of the NCSB Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified NCSB Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified NCSB Plans.

    (b) Each NCSB Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (c) Neither NCSB nor the NCSB Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) Neither NCSB nor, to the best knowledge of NCSB, any trustee, fiduciary or administrator of an NCSB Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject NCSB, or, to the best knowledge of NCSB, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (e) No NCSB Plan or any trust created thereunder has been terminated.

    (f) No NCSB Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

    (g) Each of the NCSB Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and NCSB is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

    2.09.     Securities Documents and Regulatory Reports.

    (a) NCSB has previously delivered or made available to Bancorp a complete copy of each final registration statement, offering circular, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by NCSB to its stockholders as a class since January 1, 1996, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) NCSB has duly filed with the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and NCSB has delivered or made available to Bancorp accurate and complete copies of such reports. NCSB Disclosure Schedule 2.09(b) lists all examinations of NCSB conducted by the applicable regulatory authorities since January 1, 1992 and the dates of any responses thereto submitted by NCSB. In connection with the most recent examinations of NCSB by the applicable regulatory authorities, NCSB was not required to correct or change any action, procedure or proceeding which NCSB believes has not been now corrected or changed as required.

    2.10. NCSB Information. None of the information relating to NCSB to be contained in (i) the Registration Statement on Form S-4 to be filed by Bancorp in connection with the issuance of shares of Bancorp Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of NCSB in connection with the solicitation of their adoption of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Proxy Statement/Prospectus"), as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of NCSB and up to and including the date(s) of the meetings of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    2.11.     Compliance with Applicable Law.

    (a) NCSB has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of NCSB taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of NCSB, no suspension or cancellation of any of the same is threatened.

    (b) NCSB is not in violation of its Amended Articles of Incorporation, Code of Regulation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of NCSB, and NCSB has not received any notice or communication from any federal, state or local governmental authority asserting that NCSB is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

    2.12.     Deposit Insurance and Other Regulatory Matters.

    (a) The deposit accounts of NCSB are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and NCSB has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) NCSB is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

    (c) NCSB is a "qualified thrift lender," as such term is defined in the Home Owners' Loan Act ("HOLA") and the regulations thereunder.

    (d) NCSB has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    2.13.     Certain Contracts.

    (a) Except as disclosed in NCSB Disclosure Schedule 2.13(a), NCSB is not a party to, is not bound or affected by, does not receive, or is not obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by NCSB or the guarantee by NCSB of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of NCSB,
(iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of NCSB upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which NCSB is a party or by which any of the same is bound which limits the freedom of NCSB to compete in any line of business or with any person,
(vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Superintendent, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to NCSB's Annual Report on Form F-2 under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which NCSB is a party and which is material to the business, operations, assets or financial condition of NCSB (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

    (b) NCSB is not in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of NCSB or the transactions contemplated hereby, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

    2.14.     Properties and Insurance.

    (a) All real and personal property owned by NCSB or presently used by it in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of NCSB in the ordinary course of business consistent with its past practices. NCSB has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in NCSB's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of NCSB, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. NCSB as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by it in all material respects as presently occupied, used, possessed and controlled by NCSB and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. NCSB Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which NCSB acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

    (b) The business operations and all insurable properties and assets of NCSB are insured for its benefit against all risks which, in the reasonable judgment of the management of NCSB, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of NCSB adequate for the business engaged in by NCSB. As of the date hereof, NCSB has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

    2.15. Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

    "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

    "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

    "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by NCSB or those properties which serve as collateral for loans owned by NCSB.

    (a) To the actual knowledge of NCSB, NCSB has not been and is not in violation of or liable under any Environmental Law, except as set forth in NCSB Disclosure Schedule 2.15(a).

    (b) To the actual knowledge of NCSB, none of the Loan Portfolio Properties and Other Properties Owned by NCSB has been or is in violation of or liable under any Environmental Law, except as set forth in NCSB Disclosure
Schedule 2.15(b).

    (c) To the best knowledge of NCSB, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by NCSB under any Environmental

Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of NCSB.

    2.16. Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on NCSB's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of NCSB's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

    2.17. Minute Books. Since January 1, 1994, the minute books of NCSB contain complete and accurate records of all meetings and other corporate action held or taken by its Boards of Directors (including committees of its Board of Directors) and stockholders.

    2.18. Broker Fees. Except as set forth in NCSB Disclosure Schedule 2.18, none of NCSB, the NCSB Subsidiary or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    2.19.     Disclosures.  No representation or warranty contained in
Article II of this Agreement, and no statement contained in the NCSB Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

    References to "Bancorp Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Bancorp to NCSB. Bancorp and the Bank hereby represent and warrant to NCSB as follows as of the date hereof:

    3.01.     Corporate Organization.

    (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp is registered as a thrift holding company under the HOLA. Bancorp Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Bancorp and the Bank as in effect on the date hereof.

    (b) The only direct or indirect active subsidiary of Bancorp is the Bank. The Bank (i) is duly organized, validly existing and in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp and the Bank are in good standing with their appropriate federal thrift regulatory agencies, and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Other than the Bank and Mid-Miami Service Corp. (which is currently inactive), Bancorp does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

    3.02. Capitalization. The authorized capital stock of Bancorp consists of 4,000,000 shares of Bancorp Common Stock, of which 2,000,828 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Bancorp, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of the Bank are owned by Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for options to purchase 226,860 shares of Bancorp Common Stock which have been granted pursuant to Bancorp's 1994 Stock Option Plan (or options granted by Bancorp pursuant thereto after the date hereof), and except for unvested awards for 55,537 shares of Bancorp Common Stock (which are included in the number of issued and outstanding shares) which have been granted pursuant to Bancorp's Recognition and Retention Plan and Trust (or awards granted by Bancorp pursuant thereto after the date hereof), neither Bancorp nor the Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Bancorp or the Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

    3.03.     Authority; No Violation.

    (a) Each of Bancorp and the Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bancorp and the Bank, and no other corporate proceedings on the part of Bancorp and the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Bancorp and the Bank and constitutes a valid and binding obligation of Bancorp and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

    (b) The Bank has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by the Bank and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of the Bank and by Bancorp as the sole stockholder of the Bank, and no other corporate proceedings on the part of the Bank are necessary to consummate the transactions so contemplated. The Agreement of Merger has been duly and validly executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the direction of the appropriate court.

    (c) None of the execution and delivery of this Agreement by Bancorp and the Bank and of the Agreement of Merger by the Bank, nor the consummation by Bancorp and the Bank of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Bancorp with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Bancorp or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Bancorp or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Superintendent and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Bancorp or the Bank in connection with
(a) the execution and delivery of this Agreement by Bancorp and the Bank and of the Agreement of Merger by the Bank and (b) the consummation by Bancorp and the Bank of the transactions contemplated hereby and by the Agreement of Merger.

    3.04.     Financial Statements.

    (a) Bancorp has previously delivered to NCSB copies of the consolidated statements of financial condition of Bancorp as of September 30, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1996, 1995 and 1994, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Bancorp as of March 31, 1997 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the six months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Bancorp referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Bancorp to be delivered by Bancorp pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated earnings, stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein (it being understood that Bancorp's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Bancorp, necessary for a fair presentation of such financial statements).

    (b)       Each of the financial statements referred to in this Section
3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Bancorp and the Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

    (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this Section 3.04 or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, neither Bancorp nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

    3.05. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Bancorp and the Bank taken as a whole since March 31, 1997 and to the best knowledge of Bancorp and the Bank, no fact or condition exists which Bancorp or the Bank believes will cause such a material adverse change in the future.

    3.06. Legal Proceedings. Neither Bancorp nor the Bank is a party to any, and there are no pending or, to the best knowledge of Bancorp and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Bancorp or the Bank, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Bancorp and the Bank will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Neither Bancorp nor the Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

    3.07.     Securities Documents and Regulatory Reports.

    (a) Bancorp has previously delivered or made available to NCSB a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Bancorp to its stockholders as a class since January 1, 1994, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

    (b) Each of Bancorp and the Bank has duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Bancorp and the Bank have delivered or made available to NCSB accurate and complete copies of such reports. Bancorp Disclosure Schedule 3.07(b) lists all examinations of Bancorp or of the Bank conducted by the applicable thrift regulatory authorities since January 1, 1994 and the dates of any responses thereto submitted by Bancorp or the Bank. In connection with the most recent examinations of Bancorp or the Bank by the applicable thrift regulatory authorities, neither Bancorp nor the Bank was required to correct or change any action, procedure or proceeding which Bancorp or the Bank believes has not been now corrected or changed as required.

    3.08. Bancorp Information. None of the information relating to Bancorp and the Bank to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement/Prospectus, as of the date such Proxy Statement/Prospectus is mailed to stockholders of NCSB and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

    3.09.     Compliance with Applicable Law.

    (a) Each of Bancorp and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Bancorp and the Bank, no suspension or cancellation of any of the same is threatened.

    (b) Neither Bancorp nor the Bank is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole; and neither Bancorp nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that Bancorp or the Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Neither Bancorp nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

    3.10.     Deposit Insurance and Other Regulatory Matters.

    (a) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

    (b) The Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

    (c) The Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

    (d) The Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

    3.11.     Broker Fees.  Except as set forth in Bancorp Disclosure
Schedule 3.11, neither Bancorp nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

    3.12.     Disclosures.  No representation or warranty contained in
Article III of this Agreement, and no statement contained in the Bancorp Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

    3.13. Minute Books. Since January 1, 1994, the minute books of Bancorp and the Bank contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of their Board of Directors) and stockholders.

                                     ARTICLE IV

                              COVENANTS OF THE PARTIES

    4.01. Conduct of the Business of NCSB. During the period from the date hereof to the Effective Time, NCSB shall conduct its business and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Bancorp, which consent shall not be unreasonably withheld. NCSB shall use its best efforts to (i) preserve its business organization intact, (ii) keep available for itself, Bancorp and the Bank the present services of the employees of NCSB, and (iii) preserve for itself, Bancorp and the Bank the goodwill of the customers of itself and others with whom business relationships exist.

    4.02. Negative Covenants. NCSB agrees that from the date hereof to the Effective Time, except as otherwise approved by Bancorp in writing or as permitted or required by this Agreement, NCSB will not:

    (i) change any provision of the Articles of Incorporation, Code of Regulations or Bylaws of NCSB;

    (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of NCSB, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

    (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of NCSB;

    (iv) grant any severance or termination pay (other than pursuant to binding contracts of NCSB in effect on the date hereof and disclosed to Bancorp on NCSB Disclosure Schedule 2.13(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies;

    (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Bancorp, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

    (vi) sell or dispose of any material assets other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

    (vii) enter into any new capital commitments or make any capital expenditures other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in NCSB Disclosure Schedule 4.02(vii);

    (viii) file any applications or make any contract with respect to branching or site location or relocation;

    (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

    (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

    (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in 12 C.F.R. Section 561.5 and 12 C.F.R.
Section 563.41, respectively;

    (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

    (xiii) NCSB shall not incur any liability for borrowed money except extensions of credit from the FHLB of Cincinnati (in which no single transaction shall exceed $2,000,000) in the ordinary course of business, or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to
Section 2.14(a).

    (xiv) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

    (xv)      agree to do any of the foregoing.

    4.03. No Solicitation. NCSB shall not, and NCSB shall not authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NCSB to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Bancorp and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NCSB (an "Acquisition Transaction"); provided, however, that NCSB may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of NCSB, after reviewing the written legal advice of its counsel, determines in good faith that the failure to furnish information in response to such unsolicited inquiries is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law. NCSB shall promptly communicate to Bancorp the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Bancorp with copies of (i) any written legal advice provided to the Board of Directors of NCSB, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

    4.04. Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form F-4) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form F-2). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with generally accepted accounting principles.

    4.05.     Access to Properties and Records; Confidentiality.

    (a) NCSB shall permit Bancorp and its representatives reasonable access to its properties and shall disclose and make available to Bancorp all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of NCSB, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable interest. NCSB shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. NCSB will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. NCSB shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Bancorp and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by Bancorp to NCSB and its representatives to the extent necessary to enable NCSB to satisfy its due diligence obligations with respect to Bancorp.

    (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

    (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, NCSB shall invite one person (to be designated by Bancorp) to attend all meetings of the Board of Directors of NCSB; provided, however, that NCSB may excuse the representative of Bancorp from any discussion of an Acquisition Transaction or any other matter in which NCSB and Bancorp may have conflicting interests.

    4.06.     Regulatory Matters.

    (a) Each of NCSB, Bancorp and the Bank shall cooperate with the other and use its best efforts to prepare and file as soon as practicable after the date of this Agreement all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

    (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

    (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

    4.07. Approval of Stockholders. NCSB will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the adoption of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, unless the Board of Directors of NCSB determines based on the written legal advice of its counsel that such recommendation is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law, and (c) cooperate and consult with Bancorp and the Bank with respect to the foregoing matters.

    4.08. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

    4.09. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in
Article V or the compliance by NCSB with the covenants set forth in Section
4.01 hereof.

    4.10. Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

    4.11. Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1998 and that it will not waive that condition, it will promptly notify the other party. Bancorp and NCSB will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

    4.12.     Certain Post-Merger Agreements.

    The parties hereto agree to the following arrangements following the Effective Time:

    (a) Boards of Directors of Bancorp and the Bank. Effective as of the Effective Time, the number of directors of both Bancorp and the Bank shall be increased by one, and Bancorp and the Bank shall appoint David G. Hendy as a director of each of Bancorp and the Bank to serve until the next annual meeting of stockholders of Bancorp, at which time such person will be nominated for election as a director for a two-year term. If such director nominee is elected by Bancorp's stockholders as a director of Bancorp for a two-year term, then Bancorp as the sole stockholder of the Bank shall also elect such person as a director of the Bank for a term of two years.

    (b) Advisory Board of Directors. The remaining non-employee directors of NCSB as of the Effective Time shall be requested by Bancorp to serve as an Advisory Board for a term of three years following the Effective Time, and each of such persons shall be paid an Advisory Board fee of $3,105 per quarterly meeting.

    (c) Officers and Employees of NCSB. Bancorp and the Bank agree to honor the terms of NCSB's Employment Agreement with Michael W. Kelley as set forth in NCSB Disclosure Schedule 2.13(a). In addition, the Bank anticipates retaining all full-time persons who are officers and employees of NCSB as of both the date of this Agreement and the Effective Time for a period of not less than six (6) months subsequent to the Effective Time, except in the event of termination for cause. Any full-time employee who is terminated within six months from the Effective Time, except for those individuals terminated for cause, shall be entitled to severance pay equal to one week of salary for each full year employed by NCSB with a minimum of four weeks severance pay and a maximum of 26 weeks of severance pay.

    (d)       Employee Benefit Plans.  Subject to the provisions of this
Section 4.12, all employees of NCSB immediately prior to the Effective Time who are employed by Bancorp or the Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by the Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Bancorp and the Bank may determine to continue any of the NCSB benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of NCSB's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Service to NCSB by a Transferred Employee prior to the Effective Time shall be recognized as service to the Employers for purposes of eligibility to participate under the Employers' sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans. In addition, for purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under Bancorp's Employee Stock Ownership Plan and defined benefit plan, Bancorp shall recognize years of service with NCSB. Bancorp and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by NCSB on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

    If the Effective Time occurs after November 30, 1997, NCSB may, prior to the Effective Time (i) conduct employee reviews in December 1997 and implement salary increases effective January 1, 1998 in an amount not to exceed on a percentage basis the increase in the Consumer Price Index for the then most recently available 12-month period, and (ii) make a contribution to the NCSB defined contribution plan in an amount not to exceed 4% of total compensation.

    (e) Indemnification. From and after the Effective Time through the third anniversary of the Effective Time, Bancorp shall indemnify and hold harmless each present and former director, officer and employee of NCSB determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Amended Articles of Incorporation, Code of Regulations or other governing instrument and Bylaws of NCSB as in effect on the date hereof.

    Any Indemnified Party wishing to claim indemnification under this Section 4.12(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Bancorp, but the failure to so notify shall not relieve Bancorp of any liability it may have to such Indemnified Party if such failure does not materially prejudice Bancorp. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Bancorp, and Bancorp shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Bancorp shall not be liable for any settlement effected without its prior written consent.

    In the event that Bancorp or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(e), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

    (f) Insurance. Bancorp and the Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties for a period of three (3) years after the Effective Time on terms generally no less favorable than the NCSB policy in effect on the date of this Agreement.

    4.13 Other Acquisition Transactions. Bancorp agrees that from the date hereof to the Effective Time, except as otherwise approved by NCSB in writing, Bancorp will not, nor will Bancorp permit the Bank to, participate in any merger, consolidation or other transaction in which Bancorp is not the surviving entity or sell, transfer or otherwise dispose of all or substantially all of its or the Bank's assets or deposit liabilities or the capital stock of the Bank.

                                 ARTICLE V

                             CLOSING CONDITIONS

    5.01. Conditions to the Parties' Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

    (a) All necessary regulatory or governmental approvals and consents (including without limitation the requisite approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of NCSB to Bancorp and the Bank; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

    (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by Bancorp, the Bank and NCSB, including adoption by the requisite vote of the stockholders of NCSB of this Agreement and the Agreement of Merger.

    (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Bancorp, the Bank or NCSB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

    (d) The Form S-4 shall have become effective under the 1933 Act, and Bancorp shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Bancorp Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

    (e) The parties shall have received, in form and substance reasonably satisfactory to them, an opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by Bancorp, the Bank or NCSB (i) upon the transfer of NCSB's assets to the Bank in exchange for Bancorp Common Stock, cash and the assumption of NCSB's liabilities or (ii) upon the distribution of such Bancorp Common Stock and cash to NCSB stockholders.

    5.02. Conditions to the Obligations of Bancorp and the Bank Under This Agreement. The obligations of Bancorp and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Bancorp and the Bank:

    (a) Each of the obligations of NCSB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of NCSB contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date,
(ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of NCSB, and Bancorp and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of NCSB, or (iii) with respect to changes in the financial condition of NCSB attributable to actual or unrealized losses on securities held for sale as of the date of this Agreement.

    (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of NCSB to Bancorp and the Bank.

    (c) Holders of NCSB Common Stock who dissent from the Merger pursuant to Sections 1161.02 and 1701.84 of the ORC by meeting the requirements set forth in Section 1701.85 of the ORC shall not hold more than 10% of the NCSB Common Stock immediately prior to the Effective Time.

    (d) Each stockholder of NCSB who is a NCSB Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of Bancorp Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until Bancorp has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

    (e) NCSB shall have furnished Bancorp and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Bancorp and the Bank may reasonably request.

    (f) Bancorp and the Bank shall have received the written opinion of Vorys, Sater, Seymour and Pease, dated the date of the Closing, that addresses the matters set forth in Appendix C hereto.

    5.03. Conditions to the Obligations of NCSB Under this Agreement. The obligations of NCSB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NCSB:

    (a) Each of the obligations of Bancorp and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bancorp and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole, and NCSB shall have received a certificate to that effect signed by the President and Chief Executive Officer of Bancorp and the Bank.

    (b) Bancorp and the Bank shall have furnished NCSB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as NCSB may reasonably request.

    (c) NCSB shall have received the written opinion of Elias, Matz, Tiernan and Herrick L.L.P., dated the date of the Closing, that addresses the matters set forth in Appendix D hereto.


                                  ARTICLE VI

                    TERMINATION, AMENDMENT AND WAIVER, ETC.

    6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of NCSB:

    (a)       by mutual written consent of the parties hereto;

    (b) by Bancorp, the Bank or NCSB (i) if the Effective Time shall not have occurred on or prior to June 30, 1998 or (ii) if a vote of the stockholders of NCSB is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of NCSB contemplated by Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

    (c) by Bancorp or NCSB upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

    (d) by Bancorp in writing if NCSB has, or by NCSB in writing if Bancorp has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of NCSB and the NCSB Subsidiaries or Bancorp and the Bancorp Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

    (e) by Bancorp or NCSB in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Bancorp, would materially impair the value of NCSB and the NCSB Subsidiaries to Bancorp, and the time period for appeals and requests for reconsideration has run.

    6.02. Effect of Termination. In the event of termination of this Agreement by Bancorp, the Bank or NCSB as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

    6.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of NCSB, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of NCSB, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of NCSB. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                  ARTICLE VII

                                  MISCELLANEOUS

    7.01.     Expenses.

    (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, accounting and investment banking fees and expenses, filing fees and printing expenses, except as set forth below.

    (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall willfully default in its obligations hereunder, the nondefaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails, provided however that such damages, costs and expenses shall in no event be less than $150,000.

    (c) NCSB shall pay Bancorp, and Bancorp shall be entitled to payment of, a fee equal to $250,000 (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Bancorp in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) 18 months following the first occurrence of a Purchase Event (as defined herein), or (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Bancorp pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of
NCSB).

    (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

         (i) NCSB shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Bancorp or any affiliate of Bancorp (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the 1933 Act) or the Board of Directors of NCSB shall have recommended that the shareholders of NCSB approve or accept any Acquisition Transaction with any person other than Bancorp or any affiliate of Bancorp. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving NCSB, (y) a purchase, lease or other acquisition of all or substantially all of the assets of NCSB, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of NCSB;

         (ii) After a bona fide proposal is made by any person other than Bancorp or any affiliate of Bancorp to NCSB or its shareholders to engage in an Acquisition Transaction, (A) NCSB shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Bancorp to terminate this Agreement or (B) the holders of the NCSB Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (C) the Board of Directors of NCSB shall have withdrawn or modified in a manner adverse to Bancorp the recommendation of the Board of Directors of NCSB with respect to this Agreement.

    If more than one of the transactions giving rise to a Purchase Event under this Section is undertaken or effected, then all such transactions shall give rise to only one Purchase Event.

    (e) NCSB shall give written notice to Bancorp within 24 hours of the occurrence of a Purchase Event known to NCSB; however, the giving of such notice by NCSB shall not be a condition to the right of Bancorp to obtain the Fee.

    7.02. Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Section 4.12 hereof.

    7.03. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

    (a)       If to Bancorp, to:

              Enterprise Federal Bancorp, Inc.
              7810 Tylersville Square Drive
              West Chester, Ohio  45069
              Attn:     Otto L. Keeton

              Copy to:

              Elias, Matz, Tiernan and Herrick L.L.P.
              734 15th Street, N.W.
              Washington, D.C.  20005
              Attn:     Kevin M. Houlihan, Esq.

    (b)       If to NCSB, to:

              North Cincinnati Savings Bank
              4947 Kenwood Road
              Blue Ash, Ohio 45242
              Attn:     Michael W. Kelley

              Copy  to:

              Vorys, Sater, Seymour and Pease
              Suite 2100, Atrium Two
              221 East Fourth Street
              Cincinnati, Ohio  45201
              Attn:  Terri Reyering Abare


or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

    7.04. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

    7.05. Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

    7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    7.07. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

    7.08. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, Bancorp, the Bank and NCSB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  ENTERPRISE FEDERAL BANCORP, INC.

Attest:

/s/ Edith P. Mayer                By:  /s/ Otto L. Keeton
------------------------------         --------------------------------------
Edith P. Mayer                         Otto L. Keeton
Corporate Secretary                    President and Chief Executive Officer


                                  ENTERPRISE FEDERAL SAVINGS BANK

Attest:

/s/ Edith P. Mayer                By:  /s/ Otto L. Keeton
------------------------------         --------------------------------------
Edith P. Mayer                         Otto L. Keeton
Corporate Secretary                         President and Chief Executive
                                             Officer


                                  NORTH CINCINNATI SAVINGS BANK
Attest:

/s/ Eileen M. Davis               By:  /s/ Michael W. Kelley
------------------------------         --------------------------------------
Eileen M. Davis                        Michael W. Kelley
Vice President and Secretary           President

                                                                   Appendix A


                                STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of July 18, 1997, by and among Enterprise Federal Bancorp, Inc. (the "Acquiror"), an Ohio corporation, and certain stockholders of North Cincinnati Savings Bank (the "Company"), an Ohio chartered stock savings bank, named on Schedule I hereto (collectively the "Stockholders").

                                     WITNESSETH:

    WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into Enterprise Federal Savings Bank (the "Bank"), a federally chartered stock savings bank and a wholly owned subsidiary of the Acquiror (the "Merger"); and

    WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Ownership of Acquiror Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, $1.00 par value per share ("Company Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto.

    2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between the Bank and the Company dated as of the date hereof;

         (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

         (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

    Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

    3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

    4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

    5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

    6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

    7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

    8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

    IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                             ENTERPRISE FEDERAL BANCORP, INC.



                             By:   /s/ OTTO L. KEETON
                                   ----------------------------------------
                                   Name: Otto L. Keeton
                                   Title: President and Chief Executive Officer


                             COMPANY STOCKHOLDERS:


                             /s/ DAVID G. HENDY
                             ------------------------------------------------
                             David G. Hendy


                             /s/ JOHN L. MASON
                             ------------------------------------------------
                             John L. Mason


                             /s/ ROBERT J. NOVAK
                             ------------------------------------------------
                             Robert J. Novak



                             /s/ ARTHUR J. SCHUH
                             ------------------------------------------------
                             Arthur J. Schuh


                             /s/ ROBERT H. SENDELBECK
                             ------------------------------------------------
                             Robert H. Sendelbeck


                             /s/ MICHAEL W. KELLEY
                             ------------------------------------------------
                             Michael W. Kelley


                             /s/ EILEEN M. DAVIS
                             ------------------------------------------------
                             Eileen M. Davis

    IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                             ENTERPRISE FEDERAL BANCORP, INC.


                             By:
                                 ---------------------------------------------
                                 Name: Otto L. Keeton
                                 Title: President and Chief Executive Officer


                             COMPANY STOCKHOLDERS:



                             ------------------------------------------------
                             David G. Hendy


                             ------------------------------------------------
                             John L. Mason


                             ------------------------------------------------
                             Robert J. Novak


                             ------------------------------------------------
                             Arthur J. Schuh


                             ------------------------------------------------
                             Robert H. Sendelbeck


                             ------------------------------------------------
                             Michael W. Kelley


                            ------------------------------------------------
                             Eileen M. Davis

                                     SCHEDULE I


                                                  Number of Shares of
                                                  Company Common Stock
Name of Stockholder                               Beneficially Owned
-------------------------------------        --------------------------------

David G. Hendy                                            5,000
John L. Mason                                            10,000
Robert J. Novak                                          10,000
Arthur J. Schuh                                           9,000
Robert H. Sendelbeck                                      6,000
Michael W. Kelley                                         8,800
Eileen M. Davis                                           5,000

                                                           APPENDIX B


                                   PLAN OF MERGER

    THIS PLAN OF MERGER (the "Plan"), dated this 18th day of July, 1997, is by and among Enterprise Federal Bancorp, Inc., an Ohio corporation ("Bancorp"), Enterprise Federal Savings Bank, a federally chartered stock savings bank and wholly-owned subsidiary of Bancorp (the "Bank") and North Cincinnati Savings Bank, an Ohio chartered stock savings bank ("NCSB").


                                W I T N E S S E T H:

    WHEREAS, Bancorp, the Bank and NCSB have entered into an Agreement and Plan of Reorganization (the "Agreement") dated July 18, 1997, pursuant to which NCSB will merge with and into the Bank (the "Merger"); and

    WHEREAS, NCSB and the Bank desire to merge on the terms and conditions herein provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  The Merger

    Subject to the terms and conditions of the Plan, at the Effective Time (as defined in Section 2 below), NCSB shall merge with and into the Bank in accordance with the applicable provisions of the Ohio Revised Code Annotated ("ORC") and 12 C.F.R. Section 563.22. The Bank shall be the surviving corporation (the "Surviving Corporation") and shall operate under the name "Enterprise Federal Savings Bank." Upon consummation of the Merger, the separate corporate existence of NCSB shall cease.

Section 2.  Effective Time

    The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio and Articles of Combination ("Articles of Combination") with the Office of Thrift Supervision, unless a later date and time is specified as the effective time in such Certificate of Combination and Articles of Combination (the "Effective Time").

Section 3.  Charter and Bylaws

    The Charter and Bylaws of the Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Corporation.

Section 4.  Effects of the Merger

    From and after the Effective Time, the Merger shall have the effects set forth in Chapter 17, Section 1701.82 of the ORC and Section 12 C.F.R. Section 563.22.

Section 5.  Directors and Executive Officers

    Upon consummation of the Merger:

    (i) The directors of the Surviving Corporation shall consist of six (6) persons, the names of which are set forth as Appendix A to this Plan and incorporated by reference herein;

    (ii) The executive officers of the Surviving Corporation shall be as set forth in Appendix B to this Plan and incorporated herein by reference.

Section 6.  Effect on Shares of NCSB Common Stock

    At the Effective Time:

    (i) Each share of common stock of NCSB, par value, $1.00 per share, issued and outstanding will be converted to a right to receive the Merger Consideration as defined and pursuant to the terms and conditions set forth in Section 1.04 of the Agreement; and

    (ii) Each share of Bank capital stock issued and outstanding shall remain issued and outstanding.


Section 7.  Additional Actions

    If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to:

    (i) Vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of NCSB acquired, or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or

    (ii) otherwise carry out the purposes of the Agreement and the Plan of Merger,

          NCSB and its proper director and officers shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and the Plan of Merger; and the proper directors and officers of the Surviving Corporation are fully authorized in the name of NCSB or otherwise to take any and all such action.

Section 8.  Counterpart

    This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute an agreement.

Section 9.  Governing Law

    (i) This Plan shall be governed in all respects, including but not limited to, validity, interpretation, effect and performance, by the laws of the State of Ohio.

    (ii) Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

Section 10.  Amendment


    Subject to applicable law and Section 6.03 of the Agreement, this Plan may be amended, modified or supplemented only by written agreement of Bancorp, the Bank and NCSB at any time prior to the Effective Time.

Section 11.  Waiver

    Subject to Section 6.03 of the Agreement, any of the terms of conditions of this Plan may be waived at any time by whichever of the parties hereto is entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

Section 12.  Assignment; Termination

    This Plan may not be assigned by any party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

Section 13.  Acknowledgment

    Each party to this Plan acknowledges and affirms that its Board of Directors has:

    (i)   Approved the Agreement, this Plan and the Merger; and

    (ii)  Authorized the execution of the Agreement and the Plan; and

    (iii) Empowered its signatories to execute the Agreement and this Plan.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the day and year first above written:


Attest:                                ENTERPRISE FEDERAL SAVINGS BANK


/s/ Edith P. Mayer                     By: /s/ Otto L. Keeton
--------------------------------           ----------------------------------
Edith P. Mayer                             Otto L. Keeton, President and
Secretary                                  Chief Executive Officer


                                       ENTERPRISE FEDERAL BANCORP, INC.


/s/ Edith P. Mayer                     By: /s/ Otto L. Keeton
--------------------------------           -----------------------------------
Edith P. Mayer                             Otto L. Keeton, President and
Secretary                                  Chief Executive Officer


                                       NORTH CINCINNATI SAVINGS BANK


/s/ Eileen M. Davis                    By: /s/ Michael W. Kelley
--------------------------------           -----------------------------------
Eileen M. Davis                            Michael W. Kelley President
Secretary

                                                       Appendix B


                                 _____________, 1997



Board of Directors
North Cincinnati Savings Bank
9477 Kenwood Road
Blue Ash, OH 45242

Gentlemen:

    You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $1.00 per share ("NCSB Common Stock"), of North Cincinnati Savings Bank ("NCSB") of the financial consideration as set forth in Section 1.03 (c) of the Agreement and Plan of Reorganization dated July 18, 1997, by and between Enterprise Federal Bancorp, Inc. ("Enterprise"), Enterprise Federal Savings Bank (the "Bank") and NCSB.

    The Agreement and Plan of Reorganization dated July 18, 1997 (the "Agreement") provides for the merger (the "Merger") of NCSB with and into the Bank, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), outstanding shares of NCSB Common Stock will be exchanged for $18.50 in cash or common stock, par value $0.01 per share, ("Enterprise Common Stock") of Enterprise, subject to adjustment, as set forth in Section 1.03 (c) of the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

    McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    We have acted as NCSB's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

    (i) Reviewed NCSB's Annual Report to Shareholders and Annual Report on Form F-2 for the year ended December 31, 1996, including the audited

Board of Directors
__________________, 1997
Page 2


         financial statements contained therein; NCSB's Consolidated Report of Income and Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for each of the years ended December 31, 1995 and December 31, 1994; and NCSB's Quarterly Report on Form F-4 for the three month periods ended September 30, 1997, June 30, 1997, and March 31, 1997;

   (ii) Reviewed Enterprise's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended September 30, 1997, September 30, 1996 and September 30, 1995, including the audited financial statements contained therein;

   (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of NCSB and Enterprise provided to us or publicly available;

   (iv) Participated in meetings and telephone conferences with members of senior management of NCSB and Enterprise concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

   (v) Reviewed certain stock market information for NCSB Common Stock and Enterprise Common Stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

   (vi) Compared the results of operations and financial condition of NCSB and Enterprise with that of certain companies which we deemed to be relevant for purposes of this opinion;

   (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

  (viii) Reviewed the Agreement and its schedules and exhibits and certain related documents; and

  (ix) Performed such other reviews and analyses as we have deemed appropriate.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties

Board of Directors
__________________, 1997
Page 3

and covenants of NCSB and Enterprise contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either NCSB or Enterprise nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either NCSB or Enterprise. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of NCSB and Enterprise, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of NCSB and Enterprise, as to the future performance of NCSB, Enterprise and NCSB and Enterprise combined, as the case may be. We have not been engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they are based, and we express no view as to such financial forecasts or assumptions. We have also assumed that all of the conditions to the consummation of the Merger as set forth in the Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

    We will receive a fee for our services as financial advisor to NCSB, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

    In the ordinary course of business, we may actively trade securities of NCSB or Enterprise for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

    This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the financial consideration to the holders of NCSB Common Stock, and does not address the underlying business decision by NCSB's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any NCSB shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of NCSB Common Stock or Enterprise Common Stock may be at the Effective Time of the Merger or as to the prospects of NCSB's business or Enterprise's business.



    This opinion is directed to and has been prepared solely for the confidential use of the Board of Directors of NCSB.

Board of Directors
__________________, 1997
Page 4



This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of NCSB Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.



    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the financial consideration is fair to the holders of NCSB Common Stock from a financial point of view.

                             Very truly yours,



                             McDONALD & COMPANY SECURITIES, INC.

                                                                     Appendix C


        1701.85  Qualifications of and Procedures for Dissenting Shareholders

    (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

    (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other DISSENTING SHAREHOLDERS, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value ofany shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

    (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

    (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      Appendix D




                              1997 Annual Report
                                     to
                                 Shareholders

To Our Stockholders:

    The record financial results achieved during fiscal 1997 reflect our continued emphasis on expanding our lending and retail operations to enhance earnings, efficiently leverage our capital and, above all, enhance shareholder value. We are proud to report record earnings of $2.4 million and an increase in assets to $274.9 million. During the last five years, we have more than doubled our size reflecting significant growth in the loan portfolio with the expansion of our loan products. In addition, our strong capital position enabled us to pay $1.50 per share in cash dividends during fiscal 1997. Since our conversion to a public company on October 14, 1997, we have paid dividends aggregating $4.50 per share, including a $3.00 return of capital paid in fiscal 1996. Our significant capital base also permitted us to commence a third 5% repurchase program in October 1997.

    While we are pleased with our progress to date, we intend to continue our efforts to expand our asset base by further leveraging our capital. In addition to the growth in our loan portfolio and the expansion of our loan products, we have continually sought other opportunities to expand. This is evidenced by the announcement in July 1997 of the proposed acquisition by Enterprise Federal of North Cincinnati Savings Bank for a combination of common stock and cash. With offices in the communities of Blue Ash and North College Hill, this acquisition solidifies and expands our core market area.

    We look forward to building on our success to date and believe that fiscal 1998 will be another promising year. We would like to thank our directors and employees for their dedication to Enterprise along with our stockholders for their continued support.

                                        SINCERELY,

                                        /s/ Otto L. Keeton

                                        Otto L. Keeton
                                        President and Chairman of the Board

                               CORPORATE PROFILE

    Enterprise Federal Bancorp, Inc. (the "Company") was incorporated in April 1994 under Ohio law for the purpose of acquiring all of the capital stock issued by Enterprise Federal Savings and Loan Association in connection with its conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). The Conversion was consummated on October 14, 1994 and, as a result, the Company became a unitary savings and loan holding company for its wholly owned subsidiary, Enterprise Federal Savings Bank ("Enterprise" or the "Bank"). The Company has no significant assets other than the shares of the Bank's common stock acquired in the Conversion, the loan to the Employee Stock Ownership Plan ("ESOP") and a minority interest in North Cincinnati Savings Bank and has no significant liabilities other than dividends payable.

    The Bank is a federally chartered, SAIF-insured stock savings bank conducting business from its executive offices located in West Chester, Ohio and four full-service offices located in Hamilton, Butler and Warren Counties, Ohio. Enterprise is a community oriented savings bank which has traditionally offered a wide variety of savings products to its retail customers while concentrating its lending activities on real estate loans secured by one-to-four family residential properties located primarily in Hamilton, Butler and Warren Counties, Ohio. To a lesser extent, the Bank also focuses its lending activities on non-residential real estate loans, residential construction loans and multi-family real estate loans. The Bank also invests in securities which are issued by United States government agencies or government sponsored enterprises.

    At September 30, 1997, the Company had consolidated total assets of $274.9 million, total deposits of $146.3 million and stockholders' equity of $31.4 million. The Company's and the Bank's principal executive offices are located at 7810 Tylersville Square Drive, West Chester, Ohio 45069, and their telephone number is (513)755-4600.

                   SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                               AS OF OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------------------------
                                                          1997        1996        1995        1994        1993
                                                       ----------  ----------  ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Selected Financial Data:
Total assets.........................................  $  274,888  $  235,191  $  197,938  $  167,294  $  131,681
Loans receivable, net................................     191,096     149,050     110,830     100,288      90,027
Mortgage-backed securities...........................      61,457      65,482      72,022      25,681      26,518
Cash and cash equivalents............................      11,141      12,938      10,670      36,465      10,510
Deposit accounts.....................................     146,297     139,447     127,687     153,709     119,672
FHLB advances........................................      95,000      60,000      30,000      --          --
Stockholders' equity(1)..............................      31,424      33,056      38,474      12,458      11,176

Selected Operations Data:
Net interest income..................................  $    7,130  $    6,268  $    5,719  $    4,259  $    3,966
Other operating income...............................         726         994         464          76          79
General, administrative and other expense............       4,066       4,973       3,410       2,356       2,091
Net earnings.........................................       2,369       1,441       1,837       1,282       1,121

Selected Operating Ratios(2):
Average interest rate spread(3)......................        2.21%       2.13%       2.28%       2.85%       2.76%
Net interest margin(3)...............................        2.84        2.98        3.38        3.16        3.12
Ratio of interest-earning assets to
  interest-bearing liabilities.......................      113.44      119.03      128.46      107.81      107.88
General, administrative and other expense as a
  percent of average assets..........................        1.59        2.31        1.99        1.71        1.59
Return on average assets.............................         .93         .67        1.07         .93         .85
Return on average equity.............................        7.35        4.03        4.82       10.85       10.56
Ratio of average equity to average assets............       12.64       16.61       22.27        8.59        8.10
Full-service offices at end of period................           5           5           5           5           5

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets(4)         .07%        .09%        .23%        .37%        .55%
Allowance for loan losses as a percent of
  non-performing loans and troubled debt
  restructurings.....................................      297.93      201.97      659.18       60.83       52.19

Capital Ratios(5):
Tangible capital ratio...............................       10.46       11.68       14.30        7.38        8.39
Core capital ratio...................................       10.46       11.68       14.30        7.38        8.49
Risk-based capital ratio.............................       19.04       22.29       31.00       15.42       16.50


------------------------

(1) Consists of retained earnings as of September 30, 1993 and September 30,
    1994.

(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods.

(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets.

(4) Non-performing assets consist of non-performing loans, troubled debt restructurings and real estate owned ("REO"). Non-performing loans consist of non-accrual loans, while REO consists of real estate acquired through foreclosure and real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(5) Capital ratios reflect the Bank's capital ratios calculated under regulations of the Office of Thrift Supervision ("OTS").

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The operating results of the Company depend primarily upon its net interest income, which is determined by the difference between interest and dividend income on interest-earning assets, principally loans and mortgage-backed securities, and interest expense on interest-bearing liabilities, which consist of deposits and borrowings. The Company's net earnings also are affected by its provision for loan losses, as well as the level of its other income and its general, administrative and other expenses, such as employee compensation and benefits, occupancy and equipment expense, federal deposit insurance premiums and miscellaneous other expenses, as well as income taxes.

    In addition to the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. Economic circumstances, the Company's operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences are discussed herein but also include changes in the economy and interest rates in the nation and the Company's general market area. The forward-looking statements contained herein include, but are not limited to, those with respect to the following matters:

    1. Management's determination of the amount of and adequacy of the allowance for loan losses;

    2. The effect of changes in interest rates;

    3. Management's opinion as to the effects of recent accounting pronouncements on the Company's consolidated financial statements.

    The following discussion provides an overview of the general business, financial condition, and results of operations of the Company, and should be read in conjunction with the Company's consolidated financial statements presented elsewhere herein.

ASSET AND LIABILITY MANAGEMENT

    The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.

    The lending activities of savings institutions have historically emphasized long-term, fixed-rate loans secured by single-family residences, and the primary source of funds of such institutions has been deposits. The deposit accounts of savings institutions generally bear interest rates that reflect market rates and largely mature or are subject to repricing within a short period of time. This fact, in combination with substantial investments in long-term, fixed rate loans, has historically caused the income earned by savings institutions on their loan portfolios to adjust more slowly to changes in interest rates than their cost of funds.

    In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the Company's results of operations, the Company's management has implemented and continues to monitor asset and liability management policies to better match the maturities and repricing terms of the Company's interest-earning assets and interest-bearing liabilities. Such policies have consisted primarily of: (i) emphasizing investment in adjustable-rate mortgage loans ("ARMs") and adjustable-rate mortgage-backed securities; and (ii) emphasizing the retention of lower-costing savings accounts and other core deposits, and (iii) utilizing FHLB advances as long-term liabilities.

    The Company emphasizes the origination of ARMs and as a consequence of the Company's efforts, as of September 30, 1997, $72.3 million or 37.9% of the Company's portfolio of mortgage loans consisted of ARMs. In addition, at September 30, 1997, $61.3 million or 99.8% of the Company's mortgage-backed securities provide the Company with an adjustable yield. As a result, as of September 30, 1997, $133.6 million or 48.6% of the Company's assets had adjustable rate features.

    The Company prices deposit accounts based upon the availability of prudent investment opportunities. Pursuant to this pricing policy, the Company has generally neither engaged in sporadic increases or decreases in interest rates paid nor offered the highest rates available in its deposit market except upon specific occasions to control deposit flow or when market conditions have created opportunities to attract longer-term deposits. In addition, the Company does not pursue a growth strategy which would force the Company to focus exclusively on competitors' rates rather than affordability. This policy has assisted the Company in controlling its cost of funds.

    The implementation of the foregoing asset and liability strategies has resulted in the Company's interest-earning assets which were estimated to mature or reprice within one year exceeding its interest-bearing liabilities with the same characteristics by $5.6 million or 2.0% of the Company's assets at September 30, 1997. Currently, the Company manages the imbalance between its interest-earning assets and interest-bearing liabilities within shorter maturities to ensure that such relationships are within ranges adopted by the Company's Board of Directors given the Company's business strategies and objectives and its analysis of market and economic conditions.

    Although the action taken by management of the Company has reduced the potential effects of changes in interest rates on the Company's results of operations, significant increases in interest rates may adversely affect the Company's net interest income because the Company's adjustable-rate, interest-earning assets generally are not as responsive to changes in interest rates as its interest-bearing liabilities. While a significant portion of the Company's assets have adjustable-rate features, such assets are generally not as responsive to increases in interest rates due to terms which generally permit only annual adjustments to the interest rate and which generally limit the amount which interest rates thereon can adjust at such time and over the life of the related asset.

NET PORTFOLIO VALUE

    Management also presently monitors and evaluates the potential impact of interest rate changes upon the market value of the Bank's portfolio equity and the level of net interest income on a quarterly basis. The OTS adopted a final rule in August 1993 incorporating an interest rate risk component into the risk-based capital rules. Under the rule, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. An institution with a greater than "normal" interest rate risk is defined as an institution that would suffer a loss of net portfolio value ("NPV") exceeding 2.0% of the estimated market value of its assets in the event of a 200 basis point increase or decrease in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. A resulting change in NPV of more than 2% of the estimated market value of an institution's assets will require the institution to deduct from its capital 50% of that excess change. The rule provides that the OTS will calculate the interest rate risk component quarterly for each institution. The OTS has recently indicated that no institution will be required to deduct capital for interest rate risk until further notice. However, utilizing this measurement concept, at June 30, 1997, there would have been a decrease in the Bank's NPV of approximately 22% of the present value of its assets, assuming a 200 basis point increase in interest rates. Small, highly capitalized institutions, such as the Bank, which have less than $300 million of assets and a risk-based capital ratio in excess of 12% are not subject to the interest rate risk component. However, if the director of the OTS or his designee has reason to be concerned with an institution's interest-rate risk, he may specifically require that the component be included in the determination of the institution's risk-based capital.

    The following table presents the Bank's most recently available estimated NPV and the estimated NPV as a percentage of the present value ("PV") of assets as of June 30, 1997, as calculated by the OTS, based on information provided to the OTS by the Bank.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                            NET PORTFOLIO VALUE
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                           (Dollars in Thousands)


       CHANGE IN                        ESTIMATED NPV
       INTEREST RATES                  AS A PERCENTAGE     AMOUNT       PERCENT
       BASIS POINTS)   ESTIMATED NPV   OF PV OF ASSETS   OF CHANGE     OF CHANGE
       -------------   -------------   ---------------   ----------    ---------
             +400            $20,417        8.32%        $(16,388)        (45)
             +300             24,314        9.68%         (12,491)        (34)
             +200             28,707       11.14%          (8,098)        (22)
             +100             32,983       12.50%          (3,822)        (10)
              ---             36,805       13.64%              --          --
             -100             39,467       14.37%           2,662           7
             -200             40,694       14.63%           3,889          11
             -300             41,920       14.88%           5,115          14
             -400             43,801       15.32%           6,996          19

CHANGES IN FINANCIAL CONDITION

    GENERAL. The Company's total consolidated assets increased $39.7 million or 16.9% to $274.9 million at September 30, 1997 compared to $235.2 million at September 30, 1996. Such increase was funded primarily through increases in deposits of $6.9 million and $35.0 million in advances from the Federal Home Loan Bank ("FHLB") of Cincinnati. Such increase in assets was primarily due to a $42.0 million increase in loans receivable, net, which was partially offset by a $4.0 million decrease in mortgage-backed securities. Total liabilities increased $41.3 million or 20.4% to $243.5 million at September 30, 1997 compared to September 30, 1996.

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents decreased $1.8 million to $11.1 million at September 30, 1997 compared to September 30, 1996, as excess liquidity was utilized to fund growth in the loan portfolio.

    LOANS RECEIVABLE, NET. Loans receivable, net increased $42.0 million or 28.2% to $191.1 million at September 30, 1997 compared to September 30, 1996, as loan disbursements totaling $65.6 million were partially offset by repayments of $23.4 million. The increase in loans receivable was primarily due to increased originations of all types of loans. Loan disbursements increased by $4.2 million, or 6.9% during fiscal 1997. Growth in the loan portfolio was comprised of $33.4 million or 34.6% in one-to-four family residential loans, $7.7 million or 64.0% in equity lines and $3.4 million or 9.5% in non-residential real estate loans.

    MORTGAGE-BACKED SECURITIES. Mortgage-backed securities decreased $4.0 million to $61.5 million at September 30, 1997 compared to September 30, 1996 as a result of the use of repayments and proceeds from the sale of mortgage-backed securities to fund increased lending activity.

    FHLB ADVANCES. Advances from the FHLB of Cincinnati amounted to $95.0 million at September 30, 1997 compared to $60.0 million at September 30, 1996, an increase of 58.3%. Such advances were incurred in order to leverage the Company's capital and provide for future anticipated growth in the Company's loan portfolio. The advances, a significant portion of which are fixed rate and long-term in nature, were initially used to fund the purchase of long-term mortgage-backed securities which adjust monthly to changes in interest rates. The Company experienced increased loan demand in 1997 and in 1996 and intends to continue to fund higher rate loans with repayments and sales proceeds from its mortgage-backed securities portfolio and future advances from the FHLB.

    DEPOSITS. Deposits increased $6.9 million or 4.9% to $146.3 million at September 30, 1997 compared to September 30, 1996. The increase in deposits was comprised of a $2.8 million or 6.4% increase in transaction accounts and a $4.1 million or 4.2% increase in certificates of deposit. The increase was primarily attributable to management's continuing marketing efforts coupled with growth achieved at the new main office facility which opened in fiscal 1996.

    STOCKHOLDERS' EQUITY. Stockholders' equity decreased $1.6 million to $31.4 million at September 30, 1997 compared to September 30, 1996, as a result of net cash distributions to stockholders of $3.4 million or $1.75 per share and open market common stock repurchases totaling $1.3 million which were partially offset by fiscal 1997 net earnings of $2.4 million.

RESULTS OF OPERATIONS

    The following average balance sheet table sets forth for the periods indicated, information on the Company regarding: (i) the total dollar amount of interest income on interest-earning assets and the resulting average yields; (ii) the total dollar amounts of interest expense on interest-bearing liabilities and the resulting average costs; (iii) net interest income; (iv) interest rate spread; (v) net interest-earning assets; (vi) the net yield earned on interest-earning assets; and (vii) the ratio of total interest-earning assets to total interest-bearing liabilities. Information is based on average monthly balances during the periods presented.

                            AT
                         SEPTEMBER
                            30,                                                       YEAR ENDED SEPTEMBER 30,
                         --------------------------------------------------------------------------------------------------------
                           1997                      1997                               1996                              1995
                         --------------------------------------------------------------------------------------------------------
                            AVERAGE                             AVERAGE                           AVERAGE
                            YIELD/       AVERAGE                YIELD/     AVERAGE                YIELD/     AVERAGE
                             RATE        BALANCE    INTEREST     RATE      BALANCE    INTEREST     RATE      BALANCE    INTEREST
                         -------------   --------   ---------   ------     -------    --------    -------    -------    --------
                                                                  (DOLLARS IN THOUSANDS)
Interest-earning
  assets:
Loans receivable.......         8.08%    $171,519   $14,067        8.20%   $130,399    $10,853       8.32%   $102,065    $ 8,444
Mortgage-backed
  securities...........         6.30       64,100     4,147        6.47      67,316      4,164       6.19      50,415      3,026
Other interest-earning
  assets...............         5.28       15,516       835        5.38      12,834        643       5.01      16,540        827
                                         --------   -------                 -------    -------               --------     ------
Total interest-earning
  assets...............         7.51      251,135    19,049        7.59     210,549     15,660       7.44     169,020    12,297
Noninterest-earning
  assets...............                     3,905                             4,721                             2,116
                                         --------                          --------                          --------
Total assets...........                  $255,040                          $215,270                          $171,136
                                         --------                          --------                          --------
                                         --------                          --------                          --------
Interest-bearing
  liabilities:
Deposits...............         5.13     $143,681     7,299        5.08    $136,890      6,838       5.00    $120,460      5,837
Borrowings.............         5.98       77,692     4,620        5.95      40,000      2,554       6.39      11,111        741
                                         --------   -------                 --------    -------              --------   --------
Total interest-bearing
  liabilities..........         5.46      221,373    11,919        5.38     176,890      9,392       5.31      131,571     6,578
                                ----                -------      ------                -------     ------               --------
Noninterest-bearing
  liabilities..........                     1,427                              2,615                             1,452
                                         --------                           --------                          --------
Total liabilities......                   222,800                            179,505                           133,023
Stockholders' equity...                    32,240                             35,765                            38,113
                                         --------                           --------                          --------
Total liabilities and
  stockholders'
  equity...............                  $255,040                           $215,270                          $171,136
                                         --------                           --------                          --------
                                         --------                           --------                          --------
Net interest-earning
  assets...............                  $ 29,762                           $ 33,659                          $ 37,449
                                         --------                           --------                          --------
                                         --------                           --------                          --------
Net interest income/
  interest rate
  spread...............         2.05%               $ 7,130        2.21%               $ 6,268       2.13%               $ 5,719
                                ----                -------     -------                -------     ------                -------
                                ----                -------     -------                -------     ------                -------

Net yield on
  interest-earning
  assets(1)............                                            2.84%                             2.98%
                                                                 ------                            ------
                                                                 ------                            ------

Ratio of interest-
  earning assets to
  interest-bearing
  liabilities..........                                          113.44%                           119.03%
                                                                 ------                            ------
                                                                 ------                            ------




                          AVERAGE
                          YIELD/
                           RATE
                         --------

Interest-earning
  assets:
Loans receivable.......      8.27%
Mortgage-backed
  securities...........      6.00
Other interest-earning
  assets...............      5.00
Total interest-earning
  assets...............      7.28
Noninterest-earning
  assets...............
Total assets...........
Interest-bearing
  liabilities:
Deposits...............      4.85
Borrowings.............      6.67
Total interest-bearing
  liabilities..........      5.00
                           ------
Noninterest-bearing
  liabilities..........
Total liabilities......
Stockholders' equity...
Total liabilities and
  stockholders'
  equity...............
Net interest-earning
  assets...............
Net interest income/
  interest rate
  spread...............      2.28%
                           ------
                           ------
Net yield on
  interest-earning
  assets(1)............       3.38%
                           -------
                           -------
Ratio of interest-
  earning assets to
  interest-bearing
  liabilities..........     128.46%
                           -------
                           -------

------------------------

(1) Net interest income divided by total average interest-earning assets.

    The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior period rate), (ii) changes in rate (change in rate multiplied by prior period volume), (iii) changes in rate/volume (changes in rate multiplied by changes in volume) and (iv) total change in rate and volume.

                                                           YEAR ENDED SEPTEMBER 30,
                            -----------------------------------------    --------------------------------------
                                          1997 VS. 1996                                 1996 VS. 1995
                            -----------------------------------------    --------------------------------------
                                            INCREASE                                       INCREASE
                                       (DECREASE) DUE TO                               (DECREASE) DUE TO
                            -----------------------------------------    --------------------------------------
                                                            (DOLLARS IN THOUSANDS)

                                                               TOTAL                                   TOTAL
                                                    RATE/     INCREASE                     RATE/     INCREASE
                              RATE      VOLUME     VOLUME   (DECREASE)   RATE    VOLUME   VOLUME    (DECREASE)
                            -------    -------    --------  ----------   ----    ------   ------    -----------
Interest-earnings assets:
  Loans receivable........   $(156)     $3,421   $( 51)       $3,214     $ 51    $2,343    $ 15       $2,409
  Mortgage-backed
    securities............    188         (199)     (6)          (17)      96     1,014      28        1,138
  Other interest-earning
    assets................     47          134      11           192        2     (185)      (1)        (184)
                             ----       ------   -----        ------     ----    -----     ----       ------
    Total interest-earnings
      assets..............     79        3,356     (46)        3,389      149    3,172       42        3,363
                             ----       ------   -----        ------     ----    -----     ----       ------
Interest-bearing
  liabilities:
  Deposits................    110          340      11           461      181      797       23        1,001
  Borrowings..............   (176)       2,409    (167)        2,066      (31)   1,927      (83)       1,813
                             ----       ------   -----        ------     ----    -----     ----       ------
    Total interest-bearing
      liabilities.........    (66)       2,749    (156)        2,527      150    2,724      (60)       2,814
                             ----       ------   -----        ------     ----    -----     ----       ------
Increase (decrease) in net
  interest income.........   $145       $  607   $ 110        $  862    $  (1)  $  448     $102       $  549
                             ----       ------   -----        ------     ----    -----     ----       ------
                             ----       ------   -----        ------     ----    -----     ----       ------

            COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED
                          SEPTEMBER 30, 1997 AND 1996

    GENERAL. The Company's net earnings amounted to $2.4 million for the year ended September 30, 1997 compared to net earnings of $1.4 million for the year ended September 30, 1996, an increase of $928,000, or 64.4%. The increase in fiscal 1997 earnings was due primarily to an $862,000 increase in net interest income and the absence of a fiscal 1996 non recurring charge of $770,000 related to the recapitalization of the Savings Association Insurance Fund ("SAIF") fund, which were partially offset by decreases in other income and increased federal income taxes.

    NET INTEREST INCOME. Net interest income is determined by the Company's interest rate spread (i.e., the difference between the yields earned on its interest-earning assets and the rates paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. The Company's net interest income amounted to $7.1 million for the year ended September 30, 1997, an $862,000 or 13.8% increase over fiscal 1996. This increase in net interest income resulted from a $3.4 million or 21.6% increase in total interest income, due primarily to an increase in interest income on loans and interest-bearing deposits, which were partially offset by a $2.5 million or 26.9% increase in total interest expense during fiscal 1997. The Company's interest rate spread increased from 2.13% for the year ended September 30, 1996 to 2.21% for the year ended September 30, 1997. The Company's net interest margin decreased from 2.98% in fiscal 1996 to 2.84% in fiscal 1997. The decline in net interest margin during fiscal 1997 was due primarily to the increase of the loan portfolio through the Company's use of long term, fixed rate FHLB advances.

    INTEREST INCOME. Interest income on loans increased $3.2 million or 29.6% during the year ended September 30, 1997 compared to the same period in 1996. Such increase was due primarily to a $41.1 million or 31.5% increase in the average balance of such assets as a result of increased loan production in fiscal 1997.

    Interest income on the Company's mortgage-backed securities decreased $17,000 or .4% during the year ended September 30, 1997 compared to the same period in 1996. Such decrease was primarily due to a $3.2 million or 4.8% decrease in the average balance of such assets, which was partially offset by an increase in the average yield to 6.47% for fiscal 1997 compared to 6.19% for fiscal 1996. The decrease in the average balance was primarily due to the use of repayments and sales proceeds to fund loan originations.

    Interest income on investment securities and other interest-earning assets increased by $190,000 or 29.9% primarily due to an increase in the average balance of such assets during the year ended September 30, 1997 compared to fiscal 1996.

    INTEREST EXPENSE. Interest expense, consisting of interest on deposits and borrowings, increased $2.5 million or 26.9% during the year ended September 30, 1997 compared to fiscal 1996. Interest expense on deposits increased $461,000 or 6.7% during fiscal 1997 as a result of a $6.8 million or 5.0% increase in the average balance of deposits as well as an increase in the average rate paid to 5.08% for fiscal 1997 compared to 5.00% for fiscal 1996. The increase in deposits was primarily due to increased funding needs related to increased loan volume, while the increase in the average yield reflects the general increase in market interest rates. Interest expense on borrowings increased to $4.6 million during the fiscal year ended September 30, 1997 compared to $2.6 million during the fiscal year ended September 30, 1996 primarily as a result of an increase in the average balance of borrowings outstanding in order to assist in funding the Company's lending activities.

    PROVISION FOR LOAN LOSSES. The Company establishes a provision for loan losses, which is charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate based upon an assessment of prior loss experience, known and inherent risks in the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, economic conditions in the Company's market area generally and other factors related to the collectability of the Company's loan portfolio. For fiscal 1997 the Company established a provision for loan losses totaling $165,000. For fiscal 1996 the Company established a provision for loan losses totaling $90,000. At September 30, 1997, the Company's allowance for loan losses totaled $575,000, which represented 298% of non-performing loans and .30% of total loans at such time.

    Although management utilizes its best judgment in providing for losses on loans, there can be no assurance that the Company will not have to increase its provisions for loan losses in the future as a result of future increases in non-performing loans or for other reasons, which could adversely affect the Company's results of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the adequacy of the Company's allowance for loan losses and the carrying value of its other non-performing assets based on their judgments about information available to them at the time of their examination.

    OTHER INCOME. Total other income decreased $268,000 to $726,000 for the year ended September 30, 1997 compared to $994,000 for the same period in 1996, primarily as a result of a $288,000 decrease in gains on sales of securities during fiscal 1997.

    GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. For fiscal 1997, general, administrative and other expense decreased by $907,000 or 18.2% to $4.1 million, compared to $5.0 million for 1996. Such decrease was due primarily to a $947,000 or 88.6% decrease in federal deposit insurance premiums. The decrease in federal deposit insurance premiums was primarily due to legislation enacted in 1996 that authorized a one time charge to re-capitalize the SAIF in fiscal 1996. The legislation authorized a one-time charge on SAIF insured deposits at a rate of $.657 per $100.00 of March 31, 1995 deposits. As a result, the Bank's assessment amounted to $770,000 ($508,000 next of tax). While the one-time special assessment had a significant impact on fiscal 1996 earnings, the resulting lower annual premiums had a positive impact on fiscal 1997 earnings and will continue to benefit future earnings. A $69,000 or 2.8% increase in employee compensation and benefits and a $78,000 or 25.4% increase in occupancy and equipment expenses were partially offset by a $96,000 or 19.6% decrease in other operating expenses. The increase in occupancy and equipment expenses reflects the first full year of occupancy for the new Corporate Headquarters while the decrease in other operating expenses was primarily due to lower professional fees.

    INCOME TAXES. The Company incurred income tax expense of $1.3 million and $758,000 during fiscal 1997 and 1996, respectively. The effective tax rates were 34.6% and 34.5% during fiscal 1997 and 1996, respectively. The increase in income tax expense in fiscal 1997 was primarily due to a $1.4 million or 64.8% increase in pre-tax earnings.

            COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED
                          SEPTEMBER 30, 1996 AND 1995

    GENERAL. The Company's net earnings amounted to $1.4 million for the fiscal year ended September 30, 1996 compared to net earnings of $1.8 million for the fiscal year ended September 30, 1995, a decrease of $396,000, or 21.6%. The decrease in fiscal 1996 earnings was due primarily to a charge of $770,000 related to the recapitalization of the SAIF which was partially offset by increases in net interest income and other income.

    NET INTEREST INCOME. The Company's net interest income amounted to $6.3 million for the fiscal year ended September 30, 1996, a $549,000 or 9.6% increase over fiscal 1995. This increase in net interest income resulted from a $3.4 million or 27.3% increase in total interest income, due primarily to an increase in interest income on loans and mortgage-backed securities, which were partially offset by a $2.8 million or 42.8% increase in total interest expense during fiscal 1996. The Company's interest rate spread decreased from 2.28% for fiscal 1995 to 2.13% for fiscal 1996. The Company's net interest margin decreased from 3.38% in fiscal 1995 to 2.98% in fiscal 1996. The decline in net interest margin during fiscal 1996 was due primarily to the increase of the loan portfolio through the Company's use of long term, fixed rate FHLB advances.

    INTEREST INCOME. Interest income on loans increased $2.4 million or 28.5% during fiscal 1996 compared to fiscal 1995. Such increase was due primarily to a $28.3 million or 27.8% increase in the average balance of such assets as a result of increased loan production during fiscal 1996.

    Interest income on the Company's mortgage-backed securities increased $1.1 million or 37.6% during fiscal 1996 compared to fiscal 1995. Such increase was primarily due to a $16.9 million or 33.5% increase in the average balance of such assets, as well as an increase in the average yield to 6.19% for fiscal 1996 compared to 6.00% for fiscal 1995. The increase in the average balance was due to the use of borrowings to fund purchases of such assets. The increase in the average yield reflects the general rise in market interest rates in fiscal 1996.

    Interest income on investment securities and other interest-earning assets decreased by $184,000 or 22.2% due to a decrease in the average balance of such assets during fiscal 1996 compared to fiscal 1995.

    INTEREST EXPENSE. Interest expense, consisting of interest on deposits and borrowings, increased $2.8 million or 42.8% during fiscal 1996 compared to fiscal 1995. Interest expense on deposits increased $1.0 million or 17.1% during fiscal 1996 as a result of a $16.4 million or 13.6% increase in the average balance of deposits as well as an increase in the average rate paid to 5.00% for fiscal 1996 compared to 4.85% for fiscal 1995. The increase in deposits was primarily due to increased funding needs related to increased loan volume, while the increase in the average yield reflects the general increase in market interest rates. Interest expense on borrowings increased to $2.6 million during fiscal 1996 compared to $741,000 during fiscal 1995 as a result of an increase in the average balance of borrowings outstanding in order to assist in funding the Company's lending and investment activities.

    PROVISION FOR LOAN LOSSES. For fiscal 1996, the Company established a provision for loan losses totaling $90,000. For fiscal 1995, the Company did not establish any provision for loan losses. At September 30, 1996, the Company's allowance for loan losses totaled $410,000, which represented 202% of non-performing loans and .28% of total loans at such time.

    OTHER INCOME. Total other income increased $530,000 to $994,000 for fiscal 1996 compared to $464,000 for fiscal 1995, as a result of a $554,000 increase in gains on sales of securities during fiscal 1996.

    GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. For fiscal 1996, general, administrative and other expense increased by $1.6 million or 45.8% to $5.0 million, compared to $3.4 million for fiscal 1995. Such increase was due primarily to increases of $619,000 or 33.3% in employee compensation and benefits and a $797,000 or 293% increase in federal deposit insurance premiums. The increase in employee compensation and benefits was due primarily to increase in staffing, normal salary increases and approximately $368,000 of expense recognized in connection with the Company's employee stock benefit plans. The increase in federal deposit insurance premiums was primarily due to a charge of $770,000 to recapitalize the SAIF.

    INCOME TAXES. The Company incurred income tax expense of $758,000 and $936,000 during fiscal 1996 and 1995, respectively. The effective tax rates were 34.5% and 33.8% during fiscal 1996 and 1995, respectively. The decrease in income tax expense in fiscal 1996 was primarily due to a $574,000 or 20.7% decline in pre-tax earnings.

LIQUIDITY AND CAPITAL RESOURCES

    The Bank's primary sources of funds are deposits, repayments, prepayments and maturities of outstanding loans and mortgage-backed securities, sales of mortgage-backed and investment securities, FHLB advances and funds provided from operations. While scheduled loan and mortgage-backed securities repayments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the movement of interest rates in general, economic conditions and competition. The Bank manages the pricing of its deposits to maintain a deposit balance deemed appropriate and desirable. In addition, the Bank invests excess funds in FHLB overnight deposits and other short-term interest-earning assets which provide liquidity to meet lending requirements. The Bank has been able to generate cash through the retail deposit market, its traditional funding source, to partially offset the cash utilized in investing activities. As an additional source of funds, the Bank may borrow from the FHLB of Cincinnati and has access to the Federal Reserve Bank discount window. At September 30, 1997, the Company had $95.0 million of FHLB advances outstanding.

    Liquidity management is both a daily and long-term function. Excess liquidity is generally invested in short-term investments such as FHLB of Cincinnati overnight deposits. On a longer-term basis, the Bank maintains a strategy of investing in various mortgage-backed securities and lending products. During the year ended September 30, 1997, the Bank used its sources of funds primarily to meet its ongoing commitments to pay maturing savings certificates and savings withdrawals, fund loan commitments and maintain its portfolio of mortgage-backed securities. At September 30, 1997, the total approved loan commitments outstanding amounted to $3.3 million. At the same date, the Bank had approximately $9.5 million of commitments under unused lines and letters of credit and the unadvanced portion of construction loans approximated $7.8 million. Management of the Bank believes that the Bank has adequate resources, including principal prepayments and repayments of loans and mortgage-backed securities, to fund all of its commitments to the extent required. In addition, although the Bank has extended commitments to fund loans or lines and letters of credit, historically the Bank has not been required to fund all of its outstanding commitments. Certificates of deposit scheduled to mature in one year or less at September 30, 1997 totaled $52.8 million. Management believes that a significant portion of maturing deposits will remain with the Bank.

    The Bank is required by the OTS to maintain average daily balances of liquid assets and short-term liquid assets (as defined) in amounts equal to 5% and 1%, respectively, of net withdrawable deposits and borrowings payable in one year or less to assure its ability to meet demand for withdrawals and repayment of short-term borrowings. The liquidity requirements may vary from time to time at the direction of the OTS depending upon economic conditions and deposit flows. The Bank generally maintains a liquidity ratio of between 5% and 10% of its net withdrawable deposits and borrowings payable in one year or less. The Bank's average monthly liquidity ratio and short-term liquid assets ratio were each 6.6% for September 1997.

    As set forth below, as of September 30, 1997, the Bank's regulatory capital substantially exceeded applicable limits.


                                                 SEPTEMBER 30, 1997
                                          ---------------------------------
                                          TANGIBLE      CORE     RISK-BASED
                                           CAPITAL     CAPITAL     CAPITAL
                                          --------     -------   ----------
                                                    (IN THOUSANDS)

GAAP equity............................    $28,761     $28,761     $28,761
Unrealized gain on securities..........        (51)        (51)        (51)
Goodwill...............................        (20)        (20)        (20)
General valuation allowances...........         --          --         575
                                          --------     -------   ----------
Total regulatory capital...............     28,690      28,690      29,265
Minimum capital requirements...........      4,112       8,224      12,295
                                          --------     -------   ----------
Excess capital.........................    $24,578     $20,466     $16,970
                                          --------     -------   ----------
                                          --------     -------   ----------

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements of the Company and related notes presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

    Unlike most industrial companies, substantially all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates. In the current interest rate environment, liquidity and the maturity structure of the Bank's assets and liabilities are critical to the maintenance of acceptable performance levels.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1994, the Financial Accounting Standards Board ("FASB") issued SFAS No. 122 "Accounting for Mortgage Servicing Rights," which requires that the Company recognize as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained would allocate some of the cost of the loans to the mortgage servicing rights.

    SFAS No. 122 requires that securitizations of mortgage loans be accounted for as sales of mortgage loans and acquisitions of mortgage-backed securities. Additionally, SFAS No. 122 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value.

    SFAS No. 122 is applied prospectively to fiscal years beginning after December 15, 1995, (October 1, 1996, as to the Company) to transactions in which an entity acquires mortgage servicing rights and to impairment evaluations of all capitalized mortgage servicing rights and capitalized excess servicing receivables whenever acquired. Retroactive application is prohibited. Management adopted SFAS No. 122 effective October 1, 1996 without material effect on the Company's consolidated financial position or results of operations.

    In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based compensation plans. SFAS No. 123 encourages all entities to adopt a new method of accounting to measure compensation cost of all stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting are required to disclose in a footnote to the financial statements pro forma net earnings and, if presented, earnings per share, as if SFAS No. 123 has been adopted. The accounting requirements of SFAS No. 123 are effective for transactions entered into during fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management has determined that the Company will continue to account for stock-based compensation pursuant to Accounting Principles Board Opinion No. 25, and therefore SFAS No. 123 will have no effect on its consolidated financial condition or results of operations.

    In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers of Financial Assets, Servicing Rights, and Extinguishment of Liabilities," that provides accounting guidance on transfers of financial assets, servicing of financial assets, and extinguishment of liabilities. SFAS No. 125 introduces an approach to accounting for transfers of financial assets that provides a means of dealing with more complex transactions in which the seller disposes of only a partial interest in the assets, retains rights or obligations, makes use of special purpose entities in the transaction, or otherwise has continuing involvement with the transferred assets. The new accounting method, referred to as the financial components approach, provides that the carrying amount of the financial assets transferred be allocated to components of the transaction based on their relative fair values. SFAS No. 125 provides criteria for determining whether control of assets has been relinquished and whether a sale has occurred. If the transfer does not qualify as a sale, it is accounted for as a secured borrowing. Transactions subject to the provisions of SFAS No. 125 include among others, transfers involving repurchase agreements, securitizations of financial assets, loan participations, factoring arrangements and transfers of receivables with recourse.

    An entity that undertakes an obligation to service financial assets recognizes either a servicing asset or liability for the servicing contract (unless related to a securitization of assets, and all the securitized assets are retained and classified as held-to-maturity). A servicing asset or liability that is purchased or assumed is initially recognized at its fair value. Servicing assets and liabilities are amortized in proportion to and over the period of estimated net servicing income or net servicing loss and are subject to subsequent assessments for impairment based on fair value.

    SFAS No. 125 provides that a liability is removed from the balance sheet only if the debtor either pays the creditor and is relieved of its obligation for the liability or is legally released from being the primary obligor.

    SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1997, and is to be applied prospectively. Earlier or retroactive application is not permitted. Management does not believe that adoption of SFAS No. 125 will have a material adverse effect on the Company's consolidated financial position or results of operations.

    In February 1997, the FASB released SFAS No. 128, "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings Per Share and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the numerator and denominator of the diluted EPS computation.

    Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15.

    SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. SFAS No. 128 requires restatement of all prior-period EPS data presented.

    In March 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure." Statement No. 129 continues the existing requirements to disclose the pertinent rights and privileges of all securities other than ordinary common stock but expands the number of companies subject to portions of its requirements. Specifically, the Statement requires all entities to provide the capital structure disclosures previously required by Opinion 15. Companies that were exempt from the provisions of Opinion 15 will now need to make those disclosures.

    In July 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of the Statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events during the period other than transactions with owners ("Comprehensive income"). Comprehensive income is the total of net income and all other nonowner changes in equity. The Statement is effective for fiscal years beginning after December 15, 1997 with earlier application permitted.

    In July 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." Statement No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions as permitted under current standards. The Statement is effective for fiscal years beginning after December 15, 1997 with earlier application permitted.

              Report of Independent Certified Public Accountants

Board of Directors
Enterprise Federal Bancorp, Inc.

    We have audited the accompanying consolidated statements of financial condition of Enterprise Federal Bancorp, Inc. as of September 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended September 30, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Enterprise Federal Bancorp, Inc. as of September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years ended September 30, 1997, 1996, and 1995, in conformity with generally accepted accounting principles.

/s/ Grant Thornton L.L.P.

Cincinnati, Ohio
October 24, 1997

                        Enterprise Federal Bancorp, Inc.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                  September 30,
                       (In thousands, except share data)


                                                                           1997        1996
                                                                        ----------  ----------
   ASSETS
Cash and due from banks...............................................  $      811  $      736
Federal funds sold....................................................       8,000       7,225
Interest-bearing deposits in other financial institutions.............       2,330       4,977
                                                                        ----------  ----------
    Cash and cash equivalents.........................................      11,141      12,938

Investment securities available for sale--at market...................         698      --
Mortgage-backed securities available for sale--at market..............      61,457      65,482
Loans receivable--net.................................................     191,096     149,050
Office premises and equipment-at depreciated cost.....................       3,544       3,603
Federal Home Loan Bank stock--at cost.................................       5,500       3,000
Accrued interest receivable on loans..................................         608         360
Accrued interest receivable on mortgage-backed securities.............         409         371
Accrued interest receivable on interest-bearing deposits..............          96          44
Goodwill and other intangible assets..................................          20          50
Prepaid expenses and other assets.....................................         290         256
Prepaid federal income taxes..........................................          29      --
Deferred federal income tax asset.....................................      --              37
                                                                        ----------  ----------
    Total assets......................................................  $  274,888  $  235,191
                                                                        ----------  ----------
                                                                        ----------  ----------
  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits..............................................................  $  146,297  $  139,447
Advances from the Federal Home Loan Bank..............................      95,000      60,000
Escrow deposits.......................................................      --             208
Accrued interest payable..............................................         636         488
Other liabilities.....................................................       1,365       1,703
Accrued federal income taxes..........................................      --             289
Deferred federal income taxes.........................................         166      --
                                                                        ----------  ----------
    Total liabilities.................................................     243,464     202,135
Commitments...........................................................      --          --

Stockholders' equity
Preferred stock, no par value, 1,000,000 shares authorized, none
  issued and outstanding..............................................      --          --
Common stock, $.01 par value, 4,000,000 shares authorized,
  2,268,596 issued at September 30, 1997 and 1996.....................          23          23
Additional paid-in capital............................................      23,082      22,713
Less 282,768 and 199,268 shares of treasury stock--at cost............      (4,386)     (3,058)
Less shares acquired by stock benefit plans...........................      (1,927)     (2,593)
Retained earnings--restricted.........................................      14,581      15,736
Unrealized gains on securities designated as available for sale,
  net of related tax effects..........................................          51         235
                                                                        ----------  ----------
    Total stockholders' equity........................................      31,424      33,056
                                                                        ----------  ----------
    Total liabilities and stockholders' equity........................  $  274,888  $  235,191
                                                                        ----------  ----------
                                                                        ----------  ----------


       The accompanying notes are an integral part of these statements.

                       Enterprise Federal Bancorp, Inc.
                     CONSOLIDATED STATEMENTS OF EARNINGS
                         Year ended September 30,
                      (In thousands, except share data)


                                                                  1997       1996       1995
                                                                ---------  ---------  ---------
Interest income
  Loans.......................................................  $  14,067  $  10,853  $   8,444
  Mortgage-backed securities..................................      4,147      4,164      3,026
  Investment securities.......................................          3     --            114
  Interest-bearing deposits and other.........................        832        643        713
                                                                ---------  ---------  ---------
      Total interest income...................................     19,049     15,660     12,297
  Interest expense
    Deposits..................................................      7,299      6,838      5,837
    Borrowings................................................      4,620      2,554        741
                                                                ---------  ---------  ---------
      Total interest expense..................................     11,919      9,392      6,578
                                                                ---------  ---------  ---------
      Net interest income.....................................      7,130      6,268      5,719

Provision for losses on loans.................................        165         90     --
                                                                ---------  ---------  ---------
      Net interest income after provision for losses on loans.      6,965      6,178      5,719
Other income
  Gain on sale of investment and mortgage backed securities...        597        885        331
  Gain on sale of real estate acquired through foreclosure....     --         --             39
  Other operating.............................................        129        109         94
                                                                ---------  ---------  ---------
      Total other income......................................        726        994        464

General, administrative and other expense
  Employee compensation and benefits..........................      2,548      2,479      1,860
  Occupancy and equipment.....................................        385        307        223
  Federal deposit insurance premiums..........................        122      1,069        272
  Franchise taxes.............................................        447        461        397
  Data processing.............................................        140        137        131
  Amortization of goodwill and other intangible assets........         30         30         30
  Other operating.............................................        394        490        497
                                                                ---------  ---------  ---------
      Total general, administrative and other expense.........      4,066      4,973      3,410
                                                                ---------  ---------  ---------
      Earnings before income taxes............................      3,625      2,199      2,773

Federal income taxes
  Current.....................................................        959      1,102        877
  Deferred....................................................        297       (344)        59
                                                                ---------  ---------  ---------
      Total federal income taxes..............................      1,256        758        936
                                                                ---------  ---------  ---------
      NET EARNINGS............................................  $   2,369  $   1,441  $   1,837
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
      EARNINGS PER SHARE......................................  $    1.23  $     .73  $     .90
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------


       The accompanying notes are an integral part of these statements.

                          Enterprise Federal Bancorp, Inc.
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            Year ended September 30,
                        (In thousands, except share data)


                                                                                                UNREALIZED
                                                                                   SHARES     GAINS (LOSSES)
                                                                                ACQUIRED BY   ON SECURITIES
                                                        ADDITIONAL                 STOCK      DESIGNATED AS
                                               COMMON    PAID-IN     TREASURY     BENEFIT       AVAILABLE     RETAINED
                                                STOCK    CAPITAL      STOCK        PLANS        FOR SALE      EARNINGS    TOTAL
                                               ------   ----------   --------   -----------   -------------   --------   --------
Balance at October 1, 1994...................  $  --     $   --      $   --      $   --        $   --         $ 12,458   $ 12,458
Designation of securities as available for
  sale upon adoption of SFAS No. 115.........     --         --          --          --               (9)        --            (9)
Net proceeds from issuance of common stock...      23      28,633        --         (2,359)        --            --        26,297
Purchase of treasury shares..................     --         --        (1,413)       --            --            --        (1,413)
Stock acquired for stock benefit plans.......     --         --          --         (1,329)        --            --        (1,329)
Transfer of securities to an available
  for sale classification....................     --         --          --          --             (788)        --          (788)
Unrealized gains on securities designated
  as available for sale, net of related
  tax effects................................     --         --          --          --            1,185         --         1,185
Principal repayment on loan to ESOP..........     --         --          --            236        --             --           236
Net earnings for the year ended
  September 30, 1995.........................     --         --          --          --           --             1,837      1,837
                                               ------    --------    --------    ---------     ---------      --------   --------
Balance at September 30, 1995................      23      28,633      (1,413)      (3,452)          388        14,295     38,474
Capital distribution of $3.00 per share......     --       (5,986)       --          --           --             --        (5,986)
Purchase of treasury shares..................     --         --        (1,645)       --           --             --        (1,645)
Unrealized losses on securities designated
  as available for sale, net of related
  tax effects................................     --         --          --          --             (153)        --          (153)
Principal repayment on loan to
  ESOP/amortization of expense related
  to stock benefit plans.....................     --           66        --            859         --            --           925
Net earnings for the year ended
  September 30, 1996.........................     --          --         --          --            --            1,441      1,441
                                               ------    --------    --------    ---------     ---------      --------   --------
Balance at September 30, 1996................      23      22,713      (3,058)      (2,593)          235        15,736     33,056
Dividends paid of $1.75 per share............     --          170        --          --            --           (3,524)    (3,354)
Purchase of treasury shares..................     --          --       (1,328)       --            --            --        (1,328)
Unrealized losses on securities designated as
  available for sale, net of related
  tax effects.................................     --          --         --          --             (184)        --          (184)
Principal repayment on loan to
  ESOP/amortization of expense related
  to stock benefit plans......................    --          199        --            666         --            --           865
Net earnings for the year ended
  September 30, 1997..........................    --          --         --           --           --            2,369      2,369
                                               ------    --------    --------    ---------     ---------      --------   --------
Balance at September 30, 1997................. $   23    $ 23,082    $ (4,386)   $  (1,927)    $      51      $  14,581  $ 31,424
                                               ------    --------    --------    ---------     ---------      --------   --------
                                               ------    --------    --------    ---------     ---------      --------   --------


        The accompanying notes are an integral part of these statements.

                       Enterprise Federal Bancorp, Inc.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                           Year ended September 30,
                                (In thousands)

                                                                                      1997       1996       1995
                                                                                   ---------  ---------  ---------
Cash flows from operating activities:
  Net earnings for the year......................................................  $   2,369  $   1,441  $   1,837
  Adjustments to reconcile net earnings
   to net cash provided by (used in) operating activities:
     Amortization of discounts and premiums on loans,
       investments and mortgage-backed securities--net...........................         24        (34)        78
     Amortization of deferred loan origination fees..............................       (189)      (170)      (142)
     Amortization of expense related to stock benefit plans......................        865        925        236
     Depreciation and amortization...............................................        263        121        112
     Provision for losses on loans...............................................        165         90       --
     Gain on sale of securities designated as available for sale.................       (597)      (885)      (331)
     Gain on sale of real estate acquired through foreclosure....................       --         --          (39)
     Federal Home Loan Bank stock dividends......................................       (297)      (148)       (78)
     Increase (decrease) in cash due to changes in:
       Accrued interest receivable...............................................       (338)      (272)      (176)
       Prepaid expenses and other assets.........................................        (34)       (36)       219
       Accrued interest payable..................................................        148        112        267
       Other liabilities.........................................................       (546)       878        131
       Federal income taxes
       Current...................................................................      1,053        304         (6)
       Deferred..................................................................        297       (344)        59
                                                                                    ---------  ---------  ---------
         Net cash provided by operating activities...............................      3,183      1,982      2,167

Cash flows provided by (used in) investing activities:
  Purchase of investment securities..............................................       (968)      --       (7,427)
  Proceeds from sale of investment securities designated
   as available for sale.........................................................        356       --        8,518
  Purchase of mortgage-backed securities.........................................    (55,302)   (51,493)   (68,464)
  Proceeds from sale of mortgage-backed securities designated
   as available for sale.........................................................     52,714     54,552     18,776
  Principal repayments on mortgage-backed securities.............................      6,728      4,178      4,108
  Loan principal repayments......................................................     22,664     23,208     20,802
  Loan disbursements.............................................................    (65,585)   (61,378)   (31,213)
  Purchase of office premises and equipment......................................       (174)    (1,640)      (253)
  Proceeds from sale of real estate acquired through foreclosure.................       --           19        122
  Purchase of Federal Home Loan Bank stock.......................................     (2,203)    (1,307)      (457)
                                                                                    ---------  ---------  ---------
          Net cash used in investing activities..................................    (41,770)   (33,861)   (55,488)
                                                                                    ---------  ---------  ---------
          Net cash used in operating and investing activities
            (subtotal carried forward)...........................................    (38,587)   (31,879)   (53,321)
                                                                                    ---------  ---------  ---------

                       Enterprise Federal Bancorp, Inc.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                           Year ended September 30,
                                (In thousands)

                                                                                      1997       1996       1995
                                                                                   ---------  ---------  ---------
           Net cash used in operating and investing activities
             (subtotal brought forward)..........................................  $  (38,587) $  (31,879) $  (53,321)

Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts....................................       6,850      11,760     (26,022)
  Proceeds from Federal Home Loan Bank advances..................................      65,000      40,000      30,000
  Repayment of Federal Home Loan Bank advances...................................     (30,000)    (10,000)       --
  Escrow deposits................................................................        (208)         18          (7)
  Net proceeds from issuance of common stock.....................................        --          --        26,297
  Purchase of treasury shares....................................................      (1,328)     (1,645)     (1,413)
  Purchase of shares for employee stock benefit plans............................        --          --        (1,329)
  Return of capital distribution.................................................        --          (5,986)     --
  Payment of dividends...........................................................      (3,524)       --          --
                                                                                   ----------  ----------  ----------
           Net cash provided by financing activities.............................      36,790      34,147      27,526
                                                                                   ----------  ----------  ----------

Net increase (decrease) in cash and cash equivalents.............................      (1,797)      2,268     (25,795)

Cash and cash equivalents at beginning of year...................................      12,938      10,670      36,465
                                                                                   ----------  ----------  ----------

Cash and cash equivalents at end of year.........................................  $   11,141  $   12,938  $   10,670
                                                                                   ----------  ----------  ----------
                                                                                   ----------  ----------  ----------

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Federal income taxes.......................................................  $      895  $      361  $      883
                                                                                   ----------  ----------  ----------
                                                                                   ----------  ----------  ----------

      Interest on deposits and borrowings........................................  $   11,771  $    9,280  $    6,311
                                                                                   ----------  ----------  ----------
                                                                                   ----------  ----------  ----------

Supplemental disclosure of noncash investing activities:
  Transfers from loans to real estate acquired through foreclosure...............  $     --    $       21  $     --
                                                                                   ----------  ----------  ----------
                                                                                   ----------  ----------  ----------

  Unrealized gains (losses) on securities designated as
    available for sale, net of related tax effects...............................  $     (184) $     (153) $      388
                                                                                   ----------  ----------  ----------
                                                                                   ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    During fiscal 1994, the Board of Directors of Enterprise Federal Savings Bank (the Savings Bank) adopted an overall plan of conversion and reorganization (the Plan) whereby the Savings Bank would convert to the stock form of ownership (the Conversion), followed by the issuance of all of the Savings Bank's outstanding stock to a newly formed holding company, Enterprise Federal Bancorp, Inc. (the Corporation), and the issuance of common shares of the Corporation to subscribing members of the Savings Bank. The Conversion to the stock form of ownership was completed on October 14, 1994, culminating in the Corporation's issuance of 2,268,596 common shares. Condensed financial statements of the Corporation as of the periods ended September 30, 1997, 1996 and 1995 are presented in Note L. Future references are made to either the Corporation or the Savings Bank as applicable.

    The Corporation conducts a general banking business in southwestern Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Corporation's profitability is significantly dependent on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Corporation can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

    The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles ("GAAP") and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The following is a summary of the Corporation's significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

1.  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Corporation and its subsidiary, the Savings Bank. All significant intercompany balances and transactions have been eliminated.

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

2.  INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

    The Corporation accounts for investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Corporation has the positive intent and ability to hold these securities to maturity. Trading securities and securities available for sale are carried at fair value with resulting unrealized gains or losses charged to operations or stockholders' equity, respectively.

    At September 30, 1997 and 1996, the Corporation's stockholders' equity reflected an unrealized gain on securities designated as available for sale, net of applicable tax effects, totaling $51,000 and $235,000 respectively.

    Realized gains or losses on sales of securities are recognized using the specific identification method.

3.  LOANS RECEIVABLE

    Loans receivable are stated at the principal amount outstanding, adjusted for deferred loan origination fees, the allowance for loan losses and premiums and discounts on purchased loans. Premiums and discounts on loans purchased are amortized and accreted to operations using the interest method over the life of the underlying loans.

    Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

4.  LOAN ORIGINATION FEES

    The Savings Bank accounts for loan origination fees in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of certain direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e. principally actual personnel

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.  LOAN ORIGINATION FEES (continued)

costs. Fees received for loan commitments that are expected to be drawn upon, based on the Savings Bank's experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

5.  ALLOWANCE FOR LOSSES ON LOANS

    It is the Savings Bank's policy to provide valuation allowances for estimated losses on loans based on past loss experience, trends in the level of delinquent and problem loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current and anticipated economic conditions in its primary lending area. When the collection of a loan becomes doubtful, or otherwise troubled, the Savings Bank records a loan loss provision equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

    In June 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114, which was amended by SFAS No. 118 as to certain income recognition and financial statement disclosure provisions, requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral. The Savings Bank's current procedures for evaluating impaired loans result in carrying such loans at the lower of cost or fair value. As a result, the Corporation adopted SFAS No. 114 effective October 1, 1995, without material financial statement effect.

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Savings Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Savings Bank's investment in nonresidential and multi-family residential real estate loans, and its evaluation of impairment thereof, such loans are generally collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

    Collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5.  ALLOWANCE FOR LOSSES ON LOANS (continued)

    At September 30, 1997 and 1996, the Savings Bank had no loans that would be defined as impaired under SFAS No. 114.

6.  OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line and accelerated methods over the useful lives of the assets, estimated to be forty to fifty years for buildings, ten to forty years for building improvements, and five to ten years for furniture and equipment. An accelerated method is used for tax reporting purposes.

7.  REAL ESTATE ACQUIRED THROUGH FORECLOSURE

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. Real estate loss provisions are recorded if the properties' fair value subsequently declines below the amount determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are capitalized. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

8.  GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and specifically identifiable intangible assets related to branch acquisitions are amortized over a ten year estimated useful life using the straight line method.

    Goodwill represents the unidentified intangible assets resulting from the Savings Bank's purchase of branch offices from other financial institutions. Management periodically evaluates the carrying value of these intangible assets in relation to the continuing earnings capacity of such offices.

9.  INCOME TAXES

    The Corporation accounts for federal income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Corporation's activities within the current and previous years. Pursuant to the provisions of SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.  INCOME TAXES (continued)

    Its reported amount in the consolidated financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

    The Corporation's principal temporary differences between pretax financial income and taxable income result primarily from different methods of accounting for deferred loan origination fees, Federal Home Loan Bank stock dividends, certain components of retirement expense, the general loan loss allowance and the percentage of earnings bad debt deduction. Additional differences result from depreciation computed utilizing accelerated methods for tax purposes.

10. RETIREMENT AND INCENTIVE PLANS

    The Corporation has several retirement and incentive plans covering the directors and substantially all employees. Such plans are more fully described as follows.

    In conjunction with the Conversion, the Corporation implemented an Employee Stock Ownership Plan (ESOP). The ESOP provides retirement benefits for all employees who have completed one year of service and have attained the age of
21. The Corporation accounts for the ESOP in accordance with Statement of Position (SOP) 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SOP 93-6 requires that compensation expense recorded by employers be based on the fair value of ESOP shares allocated to participants during a fiscal year. The Corporation recognized expense related to the ESOP totaling $545,000, $652,000 and $252,000 for the fiscal years ended September 30, 1997, 1996 and 1995, respectively.

    Additionally, the Corporation adopted a Management Recognition Plan (MRP). The MRP purchased 90,744 shares of the Corporation's common stock during fiscal 1995 at an average price per share of $14.64. All of the shares available under the plan were granted to executive officers of the Savings Bank. Common stock granted under the MRP vests ratably over a five-year period, commencing in November, 1994. A provision of $472,000, $234,000 and $199,000 was charged to expense for the MRP for the fiscal years ended September 30, 1997, 1996 and 1995, respectively.

                       Enterprise Federal Bancorp, Inc.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                       September 30, 1997, 1996 and 1995

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

10. RETIREMENT AND INCENTIVE PLANS (continued)

    The Savings Bank is a participant in a multi-employer defined benefit pension plan that covers substantially all employees. The Savings Bank funds its pension plan through participation in the Pentegra Fund (the Fund). The provision for pension expense totaled $22,000, $99,000 and $105,000 for the fiscal years ended September 30, 1997, 1996 and 1995 respectively. Pension expense is computed by the Fund's actuaries utilizing the frozen initial liability method and assuming a 7.5% return on Fund assets. The Savings Bank is not required to disclose separate actuarial information due the Fund's classification as a multi-employer pension plan.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statement of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

    The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.

    The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments at September 30, 1997 and 1996:

        Cash and cash equivalents: The carrying amounts presented in the consolidated statements of financial condition for cash and cash equivalents are deemed to approximate fair value.

        Investment and mortgage-backed securities: For investment and mortgage-backed securities, fair value is deemed to equal the quoted market price.

        Loans receivable: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

11. Fair Value of Financial Instruments (continued)

        Federal Home Loan Bank stock: The carrying amount presented in the consolidated statements of financial condition is deemed to approximate fair value.

        Deposits: The fair value of NOW accounts, passbook accounts, money market and escrow deposits is deemed to approximate the amount payable on demand. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

        Advances from Federal Home Loan Bank: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities.

        Commitments to extend credit: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At September 30, 1997 and 1996, the difference between the fair value and notional amount of loan commitments was not material.

    Based on the foregoing methods and assumptions, the carrying value and fair value of the Corporation's financial instruments at September 30 are as follows:


                                                                            1997                  1996
                                                                   ---------------------------------------------
                                                                   CARRYING    FAIR        CARRYING    FAIR
                                                                   VALUE       VALUE       VALUE       VALUE
                                                                   ----------  ----------  ---------  ----------
                                                                                   (IN THOUSANDS)

Financial assets
  Cash and cash equivalents......................................  $   11,141  $   11,141  $   12,938  $   12,938
  Investment securities..........................................         698         698      --          --
  Mortgage-backed securities.....................................      61,457      61,457      65,482      65,482
  Loans receivable...............................................     191,096     190,597     149,050     148,178
  Stock in Federal Home Loan Bank................................       5,500       5,500       3,000       3,000
                                                                   ----------  ----------  ----------  ----------
                                                                   $  269,892  $  269,393  $  230,470  $  229,598
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Financial liabilities
  Deposits.......................................................  $  146,297  $  147,136  $  139,447  $  140,209
  Advances from Federal Home Loan Bank...........................      95,000      94,936      60,000      59,792
  Escrow deposits................................................      --          --             208         208
                                                                   ----------  ----------  ----------  ----------
                                                                   $  241,297  $  242,072  $  199,655  $  200,209
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

12. CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest-bearing deposits due from other financial institutions with original maturities of less than ninety days.

13. EARNINGS PER SHARE AND DIVIDENDS PER SHARE

    Primary earnings per share for the years ended September 30, 1997, 1996 and 1995 is based upon the weighted-average shares outstanding during the period plus those stock options that are dilutive, less 85,518, 113,714 and 181,488 shares, respectively, in the ESOP that are unallocated and not committed to be released. Weighted-average common shares deemed outstanding totaled 1,920,482, 1,984,616 and 2,046,991 for the years ended September 30, 1997, 1996 and 1995, respectively. There was no material dilutive effect attendant to the Corporation's stock option plan during the years ended September 30, 1997, 1996 and 1995.

    During fiscal 1996, the Corporation declared a dividend of $3.00 per common share, which was paid in October, 1995 from funds retained by the Corporation in the Conversion and was deemed by management to constitute a return of excess capital. Accordingly, the Corporation charged the return of capital dividend to additional paid-in-capital. Management has obtained a Private Letter Ruling from the Internal Revenue Service which states that the Corporation's dividend payments in excess of accumulated earnings and profits are considered a tax-free return of capital for federal income tax purposes. As a result, management determined that approximately $2.95 of the fiscal 1996 distribution constitutes a tax-free return of capital.

14. RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the 1997 consolidated financial statement presentation.

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE B--INVESTMENTS AND MORTGAGE-BACKED SECURITIES

    At September 30, 1997, the Corporation's investment securities consisted entirely of equity securities of another financial institution totaling $698,000. At September 30, 1997, the cost and carrying value of such securities approximated market value.

    The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of mortgage-backed securities at September 30, 1997 and 1996 are summarized as follows:

                                                                                               1997
                                                                      -------------------------------------------------------
                                                                                          GROSS         GROSS    ESTIMATED
                                                                       AMORTIZED      UNREALIZED    UNREALIZED         FAIR
                                                                            COST           GAINS        LOSSES        VALUE
                                                                      -----------    -------------  ----------    ---------
                                                                                     (IN THOUSANDS)
Available for sale:
  Federal Home Loan Mortgage Corporation participation
    certificates....................................................   $  14,943     $      53     $      75      $  14,921
  Federal National Mortgage Association participation certificates..      33,906            48           122         33,832
  Collateralized mortgage obligations...............................      12,530           178             4         12,704
                                                                     -----------     ---------     ---------      ---------
                                                                       $  61,379     $     279     $     201      $  61,457
                                                                     -----------     ---------     ---------      ---------
                                                                     -----------     ---------     ---------      ---------


                                                                                              1996
                                                                     --------------------------------------------------
                                                                                        GROSS         GROSS   ESTIMATED
                                                                      AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                                           COST         GAINS        LOSSES       VALUE
                                                                     ----------    ----------     ---------  ----------
                                                                                        (IN THOUSANDS)

Available for sale:
  Federal Home Loan Mortgage Corporation participation
    certificates....................................................   $   3,559     $  --         $     161   $   3,398
  Federal National Mortgage Association participation certificates..      23,497            82           215      23,364
  Small Business Administration participation certificates..........       1,082            36        --           1,118
  Collateralized mortgage obligations...............................      36,988           655            41      37,602
                                                                      -----------        -----         -----   ---------
                                                                       $  65,126     $     773     $     417   $  65,482
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE B--INVESTMENTS AND MORTGAGE-BACKED SECURITIES (CONTINUED)

The amortized cost of mortgage-backed securities at September 30, 1997, by contractual term to maturity, is shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                                                                        AMORTIZED
                                                                             COST
                                                                   --------------
                                                                   (IN THOUSANDS)
Due within ten years.........................................          $      358
Due after ten years..........................................              61,021
                                                                       ----------
                                                                       $   61,379
                                                                       ----------
                                                                       ----------

Federal funds sold with an approximate carrying value of $2.5 million were pledged to secure public deposits at September 30, 1997.

NOTE C--LOANS RECEIVABLE

The composition of the loan portfolio is as follows at September 30:

                                                           1997        1996
                                                       ----------  ----------
                                                           (IN THOUSANDS)
Residential real estate
  One-to-four family.................................  $  130,022  $   96,605
  Equity lines.......................................      19,781      12,065
  Multi-family.......................................       4,693       6,525
  Construction.......................................      15,960      15,567
Nonresidential real estate and land..................      38,516      35,162
Consumer and other...................................       1,009         942
                                                       ----------  ----------
                                                          209,981     166,866
Less:
  Undisbursed portion of loans in process............       7,821       9,928
  Deferred loan origination fees.....................       1,017         874
  Allowance for loan losses..........................         575         410
  Undisbursed portion of equity lines................       9,472       6,604
                                                       ----------  ----------
                                                       $  191,096  $  149,050
                                                       ----------  ----------
                                                       ----------  ----------

    The Savings Bank's lending efforts have historically focused on one-to-four family and multi-family residential real estate loans, which comprise approximately $141.3 million, or 74%, of the total loan portfolio at September 30, 1997, and $107.5 million, or 72%, of the total loan portfolio at September 30, 1996. Generally, such loans have been underwritten

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE C -- LOANS RECEIVABLE (Continued)

on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Savings Bank with adequate collateral coverage in the event of default. Nevertheless, the Savings Bank, as with any lending institution, is subject to the risk that real estate values could deteriorate in its primary lending area of southwestern Ohio, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Savings Bank's primary lending area are presently stable.

NOTE D--ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is summarized as follows:

                                               1997       1996       1995
                                             ---------  ---------  ---------
                                                     (IN THOUSANDS)
Balance at beginning of period.............  $     410  $     323  $     323
Provision for losses on loans..............        165         90         --
Charge-offs of loans.......................         --         (3)        --
                                             ---------  ---------  ---------
Balance at end of period...................  $     575  $     410  $     323
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------

As of September 30, 1997, the Savings Bank's allowance for loan losses was solely general in nature, and is includible as a component of regulatory risk-based capital.

Nonperforming and renegotiated loans for which interest has been reduced totaled approximately $33,000, $203,000 and $454,000 at September 30, 1997, 1996
and 1995, respectively. Interest income which would have been recognized if such loans had been performing pursuant to contractual terms totaled approximately $3,000, $12,000 and $6,000 for the years ended September 30, 1997, 1996, and
1995, respectively.

NOTE E--OFFICE PREMISES AND EQUIPMENT

Office premises and equipment at September 30 are comprised of the following:

                                                          1997       1996
                                                        ---------  ---------
                                                           (IN THOUSANDS)
Land and improvements.................................  $     839  $     839
Office buildings and improvement......................      3,110      3,089
Furniture, fixtures and equipment.....................      1,009        932
                                                        ---------  ---------
                                                            4,958      4,860
Less accumulated depreciation and amortization........      1,414      1,257
                                                        ---------  ---------
                                                        $   3,544  $   3,603
                                                        ---------  ---------
                                                        ---------  ---------

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE F--DEPOSITS

Deposits consist of the following major classifications at September 30:

                                                                                 1997                   1996
                                                                        ----------------------  ---------------------
                                                                          AMOUNT        %        AMOUNT        %
                                                                        ----------   ---------  ----------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
Deposit type and weighted-
average interest rate
Now accounts
  1997--1.44%.........................................................  $    9,208       6.29%
  1996--1.35%.........................................................                          $    8,378       6.01%
Passbook
  1997--3.00%.........................................................      15,949      10.90
  1996--3.00%.........................................................                              17,192      12.33
Money market deposit accounts
  1997--4.35%.........................................................      21,694      14.83
  1996--4.06%.........................................................                              18,446      13.23
                                                                        ----------  ---------   ----------  ---------
Total demand, transaction and passbook deposits.......................      46,851      32.02       44,016      31.57

Certificates of deposit
Original maturities of:
12 months or less
  1997--5.59%.........................................................      36,902      25.23
  1996--5.33%.........................................................                              39,106      28.04
Over 12 months to 36 months
  1997--5.96%.........................................................      32,655      22.32
  1996--5.94%.........................................................                              29,583      21.21
More than 36 months
  1997--6.42%.........................................................      29,889      20.43
  1996--6.43%.........................................................                              26,742      19.18
                                                                        ----------  ---------   ----------  ---------
Total certificates of deposit.........................................      99,446      67.98       95,431      68.43
                                                                        ----------  ---------   ----------  ---------
Total deposits........................................................  $  146,297     100.00%  $  139,447     100.00%
                                                                        ----------  ---------   ----------  ---------
                                                                        ----------  ---------   ----------  ---------

    The Savings Bank had deposit accounts with balances greater than $100,000 totaling $19.3 million and $16.0 million at September 30, 1997 and 1996, respectively.

                           Enterprise Federal Bancorp, Inc.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          September 30, 1997, 1996 and 1995

NOTE F -- DEPOSITS (continued)

Interest expense on deposits for the years ended September 30 is summarized as follows:

                                                  1997       1996       1995
                                               ----------  ---------  ---------
                                                        (IN THOUSANDS)
Passbook.....................................  $      497  $     528  $     564
NOW and money market deposit
  accounts...................................       1,000        738        513
Certificates of deposit......................       5,802      5,572      4,760
                                               ----------  ---------  ---------
                                               $    7,299  $   6,838  $   5,837
                                               ----------  ---------  ---------
                                               ----------  ---------  ---------

    Maturities of outstanding certificates of deposit are summarized as follows at September 30:

                                                           1997       1996
                                                         ---------  ---------
                                                            (IN THOUSANDS)
Less than one year.....................................  $  52,763  $  52,810
One to three years.....................................     36,598     25,820
Over three years.......................................     10,085     16,801
                                                         ---------  ---------
                                                         $  99,446  $  95,431
                                                         ---------  ---------
                                                         ---------  ---------

NOTE G--ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank, collateralized at September 30, 1997 by certain residential mortgage loans totaling $130.0 million, certain mortgage-backed securities totaling $30.0 million and the Savings Bank's investment in Federal Home Loan Bank stock are summarized as follows:

                                                                         SEPTEMBER 30,
WEIGHTED AVERAGE                             MATURING IN FISCAL      ---------------------
INTEREST RATE                                 YEAR ENDING IN            1997       1996
----------------------------------------------  ----------------     ---------   ---------
                                                                        (IN THOUSANDS)
5.38%...........................................           1997       $  --       $  10,000
5.51%-5.60%.....................................           1998          25,000      20,000
5.60%...........................................           1999          30,000      --
6.25%...........................................           2000          10,000      10,000
6.75%...........................................           2005          10,000      10,000
6.50%...........................................           2006          10,000      10,000
6.51%...........................................           2007          10,000          --
                                                                      ---------   ---------
                                                                     $   95,000   $  60,000
                                                                      ---------   ---------
                                                                      ---------   ---------
Weighted-average interest rate..................                           5.98%      5.98%
                                                                      ---------   ---------
                                                                      ---------   ---------

                       Enterprise Federal Bancorp, Inc.

                       SEPTEMBER 30, 1997, 1996 AND 1995


NOTE H--FEDERAL INCOME TAXES

 Federal income taxes differ from the amounts computed at the statutory corporate tax rate as follows at September 30:

                                                  1997    1996    1995
                                                  ----    ----    ----
                                                    (IN THOUSANDS)
Federal income taxes computed at
 statutory rate...............................   $1,233   $748    $943
Increase (decrease) in taxes resulting from:
  Amortization of goodwill....................       10     10      10
  Other.......................................       13     --     (17)
                                                 ------   ----    ----
Federal income tax provision per
 consolidated financial statements............   $1,256   $758    $936
                                                 ------   ----    ----
                                                 ------   ----    ----


 The composition of the Corporation's net deferred tax asset (liability) is as follows at September 30:

TAXES (PAYABLE) REFUNDABLE ON TEMPORARY
DIFFERENCES AT STATUTORY RATE:                                                                     1997       1996
                                                                                                   ---------  ---------
                                                                                                      (IN THOUSANDS)
Deferred tax liabilities:
  Federal Home Loan Bank stock dividends.........................................................  $    (346) $    (245)
  Difference between book and tax depreciation...................................................       (167)      (151)
  Percentage of earnings bad debt deduction......................................................       (386)      (386)
  Unrealized gain on securities designated as available for sale.................................        (27)      (121)
                                                                                                   ---------  ---------
        Total deferred tax liabilities...........................................................       (926)      (903)

Deferred tax assets:
  General loan loss allowance....................................................................        195        139
  Deferred loan origination fees.................................................................        346        297
  Deferred compensation..........................................................................         72        157
  Employee stock benefit plans...................................................................        130         65
  SAIF recapitalization assessment...............................................................     --            262
  Other..........................................................................................         17         20
                                                                                                   ---------  ---------
        Total deferred tax assets................................................................        760        940
                                                                                                   ---------  ---------
        Net deferred tax asset (liability).......................................................  $    (166) $      37
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                       Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                      September 30, 1997, 1996 and 1995


NOTE H--FEDERAL INCOME TAXES (continued)


In prior years, the Savings Bank was allowed a special bad debt deduction, generally limited to 8% of otherwise taxable income, and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. If the amounts that qualify as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. Retained earnings at September 30, 1997, includes approximately $2.5 million for which federal income taxes have not been provided. The amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction was approximately $470,000 at September 30, 1997. See Note K for additional information regarding the Savings Bank's future percentage of earnings bad debt deductions.

NOTE I--LOAN COMMITMENTS

The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Savings Bank's involvement in such financial instruments.

The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

At September 30, 1997, the Savings Bank had outstanding commitments of approximately $3.3 million to originate loans, consisting of $345,000 of fifteen year fixed rate loans at interest rates ranging from 7.25% to 8.50%, $522,000 of thirty year fixed rate loans at interest rates ranging from 8.00% to 8.50%, and $2.4 million in adjustable rate loans. Additionally, the Savings Bank had commitments under unused lines of credit totaling $9.5 million. In the opinion of management all loan commitments equaled or exceeded prevalent market interest rates as of September 30, 1997, and will be funded from existing excess liquidity and normal cash flow from operations.

                       Enterprise Federal Bancorp, Inc.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      September 30, 1997, 1996 and 1995


NOTE J--REGULATORY CAPITAL

The Savings Bank is subject to regulatory capital requirements promulgated by the Office of Thrift Supervision (OTS). Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Such minimum capital standards generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets such as capitalized mortgage servicing rights) equal to 3.0% of adjusted total assets. A recent OTS proposal, if adopted in present form, would increase the core capital requirement to a range of 4.0%--5.0% of adjusted total assets for substantially all savings institutions. Management anticipates no material change to the Savings Bank's present excess regulatory capital position as a result of this change to the regulatory capital requirement. The risk-based capital requirement provides for the maintenance of core capital plus general loan loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Savings Bank multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to-four family residential loans carry a risk-weighted factor of 50%.

During the 1997 fiscal year, the Savings Bank was notified from its regulator that it was categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Savings Bank must maintain minimum capital ratios as set forth in the following table.

As of September 30, 1997, management believes that the Savings Bank met all capital adequacy requirements to which it is subject.

                                                                  FOR CAPITAL
                             ACTUAL                             ADEQUACY PURPOSES
                         --------------   --------------------------------------------------------------
                         AMOUNT   RATIO                AMOUNT                          RATIO
                         -------  -----   --------------------------------  ----------------------------
                                                (DOLLARS IN THOUSANDS)

Risk-based capital.....  $29,265  19.0%   GREATER THAN OR EQUAL TO $12,295  GREATER THAN OR EQUAL TO 8.0%

Core capital...........  $28,690  10.5%    GREATER THAN OR EQUAL TO $8,224  GREATER THAN OR EQUAL TO 3.0%

Tangible capital.......  $28,690  10.5%    GREATER THAN OR EQUAL TO $4,112  GREATER THAN OR EQUAL TO 1.5%

                                                  TO BE "WELL-
                                               CAPITALIZED" UNDER
                                                PROMPT CORRECTIVE
                                                ACTION PROVISIONS
                         ---------------------------------------------------------------
                                      AMOUNT                           RATIO
                         --------------------------------  -----------------------------

Risk-based capital....   GREATER THAN OR EQUAL TO $15,369  GREATER THAN OR EQUAL TO 10.0%
Core capital..........   GREATER THAN OR EQUAL TO $16,448  GREATER THAN OR EQUAL TO  6.0%
Tangible capital......   GREATER THAN OR EQUAL TO $13,707  GREATER THAN OR EQUAL TO  5.0%

                       Enterprise Federal Bancorp, Inc.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      September 30, 1997, 1996 and 1995


NOTE J--REGULATORY CAPITAL (continued)

The Corporation's management believes that, under the current regulatory capital regulations, the Savings Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the management, such as a protracted increase in interest rates or a downturn in the economy in the Savings Bank's market areas, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

NOTE K--LEGISLATIVE DEVELOPMENTS

The deposit accounts of the Savings Bank and of other savings associations are insured by the FDIC through the Savings Association Insurance Fund ("SAIF"). The reserves of the SAIF were below the level required by law, because a significant portion of the assessments paid into the fund were used to pay the cost of prior thrift failures. The deposit accounts of commercial banks are insured by the FDIC through the Bank Insurance Fund ("BIF"), except to the extent such banks have acquired SAIF deposits. The reserves of the BIF met the level required by law in May, 1995. As a result of the respective reserve levels of the funds, deposit insurance assessments paid by healthy savings associations exceeded those paid by healthy commercial banks by approximately $.19 per $100 in deposits in 1995. In 1996 and 1997, no BIF assessments were required for healthy commercial banks except for a $2,000 minimum fee.

Legislation was enacted to recapitalize the SAIF that provided for a special assessment totaling $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. The Savings Bank had $115.9 million in deposits at March 31, 1995, resulting in an assessment of approximately $770,000, or $508,000 after tax, which was charged to operations in fiscal 1996.

A component of the recapitalization plan provided for the merger of the SAIF and BIF on January 1, 1999. However, the SAIF recapitalization legislation currently provides for an elimination of the thrift charter or of the separate federal regulation of thrifts prior to the merger of the deposit insurance funds. As a result, the Savings Bank would be regulated as a bank under federal laws which would subject it to the more restrictive activity limits imposed on national banks. In the opinion of management, such activity limit restrictions would not have a material effect on the Corporation's financial position or results of operations.

Under separate legislation related to the recapitalization plan, the Savings Bank is required to recapture as taxable income approximately $1.1 million of its bad debt reserve, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute its reserve in the future. The Savings Bank has provided deferred taxes for this amount and will be permitted to amortize the recapture of its bad debt reserve over six years.

                       Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                      September 30, 1997, 1996 and 1995


NOTE L--CONDENSED FINANCIAL STATEMENTS OF ENTERPRISE FEDERAL BANCORP, INC.

The following condensed financial statements summarize the financial position of Enterprise Federal Bancorp, Inc. as of September 30, 1997 and 1996 and the results of its operations for the periods ended September 30, 1997, 1996 and 1995.

                       Enterprise Federal Bancorp, Inc.
                      STATEMENTS OF FINANCIAL CONDITION
                              September 30,
                             (In thousands)

                                                                                                1997       1996
                                                                                              ---------  ---------
     ASSETS
Cash and due from banks.....................................................................  $   1,357  $      91
Loan receivable from Enterprise Federal Savings Bank........................................     --          3,572
Loan receivable from Employee Stock Ownership Plan..........................................      1,114      1,520
Investment in Enterprise Federal Savings Bank...............................................     28,761     27,735
Investment in North Cincinnati Savings Bank.................................................        698     --
Prepaid expense and other assets............................................................        110        138
                                                                                              ---------  ---------
    Total assets............................................................................  $  32,040  $  33,056
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LIABILITIES & STOCKHOLDERS' EQUITY

Other liabilities...........................................................................  $     616  $  --
Common stock................................................................................         23         23
Additional paid-in capital..................................................................     33,503     32,638
Treasury stock..............................................................................     (4,386)    (3,058)
Unrealized gains on securities designated as available for sale.............................         51        235
Retained earnings...........................................................................      2,233      3,218
                                                                                              ---------  ---------
    Total liabilities and stockholders' equity..............................................  $  32,040  $  33,056
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                       Enterprise Federal Bancorp, Inc.
                            STATEMENTS OF EARNINGS
                          Periods ended September 30,
                                (In thousands)

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Revenue
 Interest and dividend income........................................................  $     143  $     165  $     422
 Gain on sale of investments.........................................................         86     --         --
 Equity in earnings of subsidiary....................................................      2,334      1,541      1,632
                                                                                       ---------  ---------  ---------
   Total revenue.....................................................................      2,563      1,706      2,054

General and administrative expenses..................................................        194        265        277
                                                                                       ---------  ---------  ---------
   NET EARNINGS......................................................................  $   2,369  $   1,441  $   1,777
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                       Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                      SEPTEMBER 30, 1997, 1996 AND 1995


NOTE L--CONDENSED FINANCIAL STATEMENTS OF ENTERPRISE FEDERAL BANCORP, INC. (continued)


                       Enterprise Federal Bancorp, Inc.
                           STATEMENTS OF CASH FLOWS
                          Period ended September 30,
                                (In thousands)

                                                                                     1997       1996        1995
                                                                                   ---------  ---------  ----------
Cash provided by (used in) operating activities:
  Net earnings for the period....................................................  $   2,369  $   1,441  $    1,777
  Adjustments to reconcile net earnings to net cash provided by (used in)
    operating activities
      Undistributed earnings of consolidated subsidiary..........................       (175)    --          (1,632)
      Dividend received from subsidiary in excess of earnings....................     --            436      --
      Gain on sale of investments................................................        (86)    --          --
  Increase (decrease) in cash due to changes in:
      Prepaid expenses and other assets..........................................         28       (137)         (1)
      Other liabilities..........................................................        616     --          --
                                                                                   ---------  ---------  ----------
          Net cash provided by operating activities..............................      2,752      1,740         144

Cash flows provided by (used in) investing activities:
  Purchase of investments........................................................       (270)    --          --
  Proceeds from sale of investments..............................................        356     --          --
  Proceeds from repayment of loan to ESOP........................................        406        603         236
  Purchase of common shares of Enterprise Federal Savings Bank...................     --         --         (13,954)
  Issuance of loan to ESOP.......................................................     --         --          (2,359)
  Purchase of common shares of North Cincinnati Savings Bank.....................       (698)    --          --
  Issuance of loan to Enterprise Federal Savings Bank............................     --         --          (7,000)
  Repayment of loan to Enterprise Federal Savings Bank...........................      3,572      3,428      --
                                                                                   ---------  ---------  ----------
          Net cash provided by (used in) investing activities....................      3,366      4,031     (23,077)

Cash flows provided by (used in) financing activities:
  Proceeds from issuance of common stock.........................................     --         --          26,297
  Payment of dividends and distributions on common stock.........................     (3,524)    (5,986)     --
  Purchase of treasury stock.....................................................     (1,328)    (1,645)     (1,413)
  Purchase of stock for stock benefit plan.......................................     --         --          (1,329)
  Sale of stock for stock benefit plan...........................................     --          1,329      --
                                                                                   ---------  ---------  ----------
          Net cash provided by (used in) financing activities....................     (4,852)    (6,302)     23,555

Net increase (decrease) in cash and cash equivalents.............................      1,266       (531)        622

Cash and cash equivalents at beginning of period.................................         91        622      --
                                                                                   ---------  ---------  ----------
Cash and cash equivalents at end of period.......................................  $   1,357  $      91  $      622
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------

                         Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                      SEPTEMBER 30, 1997, 1996 AND 1995

    Regulations of the Office of Thrift Supervision (OTS) impose limitations on the payment of dividends and other capital distributions by savings associations. Under such regulations a savings association that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has total capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirement is generally permitted without OTS approval (but subsequent to 30 days prior notice to the OTS of the planned dividend) to make capital distributions during a calendar year in the amount of (i) up to 100% of its net earnings to date during the year plus an amount equal to one-half of the amount by which its total capital to assets ratio exceeded its fully phased-in capital to assets ratio at the beginning of the year (ii) or 75% of its net earnings for the most recent four quarters. Pursuant to such OTS dividend regulations, the Savings Bank had the ability to pay dividends of approximately $5.5 million to the Corporation at September 30, 1997.

NOTE M--STOCK OPTION PLAN

    During fiscal 1995, the Board of Directors adopted a Stock Option Plan that provided for the issuance of 226,860 shares of authorized, but unissued shares of common stock. The Board of Directors granted options to purchase shares of stock at an exercise price equal to the fair value of the shares on the date of the grant, as subsequently adjusted for return of capital distribution. The plan provides for one-fifth of the shares granted to be exercisable on each of the first five anniversaries of the date of the Plan, commencing in November, 1994. As of September 30, 1997 none of the stock options granted had been exercised.

    The Corporation applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the accounting method utilized in SFAS No. 123, the Corporation's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                            1997       1996       1995


Net earnings...........    As reported     $ 2,369     $ 1,441     $ 1,837
                                           -------     -------     -------
                                           -------     -------     -------
                            Pro-forma      $ 2,333     $ 1,403     $ 1,816
                                           -------     -------     -------
                                           -------     -------     -------
Earnings per share.....    As reported     $  1.23     $   .73     $   .90
                                           -------     -------     -------
                                           -------     -------     -------
                            Pro-forma      $  1.21     $   .71     $   .89
                                           -------     -------     -------
                                           -------     -------     -------


    The fair value of each option grant is estimated on the date of grant using the modified Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively; dividend yield of 7.0% and expected volatility of 20.0% for all years; risk-free interest rates of 6.5% in fiscal 1997 and 6.0% in each of fiscal 1996 and 1995, expected lives of ten years.

                         Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                         SEPTEMBER 30, 1997, 1996 AND 1995


NOTE M--STOCK OPTION PLAN (continued)

    A summary of the status of the Corporation's fixed stock option plans as of September 30, 1997, 1996 and 1995 and changes during the periods ending on those dates is presented below:

                               1997              1996             1995

                                  WEIGHTED-         WEIGHTED-        WEIGHTED-
                                    AVERAGE           AVERAGE          AVERAGE
                                   EXERCISE          EXERCISE         EXERCISE
                          SHARES      PRICE  SHARES     PRICE  SHARES    PRICE
                         -------  ---------  ------- --------  ------ --------
Outstanding at
  beginning of year..... 222,324    $ 9.25   217,788  $ 9.25       --       --
Granted.................   4,536    $ 9.25     4,536  $ 9.25  217,788   $ 9.25
Exercised...............      --    $   --        --  $   --       --   $   --
Forfeited...............      --    $   --        --  $   --       --   $   --
                         -------    ------   -------  ------  -------   ------

Outstanding at end
  of year............... 226,860    $ 9.25   222,324  $ 9.25  217,788   $ 9.25
                         -------    ------   -------  ------  -------   ------
                         -------    ------   -------  ------  -------   ------

Options exercisable
 at year-end ........... 88,015     $ 9.25    43,554  $ 9.25       --   $N/A
                         -------    ------   -------  ------  -------   ------
                         -------    ------   -------  ------  -------   ------
Weighted-average fair
 value of options
 granted during the
  year..................            $ 1.77            $ 1.75              $.96
                                    ------            ------            ------
                                    ------            ------            ------


    The following information applies to options outstanding at September 30, 1997:


Number outstanding.................................   226,860
Exercise price.....................................     $9.25
Weighted-average exercise price....................     $9.25
Weighted-average remaining contractual life........ 7.3 years

NOTE N--CORPORATE REORGANIZATION AND CONVERSION TO STOCK FORM

    During fiscal 1994, the Savings Bank's Board of Directors adopted an overall plan of conversion and reorganization (the Plan) whereby the Savings Bank would convert to the stock form of ownership, followed by the issuance of all of the Savings Bank's outstanding common stock to a newly formed holding company, Enterprise Federal Bancorp, Inc. (the Corporation).

    On October 14, 1994, the Savings Bank completed its conversion to the stock form of ownership, and issued all of the Savings Bank's outstanding common shares to the Corporation.

                         Enterprise Federal Bancorp, Inc.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                    SEPTEMBER 30, 1997, 1996 AND 1995 (CONTINUED)


NOTE N--CORPORATE REORGANIZATION AND CONVERSION TO STOCK FORM
        (continued)


    In connection with the conversion, the Corporation sold 2,268,596 shares to depositors of the Savings Bank at a price of $13.00 per share which, after consideration of offering expenses totaling $836,000, and shares purchased by employee stock benefit plans, resulted in net cash proceeds of $26.3 million.

    At the date of the conversion, the Savings Bank established a liquidation account in an amount equal to retained earnings reflected in the statement of financial condition used in the conversion offering circular. The liquidation account will be maintained for the benefit of eligible savings account holders who maintained deposit accounts in the Savings Bank after conversion.

    In the event of a complete liquidation (and only in such event), each eligible savings account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted balance of deposit accounts held, before any liquidation distribution may be made with respect to the common shares. Except for the repurchase of stock and payment of dividends by the Savings Bank, the existence of the liquidation account will not restrict the use or further application of such retained earnings.

    The Savings Bank may not declare or pay a cash dividend on, or repurchase any of its common shares, if the effect thereof would cause the Savings Bank's stockholders' equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements for insured institutions.

NOTE O--PENDING BUSINESS COMBINATION

    In July 1997, the Corporation entered into a definitive agreement to acquire all the outstanding shares of North Cincinnati Savings Bank for consideration of cash and common shares aggregating approximately $7.6 million. The acquisition will be accounted for using the purchase method of accounting. Consummation of the pending combination is anticipated in January 1998 following the receipt of required regulatory and stockholder approval.

ENTERPRISE FEDERAL BANCORP, INC.
ENTERPRISE FEDERAL SAVINGS BANK
-------------------------------------------------------------------------------


DIRECTORS                                OFFICERS


Otto L. Keeton                           Otto L. Keeton
Chairman of the Board, President and     Chairman of the Board, President and
Chief Executive Officer                  Chief Executive Officer

Michael R. Meister                       Michael R. Meister
Vice President and Chief                 Vice President and Chief
Operating Officer                        Operating Officer

Terrell G. Marty                         Thomas J. Noe
Owner, Terry G. Marty                    Vice President, Chief
CLU & Associates                         Financial Officer and
Cincinnati, Ohio                         Treasurer

Edith P. Mayer                           Steven M. Pomeroy
Corporate Secretary, Retired             Vice President and Loan Officer

Steven A. Wilson
President and Chief Operating Officer,
The Bases Group
Covington, Kentucky

William H. Kreeger
Retired


BANKING LOCATIONS
-------------------------------------------------------------------------------

                             Corporate Headquarters
                         7810 Tylersville Square Drive
                            West Chester, Ohio 45069

                                   BRANCH OFFICES

 718 E. Main Street      9235 Cincinnati Columbus Road    117 Mill Street
 Lebanon, Ohio                   Pisgah, Ohio             Cincinnati, Ohio

 7820 Tylersville Square                                 401 Wyoming Avenue
Drive West Chester, Ohio                                      Wyoming Ohio

STOCKHOLDER INFORMATION
------------------------------------------------------------------------------


    Enterprise Federal Bancorp Inc. is a unitary savings and loan holding company conducting business through its wholly-owned subsidiary, Enterprise Federal Savings Bank. The Bank is a federally-chartered, SAIF-insured savings institution operating through its five full-service offices. The Company's headquarters is located at 7810 Tylersville Square Drive, West Chester, Ohio 45069.

TRANSFER AGENT/REGISTRAR:

  Registrar and Transfer Company
  10 Commerce Drive
  Cranford, New Jersey 07016

STOCKHOLDER REQUESTS:

    Requests for annual reports, quarterly reports and related stockholder literature should be directed to Corporate Secretary, Enterprise Federal Bancorp, Inc., 7810 Tylersville Square Drive, West Chester, Ohio 45069.

    Stockholders needing assistance with stock records, transfers or lost certificates, please contact the Company's transfer agent, Registrar and Transfer Company.

COMMON STOCK INFORMATION:

    Shares of Enterprise Federal Bancorp, Inc.'s common stock are traded nationally under the symbol "EFBI" on the Nasdaq National Market System. At September 30, 1997, the Company had 1,985,828 shares of common stock outstanding and had 680 stockholders of record. Such holdings do not reflect the number of beneficial owners of common stock.

    The following table sets forth the reported high and low sale prices of a share of the Company's common stock as reported by Nasdaq (the common stock commenced trading on the Nasdaq National Market System on October 17, 1994). A $.25 per share dividend was declared on September 30, 1997, payable to stockholders of record as of October 15, 1997.


                                       HIGH        LOW        DIVIDENDS PAID*

Quarter ended
  December 31, 1994...............   $ 14.00     $11.25           N/A

Quarter ended
  March 31, 1995..................     14.00      12.25           N/A

Quarter ended
  June 30, 1995...................     15.00      13.25           N/A

Quarter ended
  September 30, 1995..............     16.75      14.25           N/A

Quarter ended
  December 31, 1995...............     18.00      13.75       $ 3.00*

Quarter ended
  March 31, 1996..................     15.75      14.25           N/A

Quarter ended
  June 30, 1996...................     15.00      14.00           N/A

Quarter ended
  September 30, 1996..............     14.75      12.75           N/A

Quarter ended
  December 31, 1996...............     16.00      13.75       $  1.00

Quarter ended
  March 31, 1997..................     17.00      14.00           N/A

Quarter ended
  June 30, 1997...................     19.25      15.25       $   .25

Quarter ended
  September 30, 1997..............     25.13      18.25       $   .25


     *A $3.00 per share capital distribution was paid on the common stock during the quarter ended December 31, 1995 of which $2.95 was a return of capital and $.05 was a taxable dividend.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    ARTICLE VII of the Amended Articles of Incorporation of the Registrant governs the indemnification of directors, officers, employees and agents of the Registrant. ARTICLE VII provides:

     By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

   "1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

    2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

         a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         b. Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code of Ohio.

    3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

    4. Any indemnification under subsections (1) and (2) of this Article VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article VII. Such determination shall be made by the directors of the Corporation in the manner set forth in division
(E) of Section 1701.13 of the Revised Code of Ohio."

    Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

    "(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding , if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

    (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (E) (1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

    (4) Any indemnification under division (E) (1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E) (1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E) (1) or (2) of this section;

         (b) If the quorum described in division (E) (4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c) By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E) (1) or (2) of this section was brought.

    Any determination made by the disinterested directors under division (E)
(4) (a) or by independent legal counsel under division (E) (4) (b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E) (2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding to in division (E) (1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E) (1) or
(2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

              (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

              (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E) (1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E) (1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E) (5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)
(5), (6) or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

    The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

    (a) List of Exhibits:


EXHIBIT NO.                                              EXHIBIT                                              LOCATION
-------------  -------------------------------------------------------------------------------------------  -------------
        2(a)   Agreement and Plan of Merger, dated as of July 18, 1997 between Bancorp, the Bank and NCSB,
               including a related Plan of Merger, attached as Exhibit B thereto                                     (1)

        2(b)   Shareholders Agreement, dated as of July 18, 1997, between Bancorp and certain shareholders
               of NCSB                                                                                               (1)

        3(a)   Amended Articles of Incorporation of Bancorp                                                          (2)

        3(b)   Code of Regulations of Bancorp                                                                        (3)

        3(c)   Bylaws of Bancorp                                                                                     (3)

          4    Stock Certificate of Bancorp                                                                          (4)

          5    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities being
               registered                                                                                             *

          8    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding certain federal income tax
               consequences                                                                                           *

       10(a)   Bancorp Recognition and Retention Plan                                                                (4)

       10(b)   Bancorp 1994 Stock Option Plan                                                                        (4)

       10(c)   Bancorp Employee Stock Ownership Plan and Trust                                                       (3)

       10(d)   Employment Agreement between Bancorp and Otto L. Keeton                                               (4)

       10(e)   Employment Agreement between Bancorp and Michael P. Meister                                           (4)

       10(f)   Employment Agreement between Bancorp and Thomas J. Noe                                                (4)

       10(g)   Employment Agreement between Bancorp and Steven M. Pomeroy                                            (4)

       10(h)   Employment Agreement between NCSB and Michael W. Kelley

EXHIBIT NO.                                              EXHIBIT                                              LOCATION
-------------  -------------------------------------------------------------------------------------------  -------------
         13    Bancorp's Annual Report to Shareholders for the fiscal year ended September 30, 1997 [not deemed filed except for portions thereof which are specifically incorporated into this
               Registration Statement on Form S-4]                                                                   (5)

         21    Subsidiaries of Bancorp                                                                               (5)

       23(a)   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as
               Exhibit 5)                                                                                             *

       23(b)   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as
               Exhibit 8)                                                                                             *

       23(c)   Consent of Grant Thornton LLP

       23(d)   Consent of Grant Thornton LLP

       23(e)   Consent of McDonald & Company Securities, Inc.                                                         *

         24    Powers of Attorney (included in the signature page to the initial filing of this
               Registration Statement)                                                                                --

       99(a)   Form of proxy for the NCSB Special Meeting                                                             *

       99(b)   Rule 438 Consent of David Hendy


------------------------


  * Previously filed



(1) Exhibit is attached as Appendix A to the Proxy Statement/Prospectus included herein.

(2) Incorporated herein by reference to Bancorp's Registration Statement on Form 8-A filed with the Commission on August 15, 1994 (File No. 0-24694).

(3) Incorporated herein by reference to Bancorp's Registration Statement on Form S-1 filed with the Commission on April 21, 1994 (File No. 33-78012).

(4) Incorporated herein by reference to Bancorp's Form 10-K filed with the Commission on December 29, 1994 (File No. 0-24694).

(5) Incorporated herein by reference to Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 0-24694).

    Bancorp' management contracts or compensatory plans or arrangements consist of Exhibit Nos. 10(a)-(g) listed above.

    (b) Financial Statement Schedules.

    No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on the 15th day of December 1997.




ENTERPRISE FEDERAL BANCORP, INC.

By: /s/ Otto L. Keeton
    --------------------------
    Otto L. Keeton
    President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Otto L. Keeton                                    Date: December 15, 1997
------------------------------                              -----------------
Otto L. Keeton
President, Chief Executive Officer
 and Chairman of the Board
 (principal executive officer)

/s/ Michael R. Meister*                               Date: December 15 , 1997
------------------------------                              ------------------
Michael R. Meister
Vice President, Chief Operating Officer
and Director

/s/ Terrell G. Marty*                                 Date: December 15, 1997
------------------------------                              -----------------
Terrell G. Marty
Director

/s/ Edith P. Mayer*                                   Date: December 15, 1997
------------------------------                              -----------------
Edith P. Mayer
Director

/s/ Steven A. Wilson*                                 Date: December 15, 1997
------------------------------                              -----------------
Steven A. Wilson
Director

/s/ William H. Kreeger*                               Date: December 15, 1997
------------------------------                              -----------------
William H. Kreeger
Director

/s/ Thomas J. Noe*                                    Date: December 15, 1997
------------------------------                              -----------------
Thomas J. Noe
Vice President, Chief Financial Officer
and Treasurer (principal financial officer
and principal accounting officer)


* By Otto L. Keeton pursuant to power of attorney

                                 EXHIBIT INDEX



EXHIBIT NO.                                              EXHIBIT                                              LOCATION
-------------  -------------------------------------------------------------------------------------------  -------------
        2(a)   Agreement and Plan of Merger, dated as of July 18, 1997 between Bancorp, the Bank and NCSB,
               including a related Plan of Merger, attached as Exhibit B thereto                                     (1)

        2(b)   Shareholders Agreement, dated as of July 18, 1997, between Bancorp and certain shareholders
               of NCSB                                                                                               (1)

        3(a)   Amended Articles of Incorporation of Bancorp                                                          (2)

        3(b)   Code of Regulations of Bancorp                                                                        (3)

        3(c)   Bylaws of Bancorp                                                                                     (3)

          4    Stock Certificate of Bancorp                                                                          (4)

          5    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities being
               registered                                                                                             *

          8    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding certain federal income tax
               consequences                                                                                           *

       10(a)   Bancorp Recognition and Retention Plan                                                                (4)

       10(b)   Bancorp 1994 Stock Option Plan                                                                        (4)

       10(c)   Bancorp Employee Stock Ownership Plan and Trust                                                       (3)

       10(d)   Employment Agreement between Bancorp and Otto L. Keeton                                               (4)

       10(e)   Employment Agreement between Bancorp and Michael P. Meister                                           (4)

       10(f)   Employment Agreement between Bancorp and Thomas J. Noe                                                (4)

       10(g)   Employment Agreement between Bancorp and Steven M. Pomeroy                                            (4)

       10(h)   Employment Agreement between NCSB and Michael W. Kelley

         13    Bancorp's Annual Report to Shareholders for the fiscal year ended September 30, 1997 [not deemed filed except for portions thereof which are specifically incorporated into this
               Registration Statement on Form S-4]                                                                   (5)

         21    Subsidiaries of Bancorp                                                                               (5)

       23(a)   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as
               Exhibit 5)                                                                                             *

EXHIBIT NO.                                              EXHIBIT                                              LOCATION
-------------  -------------------------------------------------------------------------------------------  -------------
       23(b)   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as
               Exhibit 8)                                                                                        *

       23(c)   Consent of Grant Thornton LLP

       23(d)   Consent of Grant Thornton LLP

       23(e)   Consent of McDonald & Company Securities, Inc.                                                     *

         24    Powers of Attorney (included in the signature page to the initial filing of this
               Registration Statement)                                                                           --

       99(a)   Form of proxy for the NCSB Special Meeting                                                         *

       99(b)   Rule 438 Consent of David Hendy




------------------------



  * Previously filed



(1) Exhibit is attached as Appendix A to the Proxy Statement/Prospectus included herein.

(2) Incorporated herein by reference to Bancorp's Registration Statement on Form 8-A filed with the Commission on August 15, 1994 (File No. 0-24694).

(3) Incorporated herein by reference to Bancorp's Registration Statement on Form S-1 filed with the Commission on April 21, 1994 (File No. 33-78012).

(4) Incorporated herein by reference to Bancorp's Form 10-K filed with the Commission on December 29, 1994 (File No. 0-24694).

(5) Incorporated herein by reference to Bancorp's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (File No. 0-24694).